Exhibit 10.1

LOAN AND SECURITY AGREEMENT

Dated as of June 25, 2025

among

VB TWELVE, LLC a Delaware limited liability company,

as Borrower,

VB WH, LLC, a Delaware limited liability company,

together with those certain other subsidiary guarantors from time to time party hereto by joinder,

collectively, as Subsidiary Guarantor

and

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as the Initial Lender,

JPMORGAN Chase BANK, NATIONAL ASSOCIATION,

as Administrative Agent for the Lenders,

AND THE LENDERS FROM TIME TO TIME PARTY HERETO

VineBrook Aggregation Facility

TABLE OF CONTENTS

Page

I.	DEFINITIONS; PRINCIPLES OF CONSTRUCTION.		1
	1.1	Definitions.	1
	1.2	Principles of Construction	51

II.	GENERAL TERMS.		52
	2.1	Loan Amounts and Disbursement to Borrower	52
	2.2	Reserved	57
	2.3	Reserved	57
	2.4	Reserved.	57
	2.5	Term and Extension Option	57
	2.6	Interest Rate	60
	2.7	Interest Calculation	62
	2.8	General Provisions as to Payments	62
	2.9	Default Interest.	63
	2.10	Application of Payments	63
	2.11	Late Payment Charge	63
	2.12	Usury Savings	63
	2.13	Prepayments	64
	2.14	Application of Prepayments	66
	2.15	Assignment on Repayment or Prepayment	66
	2.16	Release of Property	67
	2.17	Taxes	69
	2.18	Reserved	72
	2.19	Increased Costs	72
	2.20	Interest Rate Cap Agreement	74

III.	CASH MANAGEMENT.		77
	3.1	Cash Management	77
	3.2	Collateral	82

IV.	REPRESENTATIONS AND WARRANTIES.		83
	4.1	General Representations	83
	4.2	Property Representations	96
	4.3	Survival of Representations	97

V.	BORROWER COVENANTS.		97
	5.1	General Covenants	97
	5.2	Reserved	113
	5.3	Zoning and Entitlements	113
	5.4	Property Operating Agreements	114
	5.5	Further Assurances.	117
	5.6	Costs of Enforcement	119
	5.7	High Volatility Commercial Real Estate	119
	5.8	Reserved	119
	5.9	Notices of Default and Certain Occurrences	119

VI.	INSURANCE; CASUALTY; CONDEMNATION; RESTORATION.		120
	6.1	Insurance	120
	6.2	Condemnation and Insurance Proceeds	124

VII.	IMPOSITIONS, OTHER CHARGES, LIENS AND OTHER ITEMS		130
	7.1	Borrower and Subsidiary Guarantor to Pay Impositions and Other Charges	130
	7.2	No Liens	130
	7.3	Contest	131

VIII.	TRANSFERS, INDEBTEDNESS AND SUBORDINATE LIENS		132
	8.1	Restrictions on Transfers	132
	8.2	Sale of Equipment	132
	8.3	Immaterial Easements	132
	8.4	Indebtedness	133
	8.5	Certain Transfers	133
	8.6	Sales of Individual Properties	134
	8.7	Administrative Agent’s Rights	135

IX.	SPECIAL PURPOSE PROVISIONS		135
	9.1	Single Purpose Entity/Separateness	135
	9.2	Insolvency Opinion	142

X.	MAINTENANCE OF PROPERTY; ALTERATIONS		143
	10.1	Maintenance of Property	143
	10.2	Conditions to Alteration	143

XI.	BOOKS AND RECORDS, FINANCIAL STATEMENTS, REPORTS AND INFORMATION		144
	11.1	Books and Records	144
	11.2	Financial Statements	144

XII.	THE ADMINISTRATIVE AGENT		148
	12.1	Appointment and Authorization	148
	12.2	Administrative Agent and Affiliates	148
	12.3	Action by Administrative Agent	148
	12.4	Consultation with Experts	149
	12.5	Liability of Administrative Agent	149
	12.6	Indemnification	149
	12.7	Credit Decision	149
	12.8	Successor Administrative Agent	150
	12.9	Copies of Notices	151
	12.10	Borrower’s Rights	151
	12.11	Reserved	151

XIII.	ReSERVED.		151

XIV.	LOAN BIFURCATION.		151
	14.1	Component Note; New Mezzanine Loan	151
	14.2	Reserved	152
	14.3	Cooperation	152
	14.4	Disclosure Indemnification	154
	14.5	Uncross of Properties	154
	14.6	Costs and Expenses.	155

XV.	ASSIGNMENTS AND PARTICIPATIONS		155
	15.1	Assignment and Assumption	155
	15.2	Effect of Assignment and Assumption	155
	15.3	Consent	156
	15.4	Register	156
	15.5	Substitute Notes	157
	15.6	Participations.	157
	15.7	Disclosure of Information	158
	15.8	Security Interest in Favor of Federal Reserve Bank	158
	15.9	Reserved	158
	15.10	Reserved	158
	15.11	Costs and Expenses	158

XVI.	RESERVE ACCOUNTS		159
	16.1	Required Repair Funds	159
	16.2	Reserved.	160
	16.3	Carry Reserve Funds	160
	16.4	Reserved	161
	16.5	Reserved	161
	16.6	Reserved	161
	16.7	Excess Cash Flow Funds	161
	16.8	Reserved	161
	16.9	Reserved	161
	16.10	Reserved	161
	16.11	Costs and Expenses	162
	16.12	Letters of Credit	162

XVII.	DEFAULTS		162
	17.1	Event of Default	162
	17.2	Remedies	169
	17.3	Remedies Cumulative; Waivers	171
	17.4	Costs of Collection	172
	17.5	Reserved	172
	17.6	Right to Cure Defaults; Protective Advances	172
	17.7	Reserved	173

XVIII.	EXCULPATION.		173
	18.1	Exculpation	173
	18.2	Carveouts From Non-Recourse Limitations	176
	18.3	Survival	180

XIX.	MISCELLANEOUS		180
	19.1	Survival	180
	19.2	Administrative Agent’s Discretion	180
	19.3	GOVERNING LAW	181
	19.4	Modification, Waiver	182
	19.5	Delay Not a Waiver	182
	19.6	Notices	182
	19.7	TRIAL BY JURY	184
	19.8	Headings	185
	19.9	Severability	185
	19.10	Preferences	185
	19.11	Waiver of Notice	185
	19.12	Expenses; Indemnity	185
	19.13	Remedies of Borrower and Subsidiary Guarantor	189
	19.14	Incorporation	189
	19.15	Offsets, Counterclaims and Defenses	189
	19.16	Liability of Assignees of Administrative Agent	190
	19.17	No Joint Venture or Partnership; No Third Party Beneficiaries	190
	19.18	Publicity	190
	19.19	Waiver of Marshaling of Assets	191
	19.20	Waiver of Counterclaim and other Actions	191
	19.21	Conflict; Construction of Documents; Reliance	191
	19.22	Brokers and Financial Advisors	192
	19.23	Prior Agreements	192
	19.24	Counterparts	192
	19.25	Limitation of Liability	192
	19.26	Retention of Servicer; Custodian	192
	19.27	Acknowledgement and Consent to Bail-In of Affected Financial Institutions.	193
	19.28	Joint and Several Liability	193
	19.29	Replacement Documents	193
	19.30	Co-Agents; Lead Managers	194
	19.31	Reserved	194
	19.32	Erroneous Payments	194
	19.33	Intentionally Omitted	194
	19.34	Cross Default; Cross Collateralization; Waiver of Marshalling of Assets.	194
	19.35	Certain Additional Rights of Administrative Agent	195

EXHIBITS:

Exhibit A	Approved Lease Form
Exhibit B	Rent Roll
Exhibit C	Form of Joinder Agreement
Exhibit D	Initial Annual Operating Budget
Exhibit E	Form of Subsidiary Guaranty
Exhibit F-1	Tax Compliance Certificate (Foreign Lenders That Are Not Partnerships)
Exhibit F-2	Tax Compliance Certificate (Foreign Participants That Are Not Partnerships)
Exhibit F-3	Tax Compliance Certificate (Foreign Participants That Are Partnerships)
Exhibit F-4	Tax Compliance Certificate (Foreign Lenders That Are Partnerships)
Exhibit G	Form of Pledge Agreement

SCHEDULES:
Schedule I	Reserved
Schedule II	Guidance Amount
Schedule III	Reserved
Schedule IV	Allocated Loan Amounts
Schedule V	List of Property Documents
Schedule VI	Reserved
Schedule VII	Required Repairs
Schedule VIII	Taxpayer Identification Numbers of Subsidiary Guarantors
Schedule IX	Reserved
Schedule X	Borrower Operating Account
Schedule XI	Reserved
Schedule XII	Purchase Agreements
Schedule XIII	Organizational Chart
Schedule XIV	Reserved
Schedule XV	Reserved
Schedule XVI	Excluded Lenders

LOAN AND SECURITY AGREEMENT, dated as of June 25, 2025 (as the same may be amended, supplemented or otherwise modified from time to time, this “Agreement”), among VB TWELVE, LLC, a Delaware limited liability company (the “Borrower”), VB WH, LLC, a Delaware limited liability company, together with those certain subsidiary guarantors from time to time party hereto by joinder (individually and/or collectively, as the context may require, “Subsidiary Guarantor”), JPMORGAN CHASE BANK, NATIONAL ASSOCIATION., as the Initial Lender (as defined herein), JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent (as defined herein), and the Lenders (as defined herein) from time to time party hereto.

RECITALS:

WHEREAS, Borrower has requested that Lenders make the Loan (as defined herein) to Borrower in the maximum principal amount of up to Five Hundred Million Dollars ($500,000,000.00); and

WHEREAS, subject to and in accordance with the applicable terms and conditions set forth in this Agreement and the other Loan Documents, Lenders are agreeing to make the Loan.

NOW, THEREFORE, in consideration of the making of the Loan by Lenders and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

I.	DEFINITIONS; PRINCIPLES OF CONSTRUCTION.

1.1    Definitions. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“Acceptable Counterparty” means a counterparty to the Interest Rate Cap Agreement (or the guarantor of such counterparty’s obligations) that (a) has and shall maintain, until the expiration of the applicable Interest Rate Cap Agreement (i) a long-term unsecured debt rating of not less than “A-” by S&P, (ii) a long-term unsecured debt rating of not less than “A3” from Moody’s, and (iii) a long-term unsecured debt rating of at least “A-” by Fitch (and not on Rating Watch Negative), or (b) is otherwise acceptable to Administrative Agent.

“Acceptable Indemnification Person” has the meaning set forth in Section 19.12(c).

“Access Laws” has the meaning set forth in Section 5.1.5(a).

“Account Collateral” has the meaning set forth in Section 3.1.2(a) of this Agreement.

“Account Holdbacks” has the meaning set forth in Section 3.1.1(b) of this Agreement.

“Act” has the meaning set forth in Section 9.1.2(f).

“Additional Disclosure Conditions” means, with respect to any additional information requested by Administrative Agent not otherwise required to be delivered to Administrative Agent pursuant to any other provisions of this Agreement or the other Loan Documents, (x) such additional information is within Borrower’s, Subsidiary Guarantor’s and/or Guarantor’s possession or control or is reasonably available to Borrower, Subsidiary Guarantor’s or Guarantor (as applicable) at no additional material cost (unless paid by Administrative Agent) and (y) if such additional information shall include items that are subject to any confidentiality requirements with third parties, the delivery of such additional information shall be subject to the delivery of a confidentiality agreement (provided that, in each case, none of Borrower, Subsidiary Guarantor or Guarantor shall be a party to, or entitled to any reliance on, any such confidentiality agreement) prior to distributing such information. It is hereby agreed that nothing in this definition of Additional Disclosure Conditions shall in any way alter, modify, or limit Borrower’s or Guarantor’s obligations to provide information or documentation that is expressly required to be provided pursuant to the terms this Agreement or any of the other Loan Documents.

“Add On Advance” has the meaning set forth in Section 2.1.6.

“Add On Asset Management Agreement” has the meaning set forth in clause (v) in the definition of “Add On Due Diligence Requirements”.

“Add On Assignment of Asset Management Agreement” means (i) an Assignment of Asset Management Agreement, Consent of Asset Manager and Subordination of Asset Management Fees, executed by Borrower and the applicable Add On Subsidiary Guarantor and consented to by the applicable Asset Manager in form and substance reasonably approved by Administrative Agent or (ii) an amendment to the applicable Assignment of Asset Management Agreement, executed by Borrower and the applicable Add On Subsidiary Guarantor, and consented to by the applicable Asset Manager, which amendment shall be in form and substance reasonably acceptable to Administrative Agent and include the Add On Property in such Assignment of Asset Management Agreement.

“Add On Assignment of Management Agreement” means (i) an Assignment of Management Agreement, Consent of Manager and Subordination of Management Fees, executed by Borrower and the applicable Add On Subsidiary Guarantor and consented to by the applicable Manager in substantially the same form as the Assignment of Management Agreement delivered on the Closing Date or otherwise reasonably approved by Administrative Agent or (ii) an amendment to the applicable Assignment of Management Agreement, executed by Borrower and the applicable Add On Subsidiary Guarantor, and consented to by the applicable Manager, which amendment shall be in form and substance reasonably acceptable to Administrative Agent and include the Add On Property in such Assignment of Management Agreement.

“Add On Due Diligence Requirements” means each of the following conditions have been completed to the satisfaction of Administrative Agent as determined in its sole discretion:

a)    Each Add On Property must be a property as to which the applicable Subsidiary Guarantor will hold indefeasible fee title free and clear of any lien or other encumbrance except for Permitted Encumbrances;

b)    Each Add On Property is being transferred to the applicable Add On Subsidiary Guarantor in an arm’s length transaction, or was acquired by an Affiliate of Borrower within six (6) months prior to the date of such Add On Advance,

c)    No Add On Property is under construction and the proceeds of such Add On Advance are not being used to refinance such Add On Property;

d)    Each Add On Property has received its certificate of occupancy, temporary certificate of occupancy or local equivalent;

e)    (x) Each Add On Subsidiary Guarantor shall have executed, acknowledged and delivered to Administrative Agent (i) an Add On Security Instrument, (ii) a Joinder Agreement, (iii) an Add On Assignment of Management Agreement, (iv) a Subsidiary Guaranty, (v) an Add On Assignment of Asset Management Agreement, and (vi) written confirmation from Guarantor acknowledging the Add On Advance, ratifying its indemnity and guarantee obligations under the Loan Documents to which it is a party and acknowledging that the applicable Add On Property will be an Individual Property for all purposes thereunder, and (y) Borrower shall have executed and delivered to Administrative Agent an Add On Pledge Agreement, in form and substance reasonably acceptable to Administrative Agent, which shall, among other things, provide for a pledge by Borrower of one hundred percent (100%) of the membership interests in the Add On Subsidiary Guarantor as additional collateral for the Loan. The Add On Subsidiary Guarantor shall have authorized the filing of UCC financing statements with respect to the applicable Add On Property and shall have delivered a letter from Subsidiary Guarantor to Administrative Agent countersigned by a title insurance company acknowledging receipt of such Add On Security Instrument and UCC financing statements and agreeing to record or file, as applicable, such Add On Security Instrument and one of the UCC financing statements in the real estate records for the county in which the Add On Property is located and to file one of the UCC financing statements in the office of the Secretary of State of the state in which such Add On Subsidiary Guarantor is organized, so as to effectively create upon such recording and filing valid and enforceable liens upon the applicable Add On Property, of the requisite priority, in favor of Administrative Agent (or such other trustee as may be desired under local law), subject only to the Permitted Encumbrances. The Add On Security Instrument and UCC financing statements shall be the same in form and substance as the counterparts of such documents executed and delivered with respect to the Initial Property on the Closing Date subject to modifications reflecting the applicable Add On Property as the Individual Property that is the subject of such documents and such modifications reflecting the laws of the state in which the applicable Add On Property is located. The Add On Security Instrument encumbering the Add On Property shall secure all amounts guaranteed by the Subsidiary Guaranty; provided that, in the event that the jurisdiction in which the applicable Add On Property is located imposes a mortgage recording, intangibles or similar tax and does not permit the allocation of indebtedness for the purpose of determining the amount of such tax payable, the principal amount secured by such Add On Security Instrument shall be equal to one hundred twenty-five percent (125%) of the Allocated Loan Amount for such Add On Property;

f)    Administrative Agent shall have received (i) a Title Insurance Policy (or a proforma or marked, signed and redated commitment to issue such Title Insurance Policy) insuring the lien of the Add On Security Instrument encumbering the Add On Property, issued by the title company that issued the Title Insurance Policies insuring the lien of the existing Security Instrument and dated as of the date of the Add On Advance and (ii) to the extent available in the jurisdiction in which the Add On Property is located, any “tie in” or similar endorsement to each Title Insurance Policy insuring the lien of each existing Security Instrument as of the date of the Add On Advance with respect to the Title Insurance Policy insuring the lien of the Add On Security Instrument with respect to the Add On Property. The Title Insurance Policy issued with respect to the Add On Property shall (A) provide coverage in the amount of the Allocated Loan Amount if the “tie in” or similar endorsement described above is available or, if such endorsement is not available, in an amount equal to one hundred twenty-five percent (125%) of the Allocated Loan Amount of such Add On Property, (B) insure Administrative Agent that the relevant Add On Security Instrument creates a valid first lien on the Add On Property encumbered thereby, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements) that are substantially similar to those included in the Title Insurance Policies issued with respect to the Initial Property on the Closing Date or otherwise reasonably acceptable to Administrative Agent, (C) contain such endorsements and affirmative coverages as are contained in the Title Insurance Policies insuring the liens of the existing Security Instrument as of the date of the Add On Advance, to the extent available in the jurisdiction in which the Add On Property is located and (D) name Administrative Agent as the insured. Administrative Agent also shall have received evidence that all premiums in respect of such endorsements and Title Insurance Policies have been paid, it being agreed that disbursements by the title company pursuant to an acceptable escrow letter shall be sufficient evidence of the same;

g)    Administrative Agent shall have received a current survey for each Add On Property, certified to the title company, the Add On Subsidiary Guarantor, Administrative Agent, Lender and their respective successors and assigns, in the same form and having the same content as the certification of the Survey of each other Individual Property prepared by a professional land surveyor licensed in the state in which the Add On Property is located or otherwise reasonably acceptable to Administrative Agent. Such survey shall reflect the same legal description contained in the Title Insurance Policy relating to such Add On Property and shall otherwise satisfy all requirements of the title company issuing the related Title Insurance Policy. The surveyor’s seal shall be affixed to each survey and shall designate whether all or any of such Add On Property is located in a “one hundred year flood hazard area”;

h)    Administrative Agent shall have received certificates of insurance indicating that the requirements for the Policies of insurance required for an Individual Property hereunder have been satisfied with respect to the Add On Property and evidence of the payment of all premiums payable for the existing policy period, provided, that, if insurance is required pursuant to Section 6.1.2(a)(i), Subsidiary Guarantor shall have executed and delivered to Administrative Agent and Lender a flood hazard determination notice not less than ten (10) days prior to the funding of the related Add On Advance and any additional flood insurance documentation;

i)    Administrative Agent shall have received a (i) Phase I environmental report and, if recommended under the Phase I environmental report, a Phase II environmental report from a nationally recognized environmental consultant approved by Administrative Agent, each dated no more than sixty (60) days prior to the date of the Add On Advance, not less than ten (10) Business Days prior to the Add On Advance, which report(s) shall show no environmental conditions or Hazardous Substances at the applicable Add on Property and be otherwise reasonably acceptable to Administrative Agent, and (ii) if the Add On Property is located in an area with a high degree of seismic activity, a seismic report and analysis, including SEL/SUL calculations acceptable to Administrative Agent;

j)    Administrative Agent shall have received the following opinions of Subsidiary Guarantor’s counsel (which opinions shall in each case be in form and substance substantially similar to the corresponding opinions delivered in connection with the closing of the Loan or otherwise reasonably acceptable to Administrative Agent): (i) an opinion or opinions of counsel (including with respect to those matters governed by the laws of the state in which the Add On Property is located, by counsel admitted to practice in such state) stating that the new Add On Security Instrument, the Add On Pledge Agreement, the Joinder Agreement, the Add On Assignment of Management Agreement, the Add On Assignment of Asset Management Agreement and any amendments to the Loan Documents delivered in connection with any Add On Property are legal, valid and enforceable in accordance with their terms, subject to the laws applicable to creditors’ rights and equitable principles, and that the Add On Subsidiary Guarantor is qualified to do business and in good standing under the laws of the jurisdiction where the Add On Property is located or that Add On Subsidiary Guarantor is not required by applicable law to qualify to do business in such jurisdiction, (ii) an opinion of counsel stating that subjecting the Add On Properties to the lien of the related Add On Security Instrument and the execution and delivery of the related Loan Documents and/or any amendments or modifications thereof does not and will not, except as set forth in customary exceptions to such opinion that are reasonably acceptable to Administrative Agent, affect or impair the ability of Administrative Agent to enforce its remedies under all of the Loan Documents or to realize the benefits of the cross collateralization provided for thereunder, (iii) an opinion of counsel providing the Delaware state law opinion, the Delaware authority to file opinion and the Delaware perfection opinion regarding Add On Subsidiary Guarantor substantially in the form delivered on the Closing Date with respect to Borrower; (iv) an opinion of counsel stating that the Loan Documents and/or any amendments or modifications thereof delivered in connection with the Add On Property were duly authorized, executed and delivered by Borrower, Subsidiary Guarantor and Guarantor and that the execution and delivery of such Loan Documents and the performance by Borrower, Subsidiary Guarantor and Guarantor of their obligations thereunder will not cause a breach of, or a default under, any material agreement, document or instrument to which Borrower, Subsidiary Guarantor or Guarantor is a party or to which it or its properties are bound; and (v) with respect to an Add On Subsidiary Guarantor, a no effect letter supplementing the Insolvency Opinion indicating that the Add On Advance and the joinder of the Add On Subsidiary Guarantor to the Loan Documents does not affect the opinions set forth therein and including the Add On Subsidiary Guarantor in any applicable pairings thereunder;

k)    To the extent then currently due and payable, Borrower and/or Subsidiary Guarantor shall have paid or caused to be paid all Taxes and Insurance Premiums relating to such Add On Property, including, without limitation, (i) accrued but unpaid Insurance Premiums relating to such Add On Property, (ii) currently due and payable Taxes (including any in arrears) relating to such Add On Property and (iii) any other charges relating to such Add On Property which are then currently due and payable;

l)    Administrative Agent and Lender shall have received underwriting and property due diligence for the Add On Property, including, without limitation, completion of a site visit of the Add On Property, consistent with that which was required by Administrative Agent in connection with the closing of the Initial Property or otherwise reasonably acceptable to Administrative Agent and Lender;

m)    Subsidiary Guarantor shall obtain an owner’s title insurance policy insuring the Add On Subsidiary Guarantor as the owner of the Add On Property, in an amount equal to the Allocated Loan Amount of the applicable Add On Property from a title insurance company(ies) and otherwise in form and substance reasonably satisfactory to Administrative Agent, provided, however, if such Subsidiary Guarantor has an existing owner’s policy for such Add-On Property which is in form and substance reasonably acceptable to Administrative Agent (including, without limitation, as to the amount of coverage), and such Subsidiary Guarantor purchases an acceptable mezzanine or similar endorsement in favor of Administrative Agent with respect to such policy, then such Subsidiary Guarantor shall not be required to obtain a new owner’s policy with respect to such Add-On Property;

n)    Administrative Agent shall have received (i) copies of all Leases affecting the Add On Property certified by Subsidiary Guarantor as being true and correct in all material respects, and (ii) a current rent roll and/or historical occupancy report of the Add On Property certified by Subsidiary Guarantor as being true, correct and complete in all material respects;

o)    Administrative Agent shall have received a physical conditions report with respect to the Add On Property from a nationally recognized structural consultant approved by Administrative Agent dated no more than sixty (60) days prior to the date of the Add On Advance, not less than ten (10) Business Days prior to the Add On Advance with such statements and conclusions that are reasonably acceptable to Administrative Agent;

p)    If the physical conditions report, Phase I environmental report or Phase II environmental report recommends that any life safety or emergency repairs or environmental remediation (collectively, the “Deferred Maintenance Conditions”) be made with respect to the Add On Property, Subsidiary Guarantor shall deposit an amount equal to 115% of the cost to remediate such Deferred Maintenance Conditions, or such lesser amount as shall be approved by Administrative Agent, into the Required Repair Account. Any such deposits shall constitute additional security for the Loan and shall be released to Subsidiary Guarantor on the terms and conditions set forth in Section 16.1. At the time of the Add On Advance, Subsidiary Guarantor shall covenant to undertake any such repairs, cleanup or remediation indicated in the physical conditions report, Phase I environmental report or Phase II environmental report and required to be addressed by Administrative Agent before the deadline set forth in Section 16.1;

q)    If (i) there are any remaining punch-list items for any Add On Property and (ii) the applicable punch-list item is not a seller obligation under the applicable purchase and sale agreement, Borrower shall deposit an amount equal to 115% of the cost of such punch-list items into the Required Repair Account. Any such deposits shall constitute additional security for the Loan and shall be released to Subsidiary Guarantor pursuant to Section 16.1. At the time of the Add On Advance, Subsidiary Guarantor shall covenant to undertake the completion of any such punch-list before the deadline set forth for each in the Joinder Agreement. If any such punch-list items are the seller obligation under the applicable purchase and sale agreement, Subsidiary Guarantor shall covenant to cause the seller to complete such punch-list items before the deadline set forth for each in Section 16.1;

r)    Administrative Agent shall have received a zoning report regarding the Add On Property from The Planning & Zoning Resource Company or another nationally recognized zoning consultant confirming that the Add On Property is in compliance (or legal non-conformance) in all material respects with all with zoning, subdivision and building laws and any other applicable Legal Requirements (including, without limitation, zoning, subdivision and building laws);

s)    Administrative Agent shall have received such other and further approvals, opinions, documents and information in connection with the Add On Advance and Add On Property as Administrative Agent may reasonably request;

t)    Administrative Agent shall have a received a certification of Borrower and Subsidiary Guarantor reasonably acceptable to Administrative Agent certifying that each of the representations and warranties that were made in the Loan Documents (i) are true and correct with respect to the related Subsidiary Guarantor and Add On Property, and (ii) remain true and correct in all material respects with respect to Borrower, Subsidiary Guarantor and the Individual Properties (subject to any change in facts or circumstances not within Borrower’s or Subsidiary Guarantor’s control that do not breach any of Borrower’s or Subsidiary Guarantor’s obligations under the Loan Documents and that are described in reasonable detail by Borrower in Borrower’s certification), in each case, on the date of the applicable Add On Advance;

u)    Any Management Agreement relating to the Add On Property shall be satisfactory to Administrative Agent (the “Add On Management Agreement”), provided, that, Administrative Agent agrees that if such property management agreement for the Add On Property is in the same form as the Management Agreement on the date hereof, or the Add On Property is to be managed under the Management Agreement, the same is hereby approved for the Add On Property;

v)    Any Asset Management Agreement relating to the Add On Property shall be satisfactory to Administrative Agent (the “Add On Asset Management Agreement”), provided, that, Administrative Agent agrees that if such asset management agreement for the Add On Property is in the same form as the Asset Management Agreement on the date hereof, or the Add On Property is to be managed under the Asset Management Agreement, the same is hereby approved for the Add On Property;

w)    Add On Subsidiary Guarantor shall deliver to Administrative Agent a copy of the Owner’s Title Policy, in form and substance reasonably acceptable to Administrative Agent, together with a mezzanine endorsement in a form reasonably acceptable to Administrative Agent with respect thereto, provided, that, if a mezzanine endorsement is not available in the state where the Add On Property is located, Add On Subsidiary Guarantor shall deliver to Administrative Agent an assignment of title proceeds in form and substance reasonably acceptable to Administrative Agent and Add On Subsidiary Guarantor;

x)    Add On Subsidiary Guarantor shall deliver to Administrative Agent (i) an organizational chart reflecting (A) all direct and indirect owners of Subsidiary Guarantor, that own, individually or together with such owner’s Affiliates, ten percent (10%) or more of the direct and/or indirect, legal and/or beneficial interests in Subsidiary Guarantor and (B) all Persons who Control Subsidiary Guarantor, and (ii) a list of all direct and indirect owners of Subsidiary Guarantor owning less than a ten percent (10%) of the direct and/or indirect, legal and/or beneficial interests in Subsidiary Guarantor to the extent not disclosed on the Organizational Chart;

y)    With respect to the Add On Subsidiary Guarantor, (i) one hundred percent (100%) of the equity securities issued by such Add On Subsidiary Guarantor must be certificated and pledged under the Add On Pledge Agreement and the related original certificates evidencing such Pledged Securities (as defined in the Add On Pledge Agreement) shall be delivered to Agent together with an undated stock power with respect to such certificates, executed in blank, (ii) such Add On Subsidiary Guarantor shall deliver acceptable anti-money laundering and OFAC searches and other customary searches (including UCC, lien, bankruptcy, Patriot Act/OFAC, litigation and judgment searches), with respect to the Add On Subsidiary Guarantor and (iii) no later than fifteen (15) days prior to any draw of an Add On Advance, Borrower and such Add On Subsidiary Guarantor shall have provided to Administrative Agent and Lender information satisfactory to Administrative Agent and Lender to comply with applicable legal requirements with respect to “know your customer” requirements; provided, however, notwithstanding anything to the contrary in the preceding clause (iii), Lender shall not be required to fund any Add On Advance until such time as the “know your customer” requirements have been satisfied in Lender’s sole but good faith discretion (provided, that, notwithstanding the foregoing, in the event Lender’s “know your customer” procedures and requirements have not changed, there has been no change in Borrower’s or Guarantor’s organizational structure and the FinCen form previously delivered to Lender has not changed, then such “know your customer” requirements will be deemed to be satisfied);

z)    Borrower and Subsidiary Guarantor shall deliver to Administrative Agent an Officer’s Certificate which shall include (i) the organizational documents for the applicable Add On Subsidiary Guarantor, including, without limitation, an updated and certified certificate of formation, good standing certificates, qualifications to do business, and for the Add On Subsidiary Guarantor, an operating agreement substantially in the form delivered at closing with respect to Subsidiary Guarantor or otherwise reasonably acceptable to Administrative Agent and (ii) resolutions of the managing member or other Person in Control of the applicable Add On Subsidiary Guarantor authorizing, to Administrative Agent’s reasonable satisfaction, the Add On Advance and any actions taken in connection with such Add On Advance including, without limitation, with respect to the Add On Subsidiary Guarantor, becoming a Subsidiary Guarantor under the Loan pursuant to a Joinder Agreement;

aa)    Borrower and Subsidiary Guarantor shall have delivered to Administrative Agent any and all documentation and/or other evidence (including organizational charts) of the identity of the “beneficial owner(s)” (as such term is defined by FinCEN) of Borrower, Subsidiary Guarantor, and Guarantor and the authorized representative of Borrower, Subsidiary Guarantor and Guarantor, and otherwise as may be required to comply with any requirements of any orders now or hereafter issued by FinCEN (or any other governmental or quasi-governmental agencies), including, without limitation, a sworn certificate or affidavit confirming the identity of all persons with authority to bind Borrower, Subsidiary Guarantor or Guarantor;

bb)    Administrative Agent shall have received such other diligence information as it may reasonably request with respect to the Add On Property; and

cc)    Subsidiary Guarantor shall deliver to Administrative Agent the purchase and sale agreement for the subject Add On Property which shall not include any surviving obligations of the Add On Subsidiary Guarantor (other than any survival of representations, warranties, indemnities and/or covenants that are customary in arm’s length transactions or otherwise reasonably acceptable to Administrative Agent) and the Add On Subsidiary Guarantor shall have satisfied all conditions precedent contained in any purchase and sale agreement governing its acquisition of the Add On Property.

“Add On Fee” has the meaning set forth in Section 2.1.6(n).

“Add On Management Agreement” has the meaning set forth in clause (u) in the definition of “Add On Due Diligence Requirements”.

“Add On Pledge Agreement” means (i) one or more Pledge Agreements, executed by Borrower in substantially the same form attached hereto as Exhibit G or otherwise reasonably approved by Administrative Agent or (ii) an amendment to the Pledge Agreement, executed by Borrower, which in either case shall include a pledge of one hundred percent (100%) of the equity interests issued by the applicable Add On Subsidiary Guarantor.

“Add On Property” has meaning set forth in Section 2.1.6.

“Add On Security Instrument” means with respect to each Add On Property, each of those certain first priority Mortgage or Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filings, amendment to a Security Instrument or similar agreement, dated as of the date of such Add On Advance, executed and delivered by the related Add On Subsidiary Guarantor to Administrative Agent as security for the Loan and encumbering such Add On Property.

“Add On Subsidiary Guarantor” means the Person that acquires an Add On Property and that is an entity satisfying the Single Purpose Entity requirements set forth in this Agreement and which assumes the obligations of a Subsidiary Guarantor under this Agreement pursuant to a Joinder Agreement.

“Additional Insolvency Opinion” means a non-consolidation opinion letter delivered in connection with the Loan subsequent to the Closing Date reasonably satisfactory in form and substance to Administrative Agent and delivered by counsel satisfactory to Lender.

“Administrative Agent” means JPMorgan Chase Bank, National Association, in its capacity as Administrative Agent for the Lenders hereunder, and its successors and assigns in such capacity.

“Advance” has the meaning set forth in Section 2.1.6.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Property” has the meaning set forth in Section 14.5.

“Affiliate” means, with respect to any specified Person, any other Person Controlling or Controlled by or under Common Control with, or any general partner or managing member in, such specified Person.

“Agreement” has the meaning set forth in the introductory first paragraph hereof.

“Allocated Loan Amount” means, for any Individual Property, the allocated loan amount set forth on Schedule IV hereto, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time pursuant to a Joinder Agreement.

“ALTA” means American Land Title Association, or any successor thereto.

“Alteration” has the meaning set forth in Section 10.2.

“Alternate Rate” means, with respect to each Interest Period, the per annum rate of interest of the Alternate Rate Index determined as of the Determination Date immediately preceding the commencement of such Interest Period plus the Alternate Rate Spread; provided that in no event will the Alternate Rate be less than the Minimum Rate.

“Alternate Rate Index” means, as of any date of determination, a floating rate index determined by Administrative Agent in its sole discretion (a) that is commonly accepted by market participants in commercial real estate loans as an alternative to the Term SOFR Rate Index (or the then Alternate Rate Index, if the Loan is an Alternate Rate Loan as of such date of determination) and (b) that is publicly recognized by the International Swaps and Derivatives Association (ISDA) as an alternative to the Term SOFR Rate Index (or the then Alternate Rate Index, if the Loan is an Alternate Rate Loan as of such date of determination); provided that in no event will the Alternate Rate Index be less than the Rate Index Floor.

“Alternate Rate Loan” means the Loan at such time as interest thereon accrues at a rate of interest based upon the Alternate Rate.

“Alternate Rate Spread” means, in connection with any conversion of the Loan from (A) a SOFR Rate Loan to an Alternate Rate Loan, in Administrative Agent’s determination, either (i) the difference (expressed as the number of basis points) of (a) the Term SOFR Rate Index as of the Determination Date for which the Term SOFR Rate Index was last applicable to the Loan plus the Spread minus (b) the Alternate Rate Index as of such Determination Date, or (ii) the Spread, as adjusted in accordance with any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating a spread or determining such spread adjustment, for the applicable Alternate Rate for U.S. dollar-denominated commercial real estate loans, in each case as determined by Administrative Agent, (B) a Prime Rate Loan to an Alternate Rate Loan, the difference (expressed as the number of basis points) of (a) the Prime Rate Index as of the Determination Date for which the Prime Rate Index was last applicable to the Loan plus the Prime Rate Spread minus (b) the Alternate Rate Index as of such Determination Date, or (C) an Alternate Rate Loan to a new Alternate Rate Loan, either (i) the difference (expressed as the number of basis points) of (a) the then Alternate Rate Index as of the Determination Date for which such Alternate Rate Index was last applicable to the Loan plus the Spread minus (b) such new Alternate Rate Index as of such Determination Date, or (ii) the Spread, as adjusted in accordance with any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating a spread or determining such spread adjustment, for the applicable Alternate Rate for U.S. dollar-denominated commercial real estate loans, in each case as determined by Administrative Agent; provided, however, that in either such case, if such difference is a negative number, then the Alternate Rate Spread shall be zero; provided, further however, that (a) if the Loan is an Alternate Rate Loan immediately prior to the commencement of the Extension Term (i) the Alternate Rate Spread will be increased by twenty (25) basis points for the first Interest Period of the Extension Term and any Interest Period thereafter.

“Annual Operating Budget” means, collectively, each operating budget for the Properties to be prepared by Borrower, Subsidiary Guarantor or any Manager, on Borrower’s or Subsidiary Guarantor’s behalf, pursuant to the applicable Management Agreement, for each fiscal year and setting forth, in reasonable detail, Borrower’s, Subsidiary Guarantor’s and/or Managers’ good faith estimates of operating income, operating expenses, management fees and any capital expenditures.

“Anti-Corruption Obligation” has the meaning set forth in Section 4.1.50 hereof.

“Applicable Interest Rate Loan” means the Loan at such time as the interest thereon accrues at a rate of interest based on the Applicable Rate.

“Applicable Rate” means (i) the SOFR Rate for so long as the Loan is a SOFR Rate Loan, (ii) the Alternate Rate for so long as the Loan is an Alternate Rate Loan or (iii) the Prime Rate for so long as the Loan is a Prime Rate Loan.

“Appraisal” means a written statement setting forth an opinion of the market value of any Individual Property or proposed Add On Property (as applicable) that (i) has been independently and impartially prepared by an appraiser directly engaged by Administrative Agent at Borrower’s sole cost and expense, (ii) complies with all applicable federal and state laws and regulations dealing with appraisals or valuations of real property, including the minimum appraisal standards for national banks promulgated by the Comptroller of the Currency pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended (FIRREA), (iii) has been prepared on as “as-is”, “as-stabilized” or “as-completed” basis, as applicable, (iv) has been prepared not more than sixty (60) days prior to the date in respect of which such written statement is being obtained (including, without limitation, the applicable Stated Maturity Date), and (v) has been reviewed as to form and content and approved by Administrative Agent. Notwithstanding the foregoing, with respect to any Add On Property that will be acquired in a series of tranches of individual parcels, the Appraisal for such Add On Property shall cover the entire development and shall include an allocation for each anticipated tranche as determined by the applicable appraiser.

“Approved Accounting Method” means GAAP, income tax basis accounting or such other accounting method as may be reasonably acceptable to Administrative Agent, in each case consistently applied.

“Approved Bank” means (i) JPM, or (ii) any bank or financial institution reasonably acceptable to Administrative Agent.

“Approved Equipment Financing” means leases, equipment financings or other similar instruments entered into with respect to any Individual Property in connection with the lease, purchase, acquisition or replacement of Equipment at such Individual Property that, in each case, (i) is entered into on an arms’-length basis and on commercially reasonable terms and conditions with an unrelated third party in the ordinary course of Borrower’s business, (ii) is secured by security agreements in favor of the provider thereof encumbering only the equipment financed, and (iii) is evidenced by instruments and documents reasonably acceptable to Administrative Agent. For purposes of determining Indebtedness in respect of Approved Equipment Financing, Indebtedness shall refer to the outstanding principal balance of the Approved Equipment Financing.

“Approved Extraordinary Operating Expense” has the meaning set forth in Section 11.2.9.

“Approved Lease Form” means Subsidiary Guarantor’s standard lease form approved by Administrative Agent as of the Closing Date and attached hereto as Exhibit A.

“Approved Residential Lease” means any residential Lease of space which satisfies the Minimum Leasing Criteria, is on the Approved Lease Form and satisfies the other requirements of Section 5.1.25.

“As-Completed Appraised Value” means the “as completed” value of any Individual Property, as determined by Administrative Agent based on its review of an Appraisal.

“As-Stabilized Debt Service Coverage Ratio” means, as of any date of determination, the ratio, as determined by Administrative Agent in its sole but good faith discretion, of (a) As- Stabilized NOI as of such date to (b) the annual principal (assuming a 30 year amortization schedule) and interest payments payable during such period under the Loan Documents using the then-current agency refinance coupon. Administrative Agent’s good faith calculation of the As-Stabilized Debt Service Coverage Ratio, and all component calculations, shall be conclusive and binding on Borrower and Subsidiary Guarantor absent manifest error.

“As-Stabilized Debt Yield” means, as of the last day of the calendar month immediately preceding the applicable date of determination, the quotient (expressed as a percentage) obtained by dividing (a) As-Stabilized NOI as of such date by (b) the outstanding principal amount of the Loan as of the date of such calculation. Administrative Agent’s calculation of the As-Stabilized Debt Yield, and all component calculations shall be conclusive and binding on Borrower and Subsidiary Guarantor absent manifest error.

“As-Stabilized NOI” means As-Stabilized Operating Income less As-Stabilized Operating Expenses. As-Stabilized NOI (including determination of items that do, and do not, qualify as Operating Income or Operating Expenses) shall be calculated by Administrative Agent in good faith and shall be final absent manifest error.

“As-Stabilized Operating Expenses” means the projected as-stabilized Operating Expenses for the twelve (12) month period beginning on the last day of the calendar month immediately preceding the applicable date of determination, as determined by Administrative Agent.

“As-Stabilized Operating Income” means projected as-stabilized Operating Income for the twelve (12) month period beginning on the last day of the calendar month immediately preceding the date of determination, provided, however, with respect to any percentage rent payable under a Lease, such percentage rent shall only be included in As-Stabilized Operating Income to the extent such percentage rent is anticipated to be recurring and sustainable, as determined by Administrative Agent. Administrative Agent’s calculation of Underwritten Operating Income shall be conclusive and binding on Borrower and Subsidiary Guarantor absent manifest error.

“Asset Management Agreement” means, individually and/or collectively, as the context may require, (i) that certain Asset Management Agreement, dated as of June 10, 2025, between Asset Manager and Borrower, as the same may be amended, modified and/or joined by an Add On Subsidiary Guarantor from time to time in accordance with the terms and provisions of this Agreement and (ii) any other asset management services agreement with respect to any Individual Property which may be entered into by or on behalf of Borrower or Subsidiary Guarantor with any Qualified Asset Manager subject to the requirements of Section 5.4, in each case, pursuant to which the applicable Asset Manager is to provide management and other services with respect to any Individual Property, as each of the foregoing in clauses (i) and (ii) may be amended, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Asset Manager” means, individually and/or collectively, as the context may require, (i) Evergreen Asset Management, LLC, a Delaware limited liability company and (ii) any additional or replacement Qualified Asset Manager engaged by (or on behalf of) Borrower or Subsidiary Guarantor for management services with respect to all or any portion of any Individual Property.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee, accepted by Administrative Agent in accordance with Article XV.

“Assignment of Asset Management Agreement” means any Assignment of Asset Management Agreement, Consent of Asset Manager and Subordination of Asset Management Fees executed and delivered by Borrower, Subsidiary Guarantor and Asset Manager to Secured Party, and any Add On Assignment of Asset Management Agreement, as the same may be amended, replaced, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Assignment of Interest Rate Cap Agreement” means that certain Collateral Assignment of Interest Rate Protection Agreement, dated as of the Closing Date between Borrower and Secured Party and acknowledged by the Acceptable Counterparty, as the same may be amended, replaced, supplemented or otherwise modified from time to time in accordance with the terms thereof, including, without limitation, any assignment of interest rate cap agreement delivered in connection with any Replacement Interest Rate Cap Agreement or Substitute Interest Rate Cap Agreement, as applicable.

“Assignment of Leasing Agency Agreement” means any Assignment of Leasing Agency Agreement, Consent of Leasing Agent and Subordination of Leasing Fees, entered into by Borrower, Subsidiary Guarantor and each Leasing Agent to Secured Party, in form and substance reasonably approved by Administrative Agent, as the same may be amended, replaced, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Assignment of Management Agreement” means an Assignment of Management Agreement, Consent of Manager and Subordination of Management Fees, dated as of the Closing Date, executed and delivered by Borrower, Subsidiary Guarantor and Manager to Secured Party, and any Add On Assignment of Management Agreement, as the same may be amended, replaced, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Assignment of Permits” means that certain Assignment of Agreements, Plans, Licenses and Permits, dated as of the Closing Date, made by Borrower and Subsidiary Guarantor in favor of Secured Party, as the same may be amended, replaced, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Assignment of Property Operating Agreement” means, individually and/or collectively, as the context may require, (i) with respect to any Management Agreement, an Assignment of Management Agreement, (ii) with respect to any Asset Management Agreement, an Assignment of Asset Management Agreement and (iii) with respect to any Leasing Agency Agreement, an Assignment of Leasing Agency Agreement.

“Assignment of Title Proceeds” means an Assignment of Title Insurance Proceeds, dated as of the Closing Date, executed and delivered by Subsidiary Guarantor in favor of Administrative Agent, as the same may be amended, replaced, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Action” means, with respect to any Person, (a) such Person filing a voluntary petition under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition against such Person; (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (d) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, assignee, sequestrator (or similar official), liquidator, or examiner for such Person or any portion of any Individual Property; (e) the filing of a petition against a Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Bankruptcy Code or any other applicable law, (f) under the provisions of any other law for the relief or aid of debtors, an action taken by any court of competent jurisdiction that allows such court to assume custody or Control of a Person or of the whole or any substantial part of its property or assets; (g) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; or (h) any action in furtherance of any of the foregoing.

“Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. §101, et seq., as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights or any other Federal, state, local or foreign bankruptcy or insolvency law.

“Bankruptcy Event” has the meaning set forth in Section 17.1(a)(vii).

“Borrower” has the meaning set forth in the first paragraph of this Agreement.

“Borrower Operating Account” means that certain account of Borrower listed on Schedule X attached hereto.

“Borrower Party” means each of Borrower, Subsidiary Guarantor, Guarantor, any senior executive officer of any of the foregoing and each Affiliate of any of the foregoing.

“Breakage Costs” has the meaning set forth in Section 2.6(h) hereof.

“Broad Affiliate” means, used with respect to any Person, any other Person which (i) is an Affiliate of such Person, (ii) is a director or officer of such Person, (iii) owns (directly or indirectly) 10% or more of the equity interests in such Person or (iv) is a sibling, family trust, parent, spouse, child (or step-child), grandchild or other lineal descendant of such Person which owns (directly or indirectly) 10% or more of the equity interests in such Person; provided, however, in no event shall Administrative Agent or any Lender be deemed a Broad Affiliate of Borrower or Subsidiary Guarantor.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City, New York are authorized by law to close.

“Calendar Quarter Period” means each successive three (3) calendar month period occurring during a Fiscal Year (i.e., January through and including March, April through and including June, July through and including September, and October through and including December, respectively).

“Carry Guaranty” means that certain Guaranty of Carrying Costs, dated as of the Closing Date, made by Guarantor in favor of Secured Party, as the same may be amended, replaced, supplemented or otherwise modified from time to time.

“Carry Reserve Account” has the meaning set forth in Section 3.1.1(e).

“Carry Reserve Funds” has the meaning set forth in Section 16.3(a).

“Cash” means the legal tender of the United States of America, in immediately available funds.

“Cash Management Account” has the meaning set forth in Section 3.1.1(a).

“Cash Management Agreement” means a cash management agreement entered into among Administrative Agent, Cash Management Bank, Borrower and Subsidiary Guarantor pursuant to Article III in form and substance acceptable to Administrative Agent, as the same may be amended, replaced, supplemented or otherwise modified from time to time.

“Cash Management Bank” has the meaning set forth in Section 3.1.1(a).

“Cash Management Trigger Period” means (i) any period when an Event of Default has occurred and is continuing, (ii) any Bankruptcy Action has occurred with respect to Borrower or any Subsidiary Guarantor, (iii) any period commencing upon any Bankruptcy Action of any Manager and ending on the date Subsidiary Guarantor replaces such Manager with a Qualified Manager under a Replacement Management Agreement and (iv) any period commencing on the date the Debt Yield is less than 6.0% as of the last day of any calendar quarter for two (2) consecutive calendar quarters and ending on the date on which the Debt Yield equals or exceeds 6.0% as of the last day of any calendar quarter for two (2) consecutive calendar quarters, provided that Borrower shall be permitted to make a principal payment in accordance with Section 2.13.1 hereof in an amount equal to the amount that would cause the Debt Yield to equal or exceed 6.0% and if Borrower makes such payment then no Cash Management Trigger Event under clause (iv) shall be deemed to have occurred. In no event shall Borrower or Subsidiary Guarantor be entitled to cure a Cash Sweep Event caused by a Bankruptcy Action of Borrower or any Subsidiary Guarantor.

“Casualty” means any casualty, damage, destruction or injury, by fire or otherwise, to all or any portion of any Individual Property.

“Casualty Amount” means a dollar amount equal to four percent (4%) of the Allocated Loan Amount of the affected Individual Property.

“Casualty Consultant” has the meaning set forth in Section 6.2.5(c).

“Casualty Retainage” has the meaning set forth in Section 6.2.5(c).

“Cause” means, with respect to an Independent Director, (i) any acts or omissions by such Independent Director that constitute systematic, persistent or willful disregard of such Independent Director’s duties, (ii) such Independent Director has been indicted or convicted for any crime or crimes of moral turpitude or dishonesty or for any violation of any Legal Requirements, or (iii) such Independent Director no longer satisfies the definition of Independent Director or is no longer able to fulfill its obligations as Independent Director.

“CFIUS” means the Committee on Foreign Investment in the United States.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, (c) adjustments to the Regulation D reserve requirements (including, without limitation, all basic, marginal, emergency, supplemental, special or other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) announced by the Board of Governors of the Federal Reserve, (d) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority, or (e) the Loan being classified as an HVCRE exposure; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued (regardless of whether currently in force and effect).

“Clearing Account” has the meaning set forth in Section 3.1.1(a).

“Clearing Account Agreement” means any account and control agreement or other similar agreement entered into among Administrative Agent, Borrower and Clearing Account Bank pursuant to Article III in form and substance reasonably acceptable to Administrative Agent, as the same may be amended, replaced, supplemented or otherwise modified from time to time.

“Clearing Account Bank” has the meaning set forth in Section 3.1.1(a).

“Closing Date” means the date hereof.

“Code” means the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collateral” has the meaning set forth in the Pledge Agreement and each Add On Pledge Agreement, as applicable.

“Collateral Accounts” means, collectively, the Clearing Account, the Cash Management Account, the Reserve Accounts, the Borrower Operating Account and all other accounts now or hereafter pledged to Administrative Agent and/or Lenders pursuant to this Agreement, the Security Instrument, or any other Loan Document (including, without limitation, pursuant to any documents hereafter executed and delivered by Borrower and/or Subsidiary Guarantor in connection with the Loan).

“Collateral Property Criteria” means that the proposed Add On Property is acceptable to Administrative Agent in all respects in its sole but good faith discretion and which: (i) is operated for a Permitted Use and located in the United States (but not in Puerto Rico); (ii) is wholly-owned directly by the applicable Subsidiary Guarantor in fee simple absolute, (iii) is free of title, survey, environmental, structural or other defects that are reasonably likely to give rise to a Material Adverse Effect; (iv) is unencumbered and not subject to any negative pledge or mezzanine debt financing (other than the Loan or as permitted herein); and (v) is not subject to any material construction.

“Commercially Reasonable Efforts” means, with respect to Borrower, Subsidiary Guarantor or Guarantor, as applicable, the continuous and diligent use of all commercially reasonable efforts in good faith taking into account the interests of Secured Party, including, if commercially reasonable, the commencement and prosecution of litigation or other enforcement of Borrower’s, Subsidiary Guarantor’s and/or Guarantor’s rights under applicable agreements, at law or in equity. The use of commercially reasonable efforts shall require Borrower, Subsidiary Guarantor and Guarantor to disregard the interests of its Affiliates. Borrower’s, Subsidiary Guarantor’s or Guarantor’s lack of funds to pay for usual and customary reasonable legal and other costs and expenses related to Borrower’s, Subsidiary Guarantor’s or Guarantor’s efforts to perform shall not excuse Borrower, Subsidiary Guarantor or Guarantor from fully pursuing such efforts, provided, that such costs and expenses may be a relevant factor in deciding whether a particular action is required under this definition.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the business and affairs of a Person, whether through ownership of beneficial interests, voting securities, by contract or otherwise, and the terms “Controlled”, “Controlling” and “Common Control” shall have correlative meanings (it being acknowledged that a Person shall not be deemed to lack Control of another Person if certain decisions are subject to “major decisions” consent or approval rights of limited partners, shareholders or members, as applicable).

“Contribution Agreement” means that certain Contribution Agreement, to be dated as of the date of the first Add On Advance, among each Subsidiary Guarantor, Administrative Agent and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Copyrights” means, collectively, all copyrights, copyright registrations and applications for copyright registration under the laws of the United States or any other country or jurisdiction, including all recordings, supplemental registrations and derivative or collective work registrations, and all renewals and extensions thereof, in each case whether published or unpublished, now owned or existing or created or hereafter acquired or arising.

“Corporate Transparency Act” means The Corporate Transparency Act (codified at 31 U.S.C. § 5336) and the regulations promulgated thereunder or any substitute or similar legislative or statutory requirement, each as amended from time to time.

“Cut-Off Date” has the meaning set forth in Section 6.2.3.

“Data Room” means that certain secure online data room to be established by Administrative Agent.

“Debt” means, collectively, the indebtedness, monetary liabilities and obligations set forth in the following clauses (a) through (d): (a) payment of the indebtedness evidenced by the Note plus all interest and all fees, including, without limitation, the Exit Fee and any Breakage Costs payable thereunder, (b) payment of all liabilities and obligations contained in the Security Instrument and any extensions, renewals or modifications thereof, (c) payment of all liabilities and obligations of Borrower and Subsidiary Guarantor contained in each of the other Loan Documents; and (d) without limiting the foregoing, payment of all indebtedness, liabilities, and amounts from time to time incurred by any Secured Party with respect to which Borrower and/or Subsidiary Guarantor has any reimbursement, payment or indemnification obligation pursuant to and in accordance with the terms and conditions of the Loan Documents, even if the aggregate amount of the monetary obligation outstanding at any one time exceeds the face amount of the Note.

“Debt Service” means, with respect to any particular period of time, scheduled interest payments under the Loan Documents.

“Debt Service Coverage Ratio” means, as of any date of determination, the ratio, as determined by Administrative Agent in its sole but good faith discretion, of (a) Underwritten NOI as of such date to (b) the annual interest payments payable during such period under the Loan Documents, using as the applicable rate for purposes of such interest calculation the 1-month Term SOFR over a forward looking 12-month curve (subject to the Rate Index Floor) plus the Spread. Administrative Agent’s good faith calculation of the Debt Service Coverage Ratio, and all component calculations, shall be conclusive and binding on Borrower and Subsidiary Guarantor absent manifest error.

“Debt Yield” means, as of the last day of the calendar month immediately preceding the applicable date of determination, the quotient (expressed as a percentage) obtained by dividing (a) Underwritten NOI as of such date by (b) the outstanding principal amount of the Loan as of the date of such calculation. Administrative Agent’s calculation of the Debt Yield, and all component calculations shall be conclusive and binding on Borrower and Subsidiary Guarantor absent manifest error.

“Default” means the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” means, with respect to the Loan, a rate per annum equal to the lesser of (a) the sum of the Applicable Rate, plus five percent (5%) per annum and (b) the Maximum Legal Rate, all of which shall be payable currently.

“Deferred Maintenance Conditions” has the meaning set forth in clause (p) in the definition of “Add On Due Diligence Requirements”.

“Determination Date” means (a) with respect to any determination of the SOFR Rate applicable to an Interest Period, the date that is two (2) U.S. Government Securities Business Days preceding the first day of the applicable Interest Period, and (b) with respect to any of determination of any other Applicable Rate applicable to an interest period, the date that Administrative Agent determines to be applicable to the determination of such Applicable Rate that precedes the first date of the applicable Interest Period.

“Disqualified Person” means any Person if, at the time of the determination under the terms of this Agreement that such Person is a Qualified Additional Guarantor, such Person: (i) is, then, or within the immediately preceding ten (10) years, subject to a Bankruptcy Action; (ii) has been indicted or convicted of any crime (other than a misdemeanor not involving moral turpitude), or been the subject of any ongoing proceeding related to the foregoing; (iii) is then (or, within the immediately preceding ten (10) years) involved in any litigation or proceeding adverse to Secured Party (or any of its Affiliates) or in which Secured Party (or any of its Affiliates) has been involved; (iv) is not duly formed, organized or incorporated in the United States of America and in good standing in the state of its formation, organization or incorporation; or (v) does not satisfy Administrative Agent’s and each Lender’s customary “know your customer” criteria, including, but not limited to, anti-money laundering and OFAC searches and other customary searches requested by Administrative Agent (including, without limitation, credit, judgment, lien, litigation, bankruptcy, UCC, and criminal searches) in Administrative Agent’s sole but good faith discretion.

“Domain Name” means any combination of words and abbreviations that represents a uniquely identifiable internet protocol address of a World Wide Web internet location.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by Administrative Agent or any other Person, providing for access to data protected by passcodes or other security system.

“Eligible Account” means a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts (or subaccounts thereof) maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts (or subaccounts thereof) maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity that has a Moody’s rating of at least “Baa2” and which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $100,000,000.00 and subject to supervision or examination by federal and state authority. An Eligible Account shall not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” means (a) a depository institution or trust company insured by the Federal Deposit Insurance Corporation, (i) the short term unsecured debt obligations or commercial paper of which are rated at least “A-1+” by S&P and “P-1” by Moody’s (or equivalent ratings) from two (2) of the Rating Agencies in the case of accounts in which funds are held for thirty (30) days or less and (ii) the senior unsecured debt obligations of which are rated at least “A+” by S&P and “Aa3” by Moody’s (or equivalent ratings) from two (2) of the Rating Agencies in the case of accounts in which funds are held for more than thirty (30) days or (b) such other depository institution otherwise approved by Administrative Agent from time to time.

“Employer” has the meaning set forth in Section 5.1.29(c).

“Environmental Indemnity” means that certain Environmental Indemnity Agreement, dated as of the Closing Date, made by Borrower, Subsidiary Guarantor and Guarantor in favor of Secured Party, as the same may be amended, replaced, supplemented or otherwise modified from time to time.

“Equipment” has the meaning set forth in the Security Instrument.

“Equity Collateral Enforcement Action” has the meaning set forth in Section 18.2.

“Equity Collateral Transfer Date” has the meaning set forth in Section 18.2.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

“ERISA Affiliate” means any trade or business (regardless of whether incorporated) that is a member of the same controlled group of corporations or group of trades or businesses under common control with Borrower, Subsidiary Guarantor or Guarantor, or is treated as a single employer together with Borrower, Subsidiary Guarantor or Guarantor, under Section 414 of the Code or Title IV of ERISA.

“Erroneous Payment” has the meaning set forth in Section 19.32.

“ESA” has the meaning set forth in Section 4.1.44(e).

“Estimated Gross Income” has the meaning set forth in Section 6.1.2(c).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning set forth in Section 17.1(a).

“Excess Cash Flow Funds” has the meaning set forth in Section 16.8(a).

“Excess Cash Flow Funds Account” has the meaning set forth in Section 3.1.1(e).

“Excluded Lender” means, individually or collectively, as the context may require, those certain entities set forth on Schedule XVI.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17.6, and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Exculpated Parties” means (i) any Affiliate of Borrower or Subsidiary Guarantor, (ii) any Person owning, directly or indirectly, any legal or beneficial interest in Borrower, Subsidiary Guarantor or any Affiliate of Borrower or Subsidiary Guarantor or (iii) any direct or indirect partner, member, principal, officer, Controlling Person, beneficiary, trustee, advisor, shareholder, employee, agent, Affiliate or director of any Persons described in clauses (i) and/or (ii) above.

“Excusable Delay” means any delay or number of delays due to conditions beyond the reasonable control of Borrower, Subsidiary Guarantor and/or its Affiliates (in each case, so long as Borrower and Subsidiary Guarantor uses all Commercially Reasonable Efforts to mitigate the effect thereof), including, without limitation, strikes, stays, judgments, orders, decrees, labor disputes, governmental restrictions, acts of God, the elements, enemy action, cyber attack, terrorism, civil commotion, fire, casualty, accidents, pandemics or epidemics generally affecting the municipality in which the Property is located that first arise (or materially worsen) after the Closing Date, shortages of, or inability to obtain, labor, utilities or material; provided, however, that (i) any lack of funds in and of itself shall not be deemed to be a condition beyond the reasonable control of Borrower or Subsidiary Guarantor and (ii) any failure by any contractor or sub-contractor to perform its obligations under any contractor or sub-contractor agreement in and of itself shall not be deemed to be a condition beyond the reasonable control of Borrower or Subsidiary Guarantor (unless due to the bankruptcy or insolvency of such contractor or sub- contractor); provided that in no event shall Excusable Delay exceed sixty (60) consecutive calendar days or one hundred twenty (120) days in the aggregate; provided, further, that, Borrower acknowledges that, as of the Closing Date, no Excusable Delay exists as a result of the COVID- 19 pandemic (it being agreed that in the event there is a material adverse change that results in shelter-in-place orders, moratoria or unavailability of materials directly as a result of COVID-19, such events shall constitute Excusable Delay).

“Existing Leases” means, individually and/or collectively, the Leases set forth on the rent roll attached hereto as Exhibit B.

“Exit Fee” means an amount equal to 0.50% of the amount of the Loan that is being or is required to be repaid, in each case, due and payable from time to time upon the earlier to occur of repayment or prepayment of any portion of the Principal Amount in accordance with the terms of this Agreement or when due (including on the Maturity Date).

“Extended Maturity Date” has the meaning set forth in Section 2.5(b).

“Extension Fee” means an amount equal to one-half of one percent (0.50%) of the outstanding principal amount of the Loan as of the Maturity Date.

“Extension Notice” has the meaning set forth in Section 2.5(b).

“Extension Option” has the meaning set forth in Section 2.5(b).

“Extension Prepayment” has the meaning set forth in Section 2.5(b)(iii).

“Extension Term” has the meaning set forth in Section 2.5(b).

“Extraordinary Operating Expense” has the meaning set forth in Section 11.2.9.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FF&E” means fixtures, furnishings, equipment, furniture, and other items of personal property (tangible or intangible) now or hereafter located in or on any Individual Property or the Improvements or used in connection with the use, occupancy, operation and maintenance of all or any part of such Individual Property, including, without limitation, appliances, machinery, equipment, signs, artwork, furnishings and equipment, and specialized equipment for kitchens, laundries, bars, restaurant, public rooms, health and recreational facilities, all partitions, screens, awnings, shades, blinds, floor coverings, hall and lobby equipment, heating, lighting, plumbing, ventilating, refrigerating, incinerating, elevators, escalators, air conditioning and communication plants or systems with appurtenant fixtures, vacuum cleaning systems, call or beeper systems, security systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, and all equipment, manual, mechanical or motorized, for the construction, maintenance, repair and cleaning of, parking areas, walks, underground ways, truck ways, driveways, common areas, roadways, highways and streets.

“Financial Covenants” has the meaning set forth in the Guarantees.

“Financial Crime” means money laundering, terrorist financing, bribery, corruption, tax evasion, embezzlement, financial fraud (including, without limitation, bank fraud, securities fraud (including insider trading), market manipulation, mail and/or wire fraud), evasion of economic or trade sanctions, the unlawful expropriation, confiscation or conversion of assets and/or property, and/or violations of any laws, statutes, codes, regulations or requirements relating to such matters that are now or from time to time in force.

“FinCEN” has the meaning set forth in Section 2.5(b).

“Fiscal Year” means each twelve (12) month period commencing on January 1 and ending on December 31 during each year or the portion of any such twelve (12) month period in the event that such a twelve (12)-month period occurs partially before or after, and partially during, the term of the Loan.

“Fitch” means Fitch, Inc.

“Foreign Investment Laws” means any federal law regarding foreign investment in the United States, including, but not limited to: (i) the Defense Production Act of 1950, as amended from time to time (50 U.S.C. §4565), and any successor legislation, (ii) the Foreign Investment Risk Review Modernization Act of 2018, as amended from time to time, and any successor legislation, (iii) any enabling legislation or executive order relating to the foregoing, and (iv) any rules, regulations, mandates, powers and requirements that are imposed by or exercised under any of the foregoing or that are implemented by or otherwise relate to the Committee on Foreign Investment in the United States.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Full Repayment” means the indefeasible payment in full of the entire amount of the Debt outstanding as of such date, in accordance with the terms of the Loan Documents, other than contingent indemnity obligations which are expressly stated to survive repayment of the Loan.

“Full Replacement Cost” has the meaning set forth in Section 6.1.2(a).

“GAAP” means the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession, to the extent such principles are applicable to the facts and circumstances on the date of determination.

“Government List” means, collectively, each of (i) the Specially Designated Nationals and Blocked Persons Lists maintained by OFAC, (ii) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC, and (iii) any similar lists maintained by the United States Department of State, the United States Department of Commerce, any other United States Governmental Authority or pursuant to any Executive Order, or by the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority.

“Governmental Authority” means any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (foreign, federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Guarantees” means, collectively, the Recourse Guaranty, the Carry Guaranty and any other guaranty or indemnity delivered in connection with the Loan from time to time.

“Guarantor” means, individually and/or collectively, as the context may require, jointly and severally, (i) VineBrook Homes Operating Partnership, L.P., a Delaware limited partnership, and (ii) any Qualified Additional Guarantor (if any).

“Guarantor Cure Condition” means, with respect to the applicable Guarantor which is in default pursuant to Section 17.1(a)(xxviii) that is solely caused by such individual Guarantor, provided no other Event of Default (other than the applicable Event of Default being cured by the Guarantor Cure Condition), no Default and no event set forth in Section 18.1(f) or 18.2 has occurred and is then continuing, within fifteen (15) Business Days of the occurrence of the applicable Event of Default or recourse event referenced in this definition, the Qualified Additional Guarantor Conditions are satisfied.

“Guidance Amount” means, (a) with respect to any Lender at any time, the amount set forth opposite such Lender’s name on Schedule II hereto under the caption “Guidance Amount” or (b) if such Lender has entered into one or more Assignment and Assumptions, the amount set forth for such Lender in the Register maintained by Administrative Agent pursuant to Section 15.4 as such Lender’s “Guidance Amount”.

“Hazardous Substances” has the meaning set forth in the Environmental Indemnity.

“HVCRE” means High Volatility Commercial Real Estate pursuant to the Basel III regulations.

“Immaterial Easements” means, collectively, immaterial Transfers and grants of easements, restrictions, covenants, reservations and rights of way in the ordinary course of business, which, in each case, are (a) permitted by the terms of Section 8.3 and (b) entered into in compliance with the terms of Section 8.3.

“Impositions” means all Taxes (including, without limitation, all ad valorem, sales (including, without limitation, those imposed on lease rentals), use, single business, gross receipts, value added, intangible transaction, privilege or license or similar Taxes), governmental assessments (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not commenced or completed within the term of this Agreement), water, sewer or other rents and charges, excises, levies, fees (including license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of any Individual Property and/or any Rents (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a Lien upon (a) Borrower and/or Subsidiary Guarantor (including all income, franchise, single business or other taxes imposed on Borrower and/or Subsidiary Guarantor for the privilege of doing business in the jurisdiction in which such Individual Property is located), (b) any Individual Property, the Collateral or any other collateral delivered or pledged to Administrative Agent in connection with the Loan, or any part thereof, or any Rents therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with any Individual Property or the leasing or use of all or any part thereof. Nothing contained in this Agreement shall be construed to require Borrower or Subsidiary Guarantor to pay any tax, assessment, levy or charge imposed on (i) any Tenant occupying any portion of any Individual Property, or (ii) any third party manager of any Individual Property, including any Manager or any Asset Manager, in each case, excluding Excluded Taxes, and, except as expressly set forth in this definition, income or similar Taxes in the nature of income Taxes.

“Improvements” has the meaning set forth in the Security Instrument.

“Indebtedness” means, with respect to any Person at any time (and without duplication), (a) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes or other instruments services (including, without limitation, indebtedness in the form of mezzanine debt or preferred equity), or for the deferred purchase price of property (including trade obligations); (b) obligations of such Person as lessee under leases which should have been or should be, in accordance with the Approved Accounting Method, recorded as capital leases; (c) current liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (d) obligations issued for, or liabilities incurred on the account of, such Person; (e) obligations or liabilities of such Person arising under letters of credit, credit facilities or other acceptance facilities; (f) obligations of such Person under any guarantees or other agreement to become secondarily liable for any obligation of any other Person, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (g) obligations of such Person secured by any Lien on any property of such Person, whether or not the obligations have been assumed by such Person (other than Permitted Encumbrances); (h) obligations under PACE Loans; or (i) obligations of such Person under any interest rate or currency exchange agreement.

“Indemnified Parties” has the meaning set forth in Section 19.12(b).

“Indemnified Persons” has the meaning set forth in Section 14.4.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (b) to the extent not otherwise described in the foregoing clause (a), Other Taxes.

“Independent” means, when used with respect to any Person, a Person who (i) does not have any direct financial interest or any material indirect financial interest in any Borrower Party, (ii) is not connected with any Borrower Party, as an officer, employee, promoter, underwriter, trustee, partner, member, manager, creditor, director, supplier, customer or person performing similar functions, and (iii) is not a member of the immediate family of a Person defined in clause (i) or (ii) above.

“Independent Accountant” means (i) any so-called “big four” accounting firm or (ii) another firm of nationally recognized, certified public accountants which is Independent and which is selected by Borrower or Subsidiary Guarantor and acceptable to Administrative Agent.

“Independent Architect” means an architect, engineer or construction consultant selected by Borrower and/or Subsidiary which is Independent, licensed to practice in the State and has at least five (5) years of architectural experience and which is reasonably acceptable to Administrative Agent.

“Independent Director” has the meaning set forth in Section 9.1.2(a).

“Individual Property” means each parcel of real property, the Improvements thereon and all personal property owned by a Subsidiary Guarantor (including any Add On Subsidiary Guarantor) and encumbered by a Security Instrument, together with all rights pertaining to such property and Improvements, as more particularly described in the granting clauses of each Security Instrument and referred to therein as the “Property”. For the avoidance of doubt, any units that are part of the same development shall be treated, in the aggregate, as an Individual Property for purposes of this Agreement (including, without limitation, for purposes of the definitions of “Casualty Amount”, “Material Alteration Threshold” and “Permitted Indebtedness”), regardless of whether such units are acquired at the same time or on different dates.

“Initial Advance” has the meaning set forth in Section 2.1.2 hereof.

“Initial Maturity Date” means July 9, 2027.

“Initial Property” means the Individual Property owned by the applicable Subsidiary Guarantor on the Closing Date.

“Insolvency Opinion” means that certain non-consolidation opinion letter dated as of the Closing Date delivered by Wick Phillips in connection with the Loan.

“Insurance Premiums” has the meaning set forth in Section 6.1.5(a).

“Insurance Requirements” means, individually and/or collectively, as the context may require, (i) the requirements of Section 6.1 together with all material terms of any insurance policy required thereunder, and (ii) all material regulations and then-current standards applicable to or affecting any Individual Property or any part thereof or any use or condition thereof, which may, at any time, be recommended by the Board of Fire Underwriters, if any, having jurisdiction over such Individual Property, or such other body exercising similar functions.

“Intellectual Property” means all (a) Trademarks, service marks, trade dress, slogans, logos, trade names, corporate names, Domain Names, and any other indicia of source, together with all goodwill associated with each of the foregoing, (b) Copyrights (whether or not registered or published) and works of authorship, (c) Patents (including all reissuances, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), Patent disclosures and inventions (whether or not patentable or reduced to practice), (d) applications for registration for any of the foregoing, (e) computer software (including but not limited to source code and object code), proprietary operating systems, data (including but not limited to customer data (including, without limitation, all databases related to customer gaming, subject to applicable laws)), databases and documentation thereof, (g) trade secrets and other confidential information, know-how, protocols, processes, methodologies, techniques, strategies and processes, (g) reserved, and (h) other intellectual property and all rights associated with any of the foregoing, including without limitation the right to prosecute and recover monetary damages for any past, present and future infringements and other violations thereof.

“Interest Period” means with respect to any Payment Date, the period commencing on and including the ninth (9th) day of the calendar month during which the preceding Payment Date occurs and terminating on the eighth (8th) day of the calendar month in which such Payment Date occurs; provided, however, that the initial Interest Period shall begin on the Closing Date and shall end on the eighth (8th) day of July, 2025.

“Interest Rate Cap Agreement” means, individually and/or collectively, as the context may require, one or more interest rate protection agreements (together with the master agreement, confirmation and schedules relating thereto) acceptable to Administrative Agent, between an Acceptable Counterparty and Borrower obtained by Borrower as and when required pursuant to Section 2.33 hereof. After delivery of a Replacement Interest Rate Cap Agreement or a Substitute Interest Rate Cap Agreement to Administrative Agent, the term “Interest Rate Cap Agreement” shall be deemed to include such Replacement Interest Rate Cap Agreement or Substitute Interest Rate Cap Agreement and such Replacement Interest Rate Cap Agreement or Substitute Interest Rate Cap Agreement shall be subject to all requirements applicable to the Interest Rate Cap Agreement.

“JPM” means JPMorgan Chase Bank, National Association, and its successors and assigns in such capacity.

“Joinder Agreement” means each Joinder Agreement executed and delivered by an Add On Subsidiary Guarantor which shall be substantially in the form attached hereto as Exhibit C.

“Known Claims Indemnification Agreement” has the meaning set forth in Section 19.12(c).

“Known Indemnification Claims” has the meaning set forth in Section 19.12(c).

“Labor Agreement” has the meaning set forth in Section 4.1.34.

“Labor Liability” has the meaning set forth in Section 5.1.29(d).

“Land” has the meaning set forth in the Security Instrument.

“Late Payment Charge” has the meaning set forth in Section 2.11.

“Lease” means any lease, sublease or sub-sublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Individual Property (including, without limitation, the rental or licensing of signs, sign space or advertising space), including (without limitation) every modification, amendment or other agreement relating to such lease, sublease, sub-sublease, or other agreement entered into in connection with such lease, sublease, sub-sublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, whether before or after the filing by or against Borrower or any Subsidiary Guarantor of any petition for relief under the Bankruptcy Code. Notwithstanding the foregoing, in no event shall the term “Lease” include any subleases or sub-sublease, except solely to the extent of Borrower’s or Subsidiary Guarantor’s interest, if any, thereunder.

“Lease Modification” has the meaning set forth in Section 5.1.25(c).

“Leasing Agency Agreement” means any leasing agency services or other similar arrangements with respect to any Individual Property which may be entered into by or on behalf of Borrower or Subsidiary Guarantor with any Qualified Leasing Agent subject to the requirements of Section 5.4, as the same may be amended, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Leasing Agent” means any Qualified Leasing Agent engaged by (or on behalf of) Borrower or Subsidiary Guarantor in connection with leasing services for all or any portion of any Individual Property.

“Legal Requirements” means, individually and/or collectively, as the context may require, present and future laws, statutes, codes, ordinances, consents, approvals, certifications, orders, judgments, decrees, injunctions, rules, regulations and requirements, and irrespective of the nature of the work to be done, of every Governmental Authority (including, without limitation, environmental laws and all covenants, restrictions and conditions now or hereafter of record) which may be applicable to (i) (a) Borrower, (b) reserved, (c) Subsidiary Guarantor, (d) with respect to its obligations under the Loan Documents, Guarantor, or (e) with respect to their respective rights, remedies and/or obligations under the Loan Documents, Administrative Agent and/or Lenders, (ii) all or any portion of the Collateral and/or any Individual Property, including the Improvements, and/or the Equipment thereon, (iii) the performance and completion of the obligations and agreements of Borrower and/or Subsidiary Guarantor contained herein or in the other Loan Documents, (iv) the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of all or any portion of any Individual Property thereon including, without limitation, building and zoning codes and any required variances, and ordinances and laws relating to handicapped accessibility, (v) reserved, and (vi) all requirements of each Operating Permit.

“Lender” or, collectively, “Lenders” means each Person listed on the signature pages hereof, each permitted assignee which becomes a Lender pursuant to Section 15.1, and their respective successors.

“Lender Transfer” has the meaning set forth in Section 15.1.

“Letter of Credit” means an irrevocable, auto-renewing, unconditional, transferable, clean sight draft standby letter of credit in an amount as required hereunder, having an initial term of not less than one (1) year and with automatic renewals for one (1) year periods, for which Borrower shall not have any reimbursement obligation and which is not secured, directly or indirectly, by any Individual Property or the Collateral or any other property owned by Borrower or Subsidiary Guarantor, in favor of Administrative Agent, or, at Administrative Agent’s option, its designee, and entitling Administrative Agent (or, at Administrative Agent’s option, its designee) to draw thereon in New York, New York based on a statement that Administrative Agent or its designee has the right to draw thereon executed by an officer or authorized signatory of Administrative Agent or its designee, and issued by a domestic Approved Bank.

“Liabilities” has the meaning set forth in Section 14.4.

“License” or “Licenses” has the meaning set forth in Section 4.1.43.

“Lien” means any mortgage, deed of trust, deed to secure debt, lien, pledge, hypothecation, collateral assignment, security interest, PACE Loan or any other encumbrance or charge on any Individual Property or, or affecting, Borrower, Subsidiary Guarantor, any Individual Property or the Collateral, or, in any such case, any portion thereof or any direct interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Loan” has the meaning set forth in Section 2.1.1.

“Loan Amount” means the Loan advanced pursuant to this Agreement in a maximum principal amount not to exceed the Maximum Facility Amount and evidenced by the Note.

“Loan Documents” means, individually and/or collectively, as the context may require, this Agreement, the Note, the Security Instrument, the Pledge Agreement, the Assignment of Permits, the Recourse Guaranty, the Subsidiary Guaranty, the Carry Guaranty, the Environmental Indemnity, the Assignment of Interest Rate Cap Agreement, the Contribution Agreement, each Add On Pledge Agreement, the Clearing Account Agreement, the Assignment of Management Agreement, any Assignment of Asset Management Agreement, the Assignment of Title Proceeds, each Add On Assignment of Management Agreement, each Add On Assignment of Asset Management Agreement, each Joinder Agreement and the Cash Management Agreement, together with all other agreements, certificates or other documents now or hereafter evidencing, guaranteeing, securing or otherwise executed by Borrower, Subsidiary Guarantor, Guarantor or any of their respective Affiliates in connection with the Loan, as the same may be amended, replaced, supplemented, or otherwise modified from time to time.

“Loan-to-Purchase Price Ratio” means, as of the date of its calculation, the ratio of (a) the requested Add On Advance amount for the applicable proposed Add On Property under this Agreement, to (b) the sum of (x) the actual purchase price of the Add On Property under the applicable purchase and sale agreement and (y) Administrative Agent approved thirty party closing costs in connection with the acquisition of the Add On Property, as calculated by Administrative Agent.

“Loan-to-Value Ratio” means, as of the date of its calculation, the ratio of (a) the outstanding principal balance of the Loan (after giving effect to the release of the applicable Individual Property in accordance with Section 2.16.2) to (b) the “as-stabilized” fair market value of the Properties remaining subject to the Liens of the Security Instruments immediately after giving effect to the release of the applicable Individual Property in accordance with Section 2.16.2, as shown in the most recent Appraisals obtained by Administrative Agent in connection with the Loan.

“Loan-to-Value Ratio (Add On Advance)” means, as of the date of its calculation, the ratio of (a) the requested Add On Advance amount for the applicable proposed Add On Property under this Agreement to (b) the “as-stabilized” fair market value of the applicable proposed Add On Property, as shown in the Appraisal obtained by Administrative Agent in connection with such Add On Advance.

“Losses” has the meaning set forth in Section 19.12(b).

“Management Agreement” means, individually and/or collectively, as the context may require, (i) that certain Management Agreement, dated as of the Closing Date, between Manager and Borrower, as the same may be amended, modified and/or joined by an Add On Subsidiary Guarantor from time to time in accordance with the terms and provisions of this Agreement, (ii) that certain Property Management Agreement, dated as of June 10, 2025, between Manager and Borrower, as the same may be amended, modified and/or joined by an Add On Subsidiary Guarantor from time to time in accordance with the terms and provisions of this Agreement and (iii) any other management services agreement with respect to any Individual Property which may be entered into by or on behalf of Borrower or Subsidiary Guarantor with any Qualified Manager subject to the requirements of Section 5.4, in each case, pursuant to which the applicable Manager is to provide management and other services with respect to any Individual Property, as each of the foregoing in clauses (i) and (ii) may be amended, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Manager” means, individually and/or collectively, as the context may require, (i) VineBrook Homes, LLC, a Delaware limited liability company, (ii) Evergreen Asset Management, LLC, a Delaware limited liability company and (iii) any additional or replacement Qualified Manager engaged by (or on behalf of) Borrower or Subsidiary Guarantor for management services with respect to all or any portion of any Individual Property.

“Mandatory Prepayment” has the meaning set forth in Section 2.13.3.

“Material Adverse Effect” means (x) any action, inaction or omission by or at the direction of Borrower, Subsidiary Guarantor or Guarantor or (y) any event, circumstance, fact, development, occurrence or condition directly and actually affecting any Individual Property and/or the Collateral (in each case, other than general market conditions and market forces) that has had or could be expected to have a material adverse effect on (i) any Individual Property or all or any portion of the Collateral, in either case, taken as a whole, (ii) the business, profits, operations or financial condition of Borrower taken as a whole, (iii) the business, profits, operations or financial condition of Subsidiary Guarantor taken as a whole, (iv) the ability of Subsidiary Guarantor to operate any Individual Property as required hereunder, (v) the ability of Borrower and/or Subsidiary Guarantor to perform and satisfy when due or required any of Borrower’s and/or Subsidiary Guarantor’s obligations under this Agreement or any of the other Loan Documents pursuant to the terms hereof or thereof, as applicable, (vi) the ability of Guarantor to perform and satisfy when due or required any of Guarantor’s obligations under each of the applicable Loan Documents to which it is a party or (vii) the enforceability or validity of any of the Loan Documents or the perfection or priority of any Liens created under any of the Loan Documents.

“Material Alteration” means any Alteration, which, when aggregated with all related Alterations (other than decorative work such as painting, wall papering and carpeting and the replacement of fixtures, furnishings and equipment to the extent being of a routine and recurring nature and performed in the ordinary course of business) constituting a single project, (i) is structural in nature, or (ii) involves an estimated cost exceeding an amount equal two percent (2.0%) of the Allocated Loan Amount of the applicable Individual Property (the “Material Alteration Threshold”) with respect to such Alteration or related Alterations (including the Alteration in question) then being undertaken at such Individual Property.

“Material Alteration Threshold” has the meaning set forth in the definition of Material Alteration.

“Material Service Contract” means any Service Contract which (a) has a term of more than one year (unless terminable by the applicable Subsidiary Guarantor upon thirty (30) days’ or less notice), (b) together with all other such agreements, contracts, instruments, documents, licenses or other written obligations under this definition, requires the payment of a termination fee by the respective Subsidiary Guarantor in excess of Ten Thousand and 00/100 Dollars ($10,000) in the aggregate, (c) provides for annual payments thereunder by a Subsidiary Guarantor which exceed Fifty Thousand and 00/100 Dollars ($50,000), or (d) is with any Affiliate of Borrower, any Subsidiary Guarantor and/or Guarantor, provided, that, for purposes of this definition, multiple such agreements, contracts, instruments, documents, licenses or other written obligations with a single counterparty, or any Affiliate thereof, as the case may be, shall be deemed to constitute a single such agreement, contract, instrument, document, license or other written obligation for the purposes of determining whether the same constitutes a Material Service Contract hereunder.

“Maturity Date” means, as applicable, (A) the Stated Maturity Date or (B) such earlier date on which the final payment of the Principal Amount becomes due and payable as provided in this Agreement by declaration of acceleration or otherwise.

“Maximum Facility Amount” has the meaning set forth in Section 2.1.6.

“Maximum Legal Rate” means the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of the State of New York.

“Member” has the meaning set forth in Section 9.1.2(d).

“Minimum Portfolio Diversity Requirement” means, as of any date of determination, that at least three (3) Individual Properties are subject to Security Instruments and are collateral for the Loan.

“Minimum Hold/Control Requirements” means, collectively, (i) VBHT shall Control each of Guarantor, Borrower and Subsidiary Guarantor, and (ii) Guarantor shall own not less than fifty-one percent (51%) of the direct or indirect legal and beneficial interests in Borrower and each Subsidiary Guarantor.

“Minimum Leasing Criteria” means, with respect to any Lease, satisfaction of the following requirements: (i) the term of such Lease is for a minimum lease term of one (1) year and a maximum lease term of two (2) years, provided that up to seven and one-half percent (7.50%) of the Leases on any Individual Property may be on terms less than one (1) year, including month- to-month, (ii) such Lease does not contain any more than two (2) months of rent concessions per twelve (12) months of lease term, provided, that, notwithstanding the foregoing, during the first twelve (12) months after any Individual Property is acquired by the applicable Subsidiary Guarantor, such Lease shall not contain more than three (3) months of rent concessions per twelve (12) months of lease term, and (iii) be with unaffiliated, third parties on terms and conditions (including, without limitation, terms and conditions relating to free rent, tenant improvements and other allowances) which are, in each case, commercially reasonable and comparable to existing local market terms and conditions for similar properties.

“Minimum Rate” means the Rate Index Floor plus the Spread.

“Moody’s” means Moody’s Investors Service, Inc., together with its successors.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 3(37) of ERISA.

“Net Proceeds” means the net amount of all Proceeds after payment of any out-of-pocket expenses incurred by Administrative Agent or any Lender in connection with the collection thereof plus interest thereon at the Default Rate (from the date advanced through the date of reimbursement) to the extent the same are not paid within ten (10) Business Days after written request for reimbursement by Administrative Agent.

“Net Proceeds Deficiency” has the meaning set forth in Section 6.2.5(e).

“Net Sales Proceeds” means one hundred percent (100%) of the gross proceeds from the sale of the applicable Individual Property to be received by or on behalf of the applicable Subsidiary Guarantor in respect of such sale, less and except: any reasonable and customary brokerage fees and sales commissions payable to third parties, transfer, stamp and/or intangible taxes, reasonable, customary and market closing costs and any other reasonable and customary third party costs and expenses actually incurred by such Subsidiary Guarantor in connection with such sale, as evidenced by a settlement statement or customary invoice.

“New Note” has the meaning set forth in Section 14.5.

“Note” means, individually and/or collectively as the context may require, one or more promissory note(s) made by Borrower in favor of a Lender, as the same may be amended, replaced, supplemented or otherwise modified from time to time.

“Obligations” means, individually and/or collectively, as the context may require, Borrower’s obligation for the payment of the Debt and the performance of the Other Obligations and Subsidiary Guarantor’s obligation for the performance of the Other Obligations.

“OFAC” means the Office of Foreign Assets Control or, if the context requires, any successor Governmental Authority.

“Officer’s Certificate” means a certificate executed by an authorized signatory of Borrower and/or Subsidiary Guarantor, as applicable, that is familiar with the financial condition of Borrower or Subsidiary Guarantor, as applicable, the status of the applicable Individual Property and the operation of the applicable Individual Property.

“Off-Site Lease” means any lease, sublease, subsublease, letting, license, concession or other agreement (whether written or oral) pursuant to which Subsidiary Guarantor is granted a possessory interest in, or right to use or occupy any real property other than the applicable Individual Property, any extension, modification, amendment or other agreement relating to such lease, sublease, subsublease, letting, license, concession or other agreements entered into in connection with such lease, sublease, subsublease, letting, license, concession or other agreements, or any guarantee of the performance and/or observance of the covenants, conditions and agreements to be performed and/or observed by any party to such lease, sublease, subsublease, letting, license, concession or other agreement.

“Operating Expense Disbursement Amount” means an amount equal to one-twelfth (1/12th) of the operating expenses that Administrative Agent estimates in good faith will be payable during the next ensuing twelve (12) months.

“Operating Expenses” means, for any period, without duplication, all expenses actually paid or payable by Borrower or Subsidiary Guarantor during such period in connection with the operation, management, marketing, maintenance, repair and use of the Properties, determined on an accrual basis, and, except to the extent otherwise provided in this definition, in accordance with the Approved Accounting Method. Operating Expenses specifically shall include, without duplication, (i) all expenses incurred in such period in question based on quarterly financial statements delivered to Administrative Agent in accordance with Article XI, (ii) property management fees and asset management fees in an amount equal to the greater of (x) the sum of (A) the actual property management fees incurred by Borrower or Subsidiary Guarantor pursuant to the Management Agreement plus (B) the actual asset management fees incurred by Borrower or Subsidiary Guarantor pursuant to the Asset Management Agreement and (y) an amount equal to three percent (3%) of annual Rents, (iii) administrative, payroll, security and general expenses for (or allocable to) any Individual Property paid by Borrower or Subsidiary Guarantor, (iv) the cost of utilities, inventories and fixed asset supplies consumed in the operation of any Individual Property, (v) costs and fees of independent professionals (including, without limitation, legal, accounting, consultants and other professional expenses), technical consultants, operational experts (including quality assurance inspectors) or other third parties retained to perform services required or permitted hereunder, (vi) cost of attendance by employees at training and manpower development programs, (vii) association dues, (viii) computer processing charges, (ix) operational equipment and other lease payments as approved by Administrative Agent, (x) taxes and other Impositions, other than income taxes or other Impositions in the nature of income taxes, and insurance premiums, (xi) expenses, telephone expenses, and credit card commissions, (xii) costs and expenses in connection with the sale and marketing of any Individual Property and (xiii) all underwritten reserves required by Administrative Agent hereunder (without duplication of amounts paid from such reserves). Notwithstanding the foregoing, Operating Expenses shall not include (1) depreciation or amortization or other non-cash charges, (2) federal, state or local income taxes or other Impositions in the nature of income taxes, (3) any expenses (including legal, accounting and other professional fees, expenses and disbursements) incurred in connection with the making of the Loan or the sale, exchange, transfer, financing or refinancing of all or any portion of the Properties or in connection with the recovery of Proceeds which are applied to prepay the Notes, (4) any expenses which in accordance with the Approved Accounting Method should be capitalized, (5) Debt Service, 6) expenditures for FF&E or other capital expenditures, tenant improvement costs, leasing commissions, or other expenses which are paid from Reserve Funds or other escrows required by the Loan Documents, and (7) any item of expense which would otherwise be considered within Operating Expenses pursuant to the provisions above but is paid directly by any Tenant.

“Operating Income” means, for any period, all income of Borrower and Subsidiary Guarantor during such period from the use, ownership or operation of the Properties as follows:

(a)    all amounts paid to Borrower or Subsidiary Guarantor by any Person as Rents and other amounts under Leases, license agreements, occupancy agreements, concession agreements or other agreements relating to any Individual Property, in each case, which is in full force and effect;

(b)    reserved;

(c)    business interruption insurance proceeds received and allocable to the applicable reporting period; and

(d)    all other amounts which in accordance with GAAP are included in Borrower’s and Subsidiary Guarantor’s annual financial statements as operating income attributable to the Properties.

Notwithstanding the foregoing, Operating Income shall not include (i) any Proceeds (other than business interruption insurance proceeds and only to the extent allocable to the applicable reporting period), (ii) any proceeds resulting from the Transfer of all or any portion of any Individual Property, (iii) any Rents attributable to a Lease prior to the date in which the Tenant thereunder has taken occupancy, commenced operations (or has opened for business) and commenced actual payment of rent (without offset or abatement), (iv) any Rents paid by or on behalf of (1) intentionally omitted, (2) Tenants not in occupancy of their premises and which are not paying Rent, (3) reserved, (4) reserved, or (5) Tenants that are included in a Bankruptcy Action unless such Lease has been specifically assumed or affirmed (and not been rejected) under such Bankruptcy Action, (v) any item of income otherwise included in Operating Income but paid directly by any Tenant to a Person other than Borrower or Subsidiary Guarantor as an offset or deduction against Rents payable by such Tenant, provided such item of income is for payment of an item of expense (such as payments for utilities paid directly to a utility company) and such expense is otherwise excluded from the definition of Operating Expenses pursuant to clause “(7)” of the definition thereof, (vi) any other extraordinary, non-recurring revenues, (vii) reserved, (viii) payments from any Tenant in default under its Lease beyond any applicable notice and cure periods, (ix) sales tax rebates from any Governmental Authority, (x) reserved, (xi) intentionally omitted, (xii) any disbursements to Borrower from the Reserve Funds, (xiii) unforfeited utility deposits and other similar deposits, and (xiv) security deposits received from Tenants until forfeited or applied. Operating Income shall be calculated on the cash basis of accounting and, except to the extent otherwise provided in this definition, in accordance with GAAP.

“Operating Permits” means, individually and/or collectively, as the context may require, all authorizations, franchises, consents and approvals, including, without limitation, all certificates of occupancy and all environmental, liquor, health and safety licenses given by, and licenses and permits issued by, Governmental Authorities which are required for the ownership, use and occupancy of any Individual Property in accordance with all Legal Requirements, and for the performance and observance of all obligations and agreements of Borrower and Subsidiary Guarantor contained herein or in the other Loan Documents that relate to the ownership, use and occupancy of any Individual Property, including (without limitation) the ownership, use and occupancy of the Improvements.

“Organizational Chart” has the meaning set forth in Section 4.1.1.

“Organizational Documents” means, as to any Person, the organizational or governing documents of such Person, including the certificate or articles of incorporation and by-laws with respect to a corporation; the certificate of formation or articles of organization and operating agreement with respect to a limited liability company; and the certificate of limited partnership and partnership agreement with respect to a limited partnership.

“Other Charges” means maintenance charges, impositions other than Impositions, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Individual Property, now or hereafter levied or assessed or imposed against any Individual Property or any part thereof by any Governmental Authority.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Obligations” means, collectively, (a) Borrower’s obligations for the performance of all covenants, conditions, liabilities and obligations of Borrower contained in this Agreement and the other Loan Documents, and (b) Subsidiary Guarantor’s obligations for the performance of all covenants, conditions, liabilities and obligations of Subsidiary Guarantor contained in this Agreement and the other Loan Documents.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing, registration or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or the Liens created or secured under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Owner’s Title Policy” means those certain Owner’s Policies of Title Insurance issued by Title Company in favor of the applicable Subsidiary Guarantor.

“PACE Loan” means (x) any “Property-Assessed Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to any Individual Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year assessments against any Individual Property.

“Participant Register” has the meaning specified in Section 15.6.

“Patents” means, collectively, all letters patent, whether under the laws of the United States or any other country or jurisdiction, all recordings and registrations thereof and applications therefor, including, without limitation, the inventions described therein, all reissues, continuations, divisions, renewals, extensions, continuations-in-part thereof, in each case whether now owned or existing or hereafter acquired or arising.

“Patriot Act” means, individually and/or collectively, as the context may require, all laws relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107 56), as the same was restored and amended by Uniting and Strengthening America by Fulfilling Rights and Ensuring Effective Discipline Over Monitoring Act (USA FREEDOM Act) of 2015 and, as the same may be amended, replaced, supplemented or otherwise modified from time to time.

“Patriot Act Offense” means (i) any violation of the laws of the United States of America or of any of the several states, or any act or omission that would constitute a violation of such laws if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or money laundering, including any offense under (a) the laws against terrorism; (b) the laws against money laundering, (c) the Bank Secrecy Act, as amended, (d) the Money Laundering Control Act of 1986, as amended, or (e) the Patriot Act, or (ii) the conspiracy to commit, or aiding and abetting another to commit, any violation of any such laws.

“Payment Date” means the ninth (9th) day of each calendar month; provided, however, that Administrative Agent shall have the right to change the Payment Date to any other day of a calendar month selected by Administrative Agent, in its sole and absolute discretion upon at least ten (10) Business Days’ prior notice to Borrower (in which event such change shall then be deemed effective) and, if requested by Administrative Agent, Borrower and Subsidiary Guarantor shall promptly execute an amendment to this Agreement to evidence such change; provided that if Administrative Agent shall have elected to change the Payment Date as aforesaid, the Interest Period may be adjusted accordingly.

“Payment Recipient” has the meaning set forth in Section 19.32.

“Permitted Activities” has the meaning set forth in Section 9.1(b).

“Permitted DST” means a Delaware statutory trust (“DST”) sponsored by NexPoint Real Estate Advisors IV, L.P. (“NexPoint”) or its Affiliates.

“Permitted DST Transaction” means a transaction meeting the following conditions: (a) the contribution by Subsidiary Guarantor or an Affiliate of any (i) Property, (ii) equity interests of any Subsidiary Guarantor owning an Individual Property, and (iii) cash to be used to acquire from any Subsidiary Guarantor an Individual Property and/or the equity interests of a Subsidiary Guarantor; (b) the contribution is made to a Permitted DST; and (c) the DST offers to sell and sells beneficial interests in the DST in a manner substantially consistent with prior offerings of DST beneficial interests sponsored by NexPoint or its Affiliates at a price at least equal to the fair market value of such interests, as determined by the general partner of Nexpoint, including with respect to fees and reimbursement of expenses to Affiliates of NexPoint.

“Permitted Encumbrances” means, individually and/or collectively, as the context may require, (a) the Liens and security interests created or permitted by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Policy, (c) Liens, if any, for Impositions not yet delinquent, (d) Liens for Impositions that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted in accordance with Section 7.3, (e) statutory Liens of carriers or warehousemen incurred in the ordinary course of business and, if and to the extent the same are in dispute, are being contested in good faith in accordance with the terms of Sections 7.2 and 7.3, (f) mechanics, materialmen and other similar Liens arising by operation of law, which are (1) incurred in the ordinary course of business, (2) for sums which are being contested in good faith in accordance with Sections 7.2 and 7.3, and (3) in any event, have been discharged of record by bonding or otherwise within forty-five (45) days following the filing of such Lien, (g) reserved, (h) equipment leases or pledges that are the subject of Approved Equipment Financing, (i) Immaterial Easements, and (j) rights of existing or future Tenants pursuant to Leases approved by Administrative Agent or otherwise expressly permitted in accordance herewith.

“Permitted Indebtedness” means, individually and/or collectively, as the context may require (i) the Notes and the other obligations, indebtedness and liabilities specifically provided for in any Loan Document and secured by this Agreement and/or the other Loan Documents, and (ii) unsecured trade payables and operational debt not evidenced by a note and Approved Equipment Financing, provided, that, any Indebtedness incurred pursuant to this clause (ii) shall (A) not exceed, with respect to any Individual Property, three percent (3%) of the Allocated Loan Amount of such Individual Property at any given time in the aggregate; (B) except with respect to Approved Equipment Financing, be outstanding not more than sixty (60) days and (C) be incurred in the ordinary course of business and on an arm’s length basis on commercially reasonable terms and conditions. Notwithstanding anything set forth herein, in no event shall Borrower or Subsidiary Guarantor be permitted under this provision to enter into a note (other than the Notes) or other instrument for borrowed money.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property” has the meaning set forth in the Security Instrument.

“Plan” means an (i) employee benefit plan as defined in Section 3(3) of ERISA, and (ii) which is subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code.

“Pledge Agreement” means that certain Pledge and Security Agreement, dated as of the Closing Date, made by Borrower in favor of Secured Party, and each Add On Pledge Agreement, as the same may be amended, replaced, supplemented or otherwise modified from time to time.

“Prime Rate” means a fluctuating rate per annum equal to the Prime Rate Index plus the Prime Rate Spread; provided, however in no event shall the Prime Rate be deemed to be less than the Minimum Rate.

“Prime Rate Index” means the annual rate of interest publicly announced by JPMorgan Chase Bank, National Association, in New York, New York, as its base rate, as such rate shall change from time to time. If JPMorgan Chase Bank, National Association, ceases to announce a base rate, then the Prime Rate Index shall mean the rate of interest published in The Wall Street Journal from time to time as the “Prime Rate.” If The Wall Street Journal ceases to publish the “Prime Rate,” Administrative Agent shall select an equivalent publication that publishes such “Prime Rate,” and if such “Prime Rates” are no longer generally published or are limited, regulated or administered by a governmental or quasi-governmental body, then Administrative Agent shall select a comparable interest rate index. Notwithstanding the foregoing, in no event shall Prime Rate Index be less than the Rate Index Floor.

“Prime Rate Loan” means the Loan at such time as interest thereon accrues at a rate of interest based upon the Prime Rate.

“Prime Rate Spread” means, in connection with the conversion of the Loan from a SOFR Rate Loan to a Prime Rate Loan, the difference (expressed as the number of basis points) of (a) the Term SOFR Rate Index as of the Determination Date for which the Term SOFR Rate Index was last applicable to the Loan plus the Spread minus (b) the Prime Rate Index as of such Determination Date; provided, however, that if such difference is a negative number, the Prime Rate Spread shall be zero; provided, further, however, that (a) if the Loan is a Prime Rate Loan immediately prior to the commencement of the Extension Term (i) the Prime Rate Spread will be increased by twenty-five (25) basis points for the first Interest Period of the Extension Term and any Interest Period thereafter.

“Prepayment Failure” has the meaning set forth in Section 2.13.1(a).

“Prepayment Notice” has the meaning set forth in Section 2.13.1(a).

“Principal Amount” means, as of the date of determination, the aggregate outstanding principal amount of the Loan.

“Proceeds” has the meaning set forth in Section 6.2.2.

“Pro Forma” means the pro forma mortgagee title insurance policy approved by Administrative Agent in connection with the closing of the Loan.

“Prohibited Person” means any Person: (i) listed in the Annex to, or is otherwise subject to the prohibitions of, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism or any other similar prohibitions contained in the rules and regulations of OFAC or in any enabling legislation or other Executive Orders; (ii) that is owned or controlled by, or acting for or on behalf of, any Person that is listed in the Annex to, or is otherwise subject to the prohibitions of, Executive Order No. 13224; (iii) with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including Executive Order No. 13224; (iv) who commits, threatens, conspires to commit or supports “terrorism” as defined in Executive Order No. 13224; (v) that is named as a “specially designated national and blocked person” on the most current list published by OFAC at its official website or at any replacement website or other replacement official publication of such list; (vi) that is subject to trade restrictions under United States law, including, without limitation, the Patriot Act, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder including those related to Specially Designated Nationals and Specially Designated Global Terrorists; (vii) that is listed on any Government List; (viii) that has been previously convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense; (ix) that is currently under investigation by any Governmental Authority for alleged crime of moral turpitude, any Patriot Act Offense or any felony involving a Financial Crime; (x) that is operating, organized or resident in a Sanctioned Country; (xi) that is otherwise the subject or target of Sanctions; or (xii) who is an Affiliate of any Person that is described by or that satisfies any of clauses (i) through (xi) above.

“Pro Rata Interest” of any amount means, with respect to any Lender at any time, the product of such amount times a fraction the numerator of which is the aggregate amount of such Lender’s Guidance Amount at such time (or, if the Guidance Amounts shall have been terminated pursuant to Section 17.1(b), such Lender’s Guidance Amount as in effect immediately prior to such termination) and the denominator of which is the Loan amount at such time (or, if the Guidance Amounts shall have been terminated pursuant to Section 17.1(b), the Loan as in effect immediately prior to such termination).

“Property Documents” means, individually and/or collectively, as the context may require, the Zoning Documents, the REAs, the Material Service Contracts, and any Property Operating Agreements, as the same may be amended, restated, replaced, supplemented or otherwise modified in accordance with the provisions thereof.

“Property” or “Properties” means, collectively, each and every Individual Property which is subject to the terms of this Agreement, to the extent the same is encumbered by a Security Instrument and has not been released therefrom pursuant to the terms hereof.

“Property Operating Agreements” means, individually and/or collectively, as the context may require, any Management Agreement, any Asset Management Agreement and any Leasing Agency Agreement, as the same may be amended, restated, replaced, supplemented or otherwise modified in accordance with the provisions thereof.

“Public Exchange” has the meaning set forth in the definition of Public Vehicle.

“Public Listing” means the listing of VBHT on a Public Exchange.

“Public Sale” means the Transfer (but not a pledge), in one or a series of transactions including by way of merger, (a) of VBHT to a Public Vehicle or (b) through which VBHT becomes, or is merged with or into, a Public Vehicle.

“Public Vehicle” means a Person whose securities are listed and traded (or to be listed contemporaneously with a Public Listing) on the New York Stock Exchange or any other nationally recognized US securities exchange or quoted on a nationally recognized automated quotation system, including, without limitation, NASDAQ (any such exchange or quotation system, a “Public Exchange”). Any Public Vehicle shall be required to have net worth of not less than Two Billion Dollars ($2,000,000,000.00) to qualify as such.

“Purchase Agreement” means, individually or collectively, as the context may require, those certain purchase and sale agreements entered into by Borrower, Subsidiary Guarantor or any of their respective affiliates in connection with the purchase of any Individual Property and set forth on Schedule XII attached hereto.

“Qualified Additional Guarantor” means a Person (i) (A) that is not, nor are any of such Person’s Broad Affiliates, a Disqualified Person and (B) that is not, nor are any of such Person’s Broad Affiliates, a Prohibited Person, (ii) that owns an indirect ownership interest in Borrower and has received adequate consideration for delivering the Qualified Additional Guarantor Documents, as determined by Administrative Agent and (iii) that independently satisfies the Financial Covenants, as of the date of the delivery of the Qualified Additional Guarantor Documents.

“Qualified Additional Guarantor Conditions” means, with respect to any Person, (a) at the time Borrower or Guarantor proposes such Person to become a Qualified Additional Guarantor and at the time such Person becomes a Qualified Additional Guarantor, no Event of Default (other than the Event of Default being cured by providing the Qualified Additional Guarantor) has occurred and is then continuing, and (b) each of the following terms and conditions are satisfied as determined by Administrative Agent in its sole discretion: (i) Borrower shall deliver to Administrative Agent written notice of its intent to provide a supplemental guarantor within five (5) Business Days of the occurrence of the applicable Event of Default, which notice shall be accompanied by the Qualified Additional Guarantor Information, (ii) the proposed replacement guarantor is a Qualified Additional Guarantor, (iii) within ten (10) Business Days following Administrative Agent’s written approval of the proposed additional guarantor, such additional guarantor executes and delivers to Administrative Agent the Qualified Additional Guarantor Documents, (iv) Borrower and each of the Guarantors (including, without limitation, the Guarantor subject to the applicable Event of Default) shall have executed any ratifications of and reaffirmations of the Loan Documents as Administrative Agent may require in connection with the addition of the Qualified Additional Guarantor as Guarantor under the Loan Documents and (v) Borrower has paid all of Secured Party’s costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred by Secured Party connection therewith.

“Qualified Additional Guarantor Documents” means, collectively, (a) a joinder and reaffirmation agreement, in form and substance acceptable to Administrative Agent, which such joinder shall, among other things, guarantee the obligations and liabilities of the Qualified Additional Guarantor under the Guarantees and the Environmental Indemnity (or, at Administrative Agent’s discretion, supplemental guarantees and an environmental indemnity agreement in form and substance substantially similar to the Guarantees and the Environmental Indemnity), (b) if the proposed additional Guarantor is an individual who resides in a property community state, a spousal consent with respect to the Guarantees and the Environmental Indemnity in form and substance satisfactory to Administrative Agent, and (c) legal opinions, certificates, consents and/or resolutions, and customary searches and acknowledgments as may be requested by Administrative agent, in form and substance acceptable to Administrative Agent.

“Qualified Additional Guarantor Information” means (i) the legal name, contact information, state of formation/incorporation and, if the proposed additional guarantor is an individual, copy of driver’s license or passport of such proposed additional guarantor, (ii) with respect to any proposed additional guarantor that is not an individual, audited financial statements certified by an Independent Accountant in accordance with the Approved Accounting Method and with respect to any proposed additional guarantor that is an individual, financial statements certified by an Independent Accountant in accordance with the Approved Accounting Method, in each case acceptable to Administrative Agent, (iii) the organizational chart of such proposed guarantor in form and substance required by Administrative Agent and (iv) if applicable, the organizational documents of such proposed additional guarantor, including organizational documents of its direct and indirect owners as may be required by Administrative Agent.

“Qualified Asset Manager” means a reputable and experienced management organization approved by Administrative Agent; for the avoidance of doubt, VineBrook Homes Trust, Inc. (“VBHT”), Evergreen Residential Holdings, LLC, and the Affiliates or subsidiaries of either of the foregoing, shall be considered “Qualified Asset Managers”.

“Qualified Leasing Agent” means a reputable and experienced leasing agent approved by Administrative Agent in its reasonable discretion.

“Qualified Manager” means a reputable and experienced management organization approved by Administrative Agent; for the avoidance of doubt, VBHT, Evergreen Residential Holdings, LLC, and the Affiliates or subsidiaries of either of the foregoing, shall be considered “Qualified Managers”.

“Qualified Operator” means, individually and/or collectively, as the context may require, Qualified Leasing Agent, Qualified Asset Manager or Qualified Manager.

“Ramp-Up Period” means the period from the Closing Date until September 23, 2025.

“Rate Conversion” means conversion of the Loan to an Alternate Rate Loan or Prime Rate Loan.

“Rate Index Floor” means three percent (3.0%).

“Rating Agency” means, individually and/or collectively, as the context may require, S&P, Moody’s, Fitch or any other nationally-recognized statistical rating agency selected by Administrative Agent.

“REA” means, individually and/or collectively, as the context may require, each reciprocal easement, covenant, condition and restriction agreement or similar agreement affecting any Individual Property as more particularly set forth under the heading “REAs” on Schedule V of this Agreement and any future reciprocal easement or similar agreement affecting any Individual Property (other than Immaterial Easements) entered into in accordance with the applicable terms and conditions hereof.

“Real Property” has the meaning set forth in the Security Instrument.

“Recipient” means (a) Administrative Agent and (b) any Lender, as applicable.

“Recourse Guaranty” means that certain Guaranty of Recourse Obligations, dated as of the Closing Date, by Guarantor in favor of Secured Party, as the same may be amended, replaced, supplemented or otherwise modified from time to time.

“Register” has the meaning set forth in Section 15.4.

“Registry” means, with respect to each Individual Property, the official records, recorder’s office in the county in which such Individual Property is located.

“Release Price” means, for any Individual Property, the greater of: (a) an amount equal to one hundred percent (100%) of the Net Sales Proceeds from the Transfer of such Individual Property; or (b) an amount equal to the product of the Allocated Loan Amount for such Individual Property, multiplied by 115%.

“Rents” means all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, cash, income, receivables, additional rents, revenues, receipts, deposits (including, without limitation, security, utility and other deposits), issues, royalties and profits (including all oil and gas or other mineral royalties and bonuses), charges for services rendered, Proceeds, if any, from business interruption or other loss of income insurance and any and all payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower, Subsidiary Guarantor or their respective agents or employees from any and all sources arising from or attributable to any Individual Property whether paid or accruing before or after the filing by or against Borrower or Subsidiary Guarantor of any petition for relief under the Bankruptcy Code.

“Replacement Asset Management Agreement” means, collectively, (a) a management agreement with a Qualified Asset Manager, which management agreement shall be reasonably acceptable to Administrative Agent in form and substance, and (b) an assignment of asset management agreement and subordination of asset management fees substantially in the form then used by Administrative Agent (or of such other form and substance reasonably acceptable to Administrative Agent), executed and delivered to Administrative Agent by Borrower or Subsidiary Guarantor and such Qualified Asset Manager at Borrower’s or Subsidiary Guarantor’s expense.

“Replacement Interest Rate Cap Agreement” means, individually and/or collectively, as the context may require, one or more interest rate protection agreements, acceptable to Administrative Agent, from an Acceptable Counterparty with terms that are the same, in all material respects, as the terms of the Interest Rate Cap Agreement except that the same shall be effective as of the date required under this Agreement. After delivery of a Replacement Interest Rate Cap Agreement to Administrative Agent as permitted hereunder, Borrower shall deliver an Assignment of Interest Rate Cap agreement with respect to such Replacement Interest Rate Cap Agreement in form and substance substantially similar to the Assignment of Interest Rate Cap Agreement delivered on the Closing Date, together with legal opinions of counsel to the counterparty and Borrower as reasonably required by Administrative Agent and Lender (which legal opinions shall be in form and substance acceptable to Administrative Agent and from one or more opinion providers acceptable to Administrative Agent).

“Replacement Management Agreement” means, collectively, (a) a management agreement with a Qualified Manager, which management agreement shall be reasonably acceptable to Administrative Agent in form and substance, and (b) an assignment of management agreement and subordination of management fees substantially in the form then used by Administrative Agent (or of such other form and substance reasonably acceptable to Administrative Agent), executed and delivered to Administrative Agent by Borrower or Subsidiary Guarantor and such Qualified Manager at Borrower’s or Subsidiary Guarantor’s expense.

“Reporting Company” means each of Borrower, Subsidiary Guarantor, Guarantor, and any Person that Controls or owns, directly or indirectly, a twenty-five percent (25%) or greater ownership interest in Borrower, Subsidiary Guarantor or Guarantor, in each case, that constitutes a “reporting company” as such term is defined in the Corporate Transparency Act.

“Required Repair Account” has meaning set forth in Section 16.1 hereof.

“Required Repair Fund” has meaning set forth in Section 16.1 hereof.

“Required Repairs” has the meaning set forth in Section 16.1 hereof.

“Reserve Account” means each of the Carry Reserve Account, the Required Repair Account and all other escrow or reserve accounts now or hereafter existing pursuant to this Agreement, any Security Instrument, or any other Loan Document.

“Reserve Funds” means each of the Carry Reserve Funds, the Required Repair Funds and all other reserve funds now or hereafter existing pursuant to this Agreement, any Security Instrument, or any other Loan Document.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restoration” has the meaning provided in Section 6.2.4(a).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, or His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“Secured Party” means, collectively, Administrative Agent and Lenders.

“Security Instrument” means, individually and/or collectively as the context may require, (a) with respect to each Individual Property, each of those certain first priority Mortgages/Deeds of Trust, Assignments of Leases and Rents, Security Agreements and Fixture Filings, or similar agreement dated as of the Closing Date, executed and delivered by the related Subsidiary Guarantor to Administrative Agent as security for the Loan and encumbering such Individual Property, as each of the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, and (b) any Add On Security Instrument, as each of the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Service Contract” means any agreements to which Borrower or Subsidiary Guarantor is a party or bound (other than any Management Agreement and any Leasing Agency Agreement) which relate to the ownership, management, development, use, operation, leasing, maintenance, repair or improvement of any Individual Property, and which: (i) have a term of more than one year (unless terminable by Borrower or Subsidiary Guarantor, as applicable, upon thirty (30) days’ notice or less), or (ii) require the payment of a termination fee by Borrower or Subsidiary Guarantor; provided that, for purposes of this definition, multiple agreements with a single counterparty, or any Affiliate thereof, as the case may be, shall be deemed to constitute a single agreement for the purposes of determining whether the same constitutes a Service Contract hereunder.

“Servicer” means Trimont Real Estate Advisors (together with its successors and any assigns who are Affiliates) and any other Person selected by Administrative Agent to act as servicer hereunder with such powers as are specifically delegated to Servicer by Administrative Agent, whether pursuant to the terms of this Agreement, the Clearing Account Agreement, the Cash Management Agreement, together with such other powers as are incidental thereto.

“SFHA” has the meaning set forth in Section 6.1.2(a).

“Single Purpose Entity” means a Person, other than an individual, which meets the requirements of Article IX.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Rate” means a fluctuating rate per annum equal to the Term SOFR Rate Index plus the Spread; provided, however, in no event shall the SOFR Rate be deemed to be less than the Minimum Rate.

“SOFR Rate Loan” means the Loan at such time as interest thereon accrues at a rate of interest based upon SOFR Rate.

“Special Member” has the meaning set forth in Section 9.1.2(d).

“Specified Permitted Encumbrances” means Permitted Encumbrances for (i) Liens for Impositions or (ii) mechanics, materialmen and other similar Liens arising by operation of law.

“Specified Title Insurance Products” has the meaning set forth in Section 18.2(y).

“Spread” means for each Interest Period through (and including) the last Interest Period of the Stated Maturity Date, two and thirty-five hundredths percent (2.35%), which amount shall thereafter be increased by twenty-five (25) basis points upon the commencement of the first Interest Period of the Extension Term and any Interest Period thereafter.

“Stabilized Property” has the meaning set forth in Section 16.3(b).

“Stabilization” means, with respect to any Individual Property, that such Individual Property has achieved a Debt Yield of not less than 7.25% for three (3) consecutive months, as determined by Administrative Agent. For purposes of this definition, (x) the Underwritten Operating Income component of Debt Yield shall be calculated using in-place Rents for the immediately preceding month, annualized (but excluding abated rent) and (y) the Underwritten Operating Expense component of Debt Yield shall be calculated using annual Operating Expenses.

“State” means, with respect to an Individual Property, the state in which such Individual Property or any part thereof is located.

“Stated Maturity Date” means the Initial Maturity Date, as such date may be extended pursuant to Section 2.5(b).

“Strike Price” means (a) four and one-quarter of one percent (4.25%), and (b) commencing upon the commencement of the Extension Term, the annual rate (expressed as a percentage) which, when added to the Spread, would result in the Debt Service Coverage Ratio, determined as of the date of the exercise of the Extension Option, based upon the trailing twelve (12) month period immediately preceding such date of determination being equal to or exceeding 1.15:1.00.

“Subsidiary Guarantor” has the meaning set forth in the introductory paragraph hereto and shall include each Add On Subsidiary Guarantor.

“Subsidiary Guaranty” means, collectively, (i) that certain Subsidiary Guaranty Agreement, dated as of the date hereof, executed by Subsidiary Guarantor in favor of Administrative Agent for the ratable benefit of Lender and (ii) one or more Subsidiary Guaranty(ies), executed by the applicable Add On Subsidiary Guarantor in the form attached hereto as Exhibit E or otherwise reasonably approved by Administrative Agent, in each case, as each of the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Substitute Interest Rate Cap Agreement” means an interest rate cap agreement between an Acceptable Counterparty and Borrower, obtained by Borrower and collaterally assigned to Secured Party pursuant to an Assignment of Interest Rate Cap Agreement (or substantially similar collateral assignment) and shall contain each of the following:

(i)    a term expiring no earlier than, other than in the case of Section 2.5(b)(ix), the end of the Interest Period in which the Maturity Date occurs and, in the case of Section 2.5(b)(ix), the end of the Interest Period in which the last day of the requested Extension Term occurs;

(ii)    the notional amount of the Substitute Interest Rate Cap Agreement shall be equal to or greater than the outstanding principal balance of the Loan;

(iii)    it provides that the only monetary and material obligation of Borrower thereunder is the making of a single payment to the Acceptable Counterparty thereunder upon the execution and delivery thereof and there are no other conditions to the effectiveness of such Substitute Interest Rate Cap Agreement;

(iv)    it provides to Secured Party and Borrower (as determined by Administrative Agent in its sole but good faith discretion), for the term of the Substitute Interest Rate Cap Agreement, a protection against fluctuations in the Alternate Rate Index or the Prime Rate Index, as applicable, that is no less beneficial to Borrower and Secured Party than (A) other than in the case of Section 2.5(b)(ix), that which was provided by the Interest Rate Cap Agreement being replaced by the Substitute Interest Rate Cap Agreement and (B) in the case of Section 2.5(b)(ix), that which was intended to be provided by the Interest Rate Cap Agreement that, but for the operation of Section 2.33(g), would have been required to have been delivered by Borrower pursuant to Section 2.5(b)(ix) as a condition to the requested Extension Term; and

(v) without limiting any of the provisions of the preceding clauses (i) through (iv) above, it satisfies all of the requirements set forth in Section 2.33.

From and after the date of any Rate Conversion, all references to “Interest Rate Cap Agreement” and “Replacement Interest Rate Cap Agreement” herein (other than in the definition of “Interest Rate Cap Agreement” and the definition of “Replacement Interest Rate Cap Agreement”) shall be deemed to refer or relate, as applicable, to a Substitute Interest Rate Cap Agreement. Notwithstanding the foregoing, Administrative Agent acknowledges and agrees that Borrower shall have the right, in lieu of delivering a new Substitute Interest Rate Cap Agreement to satisfy the foregoing, to modify the then existing Interest Rate Cap Agreement so that it satisfies the conditions set forth in clauses (i) – (v) of this definition of “Substitute Interest Rate Cap Agreement”.

“Survey” means, with respect to each Individual Property, a current land survey for any Individual Property, certified to the Title Company and Administrative Agent and its successors and assigns, in form and substance satisfactory to Administrative Agent and prepared by a professional and properly licensed land surveyor satisfactory to Administrative Agent in accordance with the most current Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys or other reasonable and customary standards for similar land (or condominium projects) in the applicable State, together with the surveyor’s seal affixed thereto and bearing a certification from the surveyor in form and substance acceptable to Administrative Agent.

“Taking” means a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of any Individual Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting such Individual Property or any part thereof.

“Taxes” means all present or future taxes, excises, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tenant” means any Person leasing, subleasing, licensing or otherwise using or occupying, or entitled to use or occupy, any portion of any Individual Property pursuant to a Lease, but excluding Borrower, Subsidiary Guarantor, Manager, Asset Manager or any of their Affiliates and the respective employees, agents and assigns of the foregoing.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Rate Index selected by Administrative Agent in its reasonable discretion).

“Term SOFR Rate Index” means the Term SOFR Reference Rate for a tenor of one month on the Determination Date (expressed as a percentage per annum and rounded up to the next nearest 1/1000 of 1%), as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Determination Date the Term SOFR Reference Rate for a tenor of one month has not been published by the Term SOFR Administrator, then the Term SOFR Rate Index will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Determination Date. Notwithstanding the foregoing or anything herein to the contrary, in no event shall the Term SOFR Rate Index be less than the Rate Index Floor.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Title Company” means the title company or companies issuing the Title Policy.

“Title Policy” means, with respect to any Individual Property, an ALTA mortgagee title insurance policy in a form acceptable to Administrative Agent (or, if such Individual Property is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Administrative Agent) issued by Title Company with respect to such Individual Property and insuring the Lien of the applicable Security Instrument, together with such endorsements and affirmative coverages as Administrative Agent may require.

“Total Loss” means (i) a casualty, damage or destruction of any Individual Property the cost of restoration of which (calculated by Administrative Agent in accordance with the provisions of Article VI) would exceed twenty percent (20%) of the reasonably estimated fair market value of such Individual Property (before such casualty), or (ii) a permanent Taking of fifteen percent (15%) or more of the gross area of any Individual Property or so much of such Individual Property, in either case, such that it would be impracticable, in Administrative Agent’s discretion, even after restoration, to operate such Individual Property as an economically viable whole.

“Trademarks” means, collectively, all trademarks, service marks, trade names, corporate and company names, business names, fictitious business names, logos, trade dress, trade styles, other source or business identifiers, designs and general intangibles of a similar nature, whether under the laws of the United States or any other country or jurisdiction, all recordings and registrations thereof and applications therefor (but excluding any application to register any trademark, service mark or other mark prior to the filing under applicable law of a verified statement of use (or the equivalent) for such trademark, service mark or other mark if the creation of a Lien thereon or security interest therein would void or invalidate such trademark, service mark or other mark), all renewals and extensions thereof, all rights corresponding thereto, and all goodwill associated therewith or symbolized thereby, in each case whether now owned or existing or hereafter acquired or arising.

“Transfer” means any direct or indirect sale, assignment, conveyance, mortgage, transfer, pledge, hypothecation, encumbrance, lien or other disposition of any legal or beneficial interest (including, without limitation, any interest in profits or proceeds related to any ownership interest) or entering into any agreement with respect to the foregoing, by any means whatsoever whether voluntary, involuntary, by operation of law or otherwise, or where used as a verb, means to directly or indirectly sell, assign, convey, mortgage, transfer, pledge, hypothecate, encumber, lien, enter into a PACE Loan, grant a security interest in, exchange or otherwise dispose of any legal or beneficial interest or grant any option or warrant with respect thereto, or any allocation of Borrower’s assets among newly divided limited liability companies pursuant to a “plan of division” under the Delaware Limited Liability Company Act.

“UCC” means the Uniform Commercial Code as in effect in the State.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Underwritten Debt Service Coverage Ratio” means, as of any date of determination, the ratio, as determined by Administrative Agent in its sole but good faith discretion, of (a) Underwritten NOI as of such date to (b) the annual principal (assuming a 30 year amortization schedule) and interest payments payable during such period under the Loan Documents using the then-current agency refinance coupon. Administrative Agent’s good faith calculation of the Underwritten Debt Service Coverage Ratio, and all component calculations, shall be conclusive and binding on Borrower and Subsidiary Guarantor absent manifest error.

“Underwritten NOI” means Underwritten Operating Income less Underwritten Operating Expenses. Underwritten NOI (including determination of items that do, and do not, qualify as Operating Income or Operating Expenses) shall be calculated by Administrative Agent in good faith and shall be final absent manifest error.

“Underwritten Operating Expenses” means the greater of (a) actual Operating Expenses for the trailing twelve (12) month period ending on the last day of the calendar month immediately preceding the applicable date of determination, as determined by Administrative Agent and (b) Operating Expenses with respect to such trailing twelve (12) month period as set forth in the Annual Operating Budget.

“Underwritten Operating Income” means actual Operating Income for the trailing twelve (12) month period ending on the last day of the calendar month immediately preceding the date of determination based on the most recent rent roll and such other information as is required to be delivered by Borrower or Subsidiary Guarantor pursuant to Section 11.2, provided, however, with respect to any percentage rent payable under a Lease, such percentage rent shall only be included in Underwritten Operating Income to the extent (x) received or owed for the trailing twelve (12) month period ending on the last day of the calendar month immediately preceding the applicable date of determination, and (y) recurring and sustainable, as determined by Administrative Agent. Administrative Agent’s calculation of Underwritten Operating Income shall be conclusive and binding on Borrower and Subsidiary Guarantor absent manifest error.

“United States” means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

“Unused Guidance Amount” shall mean, with respect to any Lender at any date of determination, such Lender’s Guidance Amount at such time minus the aggregate principal amount of all Advances made by such Lender (in its capacity as a Lender) and outstanding at such time.

“U.S. Government Obligations” means (i) direct full faith and credit obligations of the United States of America that are not subject to prepayment, call or early redemption or (ii) other “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended. Any such obligation must be limited to instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. If any such obligation is rated by S&P, it shall not have an “r” highlighter affixed to its rating. Interest must be fixed or tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with said index. U.S. Government Obligations include, but are not limited to: U.S. Treasury direct or fully guaranteed obligations, Farmers Home Administration certificates of beneficial ownership, General Services Administration participation certificates, U.S. Maritime Administration guaranteed Title XI financing, Small Business Administration guaranteed participation certificates or guaranteed pool certificates, U.S. Department of Housing and Urban Development local authority bonds, and Washington Metropolitan Area Transit Authority guaranteed transit bonds. In no event shall any such obligation have a maturity in excess of 365 days.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.17.6(b)(iii).

“Withdrawal Liability” has the meaning given to such term under Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means Borrower and Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Zoning Documents” means, collectively, the agreements set forth in Schedule V under the heading “Zoning Documents” and any other documents (other than Immaterial Easements) relating to Subsidiary Guarantor’s right to utilize and enjoy any development rights appurtenant, or otherwise relating to, any Individual Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof.

1.2	Principles of Construction.

All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All accounting terms not specifically defined herein shall be construed in accordance with the Approved Accounting Method. When used herein, the term “financial statements” shall include the notes and schedules thereto. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the definitions given them in this Agreement when used in any other Loan Document or in any certificate or other document made or delivered pursuant thereto. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof’, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. The words “to Borrower’s knowledge” or “to the knowledge of Borrower” (or words of similar meaning) shall mean “to the knowledge Borrower and its Affiliates” but will not include knowledge that could have been obtained with further investigation. The words “to Subsidiary Guarantor’s knowledge” or “to the knowledge of Subsidiary Guarantor” (or words of similar meaning) shall mean “to the knowledge Subsidiary Guarantor and its Affiliates” but will not include knowledge that could have been obtained with further investigation.

II.	GENERAL TERMS.

2.1	Loan Amounts and Disbursement to Borrower.

2.1.1    Maximum Facility Amount. Subject to the conditions and upon the terms herein provided, and subject specifically to the restrictions set forth in the remainder of this Section 2.1.1, Lenders hereby agree to lend to Borrower, and Borrower agrees to borrow from Lenders, a loan (the “Loan”), in a maximum principal amount not to exceed the Maximum Facility Amount. The Loan shall be repaid with interest, costs and charges as more particularly set forth in this Agreement, the Note, the Security Instrument and the other Loan Documents. Principal amounts of the Loan which are repaid for any reason may not be reborrowed. The decision to make any Advance under this Loan shall be subject to Lender’s sole but good faith discretion, including, without limitation, satisfaction of the conditions set forth in Section 2.1.6 through Section 2.1.8, as applicable. The Loan shall be funded in one or more Advances. For the avoidance of doubt, nothing contained in this Agreement or the other Loan Documents shall be construed to constitute a commitment to advance any Advance.

2.1.2    Initial Advance. On the Closing Date, Borrower shall receive an initial advance of the Loan (the “Initial Advance”) in the amount of Thirteen Million Seven Hundred Ten Thousand and 00/100 Dollars ($13,710,000.00).

2.1.3    The Notes, Security Instrument and Loan Documents.

(a)    The Loan shall be evidenced by the Note and secured by the Security Instrument, the Pledge Agreement and the other Loan Documents.

(b)    Each Note shall be payable to the Lender that is the holder of such Note for the account of its applicable lending office in an amount equal to such Lender’s Pro Rata Interest.

(c)    Upon receipt of each Note, Administrative Agent shall forward such Note to the applicable Lender. Each Lender shall record the date, amount, type and maturity of each loan made by such Lender and the date and amount of each payment of principal made by Borrower with respect thereto, and may, if such Lender so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such loan then outstanding; provided that the failure of any Lender to make any such recordation or endorsement shall not affect the obligations of Borrower hereunder or under the Note. Each Lender is hereby irrevocably authorized by Borrower to so endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

2.1.4    Use of Proceeds. Borrower shall use, and shall cause the Subsidiary Guarantor to use, the proceeds of the Initial Advance (i) to acquire the Initial Property, (ii) to make deposits into the Reserve Funds on the Closing Date in the amounts provided herein, (iii) to pay costs and expenses incurred in connection with the closing of the Loan, as approved by Administrative Agent, and (iv) to fund any working capital requirements of the Initial Property. Borrower shall use, and shall cause the Subsidiary Guarantor to use, the proceeds of any Add On Advance (i) to acquire the applicable Add On Property, (ii) to make deposits into the Reserve Funds in connection with the closing of the Add On Advance, (iii) to pay costs and expenses incurred in connection with the closing of the Add On Advance, as approved by Administrative Agent, and (iv) to fund any working capital requirements of the Add On Property.

2.1.5    Reserved.

2.1.6    Add On Advances. During the term of the Loan, including any Extension Term, Borrower shall have the right to obtain one or more additional advances of the Loan (each an “Add On Advance”; and together with the Initial Advance, each an “Advance” and collectively the “Advances”) in an aggregate amount not to exceed, together with all other Advances, FIVE HUNDRED MILLION AND 00/100 DOLLARS ($500,000,000) (the “Maximum Facility Amount”) to be used for the acquisition of additional properties designated by Borrower in accordance with the terms hereof (each, an “Add On Property”). Each Add On Advance shall accrue interest at the Applicable Rate in accordance with the terms of the Loan Documents from the date of the funding of such Add On Advance. The consent of Administrative Agent, to be granted or withheld in their sole but good faith discretion, shall be required as a condition to any Add On Advance and additionally each Add On Advance shall be subject to the satisfaction by Borrower of the following conditions precedent, unless waived in writing by Administrative Agent in its sole but good faith discretion:

(a)    Add On Advance Request. At least thirty (30) days prior to the date of any requested Add On Advance, Borrower shall send a written request to Administrative Agent to fund such Add On Advance stating the requested date for such Add On Advance;

(b)    Confirmation of Representations and Warranties and No Event of Default. On the date of Borrower’s request for any Add On Advance and on the date of the funding of such Add On Advance, (i) all representations and warranties of Borrower, Subsidiary Guarantor and Guarantor set forth in the Loan Documents are true and correct in all material respects as of such date, except to the extent such representations and warranties are matters which by their nature are no longer true and correct solely as a result of the passage of time, (ii) none of Borrower, Subsidiary Guarantor nor Guarantor have any known offsets, counterclaims or defenses against the Debt or any of the Loan Documents to which it is a party, and (iii) no Event of Default shall then be continuing;

(c)    Appraisal. At least thirty (30) days prior to any draw of an Add On Advance or such shorter period as may be acceptable to Administrative Agent, Administrative Agent shall have received an Appraisal of the Add On Property dated no more than ninety (90) days prior to the date of the Add On Advance;

(d)    Interest Rate Cap Agreement. Simultaneously with such Add On Advance, if the Interest Rate Cap Agreement shall have a notional amount less than the sum of the outstanding principal balance of the Loan and the amount of the applicable Add On Advance, Borrower, at its election, shall either (A) purchase one or more additional Interest Rate Cap Agreements with an aggregate notional amount that, when added to the aggregate notional amount of each other then-effective Interest Rate Cap Agreement, equals the aggregate outstanding principal amount of the Loan (after giving effect to the applicable Add On Advance), and having the applicable Strike Price, or (B) amend the existing Interest Rate Cap Agreement to increase the notional amount to the outstanding principal balance of the Loan (after giving effect to the applicable Add On Advance);

(e)    Due Diligence. No later than ten (10) Business Days prior to funding the Add On Advance, Borrower and/or Add On Subsidiary Guarantor, as applicable, shall have satisfied each of the Add On Due Diligence Requirements, each in a manner acceptable to Administrative Agent and Lender;

(f)    Material Agreements. No later than fifteen (15) days prior to funding the Add On Advance, Administrative Agent shall have received, reviewed and approved in its reasonable discretion all material agreements related to each Add On Property, as applicable, including, without limitation, reciprocal easement agreements, and any other employee related agreements, operating and service agreements, and all other documents, agreements or other instruments material to each Add On Property or Add On Subsidiary Guarantor’s interest therein, which are binding upon such Add On Subsidiary Guarantor or such Add On Property;

(g)    Reserves. On the date of the Add On Advance, Borrower or the Add On Subsidiary Guarantor, as applicable, shall deposit (a) any such reserve deposits as may be reasonably required by Administrative Agent as set forth in the Add On Due Diligence Requirements or otherwise reasonably required by Administrative Agent or any Lender upon completion of its underwriting of the Add On Property, and (b) the amount required to be deposited by Borrower into the Carry Reserve Account in accordance with Section 16.3(a)(ii);

(h)    Approval. Administrative Agent and Lender shall have received credit committee approval for such Add On Advance and Add On Property, which decision on approval shall be given within fifteen (15) days of the later of (x) Borrower’s request for an Add On Advance and (y) the date Borrower has submitted all due diligence requirements for committee approval;

(i)    Loan Documents. Borrower and Subsidiary Guarantor shall execute and deliver such amendments and modifications to the Loan Documents required by Administrative Agent (if any) to reflect the Add On Advance;

(j)    Collateral Property Criteria. Administrative Agent shall have determined that the proposed Add On Property satisfies the Collateral Property Criteria;

(k)    Expenses. Borrower shall pay all of Administrative Agent’s and Lender’s actual, documented out-of-pocket costs and expenses, including, without limitation, reasonable outside attorneys’ fees and disbursements, actually incurred in connection with the Add On Advance and compliance with the requirements of this Section 2.1.6. Borrower shall have also paid all recording charges, filing fees, taxes or other expenses (including, without limitation, mortgage and intangibles taxes and documentary stamp taxes) payable in connection with the Add On Advance;

(l)    As-Stabilized Debt Service Coverage Ratio. The As-Stabilized Debt Service Coverage Ratio for the Add On Property shall be not less than 1.25:1.00, provided, that, notwithstanding anything contained in this Agreement to the contrary, for purposes of this clause (l), the As-Stabilized Debt Service Coverage Ratio shall be calculated with respect to the Add On Property and the Add On Advance only;

(m)    Maximum Add On Advance Amount. On the date of the Add On Advance, the maximum amount of the Add On Advance shall be the lesser of (x) the amount resulting in a Loan-to-Purchase Price Ratio for the applicable Add-On Property of 75%, and (x) the amount resulting in a Loan-to-Value Ratio (Add On Advance) for the applicable Add-On Property of 75%;

(n)    Add On Fee. Borrower shall pay to Administrative Agent for the ratable benefit of Lender, an amount equal to 0.75% of the Add On Advance for the applicable Add On Property (the “Add On Fee”), which shall be earned in full and payable upon the making of the applicable Add On Advance;

(o)    Limitation on Advances. Borrower shall be entitled to no more than one (1) Add On Advances per calendar month and each Add On Advance shall be in an amount of no less than $10,000,000.00 (provided, however, that, if an Add On Advance is being made in connection a purchase agreement reasonably acceptable to Administrative Agent whereby the applicable Add On Property will be acquired in a series of tranches of individual parcels, then the applicable Add On Advance may be advanced in a series of draws as such tranches of individual parcels are acquired and become collateral for the Loan, provided, that, (x) the conditions set forth in this Section 2.1.6 are satisfied with respect to such individual parcel in connection with each Add On Advance, (y) Administrative Agent shall have a received a certificate of occupancy, temporary certificate of occupancy or local equivalent with respect to such individual parcel, and (z) all tranches of individual parcels shall be acquired by the applicable Subsidiary Guarantor and in no event shall be acquired by any other Affiliate of Borrower, Subsidiary Guarantor or Guarantor);

(p)    No Injunction. No law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued, and no litigation shall be pending or threatened in writing, which in the good faith judgment of Administrative Agent would enjoin, prohibit or restrain, the making of the Add On Advances or Borrower’s obligation to pay (or Lenders’ rights to receive payment) of the Loan and the other obligations or the consummation of the transactions contemplated herein;

(q)    Minimum Portfolio Diversity Requirement. With respect to any Add On Advance after the Ramp-Up Period, the Minimum Portfolio Diversity Requirement shall have been satisfied prior to the expiration of the Ramp-Up Period.

2.1.7    Add On Advance Covenants and Requirements.

(a)    No Add On Advance shall constitute a waiver of any of the conditions to make further Add On Advances or a limitation or restriction on any additional conditions imposed or requirements for any further Add On Advances.

(b)    Each of Borrower and Subsidiary Guarantor acknowledges and agrees that, in the event the conditions to an Add On Advance set forth in this Article II are not timely satisfied and Administrative Agent and/or Lender, as applicable, elects not to waive any of such conditions in order to fund an Add On Advance, (i) neither Administrative Agent nor Lender shall have any liability to Borrower or Subsidiary Guarantor resulting therefrom and (ii) each of Borrower and Subsidiary Guarantors waives any claims against Lender or Administrative Agent for any failure to permit or make an Add On Advance, notwithstanding the fact that Borrower and/or Subsidiary Guarantor has previously incurred costs in connection with such requested Add On Advance.

(c)    Administrative Agent shall have the right to allocate the spread and/or principal of the Add On Advance into participations or components or other subordinate financing, such as B-notes (collectively, “Subordinate Financing”), and any Subordinate Financing shall comply with the requirements of Section 14.1 hereof. All financial terms and conditions of the Add On Advance shall be determined by and subject to the approval of Adminstrative Agent;

(d)    For the avoidance of doubt, nothing contained herein shall constitute a commitment to fund any Add On Advance hereunder. The terms herein relating to Add On Advances are not all inclusive and are subject to Administrative Agent’s and Lender’s internal underwriting committee approval, Administrative Agent’s and Lender’s due diligence and other conditions, and satisfactory secondary market conditions. Additional conditions to Add On Advances and the terms of Section 2.1.6 and this Section 2.1.7 may be added as Administrative Agent and its counsel deem necessary, prudent or desirable on a case by case basis in connection with an Add On Advance.

2.1.8    Advances, Generally. Each Advance that is approved hereunder will be made on a Business Day during the period from the date hereof until the Maturity Date (or such earlier date as provided for herein). Each Advance shall be made in respect of an Individual Property, and shall consist of Advances made simultaneously by Lenders agreeing, in their sole but good faith discretion, to participate in such Advance, ratably according to their Guidance Amounts. Each Advance shall be made in Dollars. The amount of the Advance made by any Lender shall not to exceed the Unused Guidance Amount of such Lender at the time that such Advance is made. Each Lender shall, before 11:00 a.m. (New York City time) on the date of such borrowing, make available for the account of its lending office to the account of the title escrow agent coordinating the acquisition of the Add On Property, in same day funds, such Lender’s ratable portion of such Advance in accordance with the respective Guidance Amount of such Lender and the other Lenders. After Administrative Agent’s receipt of such funds and upon fulfillment of the conditions set forth in Section 2.1.6, and/or Section 2.1.7, as applicable, Administrative Agent will make such funds available to Borrower by wiring such amounts to a national title company reasonably acceptable to Administrative Agent.

 2.2    Reserved.

 2.3    Reserved.

 2.4    Reserved.

 2.5    Term and Extension Option.

(a)    Term. The term of the Loan shall terminate and expire on the Maturity Date. If any amounts payable under the Loan Documents are outstanding on the Maturity Date, the same shall be due and payable (together with accrued interest thereon) in full on the Maturity Date, and Borrower shall repay the same in full.

(b)    Extension Option. Subject to the provisions of this Section 2.5(b), Borrower and Subsidiary Guarantor shall have the option (the “Extension Option”), by irrevocable written notice (the “Extension Notice”) delivered to Administrative Agent no later than sixty (60) days prior to, but not more than ninety (90) days prior to, the Initial Maturity Date, to extend the Initial Maturity Date for a period of twelve (12) months (the “Extension Term”) to July 9, 2028 (the “Extended Maturity Date”). Borrower’s and Subsidiary Guarantor’s right to so extend the Initial Maturity Date shall be subject to the satisfaction (or waiver in Administrative Agent’s sole discretion) of the following conditions precedent prior to the commencement of the Extension Term:

(i)    no Event of Default shall have occurred and be continuing on the date Borrower and Subsidiary Guarantor deliver the Extension Notice, and no Event of Default shall have occurred and be continuing on the Initial Maturity Date;

(ii) reserved;

(iii)    (x) with respect to the Properties added to the Loan on or prior to December 25, 2026, the Underwritten Debt Service Coverage Ratio for such Properties shall be at least 1.25:1.00 and (y) with respect to the Properties acquired after December 25, 2026, the As- Stabilized Debt Service Coverage Ratio for such Properties shall be at least 1.25:1.00; provided, that Borrower shall have the right to prepay a portion of the Loan in an amount necessary to satisfy the foregoing Underwritten Debt Service Coverage Ratio and As-Stabilized Debt Service Coverage Ratio requirements (any such prepayment, an “Extension Prepayment”), and, in connection with such Extension Prepayment, Borrower shall pay to Administrative Agent all accrued and unpaid interest at the Applicable Rate on the Principal Amount being prepaid in connection such Extension Prepayment through the last day of the applicable Interest Period. For purposes of this clause (iii), Administrative Agent shall provide Borrower with the estimated agency refinance coupon for the calculation of the Underwritten Debt Service Coverage Ratio within five (5) Business Days of receiving the Extension Notice and Administrative Agent shall provide Borrower with the final agency refinance coupon for the calculation of the Underwritten Debt Service Coverage Ratio no later than five (5) Business Days prior to the Initial Maturity Date;

(iv)    (x) with respect to the Properties added to the Loan on or prior to December 25, 2026, the Debt Yield for such Properties shall be at least 7.50% and (y) with respect to the Properties acquired after December 25, 2026, the As-Stabilized Debt Yield for such Properties shall be at least 7.50%, provided, that Borrower shall have the right to make an Extension Prepayment, and, in connection with such Extension Prepayment, Borrower shall pay to Administrative Agent all accrued and unpaid interest at the Applicable Rate on the Principal Amount being prepaid in connection such Extension Prepayment through the last day of the applicable Interest Period;

(v)   Reserved;

(vi)   Reserved;

(vii)   Reserved;

(viii)    on or prior to the Initial Maturity Date, Borrower and Subsidiary Guarantor shall have paid to Administrative Agent the non-refundable Extension Fee;

(ix)    on or prior to the Initial Maturity Date, Borrower shall obtain and deliver to Administrative Agent (A) a Replacement Interest Rate Cap Agreement, in a notional amount equal to the outstanding principal balance of the Loan (which Replacement Interest Rate Cap Agreement shall be effective commencing on the first day of the Extension Term and shall have a term extending through and including the end of the Interest Period in which the Extended Maturity Date falls and (B) an assignment of interest rate cap agreement with respect to such Replacement Interest Rate Cap Agreement in form and substance substantially similar to the Assignment of Interest Rate Cap Agreement delivered on the Closing Date, together with legal opinions of counsel to the counterparty and Borrower as reasonably required by Administrative Agent and Lender (which legal opinions shall be in form and substance acceptable to Administrative Agent and from one or more opinion providers acceptable to Administrative Agent);

(x)    if Administrative Agent shall have determined that the Improvements or any part thereof are or will be located within a one hundred year flood plain or other area identified by Administrative Agent as having high or moderate risk of flooding or identified as a special flood hazard area as defined by the Federal Emergency Management Agency, a flood notification form signed by Borrower or Subsidiary Guarantor, as applicable, and evidence that the flood insurance required by Section 6.1 of this Agreement is in place for the Improvements and contents, if applicable, all in form, substance and amount satisfactory to Administrative Agent;

(xi)    on the Initial Maturity Date, if Administrative Agent reasonably determines that the Carry Reserve Funds are less than an amount equal to three (3) months of carry costs for each Individual Property, then Borrower shall deposit into the Carry Reserve Account an amount sufficient to make up the deficiency;

(xii)    Reserved;

(xiii)    Reserved;

(xiv)    Reserved;

(xv)    Reserved;

(xvi)    Reserved;

(xvii)    Guarantor shall continue to comply with all covenants contained in the Guarantees and the Environmental Indemnity, and Guarantor shall have delivered to Administrative Agent a reaffirmation of the Guarantees and the Environmental Indemnity in form and substance acceptable to Administrative Agent;

(xviii)    Subsidiary Guarantor shall continue to comply with all covenants contained in the Subsidiary Guaranty, and Subsidiary Guarantor shall have delivered to Administrative Agent a reaffirmation of the Subsidiary Guaranty in form and substance acceptable to Administrative Agent;

(xix)    Borrower shall continue to comply with all covenants contained in the Pledge Agreement, and Borrower shall have delivered to Administrative Agent a reaffirmation of the Pledge Agreement in form and substance acceptable to Administrative Agent;

(xx)    Borrower shall have delivered to Administrative Agent unaudited financial statements for each of Borrower, Subsidiary Guarantor and each Guarantor prepared in accordance with the Approved Accounting Method, in each case, for the most recent calendar month and calendar quarter preceding the applicable Stated Maturity Date, together with such other financial or management information as Administrative Agent shall require;

(xxi)    on the Initial Maturity Date, Borrower and Subsidiary Guarantor shall deliver an Officer’s Certificate which confirms and certifies that all representations and warranties contained in the Loan Documents are true and correct as if made on and as of the Initial Maturity Date, except for any changes in facts or circumstances occurring since the Closing Date that have been disclosed in writing to Administrative Agent and do not constitute a Default or Event of Default or were not caused by the occurrence of a Default or Event of Default and, in any event, do not result in a Material Adverse Effect;

(xxii)    Borrower and Subsidiary Guarantor shall have delivered to Administrative Agent any and all documentation and/or other evidence (including organizational charts) of the identity of the “beneficial owner(s)” (as such term is defined by the United States Department of the Treasury Financial Crimes Enforcement Network (“FinCEN”)) of Borrower, Subsidiary Guarantor, and Guarantor and the authorized representative of Borrower, Subsidiary Guarantor and Guarantor, and otherwise as may be required to comply with any requirements of any orders now or hereafter issued by FinCEN (or any other governmental or quasi-governmental agencies), including, without limitation, a sworn certificate or affidavit confirming the identity of all persons with authority to bind Borrower, Subsidiary Guarantor or Guarantor;

(xxiii)    Administrative Agent shall have received payment for (A) any and all out-of-pocket fees payable with respect to Borrower and Subsidiary Guarantor exercising the Extension Option, including, but not limited to, the fees and expenses of the Servicer, and all out- of-pocket fees, costs and expenses of outside legal counsel, and (B) any and all out-of-pocket fees otherwise incurred by Secured Party on or prior to the applicable Stated Maturity Date in respect of the Loan and the same is required to be paid by Borrower and/or Subsidiary Guarantor under this Agreement; and

(xxiv)    Immediately prior to the commencement of each Extension Term, the Spread then in effect shall be increased by twenty-five (25) basis points.

(c)    Extension Documentation. In connection with any extension of the Maturity Date pursuant to this Section 2.5, Borrower shall, if requested by Administrative Agent, execute and deliver an amendment or restatement of the Note and shall, if requested by Administrative Agent, enter into such other amendments or modifications to the related Loan Documents as may be necessary or appropriate to evidence the extension of the Maturity Date as provided in this Section 2.5.

(d)    Reserved.

 2.6    Interest Rate.

(a)    Subject to the terms and conditions of this Section 2.6 and Section 2.9, the Loan shall bear interest at the Applicable Rate until repaid in full. The Applicable Rate applicable to an Interest Period shall be determined by Administrative Agent as set forth herein; provided, however, that the Term SOFR Rate Index for the Interest Period commencing on the Closing Date through and including July 8, 2025 shall be the Term SOFR Rate Index on the Closing Date, which the parties agree is 4.32%.

(b)    In the event that as of any date of determination Administrative Agent shall have determined in its sole but good faith discretion that the Term SOFR Rate Index (or the then Alternate Rate Index, if the Loan is an Alternate Rate Loan as of such date of determination) cannot be determined as provided in the definition of Term SOFR Rate Index (or the then Alternate Rate Index, if the Loan is an Alternate Rate Loan as of such date of determination) as set forth herein or Administrative Agent shall have reasonably determined that the Term SOFR Rate Index (or the then Alternate Rate Index, if the Loan is an Alternate Rate Loan as of such date of determination) has been succeeded by an Alternate Rate Index, then Administrative Agent shall forthwith give notice thereof by telephone of such fact, confirmed in writing, to Borrower at least one (1) Business Day prior to the Determination Date. If such notice is given, the Loan shall be converted, from and after the first day of the next succeeding Interest Period, (i) to an Alternate Rate Loan bearing interest based on the Alternate Rate in effect on the related Determination Date provided that (1) Administrative Agent has determined in its sole but good faith discretion that the Term SOFR Rate Index (or the then Alternate Rate Index, if the Loan is an Alternate Rate Loan as of such date of determination) has been succeeded by the Alternate Rate Index and (2) Administrative Agent has received evidence satisfactory to Administrative Agent that conversion to an Alternate Rate Loan does not violate ERISA or (ii) at Administrative Agent’s option, to a Prime Rate Loan bearing interest based on the Prime Rate in effect on the related Determination Date. Notwithstanding any provision of this Agreement to the contrary, in no event shall (x) Borrower have the right to convert (i) a SOFR Rate Loan to a Prime Rate Loan or an Alternate Rate Loan, (ii) an Alternate Rate Loan to a SOFR Rate Loan or a Prime Rate Loan, or (iii) a Prime Rate Loan to a SOFR Rate Loan or an Alternate Rate Loan, (y) the Prime Rate be less than the Minimum Rate or the Alternate Rate be less than the Minimum Rate. Administrative Agent shall have the right to make any technical, administrative or operational changes to this Agreement and the other Loan Documents that Administrative Agent determines, from time to time, may be appropriate to reflect the adoption and implementation of any Alternate Rate or the Prime Rate or to permit the use and administration thereof by Administrative Agent. Notwithstanding the foregoing, Administrative Agent shall only require such changes if Administrative Agent or Lenders are requiring such changes by similarly situated borrowers under loans similar to the Loan.

(c)    If, pursuant to the terms of Section 2.6(b) above, the Loan has been converted to a Prime Rate Loan but thereafter either (i) the Term SOFR Rate Index can again be determined as provided in the definition of Term SOFR Rate Index as set forth herein or (ii) Administrative Agent has determined in good faith (which determination shall be conclusive and binding upon Borrower absent manifest error) that the Term SOFR Rate Index (or the then Alternate Rate Index, if the Loan is then an Alternate Rate Loan) has been succeeded by an Alternate Rate Index and the conditions set forth in Section 2.6(b) above are satisfied, Administrative Agent may give notice thereof to Borrower and convert a Prime Rate Loan to a SOFR Rate Loan or to an Alternate Rate Loan, as applicable, by delivering to Borrower notice of such conversion no later than 2:00 p.m. (New York City time), one (1) Business Day prior to the next succeeding Determination Date. If such notice is given, the Loan shall be converted, from and after the first day of the next succeeding Interest Period, to a SOFR Rate Loan or an Alternate Rate Loan, as applicable, bearing interest based on the Term SOFR Rate Index or the Alternate Rate Index, as applicable, in effect on the related Determination Date.

(d)    If any requirement of law or any change therein or in the interpretation or application thereof, shall hereafter make it unlawful for Lenders to make or maintain a SOFR Rate Loan or an Alternate Rate Loan as contemplated hereunder, (i) the obligation of Lenders hereunder to make a SOFR Rate Loan or an Alternate Rate Loan or to convert a Prime Rate Loan to a SOFR Rate Loan or an Alternate Rate Loan shall be canceled forthwith and (ii) any outstanding SOFR Rate Loan or Alternate Rate Loan shall be converted automatically to a Prime Rate Loan on the first day of the next succeeding Interest Period or within such earlier period as required by law.

(e)    Borrower agrees to indemnify Administrative Agent and each Lender and to hold Administrative Agent and each Lender harmless from any Losses which Administrative Agent or any Lender sustains or incurs as a consequence of (i) any default by Borrower in payment of the principal of or interest on an Applicable Interest Rate Loan, including, without limitation, any such loss or expense arising from interest or fees payable by Administrative Agent or any Lender to lenders of funds obtained by it in order to maintain an Applicable Interest Rate Loan hereunder, (ii) any prepayment (whether voluntary or mandatory) of the Applicable Interest Rate Loan on a day that (A) is not a Payment Date or (B) is a Payment Date if Borrower did not give the prior written notice of such prepayment required pursuant to the terms of this Agreement, including, without limitation, such loss or expense arising from interest or fees payable by Administrative Agent or any Lender to lenders of funds obtained by it in order to maintain the Applicable Interest Rate Loan hereunder and (iii) the conversion pursuant to the terms of this Section 2.6, including, without limitation, such loss or expenses arising from interest or fees payable by Administrative Agent or any Lender to lenders of funds obtained by it in order to maintain an Applicable Interest Rate Loan hereunder (the amounts referred to in clauses (i), (ii) and (iii) are herein referred to collectively as the “Breakage Costs”); provided, however, Borrower shall not indemnify Administrative Agent or any Lender from any Losses arising from Administrative Agent’s or any Lender’s willful misconduct or gross negligence. Lender’s notice of such costs, as certified to Borrower, shall be conclusive absent manifest error. This provision shall survive payment of the Note in full and the satisfaction of all other obligations of Borrower and Subsidiary Guarantor under this Agreement and the other Loan Documents.

2.7    Interest Calculation. Interest on the Principal Amount shall be calculated by multiplying (a) the actual number of days in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year (that is, the Applicable Rate or the Default Rate, as then applicable, expressed as an annual rate divided by 360) by (c) the Principal Amount.

2.8    General Provisions as to Payments.

2.8.1 Borrower shall pay to Administrative Agent (for the benefit of Lenders) (a) on the Closing Date, an amount equal to interest only on the Principal Amount from the Closing Date up and including July 8, 2025, which interest shall be calculated in accordance with the provisions of this Article II and (b) on each Payment Date commencing on the Payment Date occurring in August 2025 and on each Payment Date thereafter up to and including the Maturity Date, interest on the Principal Amount at the Applicable Rate or the Default Rate, as applicable, shall be payable in arrears on each Payment Date through and including the Maturity Date, which payments shall be applied first to interest due for the related Interest Period at the Applicable Rate or the Default Rate, as applicable, for such related Interest Period and then to the Principal Amount due in accordance with this Agreement, and lastly, to any other amounts due and unpaid pursuant to the Loan Documents hereto.

2.8.2    Borrower shall make each payment of principal of, and interest on, the Loan and of fees hereunder, not later than 1:00 p.m. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to Administrative Agent at the office of Administrative Agent at the address set forth on the signature page of this Agreement, and any funds received by Administrative Agent or any Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day. Subject to the provisions of Section 2.17, all amounts due hereunder shall be payable, without any counterclaim, setoff or deduction whatsoever, to Administrative Agent at the office of Administrative Agent at the address set forth on the signature page of this Agreement, or at such other place as Administrative Agent may from time to time designate in writing. Administrative Agent shall distribute to each Lender its ratable share of each such payment received by Administrative Agent for the account of Lenders within two (2) Business Days of Administrative Agent’s receipt thereof. Whenever any payment of principal of, or interest on, the Principal Amount or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be the immediately succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

2.8.3    Borrower shall pay to Administrative Agent (for the benefit of Lenders) on the Maturity Date the Principal Amount, all accrued and unpaid interest (including any interest applicable to the Maturity Date itself) and all other amounts due hereunder and under the Note, the Security Instrument and the other Loan Documents.

2.9    Default Interest. Upon the occurrence and during the continuance of an Event of Default, interest on the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest and other amounts due in respect of the Loan shall accrue at the Default Rate calculated from the date such payment was due without regard to any grace or cure periods contained herein. Interest at the Default Rate shall be computed from the occurrence of the Event of Default until the actual receipt and collection of the Debt. To the extent permitted by applicable law, interest at the Default Rate shall be added to the Debt, shall itself accrue interest at the same rate as the Loan and shall be secured by the Security Instrument. This Section 2.9 shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Administrative Agent by reason of the occurrence of any Event of Default; and Administrative Agent retains its rights hereunder to accelerate and to continue to demand payment of the Debt upon the happening of any Event of Default.

2.10    Application of Payments. All amounts advanced by Administrative Agent and/or Lenders pursuant to the applicable provisions of the Loan Documents together with any interest thereon at the Applicable Rate or at the Default Rate or other charges as provided therein, shall be due and payable hereunder as provided in the Loan Documents. In the event any such advance or charge is not so repaid by Borrower, Administrative Agent may, at its option, first apply any payments received hereunder to repay such advances, together with any interest thereon, or other charges, fees, expenses and obligations as provided in the Loan Documents, and the balance, if any, shall be applied in payment of any installment of interest or principal then due and payable.

2.11    Late Payment Charge. If any principal, interest or any other sum due under the Loan Documents (other than the Principal Amount due and payable on the Maturity Date) is not paid by Borrower on or prior to the date on which it becomes due, Borrower shall pay to Administrative Agent (for the benefit of Lenders) upon demand an amount equal to five percent (5.0%) of such unpaid sum (the “Late Payment Charge”) in order to defray the expense incurred by Administrative Agent and/or Lenders in handling and processing such delinquent payment and to compensate Lenders for the loss of the use of such delinquent payment. Any such amount shall be secured by this Agreement, the Security Instrument and the other Loan Documents to the extent permitted by applicable law.

2.12    Usury Savings. This Agreement, the Note and the other Loan Documents are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the Principal Amount at a rate which could subject Administrative Agent and/or Lenders to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the Principal Amount at a rate in excess of the Maximum Legal Rate, then the Applicable Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due under the Note. All sums paid or agreed to be paid to Administrative Agent for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

2.13    Prepayments.

2.13.1    Optional Prepayments.

(a)    Borrower may prepay the Loan in whole (but not in part, except as expressly set forth in Section 2.13.1(b)), provided that (i) no Event of Default then exists, (ii) Borrower gives Administrative Agent not less than thirty (30) and not more than ninety (90) days’ prior written notice that Borrower intends to prepay (the “Prepayment Notice”) (provided that, Borrower shall have the right to revoke such Prepayment Notice no later than 12:00 P.M. New York City time of the date of the prepayment set forth in such Prepayment Notice), and (iii) Borrower pays Administrative Agent, in addition to the Principal Amount to be prepaid, (A) all sums due and payable under this Agreement, the Note, and the other Loan Documents, including, but not limited to, accrued and unpaid interest at the Applicable Rate through the last day of the applicable Interest Period, Breakage Costs and all of Administrative Agent’s out-of-pocket costs and expenses (including reasonable out-of-pocket attorney’s fees and disbursements) incurred by Administrative Agent in connection with such prepayment, and (B) the portion of the Exit Fee payable in respect of such prepayment. If a notice of prepayment is given by Borrower to Administrative Agent pursuant to this Section 2.13, the outstanding principal amount of the Loan and all other sums required hereunder shall be due and payable no later than the proposed prepayment date set forth in the Prepayment Notice (unless Borrower revokes such notice in accordance with the terms of this Section 2.13.1). Borrower hereby agrees that, in the event Borrower delivers a Prepayment Notice and (i) revokes such Prepayment Notice as set forth in this Section 2.13 and/or (ii) fails to prepay the Loan in accordance with the Prepayment Notice and the terms of this Section 2.13.1 (a “Prepayment Failure”), Borrower shall pay to Administrative Agent, on demand, all out-of-pocket costs, expenses and losses suffered by Administrative Agent and each Lender with respect to such Prepayment Failure. Any prepayment under this Section 2.13 shall be applied by Administrative Agent in accordance with Section 2.14.

(b)    Intentionally Omitted.

2.13.2    Net Sales Proceeds. Borrower shall prepay a portion of the Loan in connection with the sale of an Individual Property in accordance with Section 2.16.2(a).

2.13.3    Mandatory Prepayments. In the event that Administrative Agent is not obligated to make Net Proceeds available to Borrower or Subsidiary Guarantor for the restoration of the applicable Individual Property pursuant to the terms hereof, Borrower shall prepay (a “Mandatory Prepayment”) the outstanding principal balance of the Loan in an amount equal to one hundred percent (100%) of such Net Proceeds, such prepayment to occur within five (5) Business Days of Administrative Agent’s notice pursuant to Section 6.2.3. Any Mandatory Prepayment shall be made together with all accrued and unpaid interest at the Applicable Rate or the Default Rate, as applicable, on the Principal Amount being prepaid through the last day of the applicable Interest Period, any applicable Breakage Costs, and the applicable portion of the Exit Fee. Other than following an Event of Default, no spread maintenance premium or other premium shall be due in connection with any Mandatory Prepayment; provided, however, if a Mandatory Prepayment results in the repayment of the Debt in full, then such Mandatory Prepayment shall include the Exit Fee, if any.

2.13.4    Prepayments After Event of Default. If (A) during the continuance of an Event of Default or (B) following the acceleration of all or any portion of the Debt, (x) payment of all or any part of the Debt is tendered by Borrower (voluntarily or involuntarily), a purchaser at foreclosure, or any other Person (which such payment shall be deemed an attempt to circumvent the prohibition against prepayment set forth in subclause (A) above), (y) Administrative Agent or any Lender obtains a recovery of all or a portion of the Debt (through an exercise of remedies hereunder or under the other Loan Documents or otherwise), or (z) the Debt is deemed satisfied (in whole or in part) through an exercise of remedies hereunder or under the other Loan Documents or at law, then notwithstanding anything to the contrary contained herein or in any other Loan Document, (1) the Principal Amount, all accrued and unpaid interest, the Exit Fee, Breakage Costs, and all other amounts payable under the Loan Documents shall be deemed due and payable hereunder, (2) all sums tendered to, or received by, Administrative Agent shall be applied to the Debt in such order and priority as may be determined by Administrative Agent in its sole discretion and (3) the receipt or application of any such sums shall in no event constitute a waiver of any of Administrative Agent’s and Lenders’ rights and remedies with respect to any such Event of Default, unless resulting in Full Repayment.

2.13.5    Exit Fee. In the event that Borrower refinances the Loan (including, without limitation, via a CLO or agency transaction) with JPM (which may be provided by JPM or its affiliates in JPM’s sole and absolute discretion), if JPM or an affiliate arranges for the refinancing of the Loan or if the Loan is repaid in connection with a Permitted DST Transaction in which JPM separately provides or arranges financing (which may be provided or arranged by JPM or its affiliates in JPM’s sole and absolute discretion), JPM shall waive the payment of the Exit Fee; provided, in no event shall Borrower be entitled to any credit, reimbursement or other consideration on account of any portion of the Exit Fee paid in connection with any prior partial prepayment of the Loan.

2.13.6    Pro Rata Treatment. Except to the extent otherwise provided herein: (a) any Advances shall be made from Lenders severally in accordance with their respective Guidance Amounts, (b) each payment or prepayment of the outstanding principal balance of the Loan by Borrower shall be made to Administrative Agent for the account of Lenders pro rata in accordance with their respective Guidance Amount, and (c) each payment by Borrower of interest on the Advances shall be made to Administrative Agent for the account of Lenders pro rata in accordance with the amounts of interest on their Guidance Amount then due and payable.

2.13.1    Several Obligations. No Lender shall be responsible for the failure of any other Lender to perform any obligation to be made or performed by such other Lender hereunder, nor shall Borrower be responsible for the failure of any Lender to perform any obligation to be made or performed by such Lender hereunder, and the failure of any Lender to perform any obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make or to perform any obligation to be made or performed by such other Lender. The liability of each Lender hereunder shall be several and not joint.

2.14    Application of Prepayments.

2.14.1 Generally.

(a)    Notwithstanding anything to the contrary, during the continuance of an Event of Default, all prepayments and repayments shall be allocated and applied in Administrative Agent’s sole and absolute discretion.

(b)    All prepayments and repayments allocable to the Loan under Section 2.13 shall be applied as set forth in clauses (i) and (ii) below:

(i)    Any amounts prepaid or repaid in respect of the Loan from Net Sales Proceeds shall be applied to the Loan in the following order of priority: (A) first, to the principal balance of the Loan (together with the applicable portion of the Exit Fee) until the principal balance thereof is paid in full; (B) second, to accrued but unpaid interest on the Loan until the same is paid in full; (C) reserved, (D) fourth, to any Breakage Costs under this Agreement, and (E) fifth, to any other amounts due and payable under this Agreement.

(ii)    Any amounts prepaid or repaid in respect of the Loan from sources other than Net Sales Proceeds shall be applied to the Loan in the following order of priority: (A) first, to accrued but unpaid interest on the Loan until the same is paid in full, and then to the balance of the Loan until the Principal Amount (together with the applicable portion of the Exit Fee hereunder) and any other amounts due and payable hereunder are paid in full; (B) second, to any Breakage Costs under this Agreement, and (C) third, to any other amounts due and payable under this Agreement.

2.15    Assignment on Repayment or Prepayment. If, in connection with any repayment or prepayment of the Loan in accordance with the terms and provisions of Section 2.8.3, Section 2.13 and Section 2.14, Borrower or Subsidiary Guarantor desires to effectuate a refinancing by way of an assignment of the Note and any Security Instrument to a new lender providing a loan in order to save: mortgage recording, stamp or intangible tax, then Administrative Agent and each Lender shall assign the Note and the applicable Security Instrument, each without recourse, covenant or warranty of any nature, express or implied, except that the respective Lender is the holder thereof and has the right to assign same, to such new lender designated by Borrower or Subsidiary Guarantor (other than Borrower, Subsidiary Guarantor or a nominee of Borrower or Subsidiary Guarantor). In addition, any such assignment shall be conditioned on the following: (A) payment by Borrower and Subsidiary Guarantor of (I) Administrative Agent’s and Lender’s then standard reasonable administrative fee for processing assignments of mortgage; (II) the out- of-pocket expenses of Administrative Agent and Lenders incurred in connection therewith; and (III) Administrative Agent’s outside attorneys’ fees for the preparation, delivery and performance of such an assignment; (B) such assignment is not then prohibited by any federal, state or local law, rule, regulation, order or by any other governmental authority; and (C) Borrower and Subsidiary Guarantor shall provide such other customary items, information and documents which a prudent lender would require to effectuate such assignment. Borrower shall be responsible for all mortgage recording taxes, recording fees and other charges payable in connection with any such assignment. Administrative Agent agrees that it will not release the applicable Security Instrument after assignment.

 2.16 Release of Property.

2.16.1 Release of Properties.

(a)    If (x) (I) Borrower has elected to prepay the entire Debt, (II) Full Repayment occurs and (III) the requirements of Section 2.13, Section 2.14 and this Section 2.16 have been satisfied, all of the Properties shall be released from the Lien of the Security Instruments or (y) after the Ramp-Up Period, an Individual Property is being released and the Release Price with respect to such Individual Property has been paid to Administrative Agent, such Individual Property shall be released from the Lien of the applicable Security Instrument in accordance with Section 2.16.2.

(b)    In connection with the release of any Security Instrument, Borrower shall submit to Administrative Agent, not less than ten (10) Business Days prior to the date of repayment, a release of Lien (and related Loan Documents) for the applicable Individual Property (or the Properties) for execution by Administrative Agent and Lenders. Such release shall be in a form appropriate in the jurisdiction in which the applicable Individual Property is located and that would be satisfactory to a prudent lender and contains standard provisions, if any, protecting the rights of the releasing lender. In addition, Borrower and Subsidiary Guarantor shall provide all other documentation Administrative Agent or any Lender requires to be delivered by Borrower and/or Subsidiary Guarantor in connection with such release, together with an Officer’s Certificate certifying that such documentation (i) is in compliance with all Legal Requirements and (ii) will effect such releases in accordance with the terms of this Agreement. Borrower and Subsidiary Guarantor shall reimburse Administrative Agent, each Lender and Servicer for any out-of-pocket costs and expenses Administrative Agent, each Lender and Servicer incur arising from such release (including outside attorneys’ fees and out-of-pocket expenses) and Borrower and Subsidiary Guarantor shall pay, in connection with such release, (i) all recording charges, filing fees, taxes or other expenses payable in connection therewith, and (ii) to any Servicer, the current fee being assessed by such Servicer to effect such release.

2.16.2    Release of Individual Property. Following the Ramp-Up Period, if Borrower has elected to prepay a portion of the Loan and the requirements of Section 2.13 and this Section 2.16 have been satisfied, and provided that no Event of Default has occurred and is continuing, Borrower may obtain the release of an Individual Property from the Lien of the Security Instrument thereon (and related Loan Documents) and the release of Borrower’s obligations under the Loan Documents with respect to such Individual Property (other than those expressly stated to survive), upon the satisfaction of each of the following conditions:

(a)    The amount of the outstanding principal balance of the Loan to be prepaid shall equal or exceed the Release Price for the applicable Individual Property, and such prepayment shall be deemed a voluntary prepayment for all purposes hereunder including, without limitation, the payment of any applicable Exit Fee;

(b)    Subsequent to such release, Borrower and each Subsidiary Guarantor shall continue to be a Single Purpose Entity pursuant to, and in accordance with, Section IX hereof;

(c)    reserved;

(d)    Borrower and Subsidiary Guarantor shall submit to Administrative Agent, not less than thirty (30) days prior to the Payment Date on which the prepayment will be made, a release of Lien (and related Loan Documents) for such Individual Property for execution by Administrative Agent. Such release shall be in a form appropriate in each jurisdiction in which the Individual Property is located and that would be satisfactory to a prudent lender and contains standard provisions, if any, protecting the rights of the releasing lender. In addition, Borrower and Subsidiary Guarantor shall provide all other documentation Administrative Agent reasonably requires to be delivered by Borrower and/or Subsidiary Guarantor in connection with such release, together with an Officer’s Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, (ii) will effect such release in accordance with the terms of this Agreement, and (iii) will not impair or otherwise adversely affect the Liens, security interests and other rights of Administrative Agent or any Lender under the Loan Documents not being released (or as to the parties to the Loan Documents and Properties subject to the Loan Documents not being released);

(e)    After giving effect to such release (including the amount prepaid in Section (a) above), the As-Stabilized Debt Service Coverage Ratio for the Properties then remaining subject to the Liens of the Security Instruments shall be equal to or greater than 1.25:1.00;

(f)    Reserved;

(g)    After giving effect to such release (including the amount prepaid in Section (a) above, the Loan-to-Value Ratio for the Properties then remaining subject to the Liens of the Security Instruments shall be equal to or less than 75%;

(h)    Other than a release of an Individual Property in connection with a Permitted DST Transaction, the Individual Property to be released shall be conveyed in an arm’s length transfer to a Person other than Borrower, Subsidiary Guarantor or any of their respective Affiliates;

(i)    The Release Price paid to Administrative Agent in connection with any such release shall be applied (i) first, to reduce the Allocated Loan Amount of the Individual Property being released to zero and (ii) second, to the Debt in any order or priority as determined in Administrative Agent’s sole but good faith discretion immediately following such release;

(j)    After giving effect to the release of the applicable Individual Property, the Minimum Portfolio Diversity Requirement shall be satisfied; and

(k)    Borrower shall reimburse Administrative Agent and Servicer for any reasonable out-of-pocket costs and expenses Administrative Agent and Servicer actually incurred arising from such release (including reasonable out-of-pocket attorneys’ fees and expenses) and Borrower shall have paid, in connection with such release, (i) all recording charges, filing fees, taxes or other expenses payable in connection therewith, and (ii) to any Servicer, the current fee being assessed by such Servicer to effect such release, provided, that such fee shall not exceed $50,000 per Individual Property being released.

2.17    Taxes.

2.17.1    Any and all payments by or on account of any obligation of Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

2.17.2    Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Administrative Agent timely reimburse it for the payment of, any Other Taxes.

2.17.3    Borrower shall indemnify each Recipient, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

2.17.4 Each Lender shall severally indemnify Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 15.6 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Administrative Agent to Lender from any other source against any amount due to Administrative Agent under this Section 2.17.4.

2.17.5    As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 2.17, Borrower shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a certified copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

2.17.6    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Administrative Agent, at the time or times reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17.6(a), (b) and (d) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Without limiting the generality of the foregoing,

(a)    any Lender that is a U.S. Person shall deliver to Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(b)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), whichever of the following is applicable:

(i)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)    executed copies of IRS Form W-8ECI;

(iii)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) an executed copy of a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(iv)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W- 8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(c)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made;

(d)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the Closing Date; and

(e)    Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Administrative Agent in writing of its legal inability to do so.

2.17.7    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.17.7 (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.17.7, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.17.7 the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.17 shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

2.17.8    Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of Administrative Agent or any assignment of rights by a Lender and the repayment, satisfaction or discharge of all obligations under any Loan Document.

2.18     Reserved.

2.19     Increased Costs.

(a)    Increased Costs Generally. If any Change in Law or compliance by Administrative Agent or any Lender with any request or directive (whether or not having the force of law) hereafter issued from any central bank or other Governmental Authority shall hereafter:

(i)    impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of the Applicable Rate hereunder;

(ii)    have the effect of reducing the rate of return on any Lender’s capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s policies with respect to capital adequacy) by any amount reasonably deemed by such Lender to be material;

(iii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iv)    impose on Lender any other condition (other than Taxes) and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder;

then, in any such case, Borrower shall promptly pay Administrative Agent, upon demand, any additional amounts necessary to compensate any Lender for such additional cost or reduced amount receivable which any Lender deems to be material as reasonably determined (a “Gross-Up Payment”) by such Lender. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.19, Administrative Agent shall provide Borrower with not less than thirty (30) days written notice specifying the event by reason of which it has become so entitled and the additional amount required to fully compensate such Lender for such additional cost or reduced amount. In the event Borrower is required to make a Gross-Up Payment in excess of Three Million and 00/100 Dollars ($3,000,000), then Borrower shall have the right during the time period set forth in such written notice, which time period shall not be less than thirty (30) days, to prepay the portion of the Loan in respect of the Lender that requires a Gross-Up Payment in accordance with Section 2.13.1 hereof, provided, that, in connection with such prepayment of the Loan, such Lender’s Guidance Amount is terminated and Borrower pays the applicable Lender, in addition to the outstanding principal amount of the Loan to be prepaid, (A) all interest which would have accrued on the amount of the Loan to be paid through and including the date of such prepayment; and (B) all other sums due and payable under this Agreement, the Note, and the other Loan Documents, including, but not limited to, the Gross-Up Payment, and all of such Lender’s out-of- pocket costs and expenses (including reasonable attorney’s fees and disbursements) incurred by such Lender in connection with this Section 2.19(a). A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence submitted by Administrative Agent or any Lender to Borrower shall be conclusive in the absence of manifest error. This provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under this Agreement and the Loan Documents.

(b)    Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Pro Rata Interests of such Lender or the loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)    Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 2.19(a) or (b) and delivered to Borrower, shall be conclusive absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.19 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate a Lender pursuant to this Section 2.19 for any increased costs incurred or reductions suffered more than one hundred eighty (180) days prior to the date that such Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the thirty (30) day notice period referred to above shall be extended to include the period of retroactive effect thereof).

2.20     Interest Rate Cap Agreement.

(a)    On or before the Closing Date, Borrower shall enter into an Interest Rate Cap Agreement which (i) shall at all times be in form and substance reasonably acceptable to Administrative Agent, (ii) shall at all times be with an Acceptable Counterparty, (iii) shall direct such Acceptable Counterparty to deposit directly into an account selected by Administrative Agent any amounts due Borrower under such Interest Rate Cap Agreement so long as any portion of the Debt exists, provided that the Debt shall be deemed to exist even if any Individual Property is transferred by judicial or non-judicial foreclosure or deed-in-lieu thereof and/or the Collateral is transferred by judicial or non-judicial foreclosure or assignment-in-lieu thereof, (iv) shall have a notional amount at least equal to the outstanding principal amount of the Loan (as the same may be increased in accordance with Section 2.1.6) for a period equal to the initial term of the Loan, (v) shall be governed by the laws of the State of New York, (vi) shall provide to Secured Party and Borrower (as determined by Administrative Agent in its sole but good faith discretion), for the term of the Interest Rate Cap Agreement, a protection against fluctuations in the Term SOFR Rate Index, and (vii) shall at all times have a strike price that is no greater than the Strike Price. Borrower shall collaterally assign to Secured Party, pursuant to the Assignment of Interest Rate Cap Agreement, all of its right, title and interest to receive any and all payments under the Interest Rate Cap Agreement, and shall deliver to Administrative Agent an executed counterpart of such Interest Rate Cap Agreement (which shall, by its terms, authorize the assignment to Administrative Agent and require that payments be deposited directly into an account selected by Administrative Agent) and shall notify the Acceptable Counterparty of such assignment. Borrower shall cause the Acceptable Counterparty to deliver within ten (10) Business Days of the Closing Date (x) the executed confirmation of the Interest Rate Cap Agreement and (y) an executed consent of such Assignment of Interest Rate Cap Agreement.

(b)    Borrower shall comply with all of its obligations under the terms and provisions of the Interest Rate Cap Agreement. All amounts paid by the Acceptable Counterparty under the Interest Rate Cap Agreement to Borrower or Administrative Agent shall be deposited immediately into an account as specified by Administrative Agent. Borrower shall take all actions reasonably requested by Administrative Agent or any Lender to enforce Administrative Agent’s or such Lender’s rights under the Interest Rate Cap Agreement in the event of a default by the Acceptable Counterparty and shall not waive, amend or otherwise modify any of its rights thereunder.

(c)    In the event of any downgrade, withdrawal or qualification of the rating of the Acceptable Counterparty by any Rating Agency or the placement by any Rating Agency of such Acceptable Counterparty on “Watch for Downgrade” or “Rating Watch Negative” (or similar) from the minimum counterparty ratings required pursuant to the definition of “Acceptable Counterparty” herein, Borrower shall replace the Interest Rate Cap Agreement with a Replacement Interest Rate Cap Agreement, not later than ten (10) Business Days following receipt of notice from Administrative Agent of such downgrade, withdrawal or qualification.

(d)    Reserved

(e)    In the event that Borrower fails to purchase and deliver to Administrative Agent the Interest Rate Cap Agreement or fails to maintain the Interest Rate Cap Agreement in accordance with the terms and provisions of this Agreement, Administrative Agent may purchase the Interest Rate Cap Agreement (or a Replacement Interest Rate Cap Agreement, as applicable), and the out-of-pocket cost incurred by Administrative Agent in purchasing such Interest Rate Cap Agreement shall be paid by Borrower to Administrative Agent with interest thereon at the Default Rate from the date such cost was incurred by Administrative Agent until such cost is reimbursed by Borrower to Administrative Agent.

(f)    In connection with the Interest Rate Cap Agreement, Borrower shall obtain and deliver to Administrative Agent (x) a resolution/consent, as applicable, of the Acceptable Counterparty authorizing the delivery of the Interest Rate Cap Agreement reasonably acceptable to Administrative Agent, (y) with respect to Borrower, (1) legal opinions acceptable in form and substance to Administrative Agent and from one or more opinion providers acceptable to Administrative Agent, and (2) certificates, consents and/or resolutions, customary searches and acknowledgments and other information and documentation as may be reasonably requested by Administrative Agent. and (z) with respect to the Acceptable Counterparty, an opinion from counsel (which counsel may be in-house counsel for the Acceptable Counterparty) for the Acceptable Counterparty (upon which Administrative Agent, the Lenders and their respective successors and assigns may rely) which opinion with respect to the Acceptable Counterparty shall be delivered to Administrative Agent no later than fifteen (15) Business Days following the Closing Date and shall provide, in relevant part, that:

(i)    the Acceptable Counterparty is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or formation and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Interest Rate Cap Agreement;

(ii)    the execution and delivery of the Interest Rate Cap Agreement by the Acceptable Counterparty, and any other agreement which the Acceptable Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by-laws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its property;

(iii)    all consents, authorizations and approvals required for the execution and delivery by the Acceptable Counterparty of the Interest Rate Cap Agreement, and any other agreement which the Acceptable Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any governmental authority or regulatory body is required for such execution, delivery or performance; and

(iv)    the Interest Rate Cap Agreement, and any other agreement which the Acceptable Counterparty has executed and delivered pursuant thereto, has been duly executed and delivered by the Acceptable Counterparty and constitutes the legal, valid and binding obligation of the Acceptable Counterparty, enforceable against the Acceptable Counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(g)    In the event the Loan is converted to an Alternate Rate Loan or to a Prime Rate Loan, as applicable, in accordance with the terms of Section 2.6 above:

(i)    within fifteen (15) Business Days of such conversion, either (A) Borrower shall deliver to Administrative Agent a (1) a Substitute Interest Rate Cap Agreement and (2) an assignment of interest rate cap agreement with respect to such Substitute Interest Rate Cap Agreement in form and substance substantially similar to the Assignment of Interest Rate Cap Agreement delivered on the Closing Date, together with legal opinions of counsel to the counterparty and Borrower as reasonably required by Administrative Agent and Lender (which opinions of counsel shall be in form and substance acceptable to Administrative Agent and from one or more opinion providers acceptable to Administrative Agent), or (B) if Administrative Agent determines (which determination will be based on market customs and/or proposals of industry associations) that an Substitute Interest Rate Cap Agreement is not an appropriate instrument to properly hedge the variable rate risk attributable to the Alternate Rate Index or the Prime Rate Index, as applicable, or if a Substitute Interest Rate Cap Agreement is not generally commercially available from an Acceptable Counterparty, Borrower shall purchase such other hedging product as reasonably determined by Administrative Agent;

(ii)    immediately and automatically upon such election, the references to “Interest Rate Cap Agreement” and “Replacement Interest Rate Cap Agreement” and related provisions in this Agreement (including, without limitation, requirements to purchase the same pursuant to the provisions set forth in this Section 2.33(g) and the other Loan Documents shall be deemed modified by terms specified by Administrative Agent to account for the Applicable Rate and the Substitute Interest Rate Cap Agreement or the alternative hedging product reasonably determined by Administrative Agent pursuant to the preceding clause (i), as applicable; and

(iii)    in the event the Loan was converted to an Alternate Rate Loan or a Prime Rate Loan, but then is converted back to SOFR Rate Loan, then the requirements of Section 2.33 with respect to an Interest Rate Cap Agreement shall again apply.

III.	CASH MANAGEMENT.

3.1	Cash Management.

3.1.1    Establishment of Accounts.

(a)    On the Closing Date, Borrower shall establish in the name of Borrower (and, for the avoidance of doubt, not in the name of any Tenant, any Manager or any Asset Manager) for the benefit of Administrative Agent, as secured party, (i) a clearing account (the “Clearing Account”) with a financial institutional reasonably approved by Administrative Agent (the “Clearing Account Bank”) pursuant to a Clearing Account Agreement, and (ii) a cash management account (the “Cash Management Account”) with a financial institution reasonably approved by Administrative Agent (the “Cash Management Bank”) pursuant to a Cash Management Agreement, in each case, (A) together with (I) legal opinions reasonably acceptable in form and substance to Administrative Agent and from one or more opinion providers acceptable to Administrative Agent, and (II) certificates, consents and/or resolutions, customary searches and acknowledgments and other information and documentation, in each case, as may be reasonably requested by Administrative Agent, and (B) otherwise in accordance with Section 3.1.3. The Clearing Account and the Cash Management Account and each sub-account of any such account and the funds deposited therein shall serve as additional security for the Loan.

(b)    The Clearing Account Agreement and the Cash Management Agreement shall govern the collection, holding and disbursement of Rents (other than security deposits under Leases that are held in accordance with the terms of Section 5.1.25(d)) and any other income from any Individual Property during the term of the Loan. Pursuant to the Clearing Account Agreement, Borrower shall irrevocably instruct and authorize Clearing Account Bank to disregard any and all orders for withdrawal from the Clearing Account made by, or at the direction of, Borrower or any Subsidiary Guarantor other than to transfer all amounts on deposit in the Clearing Account (less the reasonable fees of Clearing Account Bank payable pursuant to the Clearing Account Agreement and any minimum balance required, which minimum balance shall be approved by Administrative Agent (collectively, “Account Holdbacks”)), on a daily basis, to the Cash Management Account. Pursuant to the Clearing Account Agreement, Clearing Account Bank on a daily basis shall transfer all collected and available funds as determined by Clearing Account Bank’s then current funds availability schedule received in the Clearing Account (less the Account Holdbacks) to the Cash Management Account.

(c)    Borrower and Subsidiary Guarantor agree that, (i) prior to the occurrence of Full Repayment, the terms and conditions of the Clearing Account Agreement and the Cash Management Agreement shall not be amended or modified without the prior written consent of Administrative Agent, and (ii) the Clearing Account Agreement and Cash Management Agreement shall be acceptable to Administrative Agent, it being acknowledged that in no event shall Administrative Agent have any obligation to approve any form of account control and/or Clearing Account Agreement that contains an indemnity by Administrative Agent or the Lenders in favor of the Clearing Account Bank thereunder.

(d)    In recognition of Administrative Agent’s security interest in the funds deposited into the Clearing Account and the Cash Management Account, Borrower shall identify the Clearing Account and the Cash Management Account with the name of Administrative Agent, as secured party. The Clearing Account shall be named as follows: “VB Twelve, LLC f/b/o JPMorgan Chase Bank, National Association, as Administrative Agent, as secured party, Clearing Account”) and the Cash Management Account shall be named as follows: “VB Twelve, LLC f/b/o JPMorgan Chase Bank, National Association, as Administrative Agent, as secured party, Cash Management Account”).

(e)    On the Closing Date, Borrower shall establish the following sub-accounts of the Cash Management Account, which (i) may be ledger or book entry sub-accounts and need not be actual sub-accounts, (ii) shall each be linked to the Cash Management Account, (iii) shall each be a “securities account” pursuant to Article 8 of the UCC, and (iv) shall each be an Eligible Account to which certain funds shall be allocated and from which disbursements shall be made pursuant to the terms of this Agreement.

(i)    a sub-account for Required Repair Funds, as more fully set forth in Section 16.1 with the designation of “Required Repair Account” (the “Required Repair Account”);

(ii)    reserved;

(iii)    a sub-account for Carry Reserve Funds, as more fully set forth in Section 16.3 with the designation of “Carry Reserve Account” (the “Carry Reserve Account”);

(iv)    reserved;

(v)    reserved;

(vi)    reserved;

(vii)    reserved; and

(viii)    a sub-account for Excess Cash Flow Funds, as more fully set forth in Section 16.8 with the designation of “Excess Cash Flow Funds Account” (the “Excess Cash Flow Funds Account”).

(f)    Except as expressly set forth below, commencing on the first Payment Date following the Closing Date, on each Payment Date thereafter, provided no Event of Default exists (during which time all amounts in the Cash Management Account shall be subject to Section 17.2 of the Loan Agreement), all funds deposited into the Cash Management Account shall be applied on such Payment Date in the following order of priority: (i) first, to Borrower in an amount equal to the Operating Expense Disbursement Amount; and (ii) then (A) provided (x) no Event of Default exists (during which time all amounts in the Cash Management Account shall be subject to Section 17.2 of this Agreement) and (y) a Cash Management Trigger Period exists and is continuing, all amounts remaining in the Cash Management Account after deposit for in clause (i) above, to the Excess Cash Flow Fund Account, or (B) if no Event of Default exists and is continuing and no Cash Management Trigger Period exists and is continuing, all funds deposited into the Cash Management Account shall be disbursed on such Payment Date to the Borrower Operating Account.

3.1.2    Pledge of Account Collateral.

(a)    To secure the full and punctual payment and performance of the Obligations, each of Borrower and Subsidiary Guarantor hereby collaterally assigns, grants a security interest in and pledges to Administrative Agent, to the extent not prohibited by applicable law, a first priority continuing security interest in and to the following property of Borrower and Subsidiary Guarantor, whether now owned or existing or hereafter acquired or arising and regardless of where located (all of the same, collectively, the “Account Collateral”):

(i)    the Collateral Accounts and all cash, checks, drafts, securities entitlements, certificates, instruments and other property, including, without limitation, all deposits and/or wire transfers from time to time deposited or held in, credited to or made to Collateral Accounts;

(ii)    all interest, dividends, cash, instruments, securities entitlements and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing or purchased with funds from the Collateral Accounts; and

(iii)    to the extent not covered by clause (i) or (ii) above, all proceeds (as defined under the UCC) of any or all of the foregoing.

(b)    In addition to the rights and remedies herein set forth, Administrative Agent shall have all of the rights and remedies with respect to the Account Collateral available to a secured party at law or in equity, including, without limitation, the rights of a secured party under the UCC, as if such rights and remedies were fully set forth herein. This Agreement shall constitute a security agreement for purposes of the UCC and other applicable law.

3.1.3 Maintenance of Collateral Accounts.

(a)    Borrower and Subsidiary Guarantor agree that the Clearing Account shall be maintained (i) as a “deposit account” (as such term is defined in Section 9-102(a)(29) of the UCC), (ii) in such a manner that Administrative Agent shall have control (within the meaning of Section 9-104(a)(2) of the UCC) over the Clearing Account, and (iii) such that none of Borrower, Subsidiary Guarantor or any person other than Administrative Agent shall have any right of withdrawal from the Clearing Account and, except as provided herein, no Account Collateral shall be released to Borrower, Subsidiary Guarantor or any person other than Administrative Agent from the Clearing Account.

(b)    Borrower and Subsidiary Guarantor agree that each of the Cash Management Account, the Reserve Accounts and the sub-accounts of the Cash Management Account and the Reserve Accounts shall be maintained (i) as a “securities account” (as such term is defined in Section 8-501(a) of the UCC), (ii) in such a manner that Administrative Agent shall have control (within the meaning of Section 8-106(d)(2) of the UCC) over the Cash Management Account, the Reserve Accounts and the sub-accounts, (iii) such that none of Borrower, Subsidiary Guarantor or any Person other than Administrative Agent shall have any right of withdrawal from the Cash Management Account, the Reserve Accounts or the sub-accounts and, except as provided herein, no Account Collateral shall be released to Borrower or any Subsidiary Guarantor from the Cash Management Account, the Reserve Accounts or the sub-accounts, (iv) in such a manner that Cash Management Bank shall agree to treat all property credited to the Cash Management Account, the Reserve Accounts or the sub-accounts as “financial assets”, and (v) such that all securities or other property underlying any financial assets credited to the Cash Management Account, the Reserve Accounts or the sub-accounts shall be registered in the name of Cash Management Bank, indorsed to Cash Management Bank or in blank or credited to another securities account maintained in the name of Cash Management Bank and in no case will any financial asset credited to the Cash Management Account, the Reserve Accounts or the sub-accounts be registered in the name of Borrower, payable to the order of Borrower or specially indorsed to Borrower except to the extent the foregoing have been specially indorsed to Cash Management Bank or in blank.

3.1.4    Eligible Accounts. The Collateral Accounts shall be Eligible Accounts. The Collateral Accounts shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other banking or Governmental Authority, as may now or hereafter be in effect. Income and interest accruing on the Collateral Accounts or any investments held in such accounts may be retained by Administrative Agent. Borrower (or, if Borrower is a “disregarded entity” for U.S. federal income tax purposes, its regarded owner) shall be the beneficial owner of the Collateral Accounts for federal income tax purposes and shall report all income on the Collateral Accounts.

3.1.5    Replacement of Clearing Account Bank or Cash Management Bank. At Borrower’s sole cost and expense, Administrative Agent shall have the right to cause Borrower to (a) replace Clearing Account Bank and/or Cash Management Bank with any other financial institution satisfactory to Administrative Agent, and (b) promptly execute and deliver, and cause such other financial institution or institutions to execute and deliver, to Administrative Agent, as applicable, a Clearing Account Agreement or a Cash Management Agreement (and Borrower shall cooperate with Administrative Agent in connection with such replacement) in the event that such Clearing Account Bank or Cash Management Bank either (i) fails, in any material respect, to comply with, as applicable, the Clearing Account Agreement or the Cash Management Agreement beyond applicable notice and cure periods set forth therein, (ii) fails to be an Eligible Institution, or (iii) becomes the subject of a Bankruptcy Action or a receivership or a similar action.

3.1.6 Account Collateral and Remedies.

(a)    Upon and during the continuance of an Event of Default, without additional notice from Administrative Agent to Borrower or any Subsidiary Guarantor, Administrative Agent may, in addition to and not in limitation of Administrative Agent’s other rights, make any and all withdrawals from, and transfers between and among, the Collateral Accounts as Administrative Agent shall determine in its sole and absolute discretion to pay any Obligations, operating expenses and/or capital expenditures for any Individual Property.

(b)    Each of Borrower and Subsidiary Guarantor hereby irrevocably constitutes and appoints Administrative Agent as Borrower’s or Subsidiary Guarantor’s, as applicable, true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of Borrower and/or Subsidiary Guarantor with respect to the Account Collateral, and do in the name, place and stead of Borrower and/or Subsidiary Guarantor, all such acts, things and deeds for and on behalf of and in the name of Borrower, which Borrower could or might do or which Administrative Agent may deem necessary or desirable to more fully vest in Administrative Agent the rights and remedies provided for herein and to accomplish the purposes of this Agreement, provided that Administrative Agent shall only have the right to exercise such power of attorney upon the occurrence and during the continuance of an Event of Default. The foregoing powers of attorney are irrevocable and coupled with an interest. Administrative Agent may perform or cause performance of any such agreement, and any expenses of Administrative Agent incurred in connection therewith shall be paid by Borrower and Subsidiary Guarantor as provided hereunder.

(c)    Each of Borrower and Subsidiary Guarantor hereby expressly waives, to the fullest extent permitted by law, presentment, demand, protest or any notice of any kind in connection with this Agreement or the Account Collateral. Each of Borrower and Subsidiary Guarantor acknowledges and agrees that ten (10) days’ prior written notice of the time and place of any public sale of the Account Collateral or any other intended disposition thereof shall be reasonable and sufficient notice to Borrower and Subsidiary Guarantor within the meaning of the UCC.

3.1.7    Transfers and Other Liens. Each of Borrower and Subsidiary Guarantor agrees that it will not (i) sell or otherwise dispose of any of the Account Collateral, or (ii) create or permit to exist any Lien upon or with respect to all or any of the Account Collateral, except for the Liens granted to Administrative Agent under the Loan Documents and bankers’ liens in favor of the applicable depositary bank which are subject and subordinate to the Loan.

3.1.8    Reasonable Care. Beyond the exercise of reasonable care in the custody thereof, Administrative Agent shall have no duty as to any Account Collateral in its possession or control as Administrative Agent therefor or bailee thereof or any income thereon or the preservation of rights against any person or otherwise with respect thereto. Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Account Collateral in its possession if the Account Collateral is accorded treatment substantially equal to that which Administrative Agent accords its own property, it being understood that Administrative Agent shall not be liable or responsible for any loss or damage to any of the Account Collateral, or for any diminution in value thereof, by reason of the act or omission of Administrative Agent, its Affiliates, agents, employees or bailees, except to the extent that such loss or damage results from Administrative Agent’s gross negligence or willful misconduct. In no event shall Administrative Agent be liable either directly or indirectly for losses or delays resulting from any event which may be the basis of computer malfunctions, interruption of communication facilities, labor difficulties or other causes beyond Administrative Agent’s reasonable control (including, without limitation, strikes, stays, judgments, orders, decrees, labor disputes, governmental restrictions, acts of God, the elements, enemy action, civil commotion, fire casualty, accidents, shortages of, or inability to obtain, labor, utilities or material) or for special, consequential, treble or punitive damages except to the extent of Administrative Agent’s gross negligence or willful misconduct. Notwithstanding the foregoing, each of Borrower and Subsidiary Guarantor acknowledges and agrees that (i) Administrative Agent does not have custody of the Account Collateral (other than Account Collateral held in the Reserve Accounts), (ii) Clearing Account Bank and Cash Management Bank have custody of the Account Collateral held in the Clearing Account and the Cash Management Account, respectively, (iii) each of Clearing Account Bank and Cash Management Bank was chosen by Borrower and Subsidiary Guarantor, and (iv) Administrative Agent has no obligation or duty to supervise Clearing Account Bank or Cash Management Bank or to see to the safe custody of the Account Collateral that is not in Administrative Agent’s custody.

3.1.9 Administrative Agent’s Liability.

(a)    Administrative Agent shall be responsible for the performance only of such duties with respect to the Account Collateral as are specifically set forth in this Section 3.1 herein or elsewhere in the Loan Documents, and no other duty shall be implied from any provision hereof. Administrative Agent shall not be under any obligation or duty to perform any act with respect to the Account Collateral which would cause it to incur any expense or liability or to institute or defend any suit in respect hereof, or to advance any of its own monies. Each of Borrower and Subsidiary Guarantor shall indemnify and hold Administrative Agent, its employees and officers harmless from and against any actual out-of-pocket loss, cost or damage (including, without limitation, reasonable outside attorneys’ fees and disbursements) incurred by Administrative Agent in connection with the transactions contemplated hereby with respect to the Account Collateral except as such may be caused by the gross negligence or willful misconduct of Administrative Agent, its employees, officers or agents; provided that, notwithstanding the foregoing and anything else contained in the Loan Documents, in no event shall Borrower or any Subsidiary Guarantor be liable for any special, consequential, treble or punitive damages (but expressly excluding any consequential, punitive, special or other indirect damages unless any third party makes any claim or demand upon Administrative Agent or Lender for damages on account of consequential, punitive, special or other indirect damages).

(b)    Administrative Agent shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, bond or other paper, document or signature believed by it in good faith to be genuine, and, in so acting, it may be assumed that any person purporting to give any of the foregoing in connection with the provisions hereof has been duly authorized to do so. Administrative Agent may consult with counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder and in good faith in accordance therewith.

3.1.10    Continuing Security Interest. This Agreement shall create a continuing security interest in the Account Collateral and shall remain in full force and effect until the occurrence of Full Repayment. Upon the occurrence of Full Repayment, this security interest shall automatically terminate without further notice from any party and Borrower and Subsidiary Guarantor shall be entitled to the return, upon its request, of such of the Account Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and Administrative Agent shall execute such instruments and documents as may be required by the Clearing Account Agreement and Cash Management Agreement to evidence such termination and the release of the Account Collateral.

3.2    Collateral. Each of Borrower and Subsidiary Guarantor represents, warrants and covenants that Borrower and Subsidiary Guarantor shall deposit, and shall cause each of Manager and Asset Manager to deposit, into the Clearing Account all Rents (other than security deposits under Leases that are held in accordance with the terms of Section 5.1.25(d)) or other items of operating income within two (2) Business Days after receipt thereof. At Borrower’s or Subsidiary Guarantor’s election, Borrower and Subsidiary Guarantor may deliver tenant direction letters, in form and substance reasonably acceptable to Administrative Agent, to the Tenants requiring the Tenants to deposit Rent directly into the Clearing Account. Until so deposited, such Rents and other items of operating income held by Borrower, Subsidiary Guarantor, Manager or Asset Manager shall be deemed to be collateral for the Loan and shall be held in trust by it for the benefit, and as the property, of Administrative Agent and shall not be commingled with any other funds or property of Borrower, Subsidiary Guarantor, Manager or Asset Manager.

IV.	REPRESENTATIONS AND WARRANTIES.

Except as otherwise expressly set forth in this Article IV, Borrower and each Subsidiary Guarantor represents and warrants to Administrative Agent and Lenders as of the Closing Date, and each other date on which the representations and warranties set forth herein are required to be remade that:

4.1 General Representations.

4.1.1    Organization. Borrower and each Subsidiary Guarantor is a registered organization as such term is defined in the UCC under the laws of the state of Delaware, has been duly organized and is validly existing and in good standing pursuant to the laws of the state of Delaware with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Borrower and each Subsidiary Guarantor has been, since the date of its formation, duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Borrower and each Subsidiary Guarantor possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and the sole business of each Subsidiary Guarantor is the ownership, management and operation of the applicable Individual Property. The organizational and ownership structure of Borrower and each Subsidiary Guarantor is accurately (to the extent of the detail set forth thereon) depicted by the schematic diagram attached as Schedule XIII (the “Organizational Chart”) and there has been no Transfer of any direct and/or indirect, legal and/or beneficial interest in Borrower or any Subsidiary Guarantor other than as set forth on such Organizational Chart. The Organizational Chart accurately reflects (i) all direct and indirect owners of Borrower and each Subsidiary Guarantor, that own, individually or together with such owner’s Affiliates, ten percent (10%) or more of the direct and/or indirect, legal and/or beneficial interests in Borrower and/or any Subsidiary Guarantor and (ii) all Persons who Control Borrower and/or Subsidiary Guarantor. Borrower has provided Administrative Agent with a list of all direct and indirect owners of Borrower and/or Subsidiary Guarantor owning less than a ten percent (10%) of the direct and/or indirect, legal and/or beneficial interests in Borrower and/or Subsidiary Guarantor to the extent not disclosed on the Organizational Chart. Each of Borrower and Subsidiary Guarantor has taken all steps reasonably requested by Administrative Agent to grant, perfect, protect and/or preserve the security interest granted hereunder to Administrative Agent. As of the Closing Date, each of the applicable Minimum Hold/Control Requirements are fully satisfied.

4.1.2    Proceedings. Each of Borrower and Subsidiary Guarantor has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents have been duly executed and delivered by, or on behalf of, Borrower, Subsidiary Guarantor and Guarantor, as applicable, and constitute legal, valid and binding obligations of Borrower, Subsidiary Guarantor and Guarantor, as applicable, enforceable against Borrower, Subsidiary Guarantor and Guarantor, as applicable, in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.1.3    No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower, Subsidiary and Guarantor, as applicable, will not result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower, Subsidiary Guarantor or Guarantor pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement or other agreement or instrument to which Borrower, Subsidiary Guarantor or Guarantor is a party or by which any of Borrower’s, Subsidiary Guarantor’s or Guarantor’s property or assets is subject (unless consents from all applicable parties thereto have been obtained), nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Borrower, Subsidiary Guarantor or Guarantor or any of Borrower’s, Subsidiary Guarantor’s or Guarantor’s properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body required for the execution, delivery and performance by Borrower, Subsidiary Guarantor or Guarantor of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

4.1.4    Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to Borrower’s or Subsidiary Guarantor’s knowledge, threatened in writing against or affecting Borrower, Subsidiary Guarantor, Guarantor or any of their Affiliates or any Individual Property or the Collateral which would or could reasonably be expected to have a Material Adverse Effect.

4.1.5    Agreements. Neither Borrower nor Subsidiary Guarantor is a party to any agreement or instrument or subject to any restriction which is reasonably likely to have a Material Adverse Effect. Guarantor is a not party to any agreement or instrument or subject to any restriction which is reasonably likely to have a Material Adverse Effect. None of Borrower, Subsidiary Guarantor or Guarantor is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower, Guarantor, Subsidiary Guarantor, any Individual Property or the Collateral is bound and which would have a Material Adverse Effect. Neither Borrower nor Subsidiary Guarantor has any financial obligation (contingent or otherwise) under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower or Subsidiary Guarantor is a party or by which Borrower, Subsidiary Guarantor, any Individual Property or the Collateral is otherwise bound, other than (i) obligations incurred in the ordinary course of the operation of the Properties, (ii) obligations under the Loan Documents, (iii) obligations under the Property Documents and (iv) the Permitted Encumbrances.

4.1.6 Title and Security.

(a)    Each Subsidiary Guarantor has good, marketable and insurable fee simple title to the real property and the Improvements comprising part of each Individual Property owned by such Subsidiary Guarantor, free and clear of all Liens whatsoever subject to Permitted Encumbrances. Each Subsidiary Guarantor has good and marketable title to the remainder of each Individual Property owned by such Subsidiary Guarantor, free and clear of all Liens whatsoever subject to Permitted Encumbrances. Borrower has good and marketable title to the Collateral, free and clear of all Liens whatsoever subject to Permitted Encumbrances.

(b)    (i) Each Security Instrument when properly recorded in the appropriate records, together with any UCC financing statements required to be filed in connection therewith, will create a valid, perfected first mortgage lien on the Land and the Improvements, subject only to Permitted Encumbrances, and (ii) the filing of a UCC Financing statement with the Delaware Secretary of State will create a perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances.

(c)    To Borrower’s and Subsidiary Guarantor’s knowledge, there are no claims for payment for work, labor or materials affecting any Individual Property which are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents. Each of Borrower and Subsidiary Guarantor represents and warrants that none of the Permitted Encumbrances will materially and adversely affect (i) the ability of Borrower or Subsidiary Guarantor to pay any of its obligations to any Person as and when due, (ii) the fair market value of any Individual Property, (iii) the marketability of title to any Individual Property, or (iv) the intended use or operation of any Individual Property as of the Closing Date and thereafter. Subsidiary Guarantor will preserve its right, title and interest in and to the Properties for so long as any Note remains outstanding and will warrant and defend same and the validity and priority of the Lien of the Security Instrument and the other Loan Documents from and against any and all claims whatsoever other than the Permitted Encumbrances that are not Specified Permitted Encumbrances.

(d)    Except as set forth in the Pro Forma, there are no REAs or other documents, instruments or agreements affecting zoning or entitlements with regard to any Individual Property.

(e)    Borrower has good, marketable and insurable title to the Collateral, free and clear of all Liens whatsoever, except the Liens created by the Loan Documents. The Pledge Agreement, together with any UCC financing statements required to be filed in connection therewith and delivery to Administrative Agent of the certificates evidencing the Collateral, will create (i) a valid, perfected first priority lien on Borrower’s interest in the Collateral, and (ii) perfected security interests in and to, and perfected collateral assignments of, all Collateral. Borrower has not issued any certificates evidencing the Collateral prior to the Closing Date other than the certificates that that Borrower has caused to be delivered to Administrative Agent on or prior to the Closing Date. To Borrower’s knowledge, there are no claims for payment or other similar liens or claims which have been filed which are or may become a lien prior to, or of equal priority with, the Lien created by the Pledge Agreement and the other Loan Documents.

4.1.7    No Bankruptcy Filing. None of Borrower, Subsidiary Guarantor or Guarantor is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such entity’s assets or property, and neither Borrower nor Subsidiary Guarantor has any knowledge of any Person contemplating the filing of any such petition against Borrower, Subsidiary Guarantor or Guarantor.

4.1.8    Full and Accurate Disclosure. As of the date hereof, no statement of fact made by Borrower or Subsidiary Guarantor in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to Borrower or Subsidiary Guarantor which has not been disclosed in writing to Administrative Agent which is reasonably likely to (i) result in a Material Adverse Effect or (ii) materially impact Subsidiary Guarantor’s ability to operate any Individual Property or Borrower’s or Subsidiary Guarantor’s ability to comply with the terms of this Agreement and the other Loan Documents.

4.1.9    All Property. The Properties constitutes all of the real property, personal property, equipment and fixtures currently owned or leased by Subsidiary Guarantor.

4.1.10 No Plan Assets.

(a)    None of Borrower, Subsidiary Guarantor, Guarantor or any ERISA Affiliate or, with respect to the Properties, the Manager, maintains, has any obligation to contribute to, or any liability (contingent or otherwise) in respect of a Plan which is subject to Title IV of ERISA.

(b)    None of Borrower, Subsidiary Guarantor, Guarantor, any of their ERISA Affiliates, or, with respect to the Properties, the Manager, has (i) failed to make any required contribution to a Multiemployer Plan when due, (ii) incurred any liability with respect to the partial or complete withdrawal (as such terms are defined in Section 4203 and 4205 of ERISA, respectively) from any Multiemployer Plan that remains unsatisfied, or (iii) received any notice from any Multiemployer Plan concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, or in endangered or critical status within the meaning of Section 432 of the Code or Title IV of ERISA. The Withdrawal Liability (contingent or otherwise) of Borrower, Subsidiary Guarantor, Guarantor, their ERISA Affiliates, and, with respect to the Properties, the Manager, with respect to a withdrawal from any Multiemployer Plan if such withdrawal were to occur, would not result in material liability to any Borrower Party.

(c)    None of Borrower, Subsidiary Guarantor, Guarantor or any ERISA Affiliate is (a) an employee benefit plan defined in Section 3(3) of ERISA that is subject to ERISA, (b) a plan as defined in Section 4975(e)(l) of the Code that is subject to Section 4975 of the Code, (c) an entity whose underlying assets constitute “plan assets” of one or more such employee benefit plans or plans within the meaning of 29 C.F.R. Section 2510.3-101 as modified by Section 3(42) of ERISA, (d) a “governmental plan” within the meaning of Section 3(32) of ERISA or subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans that would be violated by the transactions contemplated by the Loan Documents.

4.1.11    Compliance. Borrower, Subsidiary Guarantor and each Individual Property and the use of any portion of the Improvements shall comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. To Borrower’s and Subsidiary Guarantor’s knowledge, neither Borrower nor Subsidiary Guarantor is in default or in violation of any order, writ, injunction, decree or demand of any Governmental Authority. To Borrower’s and Subsidiary Guarantor’s knowledge, there has not been committed by Borrower, Subsidiary Guarantor or any Affiliate of Borrower or Subsidiary Guarantor any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against any Individual Property, the Collateral or any part thereof or any monies paid in performance of Borrower’s or Subsidiary Guarantor’s obligations under any of the Loan Documents.

4.1.12    Financial Information. All financial data including, without limitation, the statements of cash flow and income and operating expense, that have been delivered by or on behalf of Borrower and/or Subsidiary Guarantor to Administrative Agent in respect of each Individual Property (i) are true, complete and correct in all material respects, (ii) fairly represent the financial condition of such Individual Property as of the date of such reports, and (iii) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with the Approved Accounting Method throughout the periods covered, except as disclosed therein. Neither Borrower nor Subsidiary Guarantor has any contingent liabilities, liabilities for taxes, unusual forward or long term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower or Subsidiary Guarantor and likely to have a Material Adverse Effect on the operation of any Individual Property. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower or Subsidiary Guarantor from that set forth in said financial statements.

4.1.13    Condemnation. No Taking has been commenced or, to Borrower’s or Subsidiary Guarantor’s knowledge, is contemplated with respect to all or any portion of any Individual Property or for the relocation of roadways providing access to any Individual Property.

4.1.14    Federal Reserve Regulations. None of the proceeds of the Loan will be used for the purpose of purchasing or carrying any “margin stock” as defined in Regulation U, Regulation X or Regulation T or for the purpose of reducing or retiring any Debt which was originally incurred to purchase or carry “margin stock” or for any other purpose which might constitute this transaction a “purpose credit” within the meaning of Regulation U or Regulation X. As of the Closing Date, neither Borrower nor Subsidiary Guarantor owns any “margin stock.”

4.1.15    Not a Foreign Person. Borrower (or, if Borrower is disregarded as an entity from a Person for U.S. federal income purposes, such Person) is not a foreign person within the meaning of Section 1445(f)(3) of the Code. Subsidiary Guarantor (or, if Subsidiary Guarantor is disregarded as an entity from a Person for U.S. federal income purposes, such Person) is not a foreign person within the meaning of Section 1445(f)(3) of the Code.

4.1.16    Separate Lots. Each Individual Property (including all rights under the Zoning Documents) is comprised of one (1) or more contiguous parcels which constitute a separate tax lot or lots and does not constitute or include a portion of any other tax lot not a part of such Individual Property.

4.1.17    Assessments. To Borrower’s and Subsidiary Guarantor’s knowledge, except as set forth in any Title Policy, there are no pending or proposed special or other assessments for public improvements or otherwise affecting any Individual Property, nor are there any contemplated improvements to any Individual Property that may result in such special or other assessments.

4.1.18    Enforceability. The Loan Documents are not subject to any existing right of rescission, set off, counterclaim or defense by Borrower or Subsidiary Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors’ rights and the enforcement of debtors obligations), and neither Borrower nor Subsidiary Guarantor has asserted any right of rescission, set off, counterclaim or defense with respect thereto.

4.1.19    No Prior Assignment. There are no prior sales, transfers or assignments of the landlord’s interest under the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding following the funding of the Loan.

4.1.20    Easements; Utilities and Public Access. Each Individual Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Individual Property for its intended uses. All public utilities necessary or convenient to the continued use and enjoyment of each Individual Property are located either in the public right of way abutting such Individual Property (which are connected so as to serve the such Individual Property without passing over any other property) or in recorded easements serving such Individual Property and such easements are set forth in the applicable Title Policy. All roads necessary for the use of each Individual Property for its current purposes have been completed and dedicated to public use and accepted by all applicable Governmental Authorities.

4.1.21    Flood Zone. Except as set forth in the Surveys or the flood determinations obtained by Administrative Agent, none of the Improvements (including any recreational areas) on any Individual Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards.

4.1.22    Other Obligations and Liabilities. Neither Borrower nor Subsidiary Guarantor has any liabilities or other obligations that arose or accrued prior to the date hereof that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

4.1.23    Boundaries. Except as shown on the Surveys or disclosed in the Title Policies, to Borrower’s and Subsidiary Guarantor’s knowledge, no improvements on adjoining properties encroach upon any Individual Property, and no easements or other encumbrances upon any Individual Property would encroach upon any of the Improvements, so as to affect the value or marketability of such Individual Property except those which are insured against by the applicable Title Policy. All of the improvements which were included in determining the appraised value of each Individual Property lie wholly within the boundaries and building restriction lines of such Individual Property.

4.1.24    Leases.

(a)    Except for the Existing Leases, no Individual Property is subject to any Leases, and no Person has any possessory interest in such Individual Property or right to occupy the same except Subsidiary Guarantor. Neither Subsidiary Guarantor nor any other Borrower Party is a party to any Lease for premises used in connection with marketing all or any portion of any Individual Property for lease or sale. Other than the Management Agreement, there is no Leasing Agency Agreement currently in place at any Individual Property.

(b)    To the extent any portion of any Individual Property is subject to a Lease, (i) Subsidiary Guarantor is the sole owner of the entire lessor’s interest in such Lease, (ii) such Lease in full force and effect, and there are no material defaults thereunder by either party, and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute material defaults thereunder, (iii) Subsidiary Guarantor has not received any written notice of termination from any Tenant under such Lease, (iv) Borrower or Subsidiary Guarantor has delivered to Administrative Agent a true and complete copy of such Lease, and there are no oral agreements with respect thereto, (v) no rent under such Lease (other than security deposits, if any) has been paid more than one (1) month in advance of its due date, all such rents due have been paid in full and no Tenant is in arrears in its payment of rent, (vi) to Borrower’s knowledge, there exist no offsets or defenses to the payment of any portion of rents under such Lease and Subsidiary Guarantor has no monetary obligation to any Tenant under such Lease, (vii) Subsidiary Guarantor has received no notice from any Tenant challenging the validity or enforceability of such Lease, (viii) all security deposits, if any, relating to such Lease reflected on the rent roll have been collected by Subsidiary Guarantor and are being held and applied in accordance with Legal Requirements and all provisions of such Lease relating thereto, and (ix) to Borrower’s and Subsidiary Guarantor’s knowledge, no Tenant has sublet any portion of the premises demised to such Tenant under its Lease or any portion thereof.

4.1.25    Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of each Individual Property to the applicable Subsidiary Guarantor have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Security Instruments, have been paid (or will be paid when the applicable Loan Document is executed, recorded or filed, as applicable).

4.1.26 Property Documents.

(a)    True, complete and correct copies of all Property Documents, each of which is listed on Schedule V attached to this Agreement, have been delivered (or made available via the Data Room) to Administrative Agent. Neither Borrower nor Subsidiary Guarantor has entered into (or has it assumed the interest of the prior owner of any Individual Property to), and none of Borrower, Subsidiary Guarantor or any Individual Property is bound by, any Property Document which continues in existence, except those previously disclosed in writing to Administrative Agent. The Properties are subject to the Property Documents and the applicable Subsidiary Guarantor is a party to each of the same. The Property Documents are in full force and effect. Except as set forth on Schedule V attached to this Agreement, the Property Documents have not been amended, modified or supplemented. Subsidiary Guarantor’s interest under the Property Documents has not been assigned pursuant to any assignment which survives the Closing Date except the assignment to Administrative Agent and Lenders pursuant to the Loan Documents.

(b)    Subsidiary Guarantor is not in monetary or material non-monetary default under the Property Documents (beyond applicable notice, grace and/or cure period), and to Borrower’s and Subsidiary Guarantor’s knowledge, no other party to the Property Documents is in default thereunder (beyond applicable notice, grace and/or cure periods) and there is no existing condition which, but for the passage of time or the giving of notice or both, are reasonably likely to result in a default under the Property Documents. To Borrower’s knowledge, there are no set- offs, claims, counterclaims or defenses being asserted or, to Borrower’s and Subsidiary Guarantor’s knowledge, capable of being asserted after giving the requisite notice, if any, required under the Property Documents or otherwise known by Borrower, Subsidiary Guarantor or any other party to the Property Documents for the enforcement of the obligations of any party thereunder. To Borrower’s and Subsidiary Guarantor’s knowledge, there are no Liens capable of being asserted for amounts due under the provisions of the Property Documents which, if unpaid, may be asserted as a Lien prior to the Lien of any Security Instrument.

(c)    As of the Closing Date, there is no development agreement in force or effect.

(d)    No Property Document has as a party an Affiliate of Borrower or any Subsidiary Guarantor. All fees and other compensation for services previously performed under each Property Document have been paid in full or, if not yet due and payable, shall be paid in the ordinary course.

4.1.27    Reserved.

4.1.28    Illegal Activity. No portion of any Individual Property has been or will be purchased with proceeds of any illegal activity.

4.1.29    No Change in Facts or Circumstances; Disclosure. All written information, reports, certificates and other documents submitted by Borrower and/or Subsidiary Guarantor to Administrative Agent in connection with the Loan are, to Borrower’s and Subsidiary Guarantor’s knowledge, accurate, complete and correct in all material respects. Except with respect to such representations and warranties contained in this Agreement or in any other Loan Document which are qualified as being made to Borrower’s and Subsidiary Guarantor’s knowledge, all representations and warranties made by Borrower and Subsidiary Guarantor in this Agreement or by Borrower in the Pledge Agreement or by Borrower, Subsidiary Guarantor or Guarantor in any other Loan Document are accurate, complete and correct in all material respects. There has been no material adverse change known to Borrower or any Subsidiary Guarantor in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects any Individual Property, the Collateral or the business operations or the financial condition of Borrower or Subsidiary Guarantor. Each of Borrower and Subsidiary Guarantor has disclosed to Administrative Agent all material facts known to Borrower and/or Subsidiary Guarantor and has not failed to disclose any material fact known to Borrower and/or Subsidiary Guarantor that is reasonably likely to cause any representation or warranty made herein to be materially misleading.

4.1.30    Tax Matters. Each of Borrower and Subsidiary Guarantor or its sole beneficial owner for U.S. federal income tax purposes has filed (or has obtained effective extensions for filing) all material U.S. federal, state and local Tax returns required to be filed and, subject to Borrower’s right to contest any Taxes in accordance with the Loan Documents, has paid or made adequate provision for the payment of all material federal, state and local Taxes payable by Borrower, Subsidiary Guarantor or such owner, as applicable. Each of Borrower and Subsidiary Guarantor is either a disregarded entity or a partnership for U.S. federal income tax purposes.

4.1.31    Solvency/Fraudulent Conveyance. Each of Borrower and Subsidiary Guarantor (a) has not entered into the transaction contemplated by this Agreement or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and (b) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. After giving effect to the Loan, the fair saleable value of each of Borrower’s and Subsidiary Guarantor’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s and Subsidiary Guarantor’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s and Subsidiary Guarantor’s assets is and will, immediately following the making of the Loan, be greater than Borrower’s and Subsidiary Guarantor’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured, neither Borrower’s not Subsidiary Guarantor’s assets do and, immediately following the making of the Loan will, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Neither Borrower nor Subsidiary Guarantor intends to, nor believes that it will, incur Indebtedness and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower or Subsidiary Guarantor, as applicable, and the amounts to be payable on or in respect of obligations of Borrower or Subsidiary Guarantor, as applicable). No petition in bankruptcy has been filed against Borrower, Subsidiary Guarantor or Guarantor or any of their respective Affiliates in the last seven (7) years, and none of Borrower, Subsidiary Guarantor or Guarantor nor any of their respective Affiliates in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors.

4.1.32 Investment Company Act. Neither Borrower nor Subsidiary Guarantor is (a) an investment company or a company Controlled by an investment company, within the meaning of the Investment Company Act of 1940, as amended; (b) a holding company or a subsidiary company of a holding company or an affiliate of either a holding company or a subsidiary company within the meaning of the Energy Policy Act of 2005, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

4.1.33    Assignment of Leases. Upon recordation with the applicable Registry, each Security Instrument will create a valid assignment of, or a valid security interest in, certain rights under the Leases to which the applicable Subsidiary Guarantor is a party, subject only to a license granted to such Subsidiary Guarantor to exercise certain rights and to perform certain obligations of the lessor under the Leases, as more particularly set forth therein, subject to Permitted Encumbrances. No Person other than Administrative Agent has any interest in or assignment of the Leases or any portion of the Rents due and payable thereunder or to become due and payable thereunder.

4.1.34    Labor. No organized work stoppage or labor strike is pending or, to Borrower’s knowledge, threatened by employees and other laborers at any Individual Property. Neither Borrower nor Subsidiary Guarantor (i) is involved in or threatened with any labor dispute, grievance or litigation relating to labor matters involving any employees and other laborers at any Individual Property, including, without limitation, violation of any federal, state or local labor, safety or employment laws (domestic or foreign) and/or charges of unfair labor practices or discrimination complaints; (ii) has engaged in any unfair labor practices within the meaning of the National Labor Relations Act or the Railway Labor Act; (iii) is a party to, or bound by, any collective bargaining agreement or union contract with respect to employees and other laborers at any Individual Property (any such agreement or contract, a “Labor Agreement”) and no such Labor Agreement is currently being negotiated by Borrower, Subsidiary Guarantor or any of their respective Affiliates, (iv) has incurred any unsatisfied, nor is expected to incur, any Withdrawal Liability; or (v) has or will have any liability in connection with the termination of any employees employed at any Individual Property, whether under any Management Agreement, any Asset Management Agreement or otherwise.

4.1.35    Brokers. Neither Borrower nor Subsidiary Guarantor has dealt with any broker or finder with respect to the transactions with Lenders contemplated by the Loan Documents and neither party has done any acts, had any negotiations or conversations, or made any agreements or promises which will in any way create or give rise to any obligation or liability for the payment by either party of any brokerage fee, charge, commission or other compensation to any Person with respect to the transactions with Lenders contemplated by the Loan Documents. Each of Borrower and Subsidiary Guarantor shall indemnify and hold harmless Administrative Agent and Lenders from and against any loss, liability, out-of-pocket cost or expense, including any judgments, outside attorneys’ fees, or costs of appeal, incurred by the other party in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower and/or Subsidiary Guarantor in connection with the transactions contemplated herein. The provisions of this Section 4.1.35 shall survive the expiration and termination of this Agreement and the occurrence of Full Repayment.

4.1.36    No Other Indebtedness. Neither Borrower nor Subsidiary Guarantor has borrowed or received debt financing that has not been heretofore repaid in full, other than the Permitted Indebtedness.

4.1.37    Taxpayer Identification Number. Borrower’s Federal taxpayer identification number is 83-1218060. Each Subsidiary Guarantor’s Federal taxpayer identification number is set forth on Schedule VIII attached hereto.

4.1.38    Principal Place of Business. Borrower’s principal place of business and chief executive office is 300 Crescent Court, Suite 700, Dallas, TX 75201. Each Subsidiary Guarantor’s principal place of business and chief executive office is 300 Crescent Court, Suite 700, Dallas, TX 75201.

4.1.39   Patriot Act; Corporate Transparency Act; Foreign Investment Laws.

(a)    None of Borrower, Subsidiary Guarantor, Guarantor, any of their respective Broad Affiliates or, to Borrower’s or Subsidiary Guarantor’s knowledge, any holder of a direct or indirect interest in any of the foregoing, is a Prohibited Person.

(b)    None of Borrower, Subsidiary Guarantor, Guarantor, any of their respective Broad Affiliates or, to Borrower’s or Subsidiary Guarantor’s knowledge, any holder of a direct or indirect interest in any of the foregoing, (i) has conducted or will conduct any business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (ii) has dealt or will deal in, or otherwise has engaged or will engage in, any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (iii) has engaged or will engage in or has conspired or will conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Patriot Act.

(c)    None of the funds or other assets of any Borrower Party constitute property of, or are beneficially owned, directly or indirectly, by any Prohibited Person.

(d)    Each of Borrower and Subsidiary Guarantor, and to the knowledge of Borrower and Subsidiary Guarantor, each director, officer, employee, and Broad Affiliate of Borrower and/or Subsidiary Guarantor is in compliance with all Sanctions.

(e)    As of the date hereof, each Reporting Company is in compliance with the Corporate Transparency Act.

(f)    None of Borrower, Subsidiary Guarantor or any Affiliate of Borrower and/or Subsidiary Guarantor has submitted a notice or declaration of the acquisition of any Individual Property to CFIUS, has been instructed by CFIUS to submit such a notice or declaration, or is required by the Foreign Investment Laws to submit such a notice or declaration.

4.1.40    Bank Holding Company. Neither Borrower nor Subsidiary Guarantor is a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.

4.1.41    Survey. No Survey delivered to Administrative Agent, to Borrower’s or Subsidiary Guarantor’s knowledge, fails to reflect any material matter affecting any Individual Property or the title thereto.

4.1.42 Intellectual Property.

(a)    Each Subsidiary Guarantor owns or has the right to use pursuant to the Management Agreement, all Intellectual Property necessary to the conduct of its businesses, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, or other proprietary right of any other Person. To Borrower’s and Subsidiary Guarantor’s knowledge, all such Intellectual Property is fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filing or issuances. To Borrower’s and Subsidiary Guarantor’s knowledge, no material claim has been asserted by any Person with respect to the use of any such Intellectual Property, or challenging or questioning the validity or effectiveness of any such Intellectual Property.

(b)    Neither Borrower nor Subsidiary Guarantor (i) has any or holds any Intellectual Property and (ii) is the registered holder of any Domain Name.

4.1.43    Permits; Licenses. To Borrower’s and each Subsidiary Guarantor’s knowledge, all certifications, permits, licenses and approvals required as of the Closing Date with respect to each Individual Property (collectively, the “Licenses”), have been obtained and are in full force and effect, and true, correct and complete (in all material respects) copies of same have been delivered to Administrative Agent.

4.1.44    Underwriting Representations. Each of Borrower and Subsidiary Guarantor hereby represents that:

(a)    neither Borrower nor Subsidiary Guarantor has any judgments or liens of any nature against it except for tax liens not yet due and Permitted Encumbrances;

(b)    neither Borrower nor Subsidiary Guarantor is involved in any dispute with any taxing authority (other than appeals of real estate tax assessments);

(c)    neither Borrower nor Subsidiary Guarantor is now, or has ever been, a party to any lawsuit, arbitration, summons, or legal proceeding that is still pending or that resulted in a judgment against it or its assets or properties that has not been satisfied or paid in full;

(d)    to Borrower’s knowledge, no Individual Property is located in an area with a high degree of seismic activity;

(e)    Borrower or Subsidiary Guarantor has obtained a current Phase I environmental site assessment (and, if applicable, a current Phase II environmental assessment) (collectively, the “ESA”) for each Individual Property prepared consistent with ASTM Practice E 1527 and the ESA has not identified any recognized environmental conditions that require further investigation or remediation except as noted therein; and

(f)    each amendment and restatement of Borrower’s and/or Subsidiary Guarantor’s Organizational Documents has been accomplished in accordance with, and was permitted by, the relevant provisions of said documents prior to such amendment or restatement from time to time.

4.1.45    Accounts. Borrower has no accounts other than the Borrower Operating Account. Subsidiary Guarantor has no accounts.

4.1.46    Insurance. Either Borrower or Subsidiary Guarantor has obtained and has delivered to Administrative Agent complete copies of the insurance policies required pursuant to Section 6.1 reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made or are currently pending, outstanding or otherwise remain unsatisfied under any such insurance policy, and none of Borrower, Subsidiary Guarantor or, to Borrower’s knowledge, any other Person, has done, by act or omission, anything which would impair the coverage of any such insurance policy.

4.1.47 Reserved.

4.1.48    Inventory. Subsidiary Guarantor is the owner of all of the Equipment, Fixtures and Personal Property (as such terms are defined in the Security Instrument) and FF&E located on or at each Individual Property and shall not lease any equipment, fixtures or personal property other than as expressly permitted hereunder or with Administrative Agent’s prior written consent not to be unreasonably withheld, conditioned or delayed.

4.1.49    Minimum Equity Requirement Satisfaction. As of the Closing Date, direct and indirect owners in Borrower and Subsidiary Guarantor, in the aggregate, have invested no less than an amount equal to fifteen percent (15%) of the As-Completed Appraised Value of each Individual Property (the “Minimum Equity Requirement”).

4.1.50 Anti-Corruption.

Each of Borrower and Subsidiary Guarantor represents and warrants that, in connection with this Agreement, Borrower, Subsidiary Guarantor, Guarantor and each Person that has an economic interest in Borrower and Subsidiary Guarantor, in each case has complied with and will continue to comply with all applicable anti-bribery and corruption laws and regulations in the United States, including the U.S. Foreign Corrupt Practices Act of 1977 (the “Anti-Corruption Obligation”). Each of Borrower and Subsidiary Guarantor shall, at all times throughout the term of the Loan, maintain and enforce appropriate policies, procedures and controls reasonably designed to ensure compliance with the Anti-Corruption Obligation.

4.1.51 Reserved.

4.1.52 Reserved.

4.1.53    Purchase Agreement. Borrower or Subsidiary Guarantor has delivered to Administrative Agent a true, correct and complete copy of the Purchase Agreement (which has not been amended except as set forth on Schedule XII attached hereto). There are no defaults by Borrower, Subsidiary Guarantor or any Affiliate of Borrower or Subsidiary Guarantor under any Purchase Agreement or, to Borrower’s or Subsidiary Guarantor’s actual knowledge, the seller thereunder.

4.1.54 Collateral; Certificates Securities.

(a)    Subsidiary Guarantor is the sole legal and beneficial owner of the Collateral and no Liens exist (except the Liens and security interests created by the Loan Documents) upon the Collateral at any time (and no right or option to acquire the same exists in favor of any other Person). The Collateral is not and will not be subject to any contractual restriction upon the transfer thereof (except for any such restriction contained in this Agreement, the Pledge Agreement or the other Loan Documents).

(b)    The limited liability company interests in Subsidiary Guarantor are and shall at all times during the term of the Loan be evidenced by a “certificated security” governed by Article 8 of the UCC. Subsidiary Guarantor has “opted in” to Article 8 of the UCC, has not opted out and Borrower shall not permit Subsidiary Guarantor to opt out of such Article 8 of the UCC, and Borrower shall cause a registry of the holders of limited liability company in Subsidiary Guarantor to be maintained at all times.

4.2 Property Representations.

4.2.1 Reserved.

4.2.2    Operating Permits. All Operating Permits that have been or are currently required in connection with the ownership, use and operation of each Individual Property by the applicable Subsidiary Guarantor have been obtained and are in full force and effect.

4.2.3 Reserved.

4.2.4    Compliance with Building Codes and Zoning Laws. The current zoning law and declarations covering each Individual Property permit ‘by-right’ the Improvements to be operated and used as contemplated by this Agreement and the other Loan Documents and the Improvements will be in compliance with all zoning, environmental, and other applicable Legal Requirements, restrictions, requirements and easements then in effect. Each Individual Property currently is, and the use thereof, is and will be in all respects in compliance with all Operating Permits then required, as applicable, and all other Legal Requirements, and such compliance is not dependent on any land, improvements or facilities not a part of such Individual Property. There are no pending, or to Borrower’s nor Subsidiary Guarantor’s knowledge, threatened actions, suits or proceedings to revoke, attach, invalidate, rescind or modify the zoning applicable to any Individual Property or any part thereof, any of the Operating Permits, as currently existing.

4.2.5 Reserved.

4.2.6    Utilities. All of the various utility services required to service each Individual Property for its intended use (including, without limitation, steam supply, electric power, domestic water, sewerage storm water, gas and telecommunications) and other utilities have been made available to the Improvements. These utility services are sized to accommodate the capacities necessary to support the building loads and needs based on the contemplated occupancies.

4.3    Survival of Representations. Borrower and each Subsidiary Guarantor agree that all of the representations and warranties of Borrower and such Subsidiary Guarantor set forth in Section 4.1 and Section 4.2 and elsewhere in this Agreement and in the other Loan Documents shall be deemed given and made on and as of the Closing Date and survive for so long as any amount remains owing to Administrative Agent or Lenders under this Agreement or any of the other Loan Documents by Borrower, any Subsidiary Guarantor or Guarantor, unless a longer survival period is expressly stated in a Loan Document with respect to a specific representation or warranty, in which case, for such longer period. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower and/or any Subsidiary Guarantor shall be deemed to have been relied upon by Administrative Agent and Lenders notwithstanding any investigation heretofore or hereafter made by Administrative Agent or Lenders on its behalf.

V.	BORROWER COVENANTS.

From the Closing Date and until the occurrence of Full Repayment, Borrower and each Subsidiary Guarantor hereby covenants and agrees with Administrative Agent and Lenders that:

5.1	General Covenants.

5.1.1    Business and Operations. Borrower and Subsidiary Guarantor will continue to engage in the ownership, development, maintenance, renovation, management and operation of the Properties and the Collateral, as applicable. Borrower and Subsidiary Guarantor will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of the Properties and the Collateral, as applicable.

5.1.2    Change of Principal Place of Business. Neither Borrower nor Subsidiary Guarantor shall change its name, identity, corporate structure, jurisdiction of organization or principal place of business and chief executive office set forth on the first page of this Agreement, in each case, without first giving Administrative Agent at least thirty (30) days prior written notice (or any such longer period as may be required pursuant to the UCC) or reorganize in a different jurisdiction without the prior written consent of Administrative Agent. Borrower and Subsidiary Guarantor shall, and shall cause each other Borrower Party to, take such action, satisfactory to Administrative Agent, as may be necessary to grant, protect, perfect and/or preserve the security interest of Administrative Agent hereunder and in the Account Collateral and the priority of the Security Instruments and Administrative Agent’s interest in such Account Collateral at all times.

5.1.3    Title to the Property. Borrower and Subsidiary Guarantor shall warrant and defend (a) Borrower’s title to each Individual Property and every part thereof, subject only to the Liens expressly permitted hereunder, (b) the validity and priority of the Lien of each Security Instrument on the Properties, (c) the title to the Collateral and every part thereof, and (d) the validity and priority of the Lien of the Pledge Agreement on the Collateral, in each case, against the claims of all Persons whomsoever and subject only to the Permitted Encumbrances. Neither Borrower nor Subsidiary Guarantor shall create, incur, assume or suffer any Lien on any portion of any Individual Property (except for Permitted Encumbrances), the Collateral or on any direct or indirect interest in Borrower or Subsidiary Guarantor. Borrower and Subsidiary Guarantor shall reimburse Administrative Agent for any actual, out-of-pocket losses, costs, damages or expenses (including reasonable outside attorneys’ fees and court costs) incurred by Administrative Agent if an interest in any Individual Property, the Collateral, Borrower and/or Subsidiary Guarantor, other than as expressly permitted hereunder, is claimed by another Person.

5.1.4 Existence; Compliance with Legal Requirements.

(a)    Borrower and Subsidiary Guarantor shall at all times comply and cause each Individual Property to be in compliance with all Legal Requirements applicable to Borrower, Subsidiary Guarantor and such Individual Property. Borrower and Subsidiary Guarantor shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect Borrower’s and Subsidiary Guarantor’s existence, rights, licenses, permits and franchises necessary to comply with all Legal Requirements applicable to Borrower, Subsidiary Guarantor, the Properties and the Collateral, in each case, including, without limitation, building and zoning codes and certificates of occupancy.

(b)    There shall never be committed by Borrower or Subsidiary Guarantor, and neither Borrower nor Subsidiary Guarantor shall permit Borrower, Subsidiary Guarantor or any other Person in occupancy of or involved with the operation or use of any Individual Property or the Collateral to commit, any act or omission affording the federal government or any state or local government the right of forfeiture as against such Individual Property or any part thereof or any monies paid in performance of Borrower’s and Subsidiary Guarantor’s obligations under any of the Loan Documents. Each of Borrower and Subsidiary Guarantor hereby covenants and agrees not to commit, knowingly permit or suffer to exist any act or omission affording such right of forfeiture. The foregoing are subject to Borrower’s right to contest Legal Requirements or the applicability thereof as set forth in Section 7.3 hereof.

5.1.5 Handicapped Access.

(a)    Each of Borrower and Subsidiary Guarantor covenants and agrees that it shall cause each Individual Property at all times to comply in all material respects, or, if applicable, shall use Commercially Reasonable Efforts to cause Tenants to comply, to the extent applicable, with the requirements of the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988, all federal, state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively, the “Access Laws”).

(b)    Each of Borrower and Subsidiary Guarantor covenants and agrees to give prompt notice to Administrative Agent of the receipt by Borrower or Subsidiary Guarantor of any complaints related to the violation of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with the requirements of any Access Laws.

(c)    Notwithstanding anything to the contrary set forth herein or in any other Loan Document, neither Borrower nor Subsidiary Guarantor shall alter or cause or permit to be altered any Individual Property in any manner which would increase Borrower’s or Subsidiary Guarantor’s responsibilities for compliance with any Access Laws without the prior approval of Administrative Agent. Administrative Agent may condition any such approval upon receipt of a certificate of compliance with the Access Laws from an architect, engineer, or other Person acceptable to Administrative Agent.

5.1.6    Use of Property. Borrower and Subsidiary Guarantor shall cause each Individual Property to be used, operated and maintained in compliance with all applicable Legal Requirements concerning zoning and use and for purposes in a manner consistent with past practices of use, operation and maintenance at all times until Full Repayment has occurred and neither Borrower nor Subsidiary Guarantor will cause or permit any non-conforming use applicable to all or any portion of any Individual Property under applicable zoning laws to be discontinued or the non-conforming Improvement to be abandoned without the express written consent of Administrative Agent. Each Individual Property is a build-to-rent community and is used exclusively for long-term rental purposes and other appurtenant and related uses (collectively, the “Permitted Uses”).

5.1.7    No Joint Assessment. Neither Borrower nor Subsidiary Guarantor shall suffer, permit or initiate the joint assessment of any Individual Property (a) with any other real property constituting a tax lot separate from such Individual Property, and (b) which constitutes real property with any portion of such Individual Property which may be deemed to constitute personal property, or any other action or procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of such Individual Property.

5.1.8    No Further Encumbrances. Borrower and Subsidiary Guarantor shall do, or cause to be done, all things necessary to keep and protect each Individual Property and all portions thereof unencumbered from any Liens, easements or agreements granting rights in or restricting the use or development of such Individual Property, except for Permitted Encumbrances.

5.1.9 Reserved.

5.1.10    Performance by Borrower and Subsidiary Guarantor. Borrower and Subsidiary Guarantor shall in a timely manner (x) observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower and/or Subsidiary Guarantor, as applicable, and (y) pay when due all costs, fees and expenses to the extent required, under the Loan Documents executed and delivered by, or applicable to, Borrower and/or Subsidiary Guarantor. Neither Borrower nor Subsidiary Guarantor shall enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower and/or Subsidiary Guarantor without the prior written consent of Administrative Agent.

5.1.11    Transfer Assets. Neither Borrower nor Subsidiary Guarantor shall Transfer any interest in any Individual Property except, in each case, as may be expressly permitted herein or in the other Loan Documents.

5.1.12    Distributions. Neither Borrower nor Subsidiary Guarantor shall, at any time prior the occurrence of Full Repayment and the performance of all of the Obligations, make any dividend or other distribution (whether in cash, securities or other property) with respect to any equity interests in Borrower, Subsidiary Guarantor or any subsidiary, any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, defeasance, retirement, acquisition, cancellation or termination of any such equity interests in Borrower, Subsidiary Guarantor or any subsidiary or any option, warrant or other right to acquire any such equity interests in Borrower, Subsidiary Guarantor or any subsidiary, or any return or refund (or other disbursement) of any equity or ownership interest of Borrower or Subsidiary Guaranty in any Individual Property, including, without limitation, any equity internally generated by such Individual Property or the development thereof, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Borrower and/or Subsidiary Guarantor; it being agreed by Borrower and Subsidiary Guarantor that in no event shall any proceeds, rents, revenues or other receipts derived from any Individual Property be distributed to Borrower, Subsidiary Guarantor, Guarantor or any of their Affiliates prior to the occurrence of Full Repayment and the performance of all Obligations. Notwithstanding anything to the contrary in this Agreement, Borrower may make cash distributions to its shareholders, members, or partners solely to the extent necessary to permit Borrower, or any direct or indirect parent entity that is a real estate investment trust (“REIT”) under the Code, to (a) satisfy all requirements for maintaining its status as a REIT, including, without limitation, distributions required to meet the minimum distribution requirements of Section 857(a) of the Code, but only in the minimum amount necessary and in no event in an amount which exceeds $150,000 per annum in the aggregate, and to avoid taxation under Sections 857(b)(1) and 857(b)(3) of the Code, and (b) pay any Taxes (including, without limitation, federal, state, and local income and excise taxes) imposed on such entity by reason of its status as a REIT.

5.1.13   Misapplication of Funds. Neither Borrower nor Subsidiary Guarantor shall (a) distribute Rents or any other revenue from any Individual Property, any Net Sales Proceeds, or any Proceeds in violation of the provisions of this Agreement or the Cash Management Agreement, as applicable, (b) misappropriate any security deposit or portion thereof, (c) misapply the proceeds of the Loan, (d) reserved, (e) misapply any disbursements from the Reserve Accounts, or (f) misapply any funds disbursed to or from the Borrower Operating Account.

5.1.14    Debt Cancellation. Neither Borrower nor Subsidiary Guarantor shall cancel or otherwise forgive or release any material claim or debt owed to it by any Person, except for adequate consideration or in the ordinary course of its business, or otherwise with Administrative Agent’s approval; provided, however, nothing contained in this Agreement shall permit Borrower and/or Subsidiary Guarantor to cancel, forgive or reduce unpaid and past due rents under Leases.

5.1.15    Litigation. Borrower and Subsidiary Guarantor shall reasonably cooperate in all respects with Administrative Agent with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Administrative Agent or Lenders hereunder or under any of the other Loan Documents and, in connection therewith, permit Administrative Agent, at its election, to participate in any such proceedings.

5.1.16    Affiliate Transactions. Except for the Management Agreement entered into by Subsidiary Guarantor with an Affiliate in accordance with Section 5.4.1 hereof, neither Borrower nor Subsidiary Guarantor shall enter into, or be a party to, any transaction with any Broad Affiliate of Borrower or Subsidiary Guarantor or any partner, member, or shareholder, as applicable, of Borrower or Subsidiary Guarantor or any Broad Affiliate of Borrower or Subsidiary Guarantor except in the ordinary course of business and on terms and conditions that are fully disclosed to and approved by Administrative Agent in advance and that are intrinsically fair, commercially reasonable and no less favorable to Borrower, Subsidiary Guarantor or such Broad Affiliate, partner, member or shareholder than those that would be available on an arm’s-length basis with an unrelated third party. No such Affiliate transaction approved by Administrative Agent may be terminated, modified or amended without the prior written consent of Administrative Agent.

5.1.17    Access to Properties. Borrower and Subsidiary Guarantor shall permit agents, representatives and employees of Administrative Agent and Servicer to inspect each Individual Property or any part thereof during normal business hours on Business Days upon reasonable advance notice (subject to the rights of Tenants under Leases) and provided (i) such inspections do not unreasonably interfere with the operation of the applicable Individual Property and (ii) Borrower and Subsidiary Guarantor shall have the right to have a representative present during such inspection (provided that Borrower’s or Subsidiary Guarantor’s failure to have such a representative present shall not prevent Administrative Agent or Servicer or designated representatives from any of them from conducting such inspection).

5.1.18    Perform Loan Obligations. Borrower and Subsidiary Guarantor shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required, under the Loan Documents executed and delivered by, or applicable to, Borrower and/or Subsidiary Guarantor.

5.1.19 Organizational Documents.

(a)    Neither Borrower nor Subsidiary Guarantor shall amend, modify or otherwise change any of its Organizational Documents (other than modifications that are solely ministerial in nature, provided that Borrower shall promptly deliver to Administrative Agent a copy of any such ministerial modifications) without Administrative Agent’s prior written consent in each instance, which consent shall not be unreasonably withheld.

(b)    Neither Borrower nor Subsidiary Guarantor shall issue any additional interests in Borrower or Subsidiary Guarantor not issued prior to the Closing Date.

(c)    Subsidiary Guarantor shall not amend or otherwise modify its organizational documents in order to amend or repeal its election to be governed by Article 8 of the UCC, or any termination or cancellation of the limited liability company membership certificate evidencing Borrower’s one hundred percent (100%) ownership interest in Subsidiary Guarantor, as delivered to Administrative Agent on the Closing Date in connection with the Loan Documents.

5.1.20 Service Contracts.

(a)    Subsidiary Guarantor shall (i) promptly perform and/or observe the covenants, agreements and conditions required to be performed and observed by it under each Material Service Contract to which Subsidiary Guarantor is a party, and do all things necessary to preserve and to keep unimpaired its rights thereunder, (ii) promptly notify Administrative Agent in writing of the giving of any written notice of any default by any party under any Material Service Contract of which it is aware and (iii) promptly enforce the performance and observance of all of the covenants, agreements and conditions required to be performed and/or observed by any other party under each Material Service Contract to which Subsidiary Guarantor is a party in a commercially reasonable manner as reasonably determined by Subsidiary Guarantor.

(b)    Neither Borrower nor Subsidiary Guarantor shall, without Administrative Agent’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed: (i) enter into, surrender or terminate any Material Service Contract to which it is a party or to which Subsidiary Guarantor or any Individual Property is subject provided that the applicable Subsidiary Guarantor may terminate any Material Service Contract if such Subsidiary Guarantor’s right to terminate such Material Service Contract arises out of a default or breach by any other party to such Material Service Contract (beyond all notice and cure rights), (ii) increase or consent to the increase of the amount of any charges under any Material Service Contract to which it is a party or to which Subsidiary Guarantor or any Individual Property is subject, except as provided therein or on an arm’s-length basis and commercially reasonable terms; or (iii) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under any Material Service Contract to which it is a party or to which Subsidiary Guarantor or any Individual Property is subject in any material respect, except on an arm’s-length basis and commercially reasonable terms.

(c)    Neither Borrower nor Subsidiary Guarantor shall enter into any Service Contract without Administrative Agent’s prior written consent if such Service Contract (i) provides for any option to purchase and/or a right of first refusal to purchase any portion of any Individual Property or any other property; (ii) provides any option for additional space or term; or (iii) provides for any obligations that are personal to the identity of, and by their nature, could only be carried out only by Borrower, Subsidiary Guarantor or their respective Affiliates.

(d)    Administrative Agent shall not be required to approve any Material Service Contract unless either (i) (A) such Material Service Contract provides to Secured Party (and its designee or nominee) the right (but not the requirement) to assume the obligations of Subsidiary Guarantor thereunder (and such assumed obligations, and any liabilities of Subsidiary Guarantor thereunder are limited to obligations and liabilities first arising from and after the date on which Secured Party (or is designee or nominee) first assumes the obligations of Subsidiary Guarantor thereunder, if Administrative Agent or its nominee, designee, successor, or assignee acquires title and/or rights of Subsidiary Guarantor in and to the applicable Individual Property by reason of foreclosure of the applicable Security Instrument, the Pledge Agreement, conveyance in lieu of foreclosure or otherwise, (B) such Material Service Contract provides that any such acquisition of title and/or rights shall constitute a permitted transfer thereunder, and (C) such Material Service Contract provides to Secured Party notice and cure rights with respect to any default of Subsidiary Guarantor thereunder that are reasonably acceptable to Administrative Agent, or (ii) the counterparty under such Material Service Contract executes and delivers to Administrative Agent a recognition agreement that provides to Secured Party (and its designee or nominee) the rights set forth in the immediately preceding clause (i); it being agreed that each such recognition agreement shall constitute a Loan Document.

5.1.21 Insurance.

(a)    Borrower and Subsidiary Guarantor shall cooperate in all respects with Administrative Agent in obtaining for Administrative Agent the benefits of any Proceeds lawfully or equitably payable in connection with any Individual Property, and Administrative Agent shall be reimbursed for any reasonable out-of-pocket expenses incurred in connection therewith (including, without limitation, reasonable outside attorneys’ fees and disbursements, and the payment by Borrower and Subsidiary Guarantor of the expense of an appraisal (to the extent reasonably necessary to determine if a Total Loss has occurred) on behalf of Administrative Agent in case of casualty or taking affecting such Individual Property or any part thereof) out of such Proceeds.

(b)    Borrower and Subsidiary Guarantor shall comply with all Insurance Requirements and shall not bring or keep or permit to be brought or kept any article upon any portion of any Individual Property or cause or permit any condition to exist thereon which would be prohibited by any Insurance Requirement, or would invalidate insurance coverage required hereunder to be maintained by Borrower and/or Subsidiary Guarantor on or with respect to any part of such Individual Property pursuant to Section 6.1.

5.1.22    Taxes on Security. Subject to the provisions of Section 2.17, Borrower and Subsidiary Guarantor shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Notes or the Liens created or secured by the Loan Documents, other than any Excluded Taxes. If there shall be enacted any law (a) deducting the Loan or any portion thereof from the value of any Individual Property for the purpose of taxation, (b) affecting any Lien on any Individual Property, or (c) changing existing laws of taxation of mortgages, deeds of trust, security deeds, or debts secured by real property, or changing the manner of collecting any such taxes, Borrower or Subsidiary Guarantor shall pay to Administrative Agent, upon five (5) Business Days’ notice, all taxes, costs and charges for which Administrative Agent is or may be liable as a result thereof; provided, however, that if such payment would be prohibited by law or would render the Loan or any portion thereof usurious, then instead of collecting such payment, Administrative Agent may declare all amounts owing under the Loan Documents to be due and payable upon at least one hundred twenty (120) days prior notice to Borrower and Subsidiary Guarantor.

5.1.23    After Acquired Property. Notwithstanding anything to the contrary contained herein, it is expressly acknowledged and agreed that any additional parcels of land, entitlements, air rights or other development rights, any direct or indirect interest in real property, or any other similar rights to be acquired by Borrower, Subsidiary Guarantor, Guarantor or any Affiliate thereof in connection with any Individual Property, or in any way relating to any Individual Property, shall be acquired solely by Subsidiary Guarantor and in the name of Subsidiary Guarantor and shall be mortgaged to Secured Party and subject to the terms of the Loan Documents and shall require the prior written approval of Administrative Agent. In connection with the foregoing, (i) each of Borrower and Subsidiary Guarantor agrees to execute any new documents or instruments or modifications to the Loan Documents as may be requested by Administrative Agent to evidence such acquisition, (ii) Borrower and Subsidiary Guarantor shall deliver to Administrative Agent or its counsel such other and further approvals, consents, agreements, opinions, documents and information as Administrative Agent or its counsel may reasonably request, and (iii) Borrower and Subsidiary Guarantor shall pay or reimburse Administrative Agent for all title insurance premiums, recording and filing fees, costs of environmental reports, appraisals and other reports, the reasonable out-of-pocket fees and costs of Administrative Agent’s counsel and all other third party costs and expenses incurred in connection with the any such future acquisition.

5.1.24    Appraisals. Administrative Agent shall have the right to order new Appraisals from time to time. Borrower and Subsidiary Guarantor shall pay to Administrative Agent all out-of-pocket costs and expenses incurred by Administrative Agent in respect of such Appraisals and Administrative Agent’s then standard fee for Administrative Agent’s review of each Appraisal; provided, that, so long as no Event of Default exists, Borrower shall not be obligated to pay for more than one (1) Appraisal for each Individual Property during any twelve (12) month period, (i) unless such Appraisal is required by Legal Requirements and (ii) except in connection with Appraisals ordered by Administrative Agent in accordance with any of the other terms of this Agreement (including, without limitation, in connection with the determination of the Loan-to-Value Ratio or Loan-To-Value Ratio (Add On Advance) in accordance with the terms hereof).

5.1.25 Leases.

(a)    Neither Borrower nor Subsidiary Guarantor shall rent, lease, license or otherwise grant an interest in (other than in connection with a sale pursuant to Article XIII) all or any portion of any Individual Property except pursuant to one or more Approved Residential Leases, as described in Section 5.1.25(c). All other Leases (and any amendment, modification, renewal or extension of any Lease) with respect to any Individual Property written or executed after the Closing Date shall be subject to the prior written approval of Administrative Agent. All Leases executed after the Closing Date shall provide that they are subordinate to the applicable Security Instrument and that the lessee agrees to attorn to Administrative Agent or any purchaser at a sale by foreclosure or power of sale. Subsidiary Guarantor shall furnish Administrative Agent with copies of all Leases promptly after the execution thereof.

(b)    Subsidiary Guarantor (i) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) (1) shall enforce each of the terms, covenants and conditions imposed upon the lessor under the Leases and (2) shall enforce the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner; (iii) shall not amend, modify or terminate any of the terms, covenants and conditions contained in the Leases so as to decrease the amount of or payment date for rent, change the expiration date to an earlier expiration date, grant an option to purchase and/or a right of first refusal to purchase any portion of any Individual Property, grant any option for additional space or term, materially reduce the obligations of the lessee or increase the obligations of lessor in a manner adverse to Subsidiary Guarantor and/or Administrative Agent, without the prior written approval of Administrative Agent; (iv) shall not terminate any Lease or accept a surrender by a Tenant under any Lease without the prior written approval of Administrative Agent, provided, that, Borrower may terminate any such Lease in the ordinary course of business and for which a monetary default has occurred and is continuing beyond any applicable notice and cure periods; (v) shall not collect any of the rents more than one (1) month in advance (other than security deposits); and (vi) shall not execute any other assignment of lessor’s interest in the Leases or the Rents. Subsidiary Guarantor will promptly after receipt thereof deliver to Administrative Agent a copy of any written notice received with respect to any Lease claiming that Subsidiary Guarantor is in material default in the performance or observance of any of the terms, covenants or conditions of such Lease.

(c)    Subsidiary Guarantor shall not (i) enter into any Approved Residential Lease or (ii) amend, modify, renew or extend any Approved Residential Lease (each, a “Lease Modification”), in either case, without Administrative Agent’s consent, unless (x) no Event of Default has occurred and is continuing, and (y) such Lease or such Lease Modification, as applicable, (A) is made on an arm’s-length basis with a Tenant(s) that is not a Broad Affiliate of Borrower, Subsidiary Guarantor or Guarantor, (B) does not contain any option, offer or similar right to acquire all or any portion of any Individual Property, (C) has no material non-market concessions (taking all lease terms as a whole into consideration) through Rent credits, free Rents or similar rights, (D) is written on the Approved Lease Form, subject to commercially reasonable negotiated changes with the applicable Tenant that are not likely to materially and adversely affect Subsidiary Guarantor’s interests under the Lease or otherwise have a Material Adverse Effect, and (E) provides for an actual rental amount payable thereunder that satisfies the applicable Minimum Leasing Criteria. Subsidiary Guarantor shall not agree with the Tenant under any Lease or Lease Modification that such Tenant may remain in possession on a month-to-month basis after the expiration of such Tenant’s Lease; provided, that, at the time of or after the expiration of a Tenant’s Lease in the Residential Component only, Borrower may elect, in its commercially reasonable judgment, to permit such Tenant to remain in possession on a month-to-month basis.

(d)    Security deposits of Tenants under all Leases, and any Letter of Credit, bond or other instrument held by Subsidiary Guarantor in lieu of cash security under such Leases, shall be held in compliance with Legal Requirements and any provisions in Leases relating thereto, and Subsidiary Guarantor shall maintain books and records of sufficient detail to identify all security deposits separate and apart from any other payments received from Tenants. Subject to Legal Requirements, any Letter of Credit, bond or other instrument held by Subsidiary Guarantor in lieu of cash security shall name Administrative Agent as payee or mortgagee thereunder or be fully assignable to Administrative Agent. Subsidiary Guarantor hereby pledges to Administrative Agent each such Letter of Credit, bond or other instrument as security for the Obligations. Subsidiary Guarantor shall, upon request, provide Administrative Agent with evidence reasonably satisfactory to Administrative Agent of Subsidiary Guarantor’s compliance with the foregoing provisions of this Section 5.25(d). Upon the occurrence and during the continuance of an Event of Default, within five (5) Business Days following Administrative Agent’s written request, Subsidiary Guarantor shall (i) deposit with Administrative Agent an amount equal to the aggregate security deposits of the Tenants (and any interest theretofore earned on such security deposits received by Subsidiary Guarantor), except to the extent that, prior to the occurrence of such Event of Default, any such security deposits were applied in accordance with the terms and conditions of the applicable Leases and the terms of the Loan Documents, and (ii) deliver to Administrative Agent all letters of credit, bonds and other instruments delivered by Tenants, except to the extent that, prior to the occurrence of such Event of Default, Subsidiary Guarantor shall have returned such letters of credit, bonds or other instrument to the applicable Tenants or applied amounts in respect of such letters of credit, bonds or other instruments, in each case under this clause (ii), in accordance with the terms and conditions of the applicable Leases and the terms of the Loan Documents. All amounts deposited with Administrative Agent pursuant to the immediately preceding sentence shall be held by Administrative Agent and either made available to Subsidiary Guarantor or delivered to the applicable Tenant, in each case, only as and when required pursuant to the applicable Lease.

(e)    All agreements entered into by or on behalf of Borrower or Subsidiary Guarantor that require payment of leasing commissions or other similar compensation to any party shall (A) provide that the obligation will not be enforceable against Administrative Agent or any Lender and (B) be subordinate to the lien of the Security Instruments.

(f)    Without the prior written approval of Administrative Agent, (i) neither Subsidiary Guarantor nor any other Borrower Party shall enter into any Off-Site Lease; and (ii) Subsidiary Guarantor shall not lease any space at any Individual Property to itself or any other Borrower Party, provided that Administrative Agent will not unreasonably withhold, condition or delay approval of leases pursuant to clause (i) or (ii) in this clause (f) that will be used in connection with the marketing of all or any portion of such Individual Property.

(g)    Neither Borrower nor Subsidiary Guarantor shall grant to, or permit or suffer, any Person any possessory interest in, or right to occupy, any Individual Property except under and pursuant to a Lease.

5.1.26 Estoppel Statement.

(a)    Borrower and Subsidiary Guarantor shall, from time to time, upon ten (10) Business Days’ prior written request from Administrative Agent, execute, acknowledge and deliver to Administrative Agent, an Officer’s Certificate (i) stating that this Agreement and the other Loan Documents are unmodified and in full force and effect (or, if there have been modifications, that this Agreement and the other Loan Documents are in full force and effect as modified and setting forth such modifications), (ii) stating the amount of accrued and unpaid interest under the Loan Documents, the outstanding Principal Amount, the Maximum Facility Amount and the aggregate principal amount outstanding under all loans made pursuant to the Loan Documents and (iii) containing such other information with respect to Borrower, Subsidiary Guarantor, the Properties and the Loan as Administrative Agent shall reasonably request. The estoppel certificate shall also state either that no Default or Event of Default exists hereunder or, if any Default or Event of Default shall exist hereunder, specify such Default or Event of Default and the steps being taken to cure such Default or Event of Default.

(b)    Reserved.

(c)    Reserved.

(d)    Administrative Agent shall, from time to time, upon ten (10) Business Days’ prior written request from Borrower or Subsidiary Guarantor, execute, acknowledge and deliver to Borrower and Subsidiary Guarantor, a certificate executed by an authorized officer of Administrative Agent (i) stating that this Agreement and the other Loan Documents are unmodified and in full force and effect (or, if there have been modifications, that this Agreement and the other Loan Documents are in full force and effect as modified and setting forth such modifications), (ii) stating the amount of accrued and unpaid interest, the Principal Amount, the Maximum Facility Amount, the aggregate principal amount outstanding under all loans made pursuant to the Loan Documents and (iii) containing such other information with respect to the Loan as Borrower or Subsidiary Guarantor shall reasonably request. The estoppel certificate shall also state whether Administrative Agent has delivered to Borrower or Subsidiary Guarantor any notice of a Default or Event of Default.

(e)    Borrower and Subsidiary Guarantor shall use Commercially Reasonable Efforts to deliver to Administrative Agent, or cause to be delivered to Administrative Agent, within ten (10) Business Days following Administrative Agent’s written request, estoppel certificates from each party to a Property Operating Agreement, a Zoning Document, an REA or a Material Service Contract, in each case, in form and substance reasonably acceptable to Administrative Agent.

(f)    Reserved.

(g)    Borrower and Subsidiary Guarantor shall use Commercially Reasonable Efforts to deliver to Administrative Agent, or cause to be delivered to Administrative Agent, within ten (10) Business Days following Administrative Agent’s request, estoppel certificates from each Tenant or other party to any commercial Lease in form and substance reasonably acceptable to Administrative Agent.

5.1.27    Additional Reports. Borrower and Subsidiary Guarantor shall deliver to Administrative Agent as soon as available, but in no event later than thirty (30) days after such items become available to Borrower or Subsidiary Guarantor, as applicable, in final form, copies of any final engineering, environmental or seismic reports prepared for Borrower and/or Subsidiary Guarantor with respect to any Individual Property.

5.1.28    Patriot Act Compliance.

(a)    Borrower and Subsidiary Guarantor shall (and shall cause each Borrower Party and each of their direct or indirect owners to) comply with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over Borrower, Subsidiary Guarantor and/or any Individual Property relating to terrorism and money laundering. None of Borrower, Subsidiary Guarantor, any Borrower Party or any Person holding a direct or indirect interest in Borrower, Subsidiary Guarantor or any Borrower Party shall (a) be or become subject at any time to any law, regulation, or list of any Governmental Authority (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits the Lenders from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower or Subsidiary Guarantor, or (b) fail to provide documentary and other evidence of such Person’s identity as may be requested by Administrative Agent or any Lender at any time to enable Administrative Agent or such Lender to verify Borrower’s and/or Subsidiary Guarantor’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318. Administrative Agent shall have the right to audit such Person’s compliance with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over Borrower, Subsidiary Guarantor and/or any Individual Property relating to terrorism and money laundering. In the event that Borrower, Subsidiary Guarantor, any Borrower Party or any Person holding a direct or indirect interest in Borrower, Subsidiary Guarantor or any Borrower Party fails to comply with the Patriot Act or any such requirements of Governmental Authorities, Administrative Agent may, at its option, cause such Person to comply therewith. All out-of-pocket costs and expenses incurred by Administrative Agent in connection therewith shall be paid by Borrower and Subsidiary Guarantor to Administrative Agent, within ten (10) days after demand, with interest at the Default Rate from and after such ten (10) day period to and including the date the reimbursement payment is received by Administrative Agent. All such indebtedness shall be secured by the Security Instruments.

(b)    Without limiting the foregoing provisions of this Section 5.1.28, Borrower and Subsidiary Guarantor shall deliver to Administrative Agent from time to time, upon not less than ten (10) Business Days’ prior written notice by Administrative Agent to Borrower and/or Subsidiary Guarantor, as applicable, a disclosure of all Persons owning any direct or indirect equity ownership interests in Borrower and/or Subsidiary Guarantor, whether or not such Person owned any direct or indirect equity ownership interest in Borrower and/or Subsidiary Guarantor as of the Closing Date or any later date upon which Borrower and/or Subsidiary Guarantor makes a disclosure pursuant to this sentence. Each disclosure made by Borrower and/or Subsidiary Guarantor in accordance with the immediately preceding sentence shall satisfy Administrative Agent’s and each Lender’s customary and reasonable anti-money laundering and OFAC searches and “know your customer” requirements with respect to such Person (and Borrower and Subsidiary Guarantor shall be responsible for Administrative Agent’s and Lenders’ reasonable out-of-pocket costs and expenses in connection therewith).

5.1.29 ERISA; Labor.

(a)    Neither Borrower nor Subsidiary Guarantor shall (i) engage in any transaction which would cause any obligation, or any action taken or to be taken, hereunder or under the other Loan Documents (or the exercise by Administrative Agent of any of its rights under this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or (ii) maintain or incur any obligation to contribute to a Plan.

(b)    Borrower and Subsidiary Guarantor shall deliver to Administrative Agent such certifications or other evidence from time to time until the Loan has been indefeasibly repaid in full, as requested by Administrative Agent in its sole discretion, that (i) neither Borrower nor Subsidiary Guarantor is an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, a “plan” under as defined in Section 4975(e)(1) of the Code which is subject to Section 4975 of the Code, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) neither Borrower nor Subsidiary Guarantor is subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans; and (iii) one (1) or more of the following circumstances is true:

(i)    equity interests in Borrower and Subsidiary Guarantor, as applicable, are publicly offered securities, within the meaning of 29 C.F.R. §2510.3- 101(b)(2);

(ii)    less than twenty-five percent (25%) of each outstanding class of equity interests in each of Borrower and Subsidiary Guarantor is held by “benefit plan investors” within the meaning of 29 C.F.R. §2510.3-101(f)(2); or

(iii)    each of Borrower and Subsidiary Guarantor qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3-101(c) or (e).

(c)    Borrower and Subsidiary Guarantor shall deliver (or shall cause to be delivered) to Administrative Agent promptly, and in any event within ten (10) Business Days after receipt thereof by any Borrower Party, Manager or any ERISA Affiliate (each, an “Employer”) from a Multiemployer Plan or sponsor of a Multiemployer Plan, a copy of each notice sent or received by any such Employer concerning (i) the imposition of Withdrawal Liability by a Multiemployer Plan or any other Liability under Title IV of ERISA, (ii) the determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Title IV of ERISA,(iii) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (iv) the amount of liability incurred by each Employer in connection with any event described in clause (i), (ii) or (iii) above. In connection with any such notice, Borrower and Subsidiary Guarantor shall (and shall cause each such other Employer to) consult with Administrative Agent in formulating any response to any such notice and shall take (or shall cause to be taken) all steps reasonably requested by Administrative Agent that would reasonably be expected to result in minimizing any such liability (including any Withdrawal Liability). Neither Borrower nor Subsidiary Guarantor shall (and Borrower and Subsidiary Guarantor shall cause each such other Employer not to) waive any of its respective rights under ERISA with respect to such liability (including any Withdrawal Liability) or otherwise enter into any settlement or compromise with respect to any such liability (including any Withdrawal Liability) without Administrative Agent’s consent.

(d)    Borrower and Subsidiary Guarantor shall pay (or shall cause Manager or Asset Manager to pay), or satisfy (or cause to be satisfied) when due all bills, costs, or other obligations incurred by any Borrower Party, Manager, Asset Manager or any Affiliate of Manager or Asset Manager or on their behalf in connection with the employees employed by Borrower, Subsidiary Guarantor, Manager or Asset Manager or any Affiliate of the foregoing in connection with the operation of the Properties, including any obligations under ERISA, severance costs, the Multiemployer Pension Plan Amendments Act, federal or state wage and hour law, contributions, and payments required under collective bargaining agreements (including the Labor Agreements), City codes, ordinances, or regulations, or applicable State or Federal plant closing laws (any such bills, costs, or liabilities a “Labor Liability”). Nothing herein shall be construed as a waiver of any rights of Borrower, Subsidiary Guarantor, Guarantor, Manager, Asset Manager or any Affiliate under federal, state, municipal, local, or other labor, employment, or employee benefits law. Borrower and Subsidiary Guarantor shall deliver to Administrative Agent promptly, and in any event within ten (10) Business Days after receipt thereof by Borrower, Subsidiary Guarantor or any of its Affiliates, a copy of each notice concerning a material claim of Labor Liability. If there are any Labor Agreements in full force and effect, within ten (10) Business Days of the close of each quarter, Borrower and Subsidiary Guarantor shall (and shall cause each other Borrower Party to) certify as to the payment of contributions and other payments required under Labor Agreements (including the Labor Agreements) by Borrower, Subsidiary Guarantor, Manager or Asset Manager or any Affiliate of the foregoing or on their behalf in connection with the employees employed by Borrower, Subsidiary Guarantor, Manager or Asset Manager or any Affiliate of the foregoing in connection with the operation of the Properties.

(e)    Neither Borrower nor Subsidiary Guarantor shall (and Borrower and Subsidiary Guarantor shall cause each other Borrower Party not to) take any action that could reasonably be expected to result in Labor Liability. Borrower and Subsidiary Guarantor shall deliver notice to Administrative Agent promptly, and in any event within five (5) Business Days, of the recognition or withdrawal of recognition of any labor union as the representative of employees employed by any Borrower Party, Manager, Asset Manager or any Affiliate of the foregoing in connection with the operation of any Individual Property.

(f)    Neither Borrower nor Subsidiary Guarantor shall (and Borrower and Subsidiary Guarantor shall cause each Manager and any ERISA Affiliate to not) waive any of its respective rights under ERISA with respect to such liability (including any Withdrawal Liability) or otherwise enter into any settlement or compromise with respect to any such liability (including any Withdrawal Liability) without Administrative Agent’s consent.

(g)    Neither Borrower nor Subsidiary Guarantor shall enter into any Labor Agreement (or any modification to any Labor Agreement) with any union without Administrative Agent’s prior written consent.

(h)    Borrower and Subsidiary Guarantor shall (i) promptly perform and/or observe the covenants, agreements and conditions required to be performed and observed by it under each Labor Agreement to which it is a party, and do all things necessary to preserve and to keep unimpaired its rights thereunder, (ii) promptly notify Administrative Agent in writing of the giving of any written notice of any default by any party under any Labor Agreement of which it is aware and (iii) promptly enforce the performance and observance in all material respects of all of the covenants, agreements and conditions required to be performed and/or observed by any other party under each Labor Agreement to which it is a party in a commercially reasonable manner as reasonably determined by Administrative Agent.

5.1.30 Prohibited Person; Sanctions; Corporate Transparency Act.

(a)    At all times until Full Repayment has occurred, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower, Subsidiary Guarantor or Guarantor shall constitute property of, or shall be beneficially owned, directly or indirectly, by any Prohibited Person, with the result that the investment in Borrower, Subsidiary Guarantor or Guarantor, as applicable (whether directly or indirectly), would be prohibited by law, or the Loan made by Administrative Agent would be in violation of law, (b) no Prohibited Person shall have any interest of any nature whatsoever in Borrower, Subsidiary Guarantor or Guarantor, as applicable, with the result that the investment in Borrower, Subsidiary Guarantor or Guarantor, as applicable (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law, and (c) none of the funds of Borrower, Subsidiary Guarantor or Guarantor, as applicable, shall be derived from any unlawful activity with the result that the Loan and the transactions contemplated under the Loan Documents would be in violation of law.

(b)    Neither Borrower nor any Subsidiary Guarantor shall not use, directly or indirectly, any proceeds of the Loan, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (i) to fund or facilitate any activities of or business with any Person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country (which, as of the Closing Date, includes the Crimea Region of Ukraine, Cuba, Iran, North Korea, the so- called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and Syria) or (iii) in any other manner that will result in a violation by any party to the Documents of Sanctions.

(c)    Each of Borrower and Subsidiary Guarantor covenants and agrees to deliver to Administrative Agent any certification or other evidence requested from time to time by Administrative Agent in its sole but good faith discretion, confirming compliance with Section 4.1.39.

(d)    From and after the Closing Date, Borrower and Subsidiary Guarantor shall, and shall cause each Reporting Company to, (i) at all times comply with the Corporate Transparency Act (unless it is not then in effect) and (ii) provide to Administrative Agent upon request by Administrative Agent any information necessary (A) for Administrative Agent and each Lender to confirm that any such Reporting Company has complied with the Corporate Transparency Act and (B) to permit Administrative Agent and each Lender to comply with the Corporate Transparency Act in respect of the Loan and the transactions contemplated by this Agreement and the other Loan Documents.

(e)    Borrower and Subsidiary Guarantor hereby consents, on behalf of Borrower, Subsidiary Guarantor and each Reporting Company, to permit FinCEN to disclose the beneficial ownership information of each Reporting Company and any other information disclosed to FinCEN pursuant to the Corporate Transparency Act to Administrative Agent in accordance with the terms of the Corporate Transparency Act. Borrower and Subsidiary Guarantor shall obtain and deliver to Administrative Agent any consents and/or documentation from any such Reporting Company necessary to effectuate such a consent from any such Reporting Company as may be required by FinCEN, from time to time, for FinCEN to disclose to Administrative Agent all such beneficial ownership information and other information disclosed to FinCEN pursuant to the Corporate Transparency Act.

5.1.31 Licenses; Intellectual Property.

(a)    Without limiting the other provisions of this Agreement and the other Loan Documents, Borrower and Subsidiary Guarantor shall keep all Licenses, or shall use Commercially Reasonable Efforts to cause the applicable party to keep, such Licenses in full force and effect and, during the continuance of an Event of Default, to the extent permitted by Legal Requirements and the Management Agreement, Borrower and Subsidiary Guarantor will, at the cost of Borrower and Subsidiary Guarantor, and without expense to Secured Party, execute, acknowledge and deliver all such writings and take any all further actions necessary or reasonably requested by Administrative Agent to transfer any Licenses with respect to any Individual Property into the name of Secured Party or its designee. To the extent any such Licenses cannot be so transferred to Secured Party or its designee under applicable law, Borrower and Subsidiary Guarantor shall continue to hold and maintain such Licenses in full force and effect for the benefit of Secured Party until such time as Secured Party can obtain such License in its own name or the name of a designee. Without limiting the foregoing, Borrower and/or Subsidiary Guarantor shall execute such interim management, leasing or other agreements (which shall be in form and substance reasonably satisfactory to Secured Party and the applicable licensing authorities) as may be required for Secured Party to continue operations at the Properties pursuant to such Licenses until such Licenses are transferred to, or are otherwise obtained by, Secured Party or its designee. Each of Borrower and Subsidiary Guarantor constitutes and appoints Administrative Agent its true and lawful attorney-in-fact with full power of substitution to complete or undertake any action required of Borrower and/or Subsidiary Guarantor under this Section 5.1.31(a) in the name of Borrower or Subsidiary Guarantor, as applicable, in the event Borrower or Subsidiary Guarantor fails to do the same.

(b)    Borrower and Subsidiary Guarantor shall keep and maintain all Intellectual Property relating to the use or operation of each Individual Property and all Intellectual Property (other than any Intellectual Property used by Borrower or Subsidiary Guarantor pursuant to the Management Agreement entered into in accordance with the applicable terms and conditions hereof) shall be held by and (if applicable) registered in the name of Subsidiary Guarantor. Neither Borrower nor Subsidiary Guaranty shall transfer or let lapse any Intellectual Property without Administrative Agent’s prior consent, not to be unreasonably withheld, conditioned or delayed. Any website with respect to any Individual Property (other than Tenant websites) shall be maintained by or on behalf of Subsidiary Guarantor and any such website shall be registered in the name of Subsidiary Guarantor unless as otherwise registered pursuant to the Management Agreement. Neither Borrower nor Subsidiary Guarantor shall transfer any such website without Administrative Agent’s prior consent, not to be unreasonably withheld, conditioned or delayed.

5.1.32    REAs. Subsidiary Guarantor shall (i) promptly perform and/or observe, in all material respects, all of the covenants and agreements required to be performed and observed by it under the REAs and do all things necessary to preserve and to keep unimpaired Subsidiary Guarantor’s rights thereunder; (ii) promptly notify Administrative Agent of any material default under the REAs of which it is aware; (iii) promptly deliver to Administrative Agent a copy of each financial statement, business plan, capital expenditures plan, notice (including default notices), report and estimate sent or received by Subsidiary Guarantor under the REAs; (iv) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed under the REAs in a commercially reasonable manner; (v) cause each Individual Property to be operated, in all material respects, in accordance with the REAs; and (vi) not, without the prior written consent of Administrative Agent (not to be unreasonably withheld, conditioned or delayed), (A) enter into any new REA or replace or execute modifications (other than ministerial modifications, provided that Borrower shall promptly deliver to Administrative Agent a copy of such ministerial modification) to any existing REA or renew or extend the same (exclusive of, in each case, any automatic renewal or extension in accordance with its terms), (B) surrender, terminate or cancel the REAs, (C) reduce or consent to the reduction of the term of the REAs, (D) increase or consent to the increase of the amount of any charges payable by Subsidiary Guarantor under the REAs, (E) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the REAs in any material respect or (F) following the occurrence and during the continuance of an Event of Default, exercise any rights, make any decisions, grant any approvals or otherwise take any action under the REAs.

5.1.33    Owner’s Title Policy. Subsidiary Guarantor shall (i) pay to Administrative Agent all amounts payable to Subsidiary Guarantor under each Owner’s Title Policy with respect to the Properties and (ii) shall not amend or modify the Owner’s Title Policy without Administrative Agent’s prior written consent.

5.1.34    Minimum Portfolio Diversity Requirement. Borrower shall satisfy the Minimum Portfolio Diversity Requirement prior to the expiration of the Ramp-Up Period.

5.1.35    Accounts. Other than the Borrower Operating Account, neither Borrower nor Subsidiary Guarantor shall open or maintain any account.

5.1.36    Payment of Operating Expenses; Cessation of Operations. Borrower and Subsidiary Guarantor shall pay all carrying costs and operating expenses of each Individual Property as and when such operating expenses become due and payable. Subsidiary Guarantor shall not for any reason, other than an Excusable Delay that affects operations, cease operating any Individual Property in the normal course.

5.2	Reserved.

5.3	Zoning and Entitlements.

(a)    Borrower and Subsidiary Guarantor shall use each Individual Property and improve each Individual Property in a manner consistent with all zoning and building code regulations, the Zoning Documents and the REAs and make no use of any Individual Property or construct or alter any Improvements thereon that violate such regulations, the Zoning Documents or the REAs.

(b)    Neither Borrower nor Subsidiary Guarantor shall knowingly suffer or aid and abet any Tenant, sub-lessee, occupant or person or entity claiming by or through Borrower or Subsidiary Guarantor to violate or maintain a violation of any zoning or building code regulation and in furtherance thereof, Borrower and Subsidiary Guarantor shall promptly take such steps as shall be commercially reasonable and appropriate to resolve such violation including, but not limited to, a suit in equity, at its sole cost and expense, to cause the cessation thereof.

(c)    Borrower and Subsidiary Guarantor shall use Commercially Reasonable Efforts to promptly remove, by payment or agreed resolution, any code enforcement, nuisance abatement or unsafe structures lien that shall apply to any Individual Property or any Improvements thereon and to cure all notices of violations with respect to each Individual Property.

(d)    Borrower and Subsidiary Guarantor shall enforce its material rights under the Zoning Document against any other party thereto. Borrower and Subsidiary Guarantor shall pay all charges and other sums to be paid by Borrower and/or Subsidiary Guarantor pursuant to the terms of the Zoning Documents.

(e)    Without the prior written consent of Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed, neither Borrower nor Subsidiary Guarantor shall (i) initiate or consent to any zoning reclassification of any portion of any Individual Property, (ii) seek any variance under any existing zoning ordinance that could result in the use of any Individual Property becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, (iii) allow any portion of any Individual Property to be used in any manner that could result in the use of such Individual Property becoming a non- conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, or (iv) make any application for discretionary approval of any matter impacting the zoning or land use status of any Individual Property.

(f)    Neither Borrower nor Subsidiary Guarantor shall terminate, cancel, forfeit, reject, surrender (or suffer or permit the termination, cancellation, forfeiture, rejection, or surrender of) any of the Zoning Documents without, in each instance, Administrative Agent’s prior written consent. Neither Borrower nor Subsidiary Guarantor shall (1) amend, modify, restate, replace, supplement or otherwise change (or suffer or permit the amendment, modification, restatement, replacement, supplement or other change of) any of the Zoning Documents in any material respect, or (2) waive or release any of its rights and remedies under any Zoning Documents without, in each instance, Administrative Agent’s prior written consent. Consent to one amendment, modification, restatement, replacement, supplement or other change shall not be deemed to be a waiver of the right of Administrative Agent’s to require consent to other, future or successive amendments, modifications, restatements, replacements, supplements or other changes.

(g)    Borrower and Subsidiary Guarantor shall (i) perform and observe all of the terms, covenants and conditions required to be performed and observed by Borrower or Subsidiary Guarantor, as applicable, pursuant to the terms of the Zoning Documents, (ii) take all actions as are necessary from time to time to preserve and maintain the Zoning Documents in accordance with all applicable Legal Requirements and (iii) promptly furnish to Administrative Agent any written notice of default sent or received by Borrower or Subsidiary Guarantor in connection with the Zoning Documents from any party to the Zoning Documents.

(h)    If Administrative Agent or its nominee, designee, successor, or assignee acquires title and/or rights of Borrower and/or Subsidiary Guarantor under the Zoning Documents and/or the REAs by reason of foreclosure of any of the Security Instruments and/or the Pledge Agreement, deed in lieu of foreclosure, assignment in lieu of foreclosure or otherwise, Administrative Agent or such other party shall (i) succeed to all of the rights of and benefits accruing to Borrower and Subsidiary Guarantor under the Zoning Documents and the REAs, as applicable, and (ii) be entitled to exercise all of the rights and benefits accruing to Borrower and Subsidiary Guarantor under the Zoning Documents and the REAs, as applicable.

(i)    Each of Borrower and Subsidiary Guarantor agrees to execute and deliver to Administrative Agent such documents as Administrative Agent and its counsel may reasonably require in order to ensure that the provisions of this Section 5.3 will be validly and legally enforceable and effective against Borrower and Subsidiary Guarantor and all parties claiming by, through, under or against Borrower and/or Subsidiary Guarantor (subject to laws relating to creditors' rights and principles of equity), provided that the same does not increase Borrower’s, Subsidiary Guarantor’s or Guarantor’s liabilities or obligations, or diminish Borrower’s, Subsidiary Guarantor’s or Guarantor’s rights, under the Loan Documents, in either case, from those contemplated thereunder, except to a de minimis extent.

5.4	Property Operating Agreements.

5.4.1 Generally.

(a)    Each of Borrower and Subsidiary Guarantor hereby covenants and agrees that any development, management, leasing brokerage, sales brokerage or other marketing agreement entered into by Borrower and/or Subsidiary Guarantor with respect to any portion of any Individual Property shall be with a Qualified Operator and otherwise in accordance with the terms and conditions of this Agreement, and prior to (or concurrently with) Borrower and/or Subsidiary Guarantor entering into any such agreement, Borrower and Subsidiary Guarantor, as applicable, shall deliver to Administrative Agent an Assignment of Property Operating Agreement in form and substance reasonably approved by Administrative Agent (it being agreed that such Assignment of Property Operating Agreement shall be a Loan Document). In the event that Borrower and/or Subsidiary Guarantor enters into any replacement Property Operating Agreement, as a condition to the effectiveness thereof, (i) such replacement Property Operating Agreement shall be collaterally assigned to Administrative Agent pursuant to and in accordance with an Assignment of Property Operating Agreement, (ii) a fully executed original of such Assignment of Property Operating Agreement shall be delivered to Administrative Agent, and (iii) Borrower and/or Subsidiary Guarantor, as applicable, shall have delivered a certified true, correct and complete copy of the applicable final executed Assignment of Property Operating Agreement in the form approved by Administrative Agent in accordance with this Agreement and any other documentation, certificates or information as Administrative Agent may request in connection with the foregoing.

(b)    To the extent a Property Operating Agreement is in place governing any portion of any Individual Property, neither Borrower nor Subsidiary Guarantor shall terminate, cancel, forfeit, reject, surrender (or suffer or permit the termination, cancellation, forfeiture, rejection, or surrender of) the Property Operating Agreement without, in each instance, Administrative Agent’s prior written consent. Neither Borrower nor Subsidiary Guarantor shall (i) enter into, amend, modify, restate, replace, supplement or otherwise change (or suffer or permit the entering into, amendment, modification, restatement, replacement, supplement or other change of) any Property Operating Agreement without, in each instance, Administrative Agent’s prior written consent or (ii) otherwise modify, waive or release any of its rights and remedies under any Property Operating Agreement to which it is a party or to which Borrower, Subsidiary Guarantor or any Individual Property is subject in any material respect, except on an arm’s-length basis and commercially reasonable terms. Consent to one amendment, modification, restatement, replacement, supplement or other change shall not be deemed to be a waiver of the right of Administrative Agent’s to require consent to other, future or successive amendments, modifications, restatements, replacements, supplements or other changes.

(c)    Borrower and Subsidiary Guarantor shall, at its sole expense, (i) promptly perform and/or observe in all material respects (and cause each of Borrower’s and Subsidiary Guarantor’s Affiliates to promptly perform and/or observe) the covenants, agreements and conditions required to be performed and observed by it under each Property Operating Agreement, and do all things reasonably necessary to preserve and to keep unimpaired its rights thereunder, (ii) promptly enforce the performance and observance in all material respects of all of the covenants, agreements and conditions required to be performed and/or observed by any other party under each Property Operating Agreement, and (iii) take all actions as are reasonably necessary from time to time to preserve and maintain each Property Operating Agreement in accordance with all Legal Requirements.

(d)    Administrative Agent shall have the right to cause Borrower or Subsidiary Guarantor, as applicable, to terminate any Property Operating Agreement and replace the applicable counterparty thereunder with a Qualified Operator that is not an Affiliate of Borrower or Subsidiary Guarantor and is otherwise satisfactory to Administrative Agent, if any of the following shall occur: (i) such counterparty is in default of its obligations under the applicable Property Operating Agreement beyond applicable notice and cure periods, (ii) an Event of Default has occurred and is continuing, or (iii) a Bankruptcy Action shall occur with respect to the applicable counterparty. Borrower and Subsidiary Guarantor shall have the right to terminate the Property Operating Agreement in accordance with its terms, provided that: (A) Borrower and Subsidiary Guarantor shall provide Administrative Agent prior written notice of such termination, (B) following such termination, Borrower or Subsidiary Guarantor, as applicable, shall engage a Qualified Operator pursuant to a Property Operating Agreement that complies with the terms hereof and is otherwise in a form satisfactory to Administrative Agent in all respects, and (C) such Qualified Operator and Borrower or Subsidiary Guarantor, as applicable, execute and deliver to Administrative Agent an Assignment of Property Operating Agreement.

(e)    Borrower and Subsidiary Guarantor shall promptly furnish to Administrative Agent any written notice, report and estimate (including, without limitation, notices of default) sent or received by Borrower and/or Subsidiary Guarantor in connection with the any Property Operating Agreement from any party to such Property Operating Agreement.

(f)    If Administrative Agent or its nominee, designee, successor, or assignee acquires title and/or rights of Subsidiary Guarantor under any Property Operating Agreement by reason of foreclosure of any of the Security Instruments, deed in lieu of foreclosure or otherwise, Administrative Agent or such other party designated by Administrative Agent shall (i) succeed to all of the rights of and benefits accruing to Subsidiary Guarantor under the applicable Property Operating Agreement, and (ii) be entitled to exercise all of the rights and benefits accruing to Subsidiary Guarantor thereunder.

(g)    Each of Borrower and Subsidiary Guarantor agrees to execute and deliver to Administrative Agent such documents as Administrative Agent and its counsel may reasonably require in order to ensure that the provisions of this Section 5.4 will be validly and legally enforceable and effective against Borrower and Subsidiary Guarantor and all parties claiming by, through, under or against Borrower and/or Subsidiary Guarantor (subject to laws relating to creditors' rights and principles of equity), provided that the same does not increase Borrower’s, Subsidiary Guarantor’s or Guarantor’s liabilities or obligations, or diminish Borrower’s, Subsidiary Guarantor’s or Guarantor’s rights, under the Loan Documents, in either case, from those contemplated thereunder, except to a de minimis extent.

5.4.2 Asset Management Agreement.

(a)    Borrower and Subsidiary Guarantor shall cause the Properties to be operated, in all material respects, in accordance with the Asset Management Agreement (or Replacement Asset Management Agreement) as applicable. In the event that the Asset Management Agreement expires or is terminated (without limiting any obligation of Borrower or Subsidiary Guarantor to obtain Administrative Agent’s consent to any termination or modification of the Management Agreement in accordance with the terms and provisions of this Agreement), Borrower or Subsidiary Guarantor, as applicable, shall promptly enter into a Replacement Asset Management Agreement with Asset Manager or another Qualified Asset Manager, as applicable.

(b)    Borrower and Subsidiary Guarantor shall: (i) promptly notify Administrative Agent of any material default under the Asset Management Agreement of which it is aware; (ii) promptly deliver to Administrative Agent a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under the Asset Management Agreement; and (iii) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by Asset Manager under the Asset Management Agreement, in a commercially reasonable manner.

(c)    Following the occurrence and during the continuance of an Event of Default, neither Borrower nor Subsidiary Guarantor shall exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Asset Management Agreement without the prior written consent of Administrative Agent, which consent may be granted, conditioned or withheld in Administrative Agent’s sole discretion.

5.4.3  Management Agreement.

(a)    Borrower and Subsidiary Guarantor shall cause the Properties to be operated, in all material respects, in accordance with the Management Agreement (or Replacement Management Agreement) as applicable. In the event that the Management Agreement expires or is terminated (without limiting any obligation of Borrower or Subsidiary Guarantor to obtain Administrative Agent’s consent to any termination or modification of the Management Agreement in accordance with the terms and provisions of this Agreement), Borrower or Subsidiary Guarantor, as applicable, shall promptly enter into a Replacement Management Agreement with Manager or another Qualified Manager, as applicable.

(b)    Borrower and Subsidiary Guarantor shall: (i) promptly notify Administrative Agent of any material default under the Management Agreement of which it is aware; (ii) promptly deliver to Administrative Agent a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under the Management Agreement; and (iii) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by Manager under the Management Agreement, in a commercially reasonable manner.

(c)    Following the occurrence and during the continuance of an Event of Default, neither Borrower nor Subsidiary Guarantor shall exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Management Agreement without the prior written consent of Administrative Agent, which consent may be granted, conditioned or withheld in Administrative Agent’s sole discretion.

5.5	Further Assurances.

(a)    Borrower and Subsidiary Guarantor shall execute and acknowledge (or cause to be executed and acknowledged) and deliver to Administrative Agent all documents, and take all actions, required by Administrative Agent from time to time to confirm the rights created or now or hereafter intended to be created under this Agreement and the other Loan Documents and any security interest created or purported to be created thereunder, to protect and further the validity, priority and enforceability of this Agreement and the other Loan Documents, to subject to the Loan Documents any property of Borrower and/or Subsidiary Guarantor intended by the terms of any one or more of the Loan Documents to be encumbered by the Loan Documents, or otherwise carry out the purposes of the Loan Documents and the transactions contemplated thereunder, provided that the same does not increase Borrower’s, Subsidiary Guarantor’s or Guarantor’s liabilities or obligations, or diminish Borrower’s, Subsidiary Guarantor’s or Guarantor’s rights, under the Loan Documents, in either case, from those contemplated thereunder, except to a de minimis extent.

(b)    In addition, Borrower and Subsidiary Guarantor shall, at Borrower’s and Subsidiary Guarantor’s sole cost and expense,

(i)    furnish to Administrative Agent, to the extent not otherwise already furnished to Administrative Agent and acceptable to Administrative Agent, all instruments, documents, boundary surveys, footing or foundation surveys, certificates, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower and/or Subsidiary Guarantor pursuant to the terms of the Loan Documents;

(ii)    execute and deliver, from time to time, such further instruments (including, without limitation, any financing statements under the UCC) as may be reasonably requested by Administrative Agent to confirm the lien of any Security Instrument on Subsidiary Guarantor’s interest in any Equipment or intangible;

(iii)    execute and deliver to Administrative Agent such documents, instruments, certificates, assignments and other writings, and do such other acts necessary to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower and/or Subsidiary Guarantor under the Loan Documents, as Administrative Agent may reasonably require; and

(iv)    do and execute all and such further lawful and reasonable acts, conveyances and assurances for the carrying out of the terms and conditions of this Agreement and the other Loan Documents, as Administrative Agent shall reasonably require from time to time, provided that the same does not increase Borrower’s, Subsidiary Guarantor’s or Guarantor’s liabilities or obligations, or diminish Borrower’s, Subsidiary Guarantor’s or Guarantor’s rights, under the Loan Documents, in either case, from those contemplated thereunder, except to a de minimis extent.

(c)    Each of Borrower and Subsidiary Guarantor irrevocably appoints Administrative Agent as its true and lawful attorney-in-fact to do, in its name or otherwise, during the continuance of such Event of Default, any and all acts and to execute any and all documents that are necessary for the purpose of exercising and perfecting any and all rights and remedies available to Administrative Agent under the Loan Documents, at law and in equity, including, without limitation, such rights and remedies available to Administrative Agent pursuant to Article XVII (and the above powers granted to Administrative Agent are coupled with an interest and shall be irrevocable).

5.6    Costs of Enforcement. In the event that (a) any Security Instrument and/or the Pledge Agreement is foreclosed upon in whole or in part or this Agreement or the Security Instrument and/or the Pledge Agreement is put into the hands of an attorney for collection, suit, action or foreclosure, (b) a foreclosure occurs with respect to any security agreement prior to or subsequent to any Security Instrument and/or the Pledge Agreement in which proceeding Administrative Agent is made a party, or (c) the bankruptcy, insolvency, rehabilitation or other similar proceeding occurs with respect to Borrower, Subsidiary Guarantor, Guarantor or any Affiliate of the foregoing, or an assignment by Borrower, Subsidiary Guarantor, Guarantor or any Affiliate of the foregoing for the benefit of its creditors, Borrower and Subsidiary Guarantor and their respective successors or assigns, shall be chargeable with and agrees to pay all out-of-pocket costs of collection and defense, including attorneys’ fees and costs, incurred by Administrative Agent, Borrower or Subsidiary Guarantor in connection therewith and in connection with any appellate proceeding or post judgment action involved therein, together with all required service or use taxes.

5.7    High Volatility Commercial Real Estate. From and after the Closing Date until the determination by Administrative Agent, in its sole and absolute discretion that the following conditions shall have been satisfied: (i) each Individual Property is generating cash flow sufficient to support Debt Service and operating expenses of such Individual Property in accordance with the applicable underwriting criteria of Administrative Agent and Lenders for permanent financings; and (ii) without limiting the conditions set forth in clauses (i) and (ii) of this Section 5.7, the dividends, distributions, payment and returns or refunds of equity described in Section 5.1.12 may be made without the Loan being classified as an HVCRE exposure, Borrower and Subsidiary Guarantor shall satisfy of the Minimum Equity Requirement. Within five (5) Business Days of Administrative Agent’s request, Borrower and Subsidiary Guarantor shall provide a certification to Administrative Agent, in form (which certification may be in the form of an Officer’s Certificate) and substance acceptable to Administrative Agent, confirming Borrower’s and Subsidiary Guarantor’s compliance with the provisions of this Section 5.7.

5.8     Reserved.

5.9    Notices of Default and Certain Occurrences. In addition to all other notices required to be given by Borrower and/or Subsidiary Guarantor hereunder, Borrower and Subsidiary Guarantor shall give notice to Administrative Agent promptly upon (a) any Default or Event of Default, and shall deliver with such notice a detailed statement of the steps being taken to cure such Default or Event of Default; (b) reserved; (c) reserved; (d) the occurrence of any actual or threatened litigation or action of a Governmental Authority concerning the actual or alleged presence, release, threat of release, placement on or in, or the generation, transportation, storage, treatment or disposal at, any Individual Property of any Hazardous Substances, (e) any notice of default sent or received by Borrower or Subsidiary Guarantor under any agreement, document or instrument to which any of the foregoing is a party or to which such Person or any Individual Property is subject; (f) any notice of default sent or received by Borrower or Subsidiary Guarantor under any other obligations relating to any Individual Property or otherwise material to their business; and (g) the occurrence or threat of any pending legal, judicial, administrative or regulatory proceedings, including any disputes between Borrower and/or Subsidiary Guarantor and any Governmental Authority affecting any Borrower Party or any Individual Property.

VI.	INSURANCE; CASUALTY; CONDEMNATION; RESTORATION.

6.1	Insurance.

6.1.1 Reserved.

6.1.2    Insurance Requirements. Borrower and Subsidiary Guarantor shall pay or cause to be paid and shall obtain, or cause to be obtained, insurance coverage of the types and minimum limits as follows:

(a)    Property Insurance. Comprehensive all risk “special form” insurance including, but not limited to, loss caused by any type of windstorm or hail on the Improvements and the Personal Property, (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost,” which for purposes of this Agreement means actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions or to be written on a no co-insurance form; (C) providing for no deductible in excess of $250,000 for all such insurance coverage; provided however with respect to wind/hail, named windstorm and earthquake coverage, providing for a deductible not to exceed 5% or as satisfactory to Administrative Agent in its sole discretion, as commercially available; and (D) if any of the Improvements or the use of any Individual Property shall at any time constitute legal non-conforming structures or uses, coverage for loss due to operation of law in an amount equal to the Full Replacement Cost, and coverage for demolition costs and coverage for increased costs of construction each with limits no less than 10% of the Full Replacement Cost, or in amounts acceptable to Administrative Agent. In addition, Borrower and Subsidiary Guarantor shall obtain: (y) if any portion of the Improvements and/or Personal Property is currently or at any time in the future located in a federally designated “special flood hazard area”, flood hazard insurance for all Improvements and/or Personal Property located in a federally designated “special flood hazard area” (“SFHA”) in an amount equal to the (1) the maximum amount of building and contents insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended plus (2) such greater amount as Administrative Agent shall require, and (z) earthquake insurance in amounts and in form and substance satisfactory to Administrative Agent as commercially available in the event any Individual Property is located in an area with a high degree of seismic activity; provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (a).

(b)    General Liability and Excess Liability/Umbrella. Commercial general liability insurance, with minimum limits of $1,000,000 per occurrence, and $2,000,000 in the aggregate, and excess liability/umbrella coverage for personal injury, bodily injury, death, accident and property damage, providing in an amount no less than $10,000,000 per occurrence and in the annual aggregate on terms consistent with the commercial general liability policy required under this subsection, as commercially available. The policies described in this clause shall cover, without limitation: premises and operations, independent contractors, elevators, escalators, “Contractual Liability” (covering all insured contracts and, to the maximum extent permitted by law, Borrower’s and Subsidiary Guarantor’s obligation to indemnify Administrative Agent as required under Section 19.12 hereof), “Products and Completed Operations Liability” coverage, “Auto Liability” coverage for all owned, hired and non-owned vehicles if any, excluding losses resulting from the gross negligence of Administrative Agent, its agents and/or employees. Notwithstanding the above, the Commercial general liability program may provide for a $500,000 SIR (self insured retention) as approved by Administrative Agent.

(c)    Commercial Loss of Rents/Business Income Insurance. “Loss of Rents/Business Income” insurance to the “All Risk” coverage required above covering an initial period of restoration for eighteen (18) months plus a three hundred sixty five (365) day extended period of indemnity endorsement providing Proceeds based on one hundred percent (100%) of the Effective Gross Income for a period of at least eighteen (18) months following the date of casualty. The “Effective Gross Income” means the total then ascertainable Rents payable under the Leases.

(d)    Renovation and Reconstruction Insurance. During any period of repair, restoration or construction, unless covered by the “All Risk” or “Special Form” policy and/or General Liability and Excess Liability/Umbrella policies required above, (1) Builder’s “All-Risk” insurance for 100% recurring hard costs and 100% recurring soft costs as identified in the most current project budget and with the soft costs including delay in completion/delay in start up in an amount equal to one hundred percent (100%) of the full repair, restoration or construction cost of the applicable Individual Property, on a completed form, non-reporting basis, with either an agreed amount endorsement or confirmation that coinsurance does not apply and coverage for equipment breakdown/testing, materials in transit and for materials in temporary storage, and General Liability and Excess Liability/Umbrella Liability provided by the owner, and general contractor individually or by a project specific or wrap policy” including coverage for claims related to the repair, restoration or construction with limits as required by Section 6.1.2.

(e)    Boiler and Machinery/Equipment Breakdown Insurance. Comprehensive boiler and machinery/equipment breakdown insurance (without exclusion for explosion) covering all mechanical and electrical equipment against physical damage and loss of rents, including, without limitation, all tenant improvements and betterments that Borrower and/or Subsidiary Guarantor is required to insure pursuant to any Lease on a replacement cost basis. Coverage for these perils may be included with the above referenced Individual Property placement.

(f)    Flood Insurance. If any portion of the Improvements or Personal Property is located within an area designated as “flood prone” or a “special flood hazard area” (as defined under the regulations adopted under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as each may be amended), flood insurance for all Improvements and/or Personal Property located in the SFHA shall be provided, in an amount not less than the maximum limit of building and/or contents coverage available under the Federal Flood Insurance plan with respect to the applicable Individual Property plus such additional flood insurance limits and deductibles as commercially available and as Administrative Agent may require, in each case with deductibles acceptable to Administrative Agent.

(g)    Terrorism Insurance. With respect to commercial property, loss of rents, general liability and excess liability/umbrella insurance required under this Section 6.1.2, such policies shall not exclude losses resulting from perils and acts of terrorism so long as terrorism coverage is commercially available. The policies or endorsements providing for such insurance shall be in form and substance satisfactory to Administrative Agent. If any such insurance policy excludes coverage for perils and acts of terrorism, then Borrower and Subsidiary Guarantor shall obtain a separate terrorism insurance policy in the coverage amount required by this Section 6.1.2 in form and substance acceptable to Administrative Agent. The policies and/or endorsements, as well as proof of coverage in respect of such insurance shall be in form and substance satisfactory to Administrative Agent.

(h)    Workers’ Compensation Insurance. If applicable, worker’s compensation, employer’s liability and disability insurance subject to the applicable statues in the local jurisdiction.

(i)    Other Insurance. At Administrative Agent’s request, such other insurance with respect to any Individual Property against loss or damage of the kinds from time to time customarily insured against and in such amounts as are generally required by institutional lenders on loans of similar type and amount and secured by properties comparable to, and in the general vicinity of, such Individual Property.

(j)    Reserved.

6.1.3    Ratings of Insurers. Borrower and Subsidiary Guarantor will maintain the insurance coverage described in Section 6.1.2, in all cases, with one or more domestic insurer or insurers acceptable to Administrative Agent and permitted to do business in the State of New York, having both claims-paying-ability and financial strength ratings not less than “ A- VIII”” by AM Best’s Key Rating Guide and of not less than “A-” by Standard & Poor’s (unless otherwise approved by Administrative Agent).

6.1.4 Form of Insurance Policies; Endorsements.

(a)    All insurance policies required to be maintained pursuant to this Agreement shall be in such form and with such endorsements as are satisfactory to Administrative Agent (and Administrative Agent shall have the right to approve amounts, form, risk coverage, deductibles, and loss payees), approval not to be unreasonably withheld. Certificates of insurance with respect to all of the insurance required hereunder on the date hereof have been delivered to and approved by Administrative Agent, and complete copies of all such policies shall be delivered to Administrative Agent when the same are available to Borrower and/or Subsidiary Guarantor.

(b)    All policies required to be maintained pursuant to this Agreement shall name Administrative Agent as mortgagee, lender’s loss payee and additional insured, as its interest may appear (except that, with respect to liability policies, Administrative Agent shall only be named as an additional insured), shall provide that all Proceeds (except with respect to Proceeds of liability and workers’ compensation insurance) be payable to Administrative Agent to the extent set forth in Section 6.2, and shall contain: (i) a standard “non-contributory mortgagee” endorsement or its equivalent relating, inter alia, to recovery by Administrative Agent notwithstanding the negligent or willful acts or omissions of Borrower and/or Subsidiary Guarantor; (ii) a waiver of subrogation endorsement in favor of Administrative Agent; (iii) an endorsement or policy provision providing that no policy shall be impaired or invalidated by virtue of any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by Borrower and/or Subsidiary Guaranty, Administrative Agent or any other named insured, additional insured or loss payee, except for the willful misconduct of Administrative Agent knowingly in violation of the conditions of such policy; and (iv) to the extent permitted by applicable law, a provision that such policies shall not be canceled or terminated without at least thirty (30) days’ prior written notice and ten (10) days for non payment of premium to Administrative Agent, in each instance (with respect to liability policies, if the issuers elect not to provide such notice the Borrower and Subsidiary Guarantor must provide such notice to Administrative Agent). Borrower and Subsidiary Guarantor shall promptly forward to Administrative Agent a copy of each written notice sent or received by Borrower and/or Subsidiary Guarantor of any modification, reduction or cancellation of any of the policies or any of the coverages afforded under any of the policies related to the subject properties.

(c)    Each insurance policy shall contain a provision whereby the insurer: (i) waives any right to claim any premiums and commissions against Administrative Agent, provided that the policy need not waive the requirement that the premium be paid in order for a claim to be paid to the insured, and (ii) provides that Administrative Agent at its option, shall be permitted to make payments to effect the continuation of such policy upon notice of cancellation due to non- payment of premiums. In the event any insurance policy (except for general public and other liability and workers compensation insurance) shall contain breach of warranty provisions, such policy shall provide that with respect to the interest of Administrative Agent, such insurance policy shall not be invalidated by and shall insure Administrative Agent regardless of (A) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured, (B) the occupancy or use of any Individual Property for purposes more hazardous than permitted by the terms thereof, or (C) any foreclosure or other action or proceeding taken by Administrative Agent pursuant to any provision of this Agreement.

6.1.5 Certificates.

(a)    Borrower and Subsidiary Guarantor shall deliver to Administrative Agent, prior to the Closing Date and at least ten (10) days prior to the renewal of the insurance policies required to be maintained hereunder, a certificate from one or more of the applicable insurance agents (if any) stating that the insurance policies required to be delivered to Administrative Agent pursuant to this Section 6.1 are maintained with insurers who comply with the terms of Section 6.1.3, setting forth a schedule describing all premiums required to be paid to maintain the policies of insurance required under this Section 6.1 (such premiums, the “Insurance Premiums”), and stating that all such Insurance Premiums as are then due and payable have been paid. ACORD certificates of insurance, or equivalent, with respect to all replacement policies shall be delivered to Administrative Agent no later than five (5) Business Days after the binding of the insurance policies required to be maintained hereunder which certificates shall bear notations evidencing payment of any Insurance Premiums then due and payable.

(b)    Borrower and Subsidiary Guarantor shall provide complete copies of the insurance policies described in Section 6.1 to Administrative Agent upon request.

(c)    If Borrower or Subsidiary Guarantor, as applicable, fails to maintain and deliver to Administrative Agent the insurance required by this Agreement, then, (i) following notice to Borrower and Subsidiary Guarantor if prior to the date upon which any such coverage will lapse or (ii) at any time Administrative Agent deems necessary (regardless of prior notice to Borrower or Subsidiary Guarantor) to avoid the lapse of any such coverage, in either case, Administrative Agent may procure such insurance, and all costs thereof (and interest thereon at the Default Rate) shall be added to the Debt. Administrative Agent shall not, by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or payment or defense of lawsuits, and each of Borrower and Subsidiary Guarantor hereby expressly assumes full responsibility therefor and all liability, if any, with respect thereto.

6.1.6    Separate Insurance. Neither Borrower nor Subsidiary Guarantor shall take out separate insurance contributing in the event of loss with that required to be maintained pursuant to this Section 6.1 unless such insurance complies with this Section 6.1.

6.1.7    Blanket Policies. The insurance coverage required under this Section 6.1 may be effected under a blanket policy or policies covering the Properties and other properties and assets not constituting a part of the Properties; provided that any such blanket policy documentation shall specify the portion of the total coverage of such policy that is allocated to the Properties, and any sublimits in such blanket policy applicable to the Properties, which amounts shall not be less than the amounts required pursuant to this Section 6.1 and which shall in any case comply in all other respects with the requirements of this Section 6.1. Upon Administrative Agent’s request (1) to the extent that any insurance required hereunder is procured by Borrower and/or Subsidiary Guarantor, Borrower and Subsidiary Guarantor shall deliver to Administrative Agent an Officer’s Certificate setting forth (i) the number of properties covered by such blanket policy, (ii) the location by city (if available, otherwise, county) and state of the properties, (iii) the total insured value of the properties, and (iv) a brief description of the typical property type (commercial, residential, retail, etc.) included in the blanket policy.

6.1.8 Reserved.

6.1.9    Successors. In the event of foreclosure of any Security Instrument or other transfer of title to any Individual Property in extinguishment in whole or in part of the Obligations, all right, title and interest of Borrower and Subsidiary Guarantor in and to the property insurance policies required hereunder then in force concerning such Individual Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Administrative Agent or other transferee in the event of such other transfer of title.

6.2	Condemnation and Insurance Proceeds.

6.2.1    Notification. Borrower and Subsidiary Guarantor shall promptly notify Administrative Agent in writing upon obtaining knowledge of (i) the institution of any proceedings relating to any Taking (whether material or immaterial) of, or (ii) the occurrence of any Casualty to any Individual Property or any portion thereof. In addition, each such notice shall set forth such good faith estimate of the cost of repairing or restoring such casualty, damage, injury or Taking in reasonable detail if the same is then available and, if not, as soon thereafter as it can reasonably be provided.

6.2.2    Proceeds. In the event of any Taking of or Casualty, Borrower’s and Subsidiary Guarantor’s right, title and interest in and to all compensation, awards, proceeds, damages, claims, insurance recoveries, causes and rights of action (whether accrued prior to or after the date hereof) and payments which Borrower and/or Subsidiary Guarantor may receive or to which Borrower and/or Subsidiary Guarantor may become entitled with respect to any Individual Property or any part thereof other than payments received in connection with any liability or loss of rental value or business interruption insurance (collectively, “Proceeds”), in connection with any such Taking of, or Casualty to, any Individual Property or any part thereof are hereby assigned by Borrower and Subsidiary Guarantor to Administrative Agent and, except as otherwise herein provided, shall be paid to Administrative Agent. Borrower and Subsidiary Guarantor shall, in good faith and in a commercially reasonable manner, file and prosecute the adjustment, compromise or settlement of any claim for Proceeds and, subject to Borrower’s and Subsidiary Guarantor’s right to receive the direct payment of any Proceeds as herein provided, shall cause the same to be paid directly to Administrative Agent to be held and applied in accordance with the provisions of this Agreement. Except upon the occurrence and during the continuance of an Event of Default, Borrower and/or Subsidiary Guarantor may settle any insurance claim with respect to Proceeds which does not exceed the Casualty Amount. Whether or not an Event of Default shall have occurred and be continuing, if a Taking or Casualty could result in Proceeds in excess of the Casualty Amount, Administrative Agent and Borrower or Subsidiary Guarantor, as applicable, will jointly engage a public adjuster acceptable to Administrative Agent; provided, however, that Administrative Agent shall have the right to approve any final determination of such joint adjuster and any settlement which might result in any Proceeds in excess of the Casualty Amount. Borrower and Subsidiary Guarantor shall pay all costs, fees and expenses incurred by Administrative Agent (including all reasonable outside attorneys’ fees and expenses, the fees of insurance experts and the joint adjuster and costs incurred in any litigation or arbitration), and interest thereon at the Default Rate to the extent not paid within ten (10) Business Days after delivery of a request for reimbursement by Administrative Agent, in connection with the settlement of any claim for Proceeds and seeking and obtaining of any payment on account thereof in accordance with the foregoing provisions. If any Proceeds are received by Borrower or Subsidiary Guarantor and may be retained by Borrower or Subsidiary Guarantor pursuant to this Section 6.2, such Proceeds shall, until the completion of the related Restoration, be held in trust for Administrative Agent and shall be segregated from other funds of Borrower and Subsidiary Guarantor to be used to pay for the cost of the Restoration in accordance with the terms hereof, and in the event such Proceeds exceed the Casualty Amount, such Proceeds shall be forthwith paid directly to and held by Administrative Agent in the Cash Management Account in trust for Borrower and Subsidiary Guarantor, in each case to be applied or disbursed in accordance with this Section 6.2. If an Event of Default shall have occurred and be continuing, or if Borrower or Subsidiary Guarantor fails to file and/or prosecute any insurance claim for a period of fifteen (15) Business Days following Borrower’s and Subsidiary Guarantor’s receipt of written notice from Administrative Agent, each of Borrower and Subsidiary Guarantor hereby irrevocably empowers Administrative Agent, in the name of Borrower or Subsidiary Guarantor, as applicable, as its true and lawful attorney-in-fact, to file and prosecute such claim (including settlement thereof) with counsel satisfactory to Administrative Agent and to collect and to make receipt for any such payment, all at Borrower’s and Subsidiary Guarantor’s expense (including payment of interest at the Default Rate for any amounts advanced by Administrative Agent pursuant to this Section 6.2). Notwithstanding anything to the contrary set forth in this Agreement, however, and excluding situations requiring prepayment of the Note, to the extent any Proceeds (either singly or when aggregated with all other then unapplied Proceeds with respect to any Individual Property) do not exceed the Casualty Amount, such Proceeds are to be paid directly to Borrower or Subsidiary Guarantor, as applicable, to be applied to restoration of the applicable Individual Property in accordance with the terms hereof (except that Proceeds paid in respect of the insurance described in Section 6.1.2(c) shall be deposited directly to the Cash Management Account as revenue of the applicable Individual Property).

6.2.3    Administrative Agent to Take Proceeds. If (i) a monetary Default or an Event of Default shall have occurred and be continuing, (ii) a Total Loss with respect to any Individual Property shall have occurred, (iii) the Restoration is not capable of being completed before the date which is six (6) months prior to the Maturity Date (the “Cut-Off Date”), (iv) the applicable Individual Property is not capable of being restored substantially to its condition prior to such Taking or Casualty, (v) reserved, (vi) reserved, or (vii) Administrative Agent determines that, upon the completion of the restoration, the gross cash flow and the net cash flow of the applicable Individual Property will not be restored to a level sufficient to cover (after taking into account reasonably expected Net Proceeds) all carrying costs and operating expenses of such Individual Property, including, without limitation, debt service on the Note at a coverage ratio (after deducting all required reserves hereunder) of at least 1.0 to 1.0, which coverage ratio shall be determined by Administrative Agent (taking into account any cash collateral that Borrower or Subsidiary Guarantor may deliver to Administrative Agent to achieve such coverage ratio upon terms satisfactory to Administrative Agent), then in any such case, upon notice from Administrative Agent pursuant to this Section 6.2.3, all Proceeds shall be paid over to Administrative Agent (if not paid directly to Administrative Agent) and any Proceeds remaining after reimbursement of Administrative Agent’s reasonable out-of-pocket costs and expenses actually incurred in connection with recovery of any such Proceeds (including, without limitation, administrative costs and inspection fees) shall be applied by Administrative Agent to prepay the Notes in accordance with the provisions hereof and the other Loan Documents (including, without limitation, payment of any Exit Fee (if any) and any applicable Breakage Costs), and the balance, if any, after the occurrence of Full Repayment, shall be paid to Borrower.

6.2.4    Borrower and Subsidiary Guarantor to Restore.

(a)    Promptly after the occurrence of any damage or destruction to all or any portion of any Individual Property or a Taking of a portion of any Individual Property, Borrower and Subsidiary Guarantor shall commence and diligently prosecute, or cause to be commenced and diligently prosecuted, to completion, subject to Excusable Delays, the repair, restoration and rebuilding of the applicable Individual Property (in the case of a partial Taking, to the extent it is capable of being restored) so damaged, destroyed or remaining after such Taking in full compliance with all applicable Legal Requirements, and free and clear of any and all Liens except Permitted Encumbrances (such repair, restoration and rebuilding are sometimes hereinafter collectively referred to as the “Restoration”). In connection with the Restoration (i) the plans and specifications for the Restoration shall require that the Restoration be done, and Borrower and Subsidiary Guarantor shall cause the work to be done, in a good and workmanlike manner at least equivalent to the quality and character prior to the damage or destruction (provided, however, that in the case of a partial Taking, the Restoration shall be done to the extent reasonably practicable after taking into account the consequences of such partial Taking), so that upon completion thereof, the applicable Individual Property shall be at least equal in value and general utility to such Individual Property prior to the damage or destruction; it being understood, however, that neither Borrower nor Guarantor shall be obligated to restore the applicable Individual Property to the precise condition of such Individual Property prior to any partial Taking of, or casualty or other damage or injury to, the such Individual Property, if the Restoration actually performed, if any, or failed to be performed, shall have no Material Adverse Effect on the value of such Individual Property from the value that such Individual Property would have had if the same had been restored to its condition immediately prior to such Taking or casualty, and (ii) Borrower and Subsidiary Guarantor shall cause Guarantor to deliver, with respect to the Restoration, a completion guaranty in form and substance reasonably acceptable to Administrative Agent. Subject to Borrower’s and Subsidiary Guarantor’s rights pursuant to Section 2.16 to cause the applicable Individual Property to be released from the Lien of the applicable Security Instrument, Borrower and Subsidiary Guarantor shall be obligated to restore the applicable Individual Property suffering a Casualty or which has been subject to a partial Taking in accordance with the provisions of this Section 6.2 whether or not the Proceeds shall be sufficient.

(b)    If Net Proceeds are not required to be applied toward payment of the Debt pursuant to the terms hereof, then Administrative Agent shall make the Net Proceeds which it is holding pursuant to the terms hereof available to Borrower or Subsidiary Guarantor, as applicable, for payment of or reimbursement of Borrower’s and Subsidiary Guarantor’s expenses incurred with respect to the Restoration, upon the terms and subject to the conditions set forth in paragraphs (i), (ii) and (iii) below and in Section 6.2.5:

(i)    at the time of loss or damage or at any time thereafter, there shall be no continuing monetary Default or Event of Default;

(ii)    reserved;

(iii)    each of Administrative Agent or an Independent Architect shall have approved the plans and specifications for the Restoration and any material change orders in connection with such plans and specifications; and

(iv)    Administrative Agent shall, within a reasonable period of time prior to request for initial disbursement, be furnished with an estimate of the cost of the Restoration accompanied by Independent Architect’s (as applicable) certification as to such costs and appropriate plans and specifications for the Restoration. Borrower and Subsidiary Guarantor shall restore all Improvements such that when they are fully restored and/or repaired, such Improvements and their contemplated use fully comply with all applicable Legal Requirements including zoning, environmental and building laws, codes, ordinances and regulations.

6.2.5 Disbursement of Net Proceeds.

(a)    Reserved.

(b)    Disbursements of Net Proceeds shall be made in accordance with the further terms and provisions of this Section 6.2.5. Disbursements of the Net Proceeds to Borrower or Subsidiary Guarantor hereunder shall be made from time to time (but not more frequently than once in any month) by Administrative Agent but only for so long as no monetary Default or Event of Default shall have occurred and be continuing, as the Restoration progresses upon receipt by Administrative Agent of (i) an Officer’s Certificate dated not more than ten (10) Business Days prior to the application for such payment, requesting such payment or reimbursement and describing the Restoration performed that is the subject of such request, the parties that performed such Restoration and the actual cost thereof, and also certifying that such Restoration and materials are or, upon disbursement of the payment requested to the parties entitled thereto, will be free and clear of Liens other than Permitted Encumbrances, (ii) evidence satisfactory to Administrative Agent that (A) all materials installed and work and labor performed in connection with such Restoration that was the subject of the prior disbursement of Net Proceeds have been paid for in full (subject to Casualty Retainage and other holdbacks permitted under the Loan Documents and required pursuant to the applicable construction agreements) and (B) except to the extent permitted pursuant to Sections 7.2 and 7.3 hereof, or contested in accordance with the terms hereof, there exists no notices of pendency, stop orders, mechanic’s liens or notices of intention to file same (unless the same is required by State law as a condition to the payment of a contractor) or any liens or encumbrances of any nature whatsoever on the applicable Individual Property arising out of the Restoration, (iii) a certification from an Independent Architect certifying performance of the Restoration together with an estimate of the cost to complete the Restoration and (iv) evidence satisfactory to Administrative Agent that all requirements set forth herein have been satisfied.

(c)    All plans and specifications in connection with the Restoration shall be subject to the prior approval of Administrative Agent and an Independent Architect or engineer selected by Administrative Agent (the “Casualty Consultant”), such approval not to be unreasonably withheld, conditioned or delayed. The Restoration shall be completed in a good and workmanlike manner and shall be at least materially equivalent to the quality and character of the original work in the Improvements so that, upon completion thereof, the applicable Individual Property shall be at least materially equal in value and general utility to the applicable Individual Property prior to the casualty or Taking, as applicable (it being understood, however, that (i) neither Borrower nor Subsidiary Guarantor shall be obligated to restore the applicable Individual Property to the precise condition of such Individual Property prior to such casualty or Taking, as applicable, and (ii) in the case of a partial Taking, the Restoration shall be done to the extent reasonably practicable after taking into account the consequences of such partial Taking; provided that the applicable Individual Property shall be restored, to the extent reasonably practicable, to be of at least materially equal value and of substantially the same character as prior to the casualty or Taking, as applicable). Borrower and Subsidiary Guarantor shall restore all Improvements such that when they are fully restored and/or repaired, such Improvements and their contemplated use fully comply with all applicable Legal Requirements. If any contract has a scope of work that exceeds $500,000, the identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to the prior approval of Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed. All costs and expenses incurred by Administrative Agent in connection with recovering, holding and disbursing the Net Proceeds for the Restoration (including, without limitation, reasonable outside attorneys’ fees and expenses and the Casualty Consultant’s fees and disbursements) shall be paid by Borrower or Subsidiary Guarantor, as applicable. In no event shall Administrative Agent be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs and expenses actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, less the Casualty Retainage. The term “Casualty Retainage” means, the greater of (1) the actual amount to be held back from each contractor, subcontractor or materialman engaged in the Restoration and (2) ten percent (10%) of the actual amount payable to such contractor, subcontractor or materialman pursuant to its trade contract.

(d)    The amount of Net Proceeds disbursed on account of any request for disbursement to any contractor, subcontractor or materialman engaged in the Restoration shall be reduced by the Casualty Retainage, if any, applicable thereto. The portion of any Casualty Retainage that relates to work or materials supplied by any contractor, subcontractor or materialman in connection with the Restoration will, upon request, be disbursed to Borrower or Subsidiary Guarantor, as applicable, subject to satisfaction (or waiver by Administrative Agent in its sole discretion) of the following conditions:

(i) No monetary Default or Event of Default has occurred and is continuing;

(ii) after fifty percent (50%) of the work required under the applicable trade contract has been completed in compliance with such trade contract and in substantial conformity with the plans and specifications for the Restoration approved by Administrative Agent, as confirmed by the Casualty Consultant, neither Borrower nor Subsidiary Guarantor shall be obligated to withhold any additional Casualty Retainage with respect to the remaining fifty percent (50%) of such work, but shall retain the initial Casualty Retainage until final completion of such work including any applicable punchlist items (it being acknowledged and agreed that at no time until final completion of the work under the applicable trade contract shall the Casualty Retainage with respect thereto, in each case, be less than five percent (5%));

(iii)    after all work has been completed under the applicable trade contract (including all applicable punchlist items) in compliance with such trade contract and in substantial conformity with the plans and specifications for the Restoration approved by Administrative Agent, as confirmed by the Casualty Consultant, the remaining Casualty Retainage held with respect thereto shall be released provided that (A) such contractor will be paid in full for its work upon the release of the Casualty Retainage, (B) such contractor executes and delivers a final lien waiver satisfactory to Administrative Agent, and (C) the Casualty Consultant shall have approved the work completed by such contractor, as certified in writing by the Casualty Consultant to Administrative Agent;

(iv)    each Management Agreement and Asset Management Agreement shall remain in full force and effect, notwithstanding the occurrence of such Casualty or Taking;

(v)    reserved; and

(vi)    such Casualty Retainage is actually payable pursuant to the applicable trade contract.

(e)    If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the good faith opinion of Administrative Agent in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs and expenses which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower and Subsidiary Guarantor shall deposit the deficiency (the “Net Proceeds Deficiency”) with Administrative Agent before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Administrative Agent shall be held in an interest-bearing account, if available, by Administrative Agent and shall be disbursed for costs and expenses actually incurred in connection with the Restoration on the same terms and conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 6.2.5(e) shall constitute additional security for the Obligations.

(f)    If, after the Restoration is completed and all costs of completion have been paid, there are excess Net Proceeds, Administrative Agent shall apply such excess Net Proceeds with respect to the Taking of or Casualty to the applicable Individual Property to the payment of the Debt (including, without limitation, the Exit Fee (if any) and applicable Breakage Costs) without penalty or premium and any balance thereof shall be paid over to Borrower. Notwithstanding the foregoing, provided no Event of Default, monetary Default or material Non- Monetary Default is continuing and the Carry Reserve Account is in balance, if any excess Net Proceeds are amounts which were deposited by Borrower pursuant to Section 6.2.5(e) then such amounts shall be released to Borrower.

VII.	IMPOSITIONS, OTHER CHARGES, LIENS AND OTHER ITEMS.

7.1    Borrower and Subsidiary Guarantor to Pay Impositions and Other Charges. Subject to the terms of Section 7.3, Borrower and Subsidiary Guarantor shall pay all Impositions now or hereafter levied or assessed or imposed against each Individual Property or any part thereof and provide written evidence of such payment to Administrative Agent, at least five (5) Business Days prior to the imposition of any interest, charges or expenses for the non-payment thereof and shall pay all Other Charges on or before the date they are due. Borrower and Subsidiary Guarantor shall deliver to Administrative Agent annually, no later than fifteen (15) Business Days after the first day of each Fiscal Year, and shall update as new information is received, a schedule describing all Impositions, payable or estimated to be payable during such Fiscal Year attributable to or affecting the Properties, Borrower or Subsidiary Guarantor. Nothing contained in this Agreement or any Security Instrument shall be construed to require Administrative Agent to pay any tax, assessment, levy or charge imposed on Borrower or Subsidiary Guarantor in the nature of a franchise, capital levy, estate, inheritance, succession, income or net revenue tax or a tax in lieu of any of such taxes.

7.2    No Liens. Subject to its right of contest set forth in Section 7.3, Borrower and Subsidiary Guarantor shall at all times keep, or cause to be kept, each Individual Property free from all Liens (other than Permitted Encumbrances) and shall pay when due and payable (or bond over) all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in or permit the creation of a Lien (other than a Permitted Encumbrance) on any Individual Property or any portion thereof and shall in any event cause the prompt, full and unconditional discharge (by bonding or otherwise) of all Liens imposed on or against such Individual Property or any portion thereof within thirty (30) days after receiving written notice of the filing (whether from Administrative Agent, the lienor or any other Person) thereof. Borrower and Subsidiary Guarantor shall do or cause to be done, at the sole cost of Borrower and Subsidiary Guarantor, everything necessary, in Administrative Agent’s good faith determination, to fully preserve the priority of the Liens of the Security Instruments against the Properties, subject to the Permitted Encumbrances and the provisions of this Section 7.2 and Section 7.3. Upon the occurrence of an Event of Default with respect to Borrower’s and/or Subsidiary Guarantor’s obligations as set forth in this Article VII, Administrative Agent may (but shall not be obligated to) make such payment or discharge such Lien, and Borrower and Subsidiary Guarantor shall reimburse Administrative Agent on demand for all such advances pursuant to Section 19.12 (together with interest thereon at the Default Rate).

7.3    Contest. Borrower or Subsidiary Guarantor may, in good faith, and by proper legal proceedings, where appropriate, diligently contest the validity, amount or application of any Imposition, Lien, Legal Requirement or Insurance Requirement, provided that in each case, at the time of the commencement of any such action or proceeding, and during the pendency of such action or proceeding (i) no Event of Default shall exist and be continuing hereunder, (ii) Borrower or Subsidiary Guarantor, as applicable, shall keep Administrative Agent informed of the status of such contest at reasonable intervals, (iii) if Borrower or Subsidiary Guarantor, as applicable, is not providing security as provided in clause (vi) below, adequate reserves with respect thereto are maintained on Borrower’s or Subsidiary Guarantor’s, as applicable, books in accordance with the Approved Accounting Method, (iv) such contest operates to suspend collection or enforcement as the case may be, of the contested Imposition, Lien, Legal Requirement or Insurance Requirements and such contest is maintained and prosecuted continuously and with diligence or the Imposition or Lien is discharged by bonding or otherwise, (v) in the case of any Insurance Requirement, the failure of Borrower and/or Subsidiary Guarantor to comply therewith shall not impair the validity of any insurance required to be maintained by Borrower and Subsidiary Guarantor under Section 6.1 or the right to full payment of any claims thereunder, and (vi) in the case of Impositions and Liens which are not bonded or paid to the applicable Person or Governmental Authority, during such contest, Borrower or Subsidiary Guarantor, as applicable, shall deposit with or deliver to Administrative Agent Cash in an amount equal to one hundred fifteen percent (115%) (unless the amount of such Impositions has been paid and is being contested after payment) of (A) the amount of Borrower’s or Subsidiary Guarantor’s obligations being contested plus (B) any additional interest, charge, penalty, fees or other costs arising from such contest. Administrative Agent may pay over, assign or transfer any such security or part thereof to the claimant entitled thereto at any time when, in the reasonable judgment of Administrative Agent, the entitlement of such claimant is established or any Individual Property (or any part thereof or interest therein) shall be in imminent danger of being sold, forfeited, terminated, canceled or lost or there shall be any danger of the Lien of the applicable Security Instrument being primed by any related Lien. Notwithstanding the foregoing, the creation of any such reserves or the furnishing of any bond or other security, Borrower and Subsidiary Guarantor promptly shall comply with any contested Legal Requirement or Insurance Requirement or shall pay any contested Imposition or Lien, and compliance therewith or payment thereof shall not be deferred, if, at any time any Individual Property or any portion thereof shall be, in Administrative Agent’s sole but good faith judgment, in imminent danger of being forfeited or lost or Administrative Agent is likely to be subject to civil or criminal damages as a result thereof. If such action or proceeding is terminated or discontinued adversely to Borrower or Subsidiary Guarantor, as applicable, Borrower or Subsidiary Guarantor shall deliver to Administrative Agent reasonable evidence of Borrower’s or Subsidiary Guarantor’s, as applicable, compliance with such contested Imposition, Lien, Legal Requirements or Insurance Requirements, as the case may be.

VIII.	TRANSFERS, INDEBTEDNESS AND SUBORDINATE LIENS.

8.1    Restrictions on Transfers. Unless such action is permitted by the provisions of this Article VIII and except for Permitted Encumbrances, neither Borrower nor Subsidiary Guarantor shall cause or fail to prevent (i) a Transfer (directly or indirectly) of any Individual Property or the Collateral or any legal or beneficial interest in the foregoing, (ii) a Transfer (directly or indirectly) of any direct or indirect legal and/or beneficial interest in Borrower or Subsidiary Guarantor, (iii) a transfer of all or any portion of Borrower’s or any Subsidiary Guarantor’s interest in the Loan or under any Loan Document, (iv) a change of Control of Borrower, Subsidiary Guarantor or any Guarantor, and (v) the incurrence by Borrower or any Subsidiary Guarantor of any Indebtedness other than Permitted Indebtedness.

8.2    Sale of Equipment. Subsidiary Guarantor may Transfer or dispose of FF&E and Equipment which is being replaced or which is no longer necessary in connection with the development or operation of the Properties free from the Liens of the Security Instruments provided that such Transfer or disposal will not have a Material Adverse Effect on the value of any Individual Property taken as a whole, will not materially impair the utility of any Individual Property, and will not result in a reduction or abatement of, or right of offset against, the Rents payable under any Lease, in each case as a result thereof, and provided that any new Equipment acquired by Subsidiary Guarantor (and not so disposed of) shall be subject to the Lien of the applicable Security Instrument. Administrative Agent shall, from time to time, upon receipt of an Officer’s Certificate requesting the same and confirming satisfaction of the conditions set forth above, execute a written instrument in form satisfactory to Administrative Agent to confirm that such Equipment which is to be, or has been, sold or disposed of is free from the Lien of the applicable Security Instrument.

8.3    Immaterial Easements. Borrower and Subsidiary Guarantor may, without the consent of Administrative Agent, grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for access, water and sewer lines, telephone and telegraph lines, electric lines or other utilities or other similar purposes, provided that no such encumbrance shall materially impair the utility and operation of any Individual Property or have a Material Adverse Effect. In connection with any encumbrance permitted pursuant to this Section 8.3, Administrative Agent shall execute and deliver any instrument reasonably necessary or appropriate to subordinate the Liens of the applicable Security Instrument to such easements, restrictions, covenants, reservations and rights of way or other similar grants upon receipt by Administrative Agent of:

(a)    fifteen (15) Business Days prior written notice thereof;

(b)    a copy of the applicable instruments;

(c)    an Officer’s Certificate stating (x) the consideration, if any, being paid for such encumbrance is commercially reasonable and (y) that such encumbrance does not materially impair the utility and operation of the applicable Individual Property, materially reduce the value of the applicable Individual Property or otherwise have a Material Adverse Effect; and

(d)    reimbursement of all of Administrative Agent’s reasonable out-of-pocket costs and expenses incurred in connection with such encumbrance.

8.4    Indebtedness. Neither Borrower nor Subsidiary Guarantor shall incur, create or assume any Indebtedness without the consent of Administrative Agent; provided, however, that if no Event of Default shall have occurred and be continuing, Borrower and Subsidiary Guarantor may, without the consent of Administrative Agent, incur, create or assume Permitted Indebtedness. Notwithstanding anything to the contrary set forth in this Agreement, neither Borrower nor any Subsidiary Guarantor may incur, create, assume, permit or suffer any Indebtedness, other than the Debt, that is secured (senior, subordinate or pari passu) by the Properties or the Collateral.

8.5	Certain Transfers.

8.5.1    Notwithstanding the restrictions contained in Section 8.1, the following Transfers (but in each instance expressly excluding pledges or any other form of encumbrances) shall be permitted without the consent of Administrative Agent or the Lenders.

(a)    The pledge of the Collateral to Administrative Agent as of the Closing Date pursuant to the Pledge Agreement.

(b)    The Transfer (including, without limitation, by foreclosure, strict foreclosure, or the taking of an assignment in lieu of foreclosure) by Administrative Agent of the Collateral pledged pursuant to the Pledge Agreement.

(c)    The mortgage of the Properties to Administrative Agent pursuant to the Security Instrument.

(d)    A Public Listing or Public Sale, provided (i) the conditions set forth in Section 8.5.2(a), (b) (other than Persons that own interests that are publicly traded on a Public Exchange), (c) (other than Persons that own interests that are publicly traded on a Public Exchange), (d), (e), (f) (provided that clause (ii) of clause (f) shall only apply to the extent a transferee shall own ten percent (10%) or more of the direct or indirect ownership interests in Borrower and/or Subsidiary Guarantor immediately following such Transfer and transferee owned less than ten percent (10%) of the direct or indirect ownership interests in Borrower and/or Subsidiary Guarantor as of the Closing Date), (g), (h) , (i) and (k) are satisfied, and (ii) following a Public Listing or Public Sale or the Transfer of publicly traded shares, (x) the Public Vehicle shall Control Borrower, Subsidiary Guarantor and Guarantor and (y) Guarantor shall own not less than fifty-one percent (51%) of the direct or indirect legal and beneficial interests in Borrower and each Subsidiary Guarantor.

(e)    The Transfer (but not the pledge or other encumbrance) of no more than forty-nine percent (49%) in the aggregate, of the direct or indirect interests in Borrower and the indirect interests in Subsidiary Guarantor, provided that, (i) the conditions set forth in Section 8.5.2 are satisfied and (ii) immediately after each such Transfer is effectuated, the Minimum Hold/Control Requirements shall be satisfied.

(f)    The Transfer of publicly traded shares listed on a Public Exchange in any indirect equity owner of Borrower or Subsidiary Guarantor.

8.5.2    As a condition precedent to each Transfer permitted pursuant to clause (f) of Section 8.5.1, (a) Administrative Agent shall receive not less than ten (10) Business Days’ prior written notice of such proposed Transfer, (b) no transferee shall have been convicted of any crime (other than a misdemeanor not involving moral turpitude), or be the subject of any ongoing criminal proceeding, (c) neither such transferee nor any of such transferee’s direct and/or indirect beneficial owners shall be a Prohibited Person, (d) with respect to transferees acquiring ten percent (10%) or more of the direct or indirect interests in Borrower and/or Subsidiary Guarantor, such transferees shall not have filed for bankruptcy (or other similar insolvency proceedings) within the seven (7) year period immediately prior to such Transfer, (e) such Transfer shall not cause any violation of Article IX, Section 5.1.29 or Section 5.1.30 of this Agreement, (f) Borrower and Subsidiary Guarantor shall have (i) satisfied Administrative Agent’s and each Lender’s customary anti-money laundering and OFAC searches and “know your customer” requirements with respect to such transferee (and Borrower and Subsidiary Guarantor shall be responsible for Administrative Agent’s and Lenders’ out-of-pocket costs and expenses in connection therewith), and (ii) to the extent a transferee shall own ten percent (10%) or more of the direct or indirect ownership interests in Borrower and/or Subsidiary Guarantor immediately following such Transfer (provided such transferee owned less than ten percent (10%) of the direct or indirect ownership interests in Borrower and/or Subsidiary Guarantor as of the Closing Date), delivered (and Borrower and Subsidiary Guarantor shall be responsible for Administrative Agent’s reasonable out-of-pocket costs and expenses actually incurred in connection therewith), customary searches reasonably requested by Administrative Agent (including, without limitation, credit, judgment, lien, litigation, bankruptcy, UCC, anti-money laundering, criminal and OFAC) reasonably acceptable to Administrative Agent with respect to such transferee, (g) in no event shall there be any Transfer of a direct interest in Borrower or any Subsidiary Guarantor, (h) each of Borrower and Subsidiary Guarantor shall continue to be a Single Purpose Entity, (i) such Transfer shall be conditioned upon Borrower’s and Subsidiary Guarantor’s ability to, after giving effect to the transfer in question, (A) remake the representations contained herein relating to ERISA matters and the Patriot Act, OFAC and matters concerning Prohibited Persons (and, upon Administrative Agent’s request, Borrower and Subsidiary Guarantor shall deliver to Administrative Agent an Officer’s Certificate containing such updated representations effective as of the date of the consummation of the applicable transfer), (j) the Minimum Hold/Control Requirements shall remain satisfied, (k) the Minimum Equity Requirement remains satisfied, and (l) such Transfer shall be permitted pursuant to the terms of the Leases, the Zoning Documents, the REAs, and the Property Operating Documents. Upon request from Administrative Agent, Borrower and Subsidiary Guarantor shall promptly provide Administrative Agent a revised organizational chart reflecting the same level of detail as the Organizational Chart attached to this Agreement as Schedule XIII following any equity transfer consummated in accordance with this Section 8.5.

8.6    Sales of Individual Properties. Subsidiary Guarantor shall be permitted to, and shall, market and sell any Individual Property in accordance with the applicable requirements of Section 2.16.2.

8.7    Administrative Agent’s Rights. If and to the extent specific approval standards or other requirements are not set forth herein, Administrative Agent reserves the right to condition any consent required under this Article VIII upon (a) a modification of the terms of this Agreement, the Note or the other Loan Documents, to the extent necessary to effect Administrative Agent’s consent required hereunder; (b) payment of all of Administrative Agent’s reasonable out- of-pocket expenses incurred in connection with such transfer; or (c) such other conditions as Administrative Agent shall determine in its sole but good faith discretion. Administrative Agent shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Transfer in violation of the Loan Documents. This provision shall apply regardless of whether or not Administrative Agent has consented to any previous Transfer.

IX.	SPECIAL PURPOSE PROVISIONS.

9.1    Single Purpose Entity/Separateness. Until the occurrence of Full Repayment, each of Borrower and Subsidiary Guarantor hereby represents, warrants and covenants that since the date of its formation and at all times on and after the Closing Date or the closing of an Add On Advance, as applicable, and until the occurrence of Full Repayment, that each of Borrower and Subsidiary Guarantor:

(a)    has been, is, and will continue be organized solely for the purpose of (i) with respect to Subsidiary Guarantor, owning, developing, constructing, maintaining, repairing, improving, managing, marketing, leasing, financing and operating the applicable Individual Property, and (ii) with respect to Borrower, owning one hundred percent (100%) of the legal and beneficial interest in Subsidiary Guarantor,

(b)    has not engaged and will not engage in any business unrelated to (i) with respect to Subsidiary Guarantor, the ownership, maintenance, repair, improvement, management, marketing, leasing, financing, refinancing and operation of the applicable Individual Property (collectively, the “Permitted Activities”), and will conduct its business as presently conducted and operated, and (ii) with respect to Borrower, the ownership of one hundred percent (100%) of the legal and beneficial interest in Subsidiary Guarantor,

(c)    (i) in the case of Subsidiary Guarantor, has not owned, does not own, and will not own any asset or property other than the applicable Individual Property and incidental personal property necessary for the Permitted Activities, and (ii) in the case of Borrower, has not owned, does not own, and will not own any asset or property other than one hundred percent (100%) of the legal and beneficial interest in Subsidiary Guarantor,

(d)    to the fullest extent permitted by law, (i) has not engaged in, sought, or consented to and will not engage in, seek or consent to any dissolution, winding up, termination, liquidation, consolidation or merger, division into two (2) or more limited liability companies or other legal entities, or any allocation of assets among newly divided limited liability companies pursuant to a “plan of division” under the Delaware Limited Liability Company Act, in whole or in part, and, (ii) except as otherwise expressly permitted by this Agreement, has not engaged in, sought, or consented to and will not engage in, seek or consent to any asset sale, transfer of membership interests, or amendment of its certificate of formation or Organizational Documents in a manner that amends, modifies, replaces, deletes or supplements the provisions hereof,

(e)    has not failed and will not fail to correct any known misunderstanding regarding the separate identity of itself,

(f)    will not, without the unanimous consent of one hundred percent (100%) of the members of Borrower or Subsidiary Guarantor, as applicable, and the consent of each Independent Director, commence any Bankruptcy Action or take or otherwise permit to occur any Bankruptcy Event,

(g)    has maintained and will maintain its books, records, financial statements, accounting records, bank accounts and other entity documents in its own name and separate from any other Person; provided, however, that Borrower’s and Subsidiary Guarantor’s assets may have been included in a consolidated financial statement of its Affiliates; provided that, if applicable, (i) appropriate notation was made on such consolidated financial statements to indicate the separateness of each of Borrower and Subsidiary Guarantor and such Affiliate(s) and to indicate that Borrower’s and Subsidiary Guarantor’s assets and credit were not available to satisfy the debts and other obligations of such Affiliate(s) or any other Person, and (ii) such assets were listed on Borrower’s own separate balance sheet and Subsidiary Guarantor’s own separate balance sheet,

(h)    has maintained and will maintain its books, records, resolutions and agreements as official records,

(i)    has not commingled and will not commingle its funds or other assets with those of any other Person, except that Subsidiary Guarantor funds may be held in the Borrower Operating Account,

(j)    has not listed and will not list its assets on the financial statements of any other Person; provided, however, that Borrower’s and Subsidiary Guarantor’s assets may have been included in a consolidated financial statement of its Affiliates; provided that, if applicable, (i) appropriate notation were made on such consolidated financial statements to indicate the separateness of Borrower and Subsidiary Guarantor and such Affiliate and to indicate that Borrower’s and Subsidiary Guarantor’s assets and credit were not available to satisfy the debts and other obligations of such Affiliates or any other Person, and (ii) such assets were listed on Borrower’s own separate balance sheet and Subsidiary Guarantor’s own separate balance sheet,

(k)    has filed and will file its own tax returns (to the extent required to file any tax returns), has not filed and will not file a consolidated federal income tax return with any other Person, and will continue to be a disregarded entity or a partnership for U.S. federal income tax purposes,

(l)    has been, is, and intends to remain solvent, and has paid and will pay its own debts and liabilities, including all Property-related expenses, out of its own funds and assets (to the extent of such funds and assets, it being acknowledged by Administrative Agent that the foregoing shall in no event require any contribution of equity into Borrower or Subsidiary Guarantor) as the same shall become due, and will give prompt written notice to Administrative Agent of the insolvency or Bankruptcy Action with respect to Borrower or Subsidiary Guarantor, or the death, dissolution, insolvency or Bankruptcy Action with respect to Guarantor,

(m)    (i) has done or caused to be done, and will do or cause to be done, all things necessary to observe all limited liability company formalities and preserve its existence and good standing, (ii) has not terminated or failed to comply with and will not terminate or fail to comply with the provisions of its Organizational Documents with respect to any of the matters set forth in this Article IX, and (iii) has not, except as required by Administrative Agent in connection with the Loan, and without the prior written consent of Administrative Agent, will not, amend, modify or otherwise change any of its Organizational Documents with respect to any of the matters set forth in this Article IX,

(n)    (i) with respect to Subsidiary Guarantor, has and will have no Indebtedness other than the Permitted Indebtedness, and (ii) with respect to Borrower, has and will have no Indebtedness other than the Loan. No Indebtedness, other than the Debt, may be secured (senior, subordinate or pari passu) by any Individual Property or the Collateral,

(o)    has not assumed, guaranteed or become obligated for or held out its credit and will not assume, guarantee, become obligated for or hold out its credit, as being available to satisfy the debts or obligations of any other Person, or the decisions or actions respecting the daily business or affairs of any other Person,

(p)    has not acquired and will not acquire obligations or securities of Borrower or any other Person,

(q)    has allocated and will allocate fairly and reasonably shared expenses, including without limitation, shared office space, and has maintained and utilized and will maintain and utilize separate stationery, invoices and checks bearing its own name,

(r)    has not pledged and will not pledge its assets for the benefit of any Person other than Secured Party (other than with respect to Borrower and the Pledge Agreement),

(s)    has held and identified itself and will hold itself out to the public as a legal entity separate and distinct from any other Person, and has conducted and shall conduct business under its own name,

(t)    has not made and will not make loans to any Person,

(u)    has not identified and will not identify itself or any of its Affiliates as a division or part of the other; provided, however, that Borrower’s or Subsidiary Guarantor’s assets may have been included in a consolidated financial statement of its Affiliates; provided that, if applicable, (i) appropriate notation were made on such consolidated financial statements to indicate the separateness of Borrower, Subsidiary Guarantor and such Affiliate and to indicate that Borrower’s and Subsidiary Guarantor’s assets and credit were not available to satisfy the debts and other obligations of such Affiliates or any other Person, and (ii) such assets were listed on Borrower’s own separate balance sheet and on Subsidiary Guarantor’s own separate balance sheet,

(v)    except as expressly permitted under the Loan Documents and except for agreements that are no longer in effect, has not entered and will not enter into any contract or agreement with Borrower, Subsidiary Guarantor or any other Affiliate except in the ordinary course of its business and on terms which are commercially reasonable terms comparable to those of an arm’s-length transaction with an unrelated third party and which are fully disclosed to Administrative Agent in writing in advance. Each of Borrower and Subsidiary Guarantor hereby represents that the Management Agreement is entered into with an Affiliate, in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arms-length transaction with an unrelated third party,

(w)    has paid and will pay the salaries of its own employees from its own funds (to the extent of such funds and assets, it being acknowledged by Administrative Agent that the foregoing shall in no event require any contribution of equity into Borrower or Subsidiary Guarantor) and has maintained and intends to maintain a sufficient number of employees in light of its contemplated business operations,

(x)    has maintained and, to the extent cash flow from the Properties is sufficient, will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations, and shall not make any distributions to Borrower or any other Affiliate that would cause Subsidiary Guarantor to fail to maintain such adequate capital,

(y) has not permitted and will not permit any Affiliate independent access to its bank accounts,

(z)    has not and will not have any obligation to indemnify any Affiliate unless such an obligation was and is fully subordinated to the Debt and, to the fullest extent permitted by law, will not constitute a claim against such entity in the event that cash flow in excess of the amount required to pay the Indebtedness is insufficient to pay such indemnity obligation,

(aa) (i) in the case of Subsidiary Guarantor, has not owned and will not own any subsidiary, and has not made and will not make any investment in any other Person, and (ii) in the case of Borrower, has not owned and will not own any subsidiary other than Subsidiary Guarantor, and has not made and will not make any investment in any other Person,

(bb) has caused and will cause its representatives to act at all times with respect to such entity consistently and in furtherance of the foregoing and in the best interests of such entity, and

(cc) has and will hold all of its assets in its own name and has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person.

Notwithstanding anything to the contrary contained in Article IX, (i) in no event shall Borrower be treated as breaching the provisions of this Article IX solely as a result of being treated as an entity disregarded from its owner for U.S. federal income tax purposes, and (ii) nothing contained in this Article IX shall require any direct or indirect member of Borrower to make a capital contribution or loan to Borrower.

9.1.2 From the Closing Date and until the occurrence of Full Repayment, each of Borrower and Subsidiary Guarantor hereby covenants and agrees with Administrative Agent and Lenders that:

(a)    The Organizational Documents of each of Borrower and Subsidiary Guarantor shall provide that the business and affairs of Borrower and Subsidiary Guarantor shall be managed by or under the direction of the sole member of, as applicable, Borrower or Subsidiary Guarantor, and at all times there shall be at least two (2) duly appointed individuals on the board of directors or managers (each, an “Independent Director”), each of whom (i) has at least three (3) years prior employment experience and continues to be employed as an independent director, independent manager or independent member by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional independent directors, independent managers and independent members, another nationally- recognized company that provides such services and which is approved by Administrative Agent; (ii) is not on the board of directors or managers of more than two (2) Affiliates of Borrower or Subsidiary Guarantor; and (iii) is not, and has never been, and will not, while serving as an Independent Director be, any of the following: (A) a member, partner, equityholder, manager, director, officer or employee of Borrower, Subsidiary Guarantor or any of their respective equityholders or Affiliates (other than as an Independent Director of Borrower or Subsidiary Guarantor or an Affiliate of Borrower or Subsidiary Guarantor that is not in the direct chain of ownership of Borrower or Subsidiary Guarantor and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such Independent Director is employed by a company that routinely provides professional independent directors or managers in the ordinary course of its business), (B) a creditor, supplier or service provider (including provider of professional services) to Borrower, Subsidiary Guarantor or any of their respective equityholders or Affiliates (other than a nationally-recognized company that routinely provides professional independent directors and other corporate services to Borrower, Subsidiary Guarantor or any of their respective Affiliates in the ordinary course of its business), (C) a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider, or (D) a Person Controlling or under Common Control with any of (A), (B) or (C) above. A natural person who satisfies the foregoing definition other than clause (iii) shall not be disqualified as a result of clause (iii)(A) or (iii)(B) by reason of being, having been or becoming an Independent Director of a “single purpose entity” affiliated with Borrower or Subsidiary Guarantor; provided that the fees or other compensation that such individual earns by serving as an Independent Director of one or more Affiliates of Borrower or Subsidiary Guarantor in any given year constitute, in the aggregate, less than five percent (5%) of such individual’s income for such year. The Organizational Documents of Borrower and Subsidiary Guarantor shall provide that no Independent Director of Borrower or Subsidiary Guarantor may be removed or replaced without Cause, and unless Borrower or Subsidiary Guarantor, as applicable, provides Administrative Agent with not less than three (3) Business Days’ prior notice of (1) any proposed removal of any Independent Director, together with a statement as to the reasons for such removal, and (2) the identity of the proposed replacement Independent Director, together with a certification that such replacement satisfies the requirements set forth in the Organizational Documents of Borrower or Subsidiary Guarantor, as applicable, relating to an Independent Director. In addition, the Organizational Documents of Borrower and Subsidiary Guarantor shall provide an express acknowledgment that Secured Party is an intended third-party beneficiary of the “special purpose” and “separateness” provisions of such Organizational Documents. As used in this paragraph, the term “single purpose entity” shall mean a Person whose Organizational Documents contain, and who covenants that such Person shall comply or cause compliance with, provisions substantially similar to those set forth in this Article IX.

(b)    The Organizational Documents of Borrower and Subsidiary Guarantor shall provide that except for duties to Borrower and Subsidiary Guarantor as set forth in the Organizational Documents (including duties to the member and Borrower’s and Subsidiary Guarantor’s creditors solely to the extent of their respective economic interests in Borrower and Subsidiary Guarantor, as applicable, but excluding (i) all other interests of the member, (ii) the interests of other Affiliates of Borrower and Subsidiary Guarantor, and (iii) the interests of any group of Affiliates of which Borrower and/or Subsidiary Guarantor is a part), the Independent Directors shall not have any fiduciary duties to the member, any officer or any other Person bound by Borrower’s and/or Subsidiary Guarantor’s Organizational Documents; provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing. The Organizational Documents of Borrower and Subsidiary Guarantor shall provide that to the fullest extent permitted by law, including Section 18-1101(e) of the Delaware Limited Liability Company Act, an Independent Director shall not be liable to Borrower or Subsidiary Guarantor, the member or any other Person bound by Borrower’s or Subsidiary Guarantor’s Organizational Documents for breach of contract or breach of duties (including fiduciary duties), unless the Independent Director acted in bad faith or engaged in willful misconduct. The Organizational Documents of Borrower and Subsidiary Guarantor shall provide that all right, power and authority of the Independent Directors shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in Borrower’s and/or Subsidiary Guarantor’s Organizational Documents. The Organizational Documents of Borrower and Subsidiary Guarantor shall provide that notwithstanding any other provision of Borrower’s and/or Subsidiary Guarantor’s Organizational Documents to the contrary, each Independent Director, in its capacity as an Independent Director, may only act, vote or otherwise participate in those matters referred to in Section 9(j)(iii) of Borrower’s and/or Subsidiary Guarantor’s Organizational Documents or as otherwise specifically required by the applicable Organizational Documents, and such Independent Director’s act, vote or other participation shall not be required for the validity of any action taken by the managers of Borrower and/or Subsidiary Guarantor unless, pursuant to the provisions of Section 9(j)(iv)(F) of Borrower’s and/or Subsidiary Guarantor’s Organizational Documents or as otherwise specifically provided in the applicable Organizational Documents, such action would be invalid in the absence of the affirmative vote or consent of such Independent Director.

(c)    The Organizational Documents of Borrower and Subsidiary Guarantor shall provide that neither the board of directors or managers nor the members of Borrower or Subsidiary Guarantor shall take any action which, under the terms of any Organizational Documents (including, if applicable, any voting trust agreement with respect to any common stock), requires a unanimous vote of the board of directors or managers and the members of Borrower or Subsidiary Guarantor, as applicable, unless, at the time of such action, there shall be at least two (2) members of the board of directors or managers who are Independent Directors (and such Independent Directors have participated in such vote). The Organizational Documents of Borrower and Subsidiary Guarantor shall provide that neither Borrower nor Subsidiary Guarantor shall (and Borrower and Subsidiary Guarantor each agrees that it shall not), without the unanimous consent of its board of directors or managers and the members, including the consent of each Independent Director, declare or effectuate a moratorium on the payment of any obligations, commence any Bankruptcy Action or take or otherwise permit to occur any Bankruptcy Event. The Organizational Documents of Borrower and Subsidiary Guarantor shall further provide that, when voting with respect to any of the matters set forth in the immediately preceding sentence of this Section 9.1.2(c), the Independent Directors shall consider only the interests of Borrower or Subsidiary Guarantor, as applicable, including its creditors, to the fullest extent permitted by law.

(d)    The Organizational Documents of Borrower and Subsidiary Guarantor shall provide that, so long as any portion of the Debt remains outstanding, upon the occurrence of any event that causes the last remaining member of Borrower or Subsidiary Guarantor (in either case, “Member”) to cease to be a member of Borrower or Subsidiary Guarantor, as applicable (other than (i) upon an assignment by the Member of all of its limited liability company interests in Borrower or Subsidiary Guarantor, as applicable, and the admission of the transferee, if permitted pursuant to the Organizational Documents of Borrower or Subsidiary Guarantor, as applicable, and the Loan Documents, or (ii) the resignation of the Member and the admission of an additional member of Borrower or Subsidiary Guarantor, as applicable, if permitted pursuant to the Organizational Documents of Borrower or Subsidiary Guarantor, as applicable, and the Loan Documents), each of the Persons acting as an Independent Director of Borrower or Subsidiary Guarantor, as applicable, shall, without any action of any Person and simultaneously with the Member ceasing to be a member of Borrower or Subsidiary Guarantor, as applicable, automatically be admitted as a member of Borrower or Subsidiary Guarantor, as applicable (in either case, a “Special Member”) and shall preserve and continue the existence of Borrower or Subsidiary Guarantor, as applicable, without dissolution. The Organizational Documents of Borrower and Subsidiary Guarantor shall further provide that for so long as any portion of the Debt is outstanding, (A) no Special Member may resign or transfer its rights as a Special Member unless (1) a successor Special Member has been admitted to Borrower or Subsidiary Guarantor, as applicable, as a Special Member, (2) such successor Special Member has also accepted its appointment as an Independent Director, (B) Special Member shall be a member of the Borrower or Subsidiary Guarantor, as applicable, that has no interest in the profits, losses and capital of Borrower or Subsidiary Guarantor, as applicable, and has no right to receive any distributions of the assets of Borrower or Subsidiary Guarantor, as applicable, (C) Special Member, in its capacity as Special Member, may not bind the Borrower or Subsidiary Guarantor, as applicable (provided that such prohibition shall not limit the obligations of Special Member in its capacity as Independent Director to vote on such matters set forth above in Section 9.1.2(c)) and (D) Special Member shall automatically cease to be a member of Borrower or Subsidiary Guarantor, as applicable, upon the admission to the Borrower or Subsidiary Guarantor, as applicable, of the first substitute member.

(e)    The Organizational Documents of Borrower and Subsidiary Guarantor, as applicable, shall provide that, as long as any portion of the Debt remains outstanding, except as expressly permitted pursuant to the terms of the Loan Documents, (i) the Member may not resign, and (ii) no additional member shall be admitted to Borrower or Subsidiary Guarantor (except, with respect to Subsidiary Guarantor only, in accordance with Section 8.5.1(b)), as applicable.

(f)    The Organizational Documents of Borrower and Subsidiary Guarantor, as applicable, shall provide that, as long as any portion of the Debt remains outstanding: (i) Borrower or Subsidiary Guarantor, as applicable, shall be dissolved, and its affairs shall be wound up, only upon the first to occur of the following: (A) the termination of the legal existence of the last remaining member of Borrower or Subsidiary Guarantor, as applicable, or the occurrence of any other event which terminates the continued membership of the last remaining member of Borrower or Subsidiary Guarantor, as applicable, in Borrower or Subsidiary Guarantor, as applicable, unless the business of Borrower or Subsidiary Guarantor, as applicable, is continued in a manner permitted by its operating agreement or the Delaware Limited Liability Company Act (the “Act”), or (B) the entry of a decree of judicial dissolution under Section 18-802 of the Act; (ii) upon the occurrence of any event that causes the last remaining member of Borrower or Subsidiary Guarantor, as applicable, to cease to be a member of Borrower or Subsidiary Guarantor, as applicable, (other than (A) upon an assignment by Member of all of its limited liability company interests in Borrower or Subsidiary Guarantor, as applicable, and the admission of the transferee, if permitted pursuant to the Organizational Documents of Borrower or Subsidiary Guarantor, as applicable, and the Loan Documents, or (B) the resignation of Member and the admission of an additional member of Borrower or Subsidiary Guarantor, as applicable, if permitted pursuant to the Organizational Documents of Borrower or Subsidiary Guarantor, as applicable, and the Loan Documents), to the fullest extent permitted by law, the personal representative of such last remaining member shall be authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such member in Borrower or Subsidiary Guarantor, as applicable, agree in writing (1) to continue the existence of Borrower or Subsidiary Guarantor, as applicable, and (2) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower or Subsidiary Guarantor, as applicable, effective as of the occurrence of the event that terminated the continued membership of such member in Borrower or Subsidiary Guarantor, as applicable; (iii) the bankruptcy of Member or a Special Member shall not cause Member or Special Member to cease to be a member of Borrower or Subsidiary Guarantor, as applicable, and upon the occurrence of such event, the business of Borrower or Subsidiary Guarantor, as applicable, shall continue without dissolution; (iv) in the event of the dissolution of Borrower or Subsidiary Guarantor, as applicable, Borrower or Subsidiary Guarantor, as applicable, shall conduct only such activities as are necessary to wind up its affairs (including the sale of its assets and properties in an orderly manner), and its assets and properties shall be applied in the manner, and in the order of priority, set forth in Section 18- 804 of the Act; and (v) to the fullest extent permitted by applicable law, each of Member and Special Members shall irrevocably waive any right or power that they might have to cause Borrower or Subsidiary Guarantor, as applicable, or any of its assets or properties to be partitioned, to cause the appointment of a receiver for all or any portion of the assets or properties of Borrower or Subsidiary Guarantor, as applicable, to compel any sale of all or any portion of the assets or properties of Borrower or Subsidiary Guarantor, as applicable, pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of Borrower or Subsidiary Guarantor, as applicable.

9.2    Insolvency Opinion. Any and all of the stated facts and factual assumptions made in any Insolvency Opinion, including, but not limited to, any exhibits attached thereto, will have been and shall be true and correct in all respects, and each of Borrower and Subsidiary Guarantor will have complied and will comply with all of the stated facts and factual assumptions made with respect to it in any Insolvency Opinion. Each entity other than Borrower and Subsidiary Guarantor with respect to which an assumption is made or a fact stated in any Insolvency Opinion will have complied and will comply with all of the assumptions made and facts stated with respect to it in any such Insolvency Opinion. Each of Borrower and Subsidiary Guarantor covenants that in connection with any Additional Insolvency Opinion delivered in connection with this Agreement it shall provide an updated certification regarding compliance with the facts and assumptions made therein.

X.	MAINTENANCE OF PROPERTY; ALTERATIONS.

10.1    Maintenance of Property. Borrower and Subsidiary Guarantor shall keep and maintain, or cause to be kept and maintained, each Individual Property, and every part thereof in good condition and repair, subject to ordinary wear and tear, and, subject to Excusable Delays and the provisions of this Agreement with respect to damage or destruction caused by a Casualty or Takings, shall not permit or commit any waste, impairment, or deterioration of any portion of any Individual Property in any material respect, provided that neither Borrower nor Subsidiary Guarantor shall be deemed to be in violation of this Section 10.1 due to the acts or omissions of any Tenant so long as such Tenant is not an Affiliate of Borrower or Subsidiary Guarantor and Subsidiary Guarantor is using Commercially Reasonable Efforts to enforce the applicable obligations of such Tenant under its Lease. Subject to Section 10.2, neither Borrower nor Subsidiary Guarantor shall remove or demolish any Improvement on any Individual Property except as the same may be necessary in connection with an Alteration or a restoration in connection with a Casualty or Taking, or as otherwise permitted herein, in each case in accordance with the terms and conditions hereof.

10.2    Conditions to Alteration. Provided that no Event of Default shall have occurred and be continuing hereunder, Borrower and Subsidiary Guarantor shall have the right to undertake any alteration, improvement, demolition or removal of any Individual Property, or any portion thereof (any such alteration, improvement, demolition or removal, an “Alteration”) so long as (i) Borrower and Subsidiary Guarantor provides Administrative Agent with not less than thirty (30) days’ prior written notice of any Material Alteration, (ii) such Alteration is undertaken in accordance with the applicable provisions of this Agreement and the other Loan Documents or is otherwise required to be undertaken pursuant to applicable Legal Requirements, (iii) any Material Alteration shall be conducted under the supervision of an Independent Architect and, in connection with any Material Alteration, Borrower and Subsidiary Guarantor shall deliver to Administrative Agent, for approval by Administrative Agent (which approval shall not be unreasonably withheld, conditioned or delayed), detailed plans and specifications and cost estimates therefor, prepared by such Independent Architect, and (iv) in the case of any Material Alteration, Administrative Agent shall have given its written consent thereto prior to the commencement thereof (which consent Administrative Agent agrees not to unreasonably withhold, condition or delay, but which may be subject to Administrative Agent’s customary conditions with respect to Alterations (including for example, evidence of required insurance coverage, satisfactory evidence that Borrower and Subsidiary Guarantor have sufficient funds for the requested Alterations and that such funds shall be made available for such Alterations and the reimbursement of Administrative Agent’s review costs and compliance with applicable law). If the cost of any Material Alteration is likely to exceed the Material Alteration Threshold, then Borrower and Subsidiary Guarantor shall promptly deliver to Administrative Agent as security for the payment of the amount in excess of the Material Alteration Threshold and as additional security for Borrower’s and Subsidiary Guarantor’s obligations under the Loan Documents any of the following: (x) Cash, (y) letters of credit acceptable to Administrative Agent in its sole and absolute discretion or (z) a completion bond, together with a completion guaranty, in each case, reasonably acceptable to Administrative Agent. The plans and specifications delivered in accordance with this Section 10.2 may be revised at any time and from time to time by such Independent Architect provided that material revisions of such plans and specifications are approved by Administrative Agent (which approval shall not be unreasonably withheld, conditioned or delayed). All work done in connection with any Alteration shall be performed with due diligence in a good and workmanlike manner, subject to Excusable Delay. All materials used in connection with any Alteration shall comply with applicable Legal Requirements and Insurance Requirements and shall not be less than the standard of quality of the materials currently used at the applicable Individual Property.

XI.	BOOKS AND RECORDS, FINANCIAL STATEMENTS, REPORTS AND OTHER INFORMATION.

11.1    Books and Records. Borrower and Subsidiary Guarantor shall keep and maintain on a Fiscal Year basis proper books and records separate from any other Person, in which accurate and complete entries shall be made of all dealings or transactions of or in relation to the Note, the Properties and the business and affairs of Borrower and Subsidiary Guarantor relating to the Properties which shall reflect all items of income and expense in connection with the operation on an individual basis of the Properties and in connection with any services, equipment or furnishings provided in connection with the operation of the Properties, in accordance with the Approved Accounting Method; provided, however, that Borrower’s and Subsidiary Guarantor’s assets may have been included in a consolidated financial statement of their respective Affiliates; provided that, if applicable, (i) appropriate notation was made on such consolidated financial statements to indicate the separateness of Borrower, Subsidiary Guarantor and such Affiliate(s) and to indicate that Borrower’s and Subsidiary Guarantor’s assets and credit were not available to satisfy the debts and other obligations of such Affiliate(s) or any other Person, and (ii) such assets were listed on Borrower’s and Subsidiary Guarantor’s own separate balance sheet. Administrative Agent and its authorized representatives shall have the right during normal business hours and upon reasonable prior notice to examine the books, records and accounts of Borrower and Subsidiary Guarantor relating to the operation of the Properties and to make such copies or extracts thereof as Administrative Agent may require. After the occurrence of an Event of Default, Borrower and Subsidiary Guarantor shall pay any costs and expenses incurred by Administrative Agent or any Lender to examine Borrower’s and/or Subsidiary Guarantor’s accounting records with respect to the Properties, as Administrative Agent or any Lender shall determine to be necessary or appropriate in the protection of Administrative Agent’s and each Lender’s interest.

11.2	Financial Statements.

11.2.1 Quarterly and Bi-Annual Reporting.

(a)    Quarterly. Not later than twenty-five (25) days following the end of each Calendar Quarter Period, Borrower shall deliver to Administrative Agent (i) unaudited financial statements for Guarantor prepared in accordance with the Approved Accounting Method, (ii) unaudited financial statements of Borrower and Subsidiary Guarantor, internally prepared in accordance with the Approved Accounting Method, including a balance sheet and profit and loss statement as of the end of such quarter and for the corresponding quarter of the previous year, and an operating statement (including but not limited to, a balance sheet and a statement of revenues and expenses) for the year to date and for such Calendar Quarter Period, and a comparison of the year to date results with (x) the results for the same period of the previous year and (y) the Annual Operating Budget for such period and the Fiscal Year, (iii) a rent roll with respect to the subject quarter for each Individual Property, (iv) quarterly and year-to-date operating statements (including capital expenditures) prepared for each calendar quarter, noting net operating income, gross income and operating expenses, and other information reasonably necessary and sufficient to fairly represent the financial position and results of operation of the Properties during such calendar quarter, and containing a comparison of budgeted income and expenses and the actual income and expenses, and (v) a calculation reflecting the Debt Yield for the prior twelve (12) month period. Such statements with respect to Borrower and Subsidiary Guarantor for each quarter shall be accompanied by an Officer’s Certificate certifying to the signer’s knowledge, (A) that such statements fairly represent the financial condition and results of operations of Borrower and Subsidiary Guarantor, (B) that as of the date of such Officer’s Certificate, no Default or Event of Default exists under this Agreement, the Note or any other Loan Document or, if so, specifying the nature and status of each such Default and the action then being taken by Borrower and/or Subsidiary Guarantor or proposed to be taken to remedy such Default and (C) that as of the date of each Officer’s Certificate, no litigation exists involving Borrower, Subsidiary Guarantor, the Collateral or any Individual Property in which all or substantially all of the potential liability is not covered by insurance, or, if so, specifying such litigation and the actions being taking in relation thereto. Such financial statements shall contain such other information as shall be requested by Administrative Agent for purposes of calculations to be made by Administrative Agent pursuant to the terms hereof. Notwithstanding anything set forth herein to the contrary, Guarantor’s financial reporting requirements set forth in this clause (a) may be satisfied through the consolidated financial statements of VBHT prepared in accordance with the Approved Accounting Method.

(b)    Bi-Annual. Not later than thirty (30) days following January 1 and July 1 of each calendar year, Borrower and Subsidiary Guarantor shall cause Guarantor to deliver to Administrative Agent a compliance statement from an Independent Accountant acceptable to Administrative Agent in its reasonable discretion, together with supporting documentation therefor reasonably acceptable to Administrative Agent, demonstrating Guarantor’s compliance with the Financial Covenants.

11.2.2 Annual Reports.

(a)    Not later than ninety (90) days after the end of each Fiscal Year of Borrower’s and Subsidiary Guarantor’s operations, Borrower shall deliver to Administrative Agent audited financial statements certified by an Independent Accountant in accordance with the Approved Accounting Method covering the Properties, Borrower and Subsidiary Guarantor. Such statements shall contain statements of profit and loss for Borrower, Subsidiary Guarantor and the Properties and include a balance sheet as of the end of such year stating in comparative form the figures for the previous fiscal year and the Annual Operating Budget for such fiscal year, as well as occupancy statistics for the Properties, annual net operating income, net cash flow, gross income and operating expenses. Such annual financial statements of Borrower and Subsidiary Guarantor shall also be accompanied by an Officer’s Certificate in the form required pursuant to Section 11.2.1. Borrower and Subsidiary Guarantor (or their respective sole beneficial owner for federal income tax purposes) shall submit to Administrative Agent copies of all federal income tax returns within thirty (30) days such returns were filed with the relevant taxing authority. Notwithstanding anything set forth herein to the contrary, Borrower’s requirement to deliver audited financial statements may be satisfied through the consolidated audited financial statements of VBHT certified by an Independent Accountant in accordance with the Approved Accounting Method so long as such consolidated audited financial statements include a separate schedule for Borrower and Subsidiary Guarantor.

(b)    Not later than ninety (90) days after the end of each calendar year, Borrower and Subsidiary Guarantor shall cause Guarantor to deliver to Administrative Agent audited financial statements certified by an Independent Accountant in accordance with the Approved Accounting Method covering Guarantor, in the same form, substance and scope as the financial statements delivered to Administrative Agent on or prior to the Closing Date. Borrower and Subsidiary Guarantor shall cause Guarantor to submit to Administrative Agent copies of all federal income tax returns within forty-five (45) days such returns were filed with the relevant taxing authority. Notwithstanding anything set forth herein to the contrary, Guarantor’s financial reporting requirement in this clause (b) may be satisfied through the audited financial statements of VBHT certified by an Independent Accountant in accordance with the Approved Accounting Method.

(c)    Reserved.

(d)    Not later than sixty (60) days after and as of the end of each fiscal year and at any other time upon the reasonable request of Administrative Agent, Borrower shall provide an Officer’s Certificate certifying as to Borrower’s and Subsidiary Guarantor’s continued compliance with the terms of Articles III and IX along with additional evidence of Borrower’s and Subsidiary Guarantor’s compliance as Administrative Agent may reasonably request from time to time.

11.2.3    Monthly Reports. Not later than twenty (20) days after the end of each calendar month, Borrower shall deliver to Administrative Agent the following:

(a)    monthly and year-to-date unaudited statements of revenues and expenses for the Properties and an operating statement (including but not limited to, a balance sheet and a statement of revenues and expenses) for the year to date and for such calendar month, accompanied by an Officer’s Certificate certifying that the same is true, correct and complete as of its stated date, and showing actual sources and uses of cash during the preceding calendar month;

(b)    all operating statements prepared by Manager or Asset Manager under the applicable Management Agreement or Asset Management Agreement;

(c)    reserved;

(d)    reserved;

(e)    (i) a rent roll and a summary of all leasing activity, in form reasonably acceptable to Administrative Agent, (ii) a delinquency report setting forth any arrearages under the Leases, and (iii) a report setting forth the identity of each Tenant, if any, for which Subsidiary Guarantor has accepted rent more than one (1) month in advance and the amount of such rent accepted by Subsidiary Guarantor.

11.2.4    Capital Expenditures Summaries. Borrower shall, within ninety (90) days after the end of each calendar year during the term of the Note, deliver to Administrative Agent, if applicable, an annual summary of any and all capital expenditures made at the Properties during the preceding twelve (12) month period.

11.2.5 Management Agreement.

(a)    Borrower shall deliver to Administrative Agent, within fifteen (15) Business Days of the receipt thereof by Borrower or Subsidiary Guarantor, as applicable, a copy of all reports prepared by Manager pursuant to the applicable Management Agreement, including, without limitation, the Annual Operating Budget and any inspection reports.

(b)    Borrower shall deliver to Administrative Agent, within fifteen (15) Business Days of the receipt thereof by Borrower or Subsidiary Guarantor, as applicable, a copy of all reports prepared by Asset Manager pursuant to the applicable Asset Management Agreement, including, without limitation, the Annual Operating Budget and any inspection reports.

11.2.6    Annual Operating Budget. At least thirty (30) days prior to the end of each Fiscal Year, Borrower shall deliver to Administrative Agent the Annual Operating Budget for Administrative Agent’s approval, such approval not to be unreasonably withheld, conditioned or delayed. No such Annual Operating Budget shall be effective without the prior written consent of Administrative Agent. In the event that Administrative Agent objects to any proposed Annual Operating Budget, Borrower or Subsidiary Guarantor, as applicable, shall promptly revise such Annual Operating Budget and resubmit the same to Administrative Agent in accordance with the process described in this Section 11.2.6 until Administrative Agent approves the Annual Operating Budget. Until such time that Administrative Agent approves a proposed Annual Operating Budget, then (i) those portions of the proposed Annual Operating Budget which have been approved by Administrative Agent in accordance with the foregoing shall apply and (ii) with respect to any other portions of the proposed Annual Operating Budget, the prior Annual Operating Budget shall apply. None of Borrower, Subsidiary Guarantor, any Manager or any Asset Manager shall change or modify the Annual Operating Budget that has been approved by Administrative Agent without the prior written consent of Administrative Agent, provided, that (x) Administrative Agent’s consent shall not be required for any increase in the line items of the Approved Operating Budget with respect to Taxes, Insurance Premiums or utilities by five percent (5%) or less to the extent such Taxes, Insurance Premiums and/or utilities are actually incurred by Borrower or Subsidiary Guarantor, as applicable, and (y) Borrower shall promptly deliver to Administrative Agent any amendment to the Approved Operating Budget pursuant to clause (x) above. The Annual Operating Budget for the Fiscal Year in which the Closing Date occurred is attached hereto as Exhibit D.

11.2.7    Labor Agreements. At all times that any Borrower Party, Manager or Asset Manager or any Affiliate of Manager or Asset Manager is a party to a Labor Agreement in respect of any Individual Property, within ten (10) Business Days of the close of each quarter, Borrower and Subsidiary Guarantor shall (and shall cause each other Borrower Party to) certify as to the payment of contributions and other payments required under Labor Agreements (including the Labor Agreements) by Borrower, Subsidiary Guarantor, Manager or Asset Manager or any Affiliate of the foregoing or on their behalf in connection with the employees employed by Borrower, Subsidiary Guarantor, Manager or Asset Manager or any Affiliate of the foregoing in connection with the operation of any Individual Property.

11.2.8    Other Information. Subject to the Additional Disclosure Conditions, Borrower shall, promptly following written request by Administrative Agent, furnish or cause to be furnished to Administrative Agent, in such manner and in such detail as may be reasonably requested by Administrative Agent, such additional information as may be reasonably requested by Administrative Agent with respect to any Individual Property or any Borrower Party. Administrative Agent reserves the right to distribute all information delivered to Administrative Agent pursuant to this Article XI to the Lenders.

11.2.9    Extraordinary Expenses. During the continuance of a Cash Management Trigger Period, in the event that Borrower or any Subsidiary Guarantor incurs an extraordinary operating expense not set forth in the approved Annual Operating Budget relating to each Individual Property (each, an “Extraordinary Operating Expense”), then Borrower shall promptly deliver to Administrative Agent a reasonably detailed explanation of such proposed Extraordinary Operating Expense for Administrative Agent’s approval, not to be unreasonably withheld, conditioned or delayed. Any Extraordinary Operating Expense approved by Administrative Agent is referred to herein as an “Approved Extraordinary Operating Expense”. Any Funds distributed to Borrower for the payment of Approved Extraordinary Operating Expenses pursuant to Section 3.1.1(f) shall be used by Borrower only to pay for such Approved Extraordinary Operating Expenses or reimburse Borrower for such Approved Extraordinary Operating Expenses, as applicable.

XII.	THE ADMINISTRATIVE AGENT.

12.1    Appointment and Authorization. Each Lender irrevocably appoints and authorizes Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

12.2    Administrative Agent and Affiliates. A Lender serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent. Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with Borrower, Subsidiary Guarantor or any subsidiary or Affiliate of Borrower or Subsidiary Guarantor as if it were not Administrative Agent hereunder.

12.3    Action by Administrative Agent. The obligations of Administrative Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, Administrative Agent shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided in Article XVII. Without limiting the generality of the foregoing, (a) Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (b) Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that Administrative Agent is required to exercise in writing as directed by the Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in any co-lender agreement), and (c) except as expressly set forth herein, Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower, Subsidiary Guarantor or any of their respective subsidiaries or Affiliates that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.

12.4    Consultation with Experts. Administrative Agent may consult with legal counsel (which may be counsel for Borrower and/or Subsidiary Guarantor), independent public accountants and other experts selected by it and shall not be liable to any Lender for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

12.5    Liability of Administrative Agent. Neither Administrative Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable to any Lender for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Lenders or, where required by the terms of this Agreement, all of the Lenders, or (ii) in the absence of its own gross negligence or willful misconduct. Neither Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of Borrower and/or Subsidiary Guarantor; (iii) the satisfaction of any condition specified in Article II, except receipt of items required to be delivered to Administrative Agent; (iv) the validity, effectiveness or genuineness of this Agreement, the other Loan Documents or any other instrument or writing furnished in connection herewith; or (v) the contents of any certificate, report or other document delivered hereunder or in connection herewith. Administrative Agent shall not incur any liability to any Lender by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a Lender wire, electronic mail or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof is given to Administrative Agent by Borrower, Subsidiary Guarantor or a Lender. Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.

12.6    Indemnification. Each Lender shall, ratably in accordance with the outstanding principal balance of its Note, indemnify Administrative Agent, its Affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by Borrower and/or Subsidiary Guarantor) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement, the other Loan Documents or any action taken or omitted by such indemnitees hereunder.

12.7    Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it shall, independently and without reliance upon Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.

12.8    Successor Administrative Agent. Administrative Agent may (x) resign as the initial Administrative Agent by giving notice thereof to the Lenders, Borrower and Subsidiary Guarantor, in which event Lenders shall have the right to appoint a successor Administrative Agent, and/or (y) assign to any successor Administrative Agent all of its right, title and interest in, to and under the Loan in its capacity as Administrative Agent. Upon the appointment of a successor Administrative Agent or any assignment to a successor Administrative Agent, in each case, in accordance with the immediately preceding sentence, (i) such successor Administrative Agent shall succeed to and become vested with all the rights, powers and duties of the former Administrative Agent, (ii) the term “Administrative Agent” means such successor Administrative Agent effective upon such appointment or assignment, and (iii) the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. Upon the acceptance of appointment or assignment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the former Administrative Agent, and the former Administrative Agent shall be discharged from its duties and obligations hereunder first accruing or arising after the effective date of such appointment or assignment. If no successor Administrative Agent shall have been appointed by the Lenders upon the resignation of Administrative Agent as Administrative Agent hereunder, within ten (10) days after the retiring Administrative Agent gives notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall collectively assume and perform all of the duties of Administrative Agent hereunder until such time as the Lenders shall, subject to the terms of any co-lender agreement entered into by and among the Lenders, appoint a successor agent as provided for above. After any Administrative Agent’s resignation hereunder as Administrative Agent or assignment of its right, title and interest in, to and under the Loan in its capacity as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent. Borrower and Subsidiary Guarantor shall be responsible for any and all reasonable and out-of-pocket costs, fees and expenses payable in connection with any appointment of, or assignment to, any successor Administrative Agent (including, without limitation, the negotiation, execution and delivery of any administrative agent services agreement or other related documentation) and all reasonable and out-of-pocket costs, fees and expenses payable to such successor Administrative Agent in connection with the performance of its obligations hereunder. After Administrative Agent’s resignation or assignment under this Section 12.8, the provisions of this Article XII and Section 19.12 hereof shall continue in effect for the benefit of such former Administrative Agent and its respective Indemnified Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

12.9    Copies of Notices. Administrative Agent shall deliver to each Lender a copy of any notice sent to Borrower or Subsidiary Guarantor by Administrative Agent in connection with the performance of its duties as Administrative Agent hereunder.

12.10    Borrower’s Rights. The provisions of this Article XII are solely for the benefit of Administrative Agent and the Lenders, and neither Borrower nor Subsidiary Guarantor shall have any rights to rely on, enforce or consent to any waiver, modification or amendment of, any of the provisions hereof; provided, however, that each Borrower and Subsidiary Guarantor agrees that Administrative Agent’s inability to deliver any consent to, or approval of, an action requested by Borrower and/or Subsidiary Guarantor due to lack of appropriate Lender consent shall not constitute an unreasonable withholding or delay by Administrative Agent in the giving of such consent or approval. Notwithstanding the foregoing, Borrower and Subsidiary Guarantor shall be entitled to rely on consents and approvals executed by Administrative Agent without investigation as to the existence of proper authorization by the Lenders.

12.11	Reserved.

XIII.	RESERVED.

XIV.	LOAN BIFURCATION.

14.1    Component Note; New Mezzanine Loan. Without in any way limiting Administrative Agent and Lenders’ other rights under this Agreement or any other Loan Document (including Lender’s rights under Article XV hereof), Administrative Agent and Lenders shall have the right, at any time and in its or their sole and absolute discretion, to require Borrower and/or Subsidiary Guarantor, as applicable, to execute and deliver new component notes (including senior, junior and mezzanine notes) to replace the Note or modify the Note to reflect multiple components of the Loan, which notes may be paid in such order of priority as may be designated by Administrative Agent and Lenders, and which notes may have varying principal amounts, interest rates and economic terms and Administrative Agent and Lenders shall have the right to allocate the collateral securing the Loan among the various Note and new component notes in their sole discretion (including, without limitation, the right to create one or more mezzanine loans or securitize all or any portion of the Loan), provided that such component notes and such allocation of the collateral shall not (A) increase the initial weighted average interest rate set forth herein or in the Note (except that the weighted average interest rate may subsequently change due to (1) the application of funds following an Event of Default, and (2) a Taking or a Casualty, which results in a Mandatory Prepayment, (B) amend or otherwise modify the Maturity Date, the aggregate outstanding principal balance of the Loan, the aggregate amortization or any other material economic term of the Loan on a blended aggregate basis (except as set forth in clause (A) above)), (C) modify Borrower’s and Subsidiary Guarantor’s recourse obligations or require recourse to any Exculpated Parties (subject to requiring recourse to any Exculpated Parties that are formed in connection with the creation of any subordinate financing), or (C) materially increase the obligations or materially decrease the rights of Borrower, Subsidiary Guarantor or Guarantor under the Loan Documents. Borrower and Subsidiary Guarantor shall cooperate with Administrative Agent and Lenders in order to establish the component notes, any mezzanine loan or any preferred equity arrangement and shall execute and deliver, and cause to be executed and delivered, such documents as shall be required by Administrative Agent or Lenders in connection therewith, all in form and substance reasonably satisfactory to Administrative Agent and Lenders (including, without limitation, causing Guarantor to reaffirm the Guarantees and the Environmental Indemnity, executing and delivering an amendment to any Security Instrument to cause same to be two (2) or more separate substitute security instruments in the aggregate principal amount of up to the Maximum Facility Amount, to reapportion the lien of any Security Instrument among such separate substitute security instruments, pari passu or otherwise, or the severance of other security documents, executing a pledge of the membership interests in Borrower in connection with any new mezzanine loan, and to amend Borrower’s organizational structure to provide for one or more mezzanine borrowers). Each of Borrower and Subsidiary Guarantor hereby further agrees, promptly after demand therefor from Administrative Agent, to cause opinions of counsel to Borrower and/or Subsidiary Guarantor, in form and substance satisfactory to Administrative Agent and from one or more opinion providers acceptable to Administrative Agent, with respect to such substitute notes, security instrument, amendments and/or replacements to be delivered to Administrative Agent. Each of Borrower and Subsidiary Guarantor hereby absolutely and irrevocably appoints Administrative Agent as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to establish the component notes as described in this Section 14.1, Borrower and Subsidiary Guarantor ratifying all that its said attorney shall do by virtue thereof; provided, however, Administrative Agent shall not make or execute any such documents under such power until three (3) Business Days after notice has been given to Borrower and Subsidiary Guarantor by Administrative Agent of Administrative Agent’s intent to exercise its rights under such power. Borrower shall not be responsible for the payment of any costs or expenses related this Section 14.1 (other than the Borrower’s, Subsidiary Guarantor’s or Guarantor’s legal fees and/or any additional costs and expenses arising as the result of Borrower’s, Subsidiary Guarantor’s or Guarantor’s default under the Loan Documents (including, without limitation, failure to cooperate as required by this Article XIV)), including, without limitation, the payment of any mortgage recording taxes and title insurance premiums. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, in no any shall any subordinate financing be transferred or assigned to any Excluded Lender without Borrower’s prior written consent, which may be withheld in Borrower’s sole but good faith discretion.

14.2	Reserved.

14.3    Cooperation. At the reasonable request of Administrative Agent, and subject to the Additional Disclosure Conditions, Borrower and Subsidiary Guarantor shall provide information not in the possession of Administrative Agent or which may be reasonably required by Administrative Agent or any Lender or take other actions reasonably required by Administrative Agent, in each case in order to satisfy the market standards to which Administrative Agent or any Lender customarily adheres or which may be required by prospective investors and/or purchasers of any direct or indirect interest in the Loan (including, without limitation, Rating Agencies and/or investors in securities in connection with a securitization of all or any portion of the Loan), or as may be required by Legal Requirements. Subject to the Additional Disclosure Conditions, Administrative Agent and each Lender shall have the right to provide to prospective investors and/or purchaser any information in its possession, including, without limitation, financial statements relating to Borrower, Subsidiary Guarantor, Guarantor, Manager, Asset Manager, the Properties and any Tenant of the Improvements. Borrower acknowledges that certain information regarding the Loan and the parties thereto and the Properties may be included in a private placement memorandum, prospectus or other disclosure documents. Borrower and Subsidiary Guarantor agrees that each of Borrower, Subsidiary Guarantor, Guarantor and their respective officers and representatives, shall, at Administrative Agent’s or any Lender’s request, at Borrower’s sole cost and expense, cooperate with Administrative Agent’s or any Lender’s efforts to arrange for a sale or participation of any direct or indirect interest in the Loan in accordance with the market standards to which Administrative Agent or any Lender customarily adheres and/or which may be required by prospective investors and/or purchasers. Borrower and Subsidiary Guarantor shall review, at Administrative Agent’s or any Lender’s request in connection with any sale or participation of any direct or indirect interest in the Loan, any written materials used or provided to any prospective investors and/or purchasers, and shall confirm that the factual statements and representations contained in such sections and such other information in such materials (to the extent such information relates to, or is based on, or includes any information regarding any Individual Property, Borrower, Subsidiary Guarantor, Guarantor, Manager, Asset Manager and/or the Loan) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading. Administrative Agent and each Lender shall be permitted to share all information provided to Administrative Agent or any Lender pursuant to this Section 14.3 with potential purchasers, participants or assignees of an interest in the Loan and any investment banking firms, accounting firms, law firms and other third-party advisors advising such Persons. It is understood that the information provided by or on behalf of Borrower and/or Subsidiary Guarantor to Administrative Agent, including any and all financial statements provided to Administrative Agent under the Loan Documents may ultimately be incorporated into offering documents for any such transaction, and thus various investors and potential investors may also see some or all of such information, provided, however, that, in connection with any such disclosure of Guarantor’s organizational documents and financial statements, Administrative Agent shall inform the investors and potential investors of the confidential nature of such organizational documents and financial statements and Administrative Agent shall require that such parties deliver a confidentiality agreement (provided that, in each case, none of Borrower, Subsidiary Guarantor or Guarantor shall be a party to, or entitled to any reliance on, any such confidentiality agreement) prior to distributing such information. Administrative Agent, each Lender and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by or on behalf of Borrower and/or Subsidiary Guarantor in the form that such information was provided by or on behalf of Borrower or Subsidiary Guarantor, as applicable. Notwithstanding the foregoing, (x) provided no Event of Default has occurred and is continuing, in no event shall Administrative Agent or any Lender disclose Borrower’s, Subsidiary Guarantor’s or any of their respective Affiliate’s operating and/or financial statements to any Excluded Lender in connection with any sale, securitization or other disposition of the Loan, in each case, without Borrower’s prior written consent, which consent may be withheld in Borrower’s sole but good faith discretion, and (y) Administrative Agent and each Lender agree that any information disclosed regarding the identity of any general contractors employed by Borrower or Subsidiary Guarantor (or the seller of any Individual Property to Borrower or a Subsidiary Guarantor) with respect to the construction of the Properties shall be subject to applicable Legal Requirements and the delivery of a confidentiality agreement (provided that, in each case, none of Borrower, Subsidiary Guarantor or Guarantor shall be a party to, or entitled to any reliance on, any such confidentiality agreement) prior to distributing such information.

14.4    Disclosure Indemnification. Each of Borrower and Subsidiary Guarantor agrees to provide, in connection with any sale or participation of any direct or indirect interest in the Loan, an indemnification agreement (A) certifying that (i) Borrower, Subsidiary Guarantor and Guarantor have carefully examined all written materials provided to Borrower, Subsidiary Guarantor or Guarantor by Administrative Agent in the sections entitled (or similarly entitled to) “Risk Factors,” “Special Considerations,” “Description of the Mortgages,” “Description of the Mortgage Loans and Mortgaged Property,” “The Manager,” “The Asset Manager,” “The Borrower” and “Certain Legal Aspects of the Mortgage Loan” (to the extent such information relates to, or is based on, or includes any information regarding any Individual Property, Borrower, Subsidiary Guarantor, Guarantor, Manager, Asset Manager and/or the Loan) and (ii) such written materials do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) jointly and severally with Guarantor indemnifying Administrative Agent and each Lender, and each of their respective officers, directors, partners, employees, representatives, agents and Affiliates and each Person or entity who Controls any such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Indemnified Persons”), for any losses, claims, damages, liabilities, costs or expenses (including without limitation legal fees and expenses for enforcement of these obligations (collectively, the “Liabilities”) to which any such Indemnified Person may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the written materials provided to Borrower, Subsidiary Guarantor or Guarantor by Administrative Agent or arise out of or are based upon the omission or alleged omission to state in such written materials a material fact required to be stated therein or necessary in order to make the statements in such written materials, in light of the circumstances under which they were made, not misleading and (C) agreeing to reimburse each Indemnified Person for any legal or other expenses incurred by such Indemnified Person, as they are incurred, in connection with investigating or defending the Liabilities; provided that (x) the foregoing indemnification shall not apply to any Liabilities to the extent the same arise out of the gross negligence or willful misconduct of the Indemnified Persons and (y) none of Borrower, Subsidiary Guarantor or Guarantor shall have any responsibility for any statement contained in such written materials to which Borrower, Subsidiary Guarantor or their authorized representative have objected in writing to Administrative Agent. This indemnity agreement will be in addition to any liability which Borrower and/or Subsidiary Guarantor may otherwise have. Moreover, the indemnification and reimbursement obligations provided for in clauses (B) and (C) above shall be effective, valid and binding obligations of the indemnifying Persons, whether or not an indemnification agreement described in clause (A) above is provided.

14.5    Uncross of Properties. Borrower and Subsidiary Guarantor agrees that at any time Administrative Agent shall have the unilateral right to elect to uncross any of the Individual Properties (the “Affected Property”). In furtherance thereof, Administrative Agent shall have the right to (i) sever or divide the Note and the other Loan Documents in order to allocate to such Affected Property the portion of the Loan allocable to such Individual Property evidenced by a new note and secured by such other loan documents (collectively, the “New Note”) having a principal amount equal to the applicable Allocated Loan Amount, (ii) segregate the applicable portion of each of the Reserve Funds relating to the Affected Property, (iii) release any cross- default and/or cross-collateralization provisions applicable to such Affected Property and (iv) take such additional action consistent therewith; provided, that such New Note secured by such Affected Property, together with the Loan Documents secured by the remaining Properties, shall not (x) increase in the aggregate in other than a de minimis respect (A) any monetary obligation of Borrower and Subsidiary Guarantor under the Loan Documents, or (B) any other obligation of Borrower and Subsidiary Guarantor under the Loan Documents or (y) decrease the rights of Borrower or Subsidiary Guarantor under the Loan Documents in other than a de minimis respect. In connection with the transfer of any such Affected Property as provided for in this Section 14.5, the Loan shall be reduced by an amount equal to amount of the New Note applicable to such Affected Property and the new loan secured by such Affected Property and evidenced by the New Note shall be in an amount equal to such Allocated Loan Amount.

14.6    Costs and Expenses. Notwithstanding anything to the contrary contained in this Article XIV, Borrower and Subsidiary Guarantor shall not be required to incur any material costs or expenses in the performance of its obligations under Section 14.1, Section 14.3 (excluding the indemnity obligations set forth therein), and Section 14.5, other than expenses of Borrower’s or Subsidiary Guarantor’s legal counsel, accountants and consultants.

XV.	ASSIGNMENTS AND PARTICIPATIONS.

15.1    Assignment and Assumption. Any Lender may transfer, assign, encumber, pledge or hypothecate (including, in each case, via a CUSIP) (each, a “Lender Transfer”) to one or more Persons (other than Borrower, Subsidiary Guarantor or any of its Broad Affiliates) all or a portion of its rights and obligations under this Agreement and the other Loan Documents (along with a ratable percentage of such Lender’s interest in the balance of the Loan). In the case of any Lender Transfer of a direct interest in the Loan, the parties to each such Lender Transfer shall execute and deliver to Administrative Agent, for its acceptance and recording in the Register (as hereinafter defined), an Assignment and Assumption, with (and subject to) the consent of Administrative Agent. Upon the consummation of any Lender Transfer of a direct interest in the Loan pursuant to this Section 15.1, the transferor Lender, Administrative Agent and Borrower shall make appropriate arrangements so that, if required, a new Note or Notes are issued to the assignee. In connection with any Lender Transfer, the transferor Lender shall pay to Administrative Agent Administrative Agent’s then standard administrative fee for processing such assignment. Each transferee or assignee of any direct interest in the Loan shall deliver to Borrower and Administrative Agent the tax documentation in accordance with Section 2.17. Subject to the provisions of Section 2.17, each Lender may transfer and carry its portion of the Loan at, to or for the account of any domestic or foreign branch office, subsidiary or affiliate of such Lender. For the avoidance of doubt, the provisions of this Section 15.1 shall not apply to the sale of participations by any Lender in accordance with Section 15.6. Each partial assignment of the Loan shall be of proportionate amounts of the assigning Lender’s Unused Guidance Amount and then outstanding principal balance of the Loan.

15.2    Effect of Assignment and Assumption. Upon the execution, delivery, acceptance and recording in the Register, from and after the effective date specified in any Assignment and Assumption executed pursuant to Section 15.1, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption, have the rights and obligations of the assigning Lender, as the case may be, hereunder and such assignee shall be deemed to have assumed such rights and obligations, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Assumption covering all or the remaining portion of Lender’s rights and obligations under this Agreement and the other Loan Documents, the assigning Lender shall cease to be a party hereto) accruing from and after the effective date of the Assignment and Assumption, except with respect to (A) any payments made by Borrower to Lender pursuant to the terms of the Loan Documents after the effective date of the Assignment and Assumption and (B) any Letter of Credit, cash deposit or other deposits or security (other than the Lien of the Security Instrument and the other Loan Documents), if any, delivered to or for the benefit of or deposited with such assigning Lender, for which such assigning Lender shall remain responsible for the proper disposition thereof until such items are delivered to Administrative Agent and Administrative Agent agrees to hold the same in accordance with the terms and provisions of the agreement pursuant to which such items were deposited. For the avoidance of doubt, the provisions of this Section 15.2 shall not apply to the sale of participations by any Lender in accordance with Section 15.6.

15.3    Consent. By executing and delivering an Assignment and Assumption, Administrative Agent and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Assumption, Administrative Agent makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (ii) Administrative Agent makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or Subsidiary Guarantor or the performance or observance by Borrower or Subsidiary Guarantor of any of their respective obligations under any Loan Documents or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (iv) such assignee will, independently and without reliance upon Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to Administrative Agent by the terms hereof together with such powers and discretion as are incidental thereto; and (vi) such assignee agrees that it will perform, in accordance with their terms, all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by a Lender.

15.4    Register. Administrative Agent (as a nonfiduciary agent of Borrower) shall maintain a copy of each Assignment and Assumption delivered to and accepted by it and a register for the recordation of the names and addresses of Administrative Agent and each Lender and the Principal Amounts (and stated interest) of the Loan owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. This Section 15.4 shall be construed so that the obligations under the Loan Documents are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (and any other relevant or successor provisions of the Code or such regulations). The Register shall be available for inspection by Borrower or any Lender pursuant to this Article XV at any reasonable time and from time to time upon reasonable prior written notice.

15.5    Substitute Notes. Upon its receipt of an Assignment and Assumption executed by an assignee, together with any Note or Notes subject to such assignment, Administrative Agent shall, if such Assignment and Assumption has been completed (i) accept such Assignment and Assumption, (ii) record the information contained therein in the Register, and (iii) give prompt written notice thereof to Borrower. Within five (5) Business Days after its receipt of such notice, Borrower, at Borrower’s expense, shall execute and deliver to Administrative Agent in exchange and substitution for the surrendered Note or Notes a new Note payable to such assignee in an amount equal to the portion of the Loan assigned to it and a new Note payable to assignor in an amount equal to the portion of the Loan retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate then outstanding principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Assumption and shall otherwise be in substantially the form of the Note (modified, however, to the extent necessary so as not to impose duplicative or increased obligations on Borrower and to delete obligations previously satisfied by Borrower). Costs and expenses associated with any of the foregoing shall be borne by Borrower.

15.6    Participations. Lenders may sell participations to one or more Persons (other than Borrower, Subsidiary Guarantor or any of their respective Broad Affiliates) in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of the Note held by it); provided, however, that (i) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement and the other Loan Documents, and (iv) Borrower, Subsidiary Guarantor, Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 2.17.4 with respect to any payments made by such Lender to its participant(s). Each of Borrower and Subsidiary Guarantor agrees that each participant shall be entitled to the benefits of Section 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17.6 (it being understood that the documentation required under Section 2.17.6 shall be delivered to the participating Lender)) and Section 2.19 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 15.1; provided that such participant shall not be entitled to receive any greater payment under Section 2.17 and Section 2.19, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the participant acquired the applicable participation. Each Lender that sells a participation shall, acting solely for this purpose as a nonfiduciary agent of Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loan or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent shall have no responsibility for maintaining a Participant Register.

15.7    Disclosure of Information. Administrative Agent, any Lender, and any assignee or participant pursuant to this Article XV may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Article XV, disclose to the assignee or participant or proposed assignee or participant, any information relating to any Borrower Party furnished to such assignee by or on behalf of any Borrower Party; provided, however, that, in connection with any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information received by it.

15.8    Security Interest in Favor of Federal Reserve Bank. Notwithstanding any other provision set forth in this Agreement or any other Loan Document, any assignee pursuant to this Article XV may at any time create a security interest in all or any portion of its rights under this Agreement or the other Loan Documents (including, without limitation, the amounts owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System or in favor of any central bank in accordance with any comparable law, rule or regulation.

.

15.10	Reserved.

15.11    Costs and Expenses. Notwithstanding anything contained in this Agreement or the other Loan Documents or Borrower shall pay all reasonable out-of-pocket costs and expenses to comply with Article XIV, Section 15.1, Section 15.2, Section 15.3, Section 15.4, Section 15.5, Section 15.6, Section 15.7 and Section 15.9, including, without limitation, all mortgage recording taxes, insurance premiums, all of Administrative Agent’s and each Lender’s reasonable outside attorney’s fees, out-of-pocket costs and expenses (including, attorneys’ fees incurred by Administrative Agent and each Lender in connection with amending any co-lender agreement and/or entering into any note-on-note or repurchase or similar financing facility) and all third-party costs and expenses owed by Borrower, Subsidiary Guarantor, Administrative Agent and/or each Lender as a result thereof, in each case, to the extent actually incurred in connection with the transactions described in Article XIV, Section 15.1, Section 15.2, Section 15.3, Section 15.4, Section 15.5, Section 15.6, Section 15.7 and Section 15.9.

XVI.	RESERVE ACCOUNTS.

16.1	Required Repair Funds.

(a)    Deposits. Borrower shall perform the repairs at the Properties, as more particularly set forth on Schedule VII hereto (such repairs hereinafter referred to as “Required Repairs”). Borrower shall complete the Required Repairs on or before the required deadline for each repair as set forth on Schedule VII. It shall be an Event of Default under this Agreement if Borrower does not complete the Required Repairs at each Individual Property by the required deadline for each repair as set forth on Schedule VII with such additional time as Administrative Agent may grant from time to time in its reasonable discretion. Upon the occurrence and during the continuance of such an Event of Default, Administrative Agent, at its option, may withdraw all Required Repair Funds from the Required Repair Account and Administrative Agent may apply such funds either to completion of the Required Repairs at one or more of the Properties or toward payment of the Debt in such order, proportion and priority as Administrative Agent may determine in its sole discretion. Administrative Agent’s right to withdraw and apply Required Repair Funds shall be in addition to all other rights and remedies provided to Administrative Agent under this Agreement and the other Loan Documents. On the Closing Date, Borrower shall deposit with Administrative Agent on the date hereof an amount equal to $49,900.00 to perform the Required Repairs for the Properties. Amounts so deposited shall hereinafter be referred to as Borrower’s “Required Repair Fund”.

(b)    Release of Required Repair Funds. Administrative Agent shall disburse to Borrower the Required Repair Funds from the Required Repair Account from time to time upon satisfaction by Borrower in the reasonable determination of Administrative Agent of each of the following conditions: (a) Borrower shall submit a written request for payment to Administrative Agent at least thirty (30) days prior to the date on which Borrower requests such payment be made and specifies the Required Repairs to be paid, (b) on the date such request is received by Administrative Agent and on the date such payment is to be made, no Default or Event of Default shall exist and remain uncured, (c) Administrative Agent shall have received an Officer’s Certificate (i) stating that all Required Repairs at the applicable Individual Property to be funded by the requested disbursement have been completed in good and workmanlike manner and in material compliance with all Legal Requirements, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required to commence and/or complete the Required Repairs, (ii) identifying each Person that supplied materials or labor in connection with the Required Repairs performed at such Individual Property to be funded by the requested disbursement, and (iii) stating that each such Person has been paid in full or will be paid in full upon such disbursement, such Officer’s Certificate to be accompanied by lien waivers or other evidence of payment reasonably satisfactory to Administrative Agent, (d) at Administrative Agent’s option, a title search for such Individual Property indicating that such Individual Property is free from all liens, claims and other encumbrances not previously approved by Administrative Agent, and (e) Administrative Agent shall have received such other evidence as Administrative Agent shall reasonably request that the Required Repairs at such Individual Property to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower. Administrative Agent shall not be required to make disbursements from the Required Repair Account with respect to the any Individual Property (i) more than once a month and (ii) unless such requested disbursement is in an amount greater than $25,000.00 (or a lesser amount if the total amount in the Required Repair Account is less than $25,000.00), in which case only one disbursement of the amount remaining in the account shall be made) and such disbursement shall be made only upon satisfaction of each condition contained in this Section 16.1(b). Upon the completion of all Required Repairs in accordance with the requirements of this Section 16.1(b), all amounts remaining on deposit, if any, in the Required Repair Account shall be deposited in the Cash Management Account and disbursed in accordance with the provisions of the Cash Management Agreement.

16.2	Reserved..

16.3	Carry Reserve Funds.

(a)    Deposits of Carry Reserve Funds. Amounts deposited pursuant to this Section 16.3(a) are referred to herein as the “Carry Reserve Funds”. All Carry Reserve Funds shall be held by Administrative Agent or Servicer in the Carry Reserve Account. Borrower shall make (or cause to be made) the following deposits into the Carry Reserve Account:

(i)    On the Closing Date, Borrower shall deposit $380,000.00 into the Carry Reserve Account with respect to the Initial Property; and

(ii)    On the date of each Advance, Borrower shall deposit an amount equal to three (3) months of the carry costs for each Add On Property (including, without limitation, Taxes, Insurance Premiums, Operating Expenses and Debt Service), as such amount shall be calculated by Administrative Agent;

(iii)    If at any time Administrative Agent reasonably determines that the Carry Reserve Funds are less than an amount equal to three (3) months of carry costs for each Individual Property, then Administrative Agent shall notify Borrower of such determination and Borrower shall deposit an amount into the Carry Reserve Account that Administrative Agent estimates is sufficient to make up the deficiency within ten (10) Business Days after such notice.

(iv)    If at any time Administrative Agent reasonably determines that a Stabilized Property no longer satisfies the requirements of Stabilization, then Administrative Agent shall notify Borrower of such determination and Borrower shall deposit an amount equal to three (3) months of the carry costs with respect to the applicable Individual Property (including, without limitation, Taxes, Insurance Premiums, Operating Expenses and Debt Service), as such amount shall be calculated by Administrative Agent, within five (5) days after such notice.

(b)    Release of Carry Reserve Funds.

(i)    Provided that no Event of Default shall have occurred and be continuing and there are Carry Reserve Funds on deposit in the Carry Reserve Account, Administrative Agent shall, at its election, disburse, without the necessity of notifying Borrower or Subsidiary Guarantor, a portion of the Carry Reserve Funds to pay for any shortfalls in the carry costs with respect to any Individual Property.

(ii)    To the extent that any Individual Property has achieved Stabilization (such Individual Property, a “Stabilized property”), then, provided no Event of Default is continuing, (x) Administrative Agent shall release to Borrower the amount then on deposit in the Carry Reserve that is attributable to such Stabilized Property, provided that (A) following the release to Borrower with respect to such Stabilized Property, the amounts on deposit in the Carry Reserve Account shall not be less than three (3) months of carry costs with respect to all Properties that are not Stabilized Properties, as calculated by Administrative Agent, and (B) Borrower shall not be required to make any deposits into the Carry Reserve Account with respect to such Stabilized Property so long as such Property remains a Stabilized Property. For the avoidance of doubt, in the event an Individual Property which was a Stabilized Property no longer satisfies the requirements of Stabilization, then Borrower shall make the deposit into the Carry Reserve Account in accordance with Section 16.3(a)(iv) and the applicable Individual Property shall be subject to the reserve requirements set forth in this Section 16.3.

16.4	Reserved.

16.5	Reserved.

16.6	Reserved.

16.7	Excess Cash Flow Funds.

(a)    Deposits of Excess Cash Flow Funds. Amounts deposited into the Excess Cash Flow Funds Account pursuant to Section 3.1.1(e) are referred to herein as “Excess Cash Flow Funds”.

(b)    Release of Excess Cash Flow Funds. All funds in the Excess Cash Flow Funds Account shall be held as additional collateral for the Loan and, following the occurrence of an Event of Default, may be applied to the payment of the Debt in accordance with the terms of Section 2.14 of the Loan Agreement. Notwithstanding the foregoing, provided that no Event of Default shall have occurred and be continuing, so long as no Cash Management Trigger Period exists and provided that no Event of Default has occurred and is continuing (satisfaction of the forgoing, the “Release Condition”), amounts then on deposit in the Excess Cash Flow Funds Account shall be released to Borrower. If at any time following the satisfaction of the conditions in the immediately preceding sentence, a Cash Management Trigger Period again exists, Excess Cash Flow Funds shall no longer be released to Borrower and shall instead be held by Administrative Agent in accordance with Section 16.8(b)(i) above until the Release Condition is again satisfied.

16.8	Reserved.

16.9	Reserved.

16.10	Reserved.

16.11    Costs and Expenses. All reasonable out-of-pocket costs and expenses actually incurred by Administrative Agent in connection with holding and disbursing the funds on deposit in the Reserve Accounts (including, without limitation, the reasonable out-of-pocket costs and expenses of the inspections, if any, required hereunder) shall be paid by Borrower.

16.12	Letters of Credit.

16.12.1    Each Letter of Credit delivered under this Agreement shall be additional security for the payment of the Debt. Upon the occurrence of an Event of Default and upon the occurrence of the Maturity Date, Administrative Agent shall have the right, at its option, to draw on any such Letter of Credit and to apply all or any part thereof to the payment of the items for which such Letter of Credit was established or to apply each such Letter of Credit to payment of the Debt in such order, proportion or priority as Administrative Agent may determine.

16.12.2    Administrative Agent shall have the additional rights to draw in full any Letter of Credit: (i) if Administrative Agent has received a notice from the issuing bank that the Letter of Credit will not be renewed and a substitute Letter of Credit is not provided at least forty five (45) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (ii) if Administrative Agent has not received a notice from the issuing bank that it has renewed the Letter of Credit at least forty five (45) days prior to the date on which such Letter of Credit is scheduled to expire and a substitute Letter of Credit is not provided at least forty five (45) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (iii) upon receipt of notice from the issuing bank that the Letter of Credit will be terminated (except if the termination of such Letter of Credit is permitted pursuant to the terms and conditions hereof or a substitute Letter of Credit is provided by no later than forty five (45) days prior to such termination); (iv) if Administrative Agent has received notice from any source whatsoever that the bank issuing the Letter of Credit shall cease to be an Approved Bank and Borrower has not substituted a Letter of Credit from an Approved Bank within fifteen (15) days after notice thereof; and/or (v) if the bank issuing the Letter of Credit shall fail to (A) issue a replacement Letter of Credit in the event the original Letter of Credit has been lost, mutilated, stolen and/or destroyed or (B) consent to the transfer of the Letter of Credit to any Person designated by Administrative Agent. If Administrative Agent draws upon a Letter of Credit pursuant to the terms and conditions of this Agreement, provided no Event of Default exists, Administrative Agent shall apply all or any part thereof for the purposes for which such Letter of Credit was established. Notwithstanding anything to the contrary contained in the above, Administrative Agent is not obligated to draw any Letter of Credit upon the happening of an event specified in clause (i), (ii), (iii), (iv) or (v) of this Section 16.13.2 and shall not be liable for any losses sustained by Borrower due to the insolvency of the bank issuing the Letter of Credit if Administrative Agent has not drawn the Letter of Credit.

XVII.	DEFAULTS.

17.1	Event of Default.

(a)    Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(i)    if (A) the Debt is not paid in full on the Maturity Date, (B) any regularly scheduled monthly payment of interest due under a Note is not paid in full on the applicable Payment Date, (C) except as set forth in clause (G) of this clause (i), any prepayment of principal (including, without limitation, the payment of any Release Price) due under this Agreement or the Note is not paid when due, (D) the Exit Fee is not paid when due, (E) any deposit to the Clearing Account, the Cash Management Account or any Reserve Account is not made on the required deposit date therefor with such failure continuing for two (2) Business Days after such required deposit date, (F) reserved, or (G) except as to any amount included in clauses (A), (B), (C), (D) and/or (E) of this clause (i), any other amount payable pursuant to this Agreement, the Note, or any other Loan Document is not paid in full when due and payable in accordance with the provisions of the applicable Loan Document, with such failure continuing for five (5) Business Days after Administrative Agent delivers written notice thereof to Borrower and Subsidiary Guarantor;

(ii)    subject to Borrower’s and Subsidiary Guarantor’s right to contest as set forth in Section 7.3, if any of the Impositions or Other Charges are past due and are not paid;

(iii)    if (A) Borrower or Subsidiary Guarantor fails to deliver to Administrative Agent ACORD certificates of insurance (bearing notations evidencing payment of applicable Insurance Premiums) with respect to any replacement policies required by Section 6.1 not later than when required pursuant to the applicable provisions of this Agreement, or (B) the insurance policies required by Section 6.1 are not kept in full force and effect;

(iv)    if, except as expressly permitted pursuant to Article VIII and Sections 7.2 and 7.3, (A) any Transfer of any direct or indirect legal, beneficial or equitable interest in all or any portion of any Individual Property or the Collateral occurs, (B) without limiting the immediately preceding clause (A), (I) there is material physical waste of any Individual Property to the extent that (1) sufficient cash is available from such Individual Property income (or made available by Administrative Agent out of the Reserve Accounts (to the extent such funds would otherwise be permitted to be disbursed for such purpose hereunder), Loan proceeds or otherwise) to prevent such material physical waste and such cash is not so used by Borrower, Subsidiary Guarantor or any Borrower Party to prevent such material physical waste, and (2) Administrative Agent is not otherwise required under the Loan Documents to pay any such amount directly out of a Reserve Account then held by Administrative Agent (or Servicer on behalf of Administrative Agent) and available for such purpose, or (II) any portion of any Individual Property is removed or disposed of by any Borrower Party in violation of the Loan Documents to the extent such furniture, fixtures and equipment and/or other similar items removed are not promptly replaced in the normal course of business and removal of obsolete items no longer required for the operation of such Individual Property, (C) any Transfer of any direct or indirect legal, beneficial or equitable interest in Borrower and/or Subsidiary occurs, (D) if the Minimum Hold/Control Requirements fail to be satisfied or (E) any Lien or encumbrance on all or any portion of any Individual Property (other than Permitted Encumbrances) or the Collateral exists and, solely with respect to this clause (E), is not removed within the time period specified in Section 7.2 and/or Section 7.3;

(v)    if any representation or warranty made by Borrower and/or Subsidiary Guarantor herein or by Borrower, Subsidiary Guarantor, Guarantor or any Affiliate of the foregoing in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Administrative Agent shall have been false or misleading in any material respect as of the date the representation or warranty was made; provided, however, that if such representation or warranty which was false or misleading in any material respect is, by its nature, curable and is not reasonably likely (during the cure period specified in this clause (v)) to have a Material Adverse Effect, and such representation and warranty was not, to Borrower’s and Subsidiary Guarantor’s knowledge, false or misleading in any material respect when made, then the same shall not constitute an Event of Default unless neither Borrower nor Subsidiary Guarantor has cured the same within thirty (30) days after the earlier to occur of (i) written notice from Administrative Agent and (ii) Borrower’s knowledge of such false or misleading representation or warranty, it being understood that Borrower and Subsidiary Guarantor hereby indemnifies and holds Administrative Agent and each Lender harmless from any Losses Administrative Agent or any Lender incur or suffer as a result of the permitted cure rights set forth in this clause (v);

(vi)    if Borrower, Subsidiary Guarantor or Guarantor, or any general partner or managing member of Borrower, Subsidiary Guarantor or Guarantor shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due;

(vii)    if (A) a receiver, liquidator or trustee shall be appointed for Borrower, Subsidiary Guarantor or Guarantor, (B) Borrower, Subsidiary Guarantor or Guarantor shall be adjudicated a bankrupt or insolvent, (C) any Borrower Party seeks substantive consolidation of Borrower or Subsidiary Guarantor (with or into any entity other than Borrower or Subsidiary Guarantor, as applicable) in connection with a proceeding under the Bankruptcy Code, or any similar state or federal law now or hereafter in effect relating to bankruptcy, reorganization or insolvency, or the arrangement or adjustment of debts, or (D) any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, Subsidiary Guarantor or Guarantor, or if any proceeding for the dissolution, liquidation, insolvency, bankruptcy or wind- up (voluntary or involuntary) of Borrower, Subsidiary Guarantor or Guarantor shall be instituted (any of the foregoing, a “Bankruptcy Event”); provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Subsidiary Guarantor or Guarantor, as applicable, upon the same not being discharged, stayed or dismissed within ninety (90) days;

(viii)    if Borrower, Subsidiary Guarantor or Guarantor, as applicable, attempts to assign its rights under any of the Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(ix)    if this Agreement or any other Loan Document or any Lien granted hereunder or thereunder, in whole or in part, shall terminate, cease to be effective, or shall cease to be a legally valid, binding and enforceable obligation of Borrower, Subsidiary Guarantor or Guarantor (in each case subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law)), or any Lien securing the Debt shall, in whole or in part, cease to be a perfected Lien, subject only to the Permitted Encumbrances (except in any of the foregoing cases in accordance with the terms hereof or under any other Loan Document or by reason of any affirmative act of Administrative Agent);

(x)    if (A) Borrower and/or Subsidiary Guarantor breaches any of the provisions set forth in Section 5.1.2, Section 5.1.4(b) (and the respective forfeiture occurs), Section 5.1.12, Section 5.1.16, Section 5.1.19, any of Sections 5.1.25(a), (b)(iii), (b)(iv) or (c), Section 5.1.28, Section 5.1.30, Section 5.1.34 (with such failure continuing for thirty (30) days after the expiration of the Ramp-Up Period), any of Sections 5.3(e) or (f), or Section 5.7, (B) Borrower breaches any of the provisions set forth in (I) any provision of Section 5.1.25 that is not specifically identified in the immediately preceding clauses (A) and, in each case under this clause (B), the same is not cured within ten (10) Business Days following written notice to Borrower, (C) Borrower and/or Subsidiary Guarantor breaches any of the provisions set forth in Section 5.1.29 and the same is not cured within ten (10) days following written notice to Borrower or Subsidiary Guarantor, or (D) Borrower and/or Subsidiary Guarantor shall fail to comply with any covenants set forth in Article XI within the time periods set forth therein;

(xi)    if Borrower and/or Subsidiary Guarantor breaches any of the provisions set forth in Section 5.1.29;

(xii)    if (A) Borrower, Subsidiary Guarantor, Guarantor, any other Borrower Party or any of their respective ERISA Affiliates, shall have incurred any material liability, or an event or action shall have occurred that would reasonably be expected to cause any such Person to incur any material liability (whether directly or indirectly, or through contract or otherwise), (x) with respect to any Plan, including any liability under Section 412 of the IRC or Title IV of ERISA or (y) on account of a partial or complete withdrawal from, unpaid contributions to, or the termination or insolvency, or endangered or critical status of, any Multiemployer Plan, or (B) Borrower, Subsidiary Guarantor, Guarantor or any other Borrower Party shall have engaged in any transaction in connection with which Borrower or Subsidiary Guarantor would be subject to either a material civil penalty assessed pursuant to the provisions of Section 502 of ERISA or a material tax imposed under the provisions of Section 4975 of the IRC, and in each case in subclauses (A) and (B) such event or condition, together with all other such events or conditions hereunder, if any, which would reasonably be expected to result in material liability to Borrower or Subsidiary Guarantor or (C) the assets of Borrower or Subsidiary Guarantor are “plan assets” of an employee benefit plan or for purposes of 29 C.F.R. Section 2510.3-101 as modified by Section 3(42) of ERISA or Section 4975 of the Code, respectively;

(xiii)    if one or more judgments or decrees shall be entered against (A) Borrower in an aggregate amount greater than $500,000, (B) Subsidiary Guarantor in an aggregate amount greater than $100,000 or (C) Guarantor (individually or collectively) in an aggregate amount greater than $5,000,000, and, in any such case, the same shall not have been vacated, bonded, satisfied or stayed pending appeal within sixty (60) days from the date of entry of such judgment (or within sixty (60) days after the termination of any stay thereon obtained within such aforementioned sixty (60) day period);

(xiv)    except as expressly permitted pursuant to the Loan Documents, if Borrower, Subsidiary Guarantor or any other Person grants any easement, covenant or restriction (other than the Permitted Encumbrances) over any Individual Property and such easement, covenant or restriction has or is reasonably likely to have a Material Adverse Effect;

(xv)    if Borrower and/or Subsidiary Guarantor shall default beyond the expiration of any applicable notice, grace, and/or cure period under any existing easement, covenant or restriction affecting any Individual Property and such default is reasonably likely to have a Material Adverse Effect;

(xvi)    if (A) Borrower, Subsidiary Guarantor or any of their respective Affiliates shall be in material default beyond applicable notice, grace and/or cure periods under any Property Operating Agreement, (B) any Property Operating Agreement shall be terminated, replaced, amended or supplemented in violation of this Agreement or (C) Borrower and Subsidiary Guarantor shall fail to enter into a replacement Property Operating Agreement reasonably satisfactory to Administrative Agent in accordance with the terms of this Agreement within thirty (30) days of the termination of such Property Operating Agreement;

(xvii)   reserved;

(xviii)   reserved;

(xix)    if Subsidiary Guarantor shall for any reason cease operating any Individual Property in the normal course;

(xx)    if a Lien for the performance of work, the supply of materials or otherwise is filed against any Individual Property or any part thereof or interest therein and remains unsatisfied or unbonded for a period of forty-five (45) days after notice thereof from any source whatsoever;

(xxi)    with respect to any term, covenant or provision set forth herein or in any other Loan Document which specifically contains a notice requirement and grace or cure period (other than the other subsections of this Section 17.1), if Borrower, Subsidiary Guarantor or Guarantor shall be in default under such term, covenant or condition after the giving of such notice and the expiration of such grace or cure period;

(xxii)    if Borrower and/or Subsidiary Guarantor shall be in default beyond applicable notice, grace and/or cure under any of the Property Documents, and such default is reasonably likely to have a Material Adverse Effect;

(xxiii)    reserved;

(xxiv)    if Borrower and/or Subsidiary Guarantor shall fail to permit Administrative Agent or the Servicer, or any of their respective representatives, at all reasonable times after reasonable notice, to enter upon any Individual Property for the purposes set forth in Section 5.8.4 or Borrower and Subsidiary Guarantor shall fail to furnish to Administrative Agent or the Servicer, or any of their respective representatives, promptly after request therefor, the materials which Borrower and/or Subsidiary Guarantor is obligated to provide to Administrative Agent or the Servicer, or any of their respective representatives, pursuant to the Loan Documents (other than materials required under Article XI) and any of the foregoing failures shall continue for five (5) Business Days after notice thereof;

(xxv)    reserved;

(xxvi)    if Borrower shall fail to obtain and/or maintain the Interest Rate Cap Agreement as required pursuant to Section 2.33 hereof;

(xxvii)    if the Organizational Documents of a Borrower Party shall be amended or modified in any manner that is reasonably likely to have a Material Adverse Effect;

(xxviii)    if any Guarantor shall default in the performance or observance of the Financial Covenants or such Financial Covenants shall fail to be and remain satisfied at any time and for any reason; provided that there shall not be an Event of Default under this clause (xxviii) if the Guarantor Cure Condition is satisfied;

(xxix)    if any Guarantor shall default (beyond any applicable notice, grace and/or cure periods set forth therein), as applicable, in the performance or observance of any covenants or obligations in any of the Guarantees or the Environmental Indemnity Agreement (other than the Financial Covenants), and such default shall continue for (A) in the case of any default which can be cured by the payment of a sum of money, the applicable time period for payment of the same set forth in each of the Guarantees and the Environmental Indemnity Agreement, or (B) in the case of any other default, the shorter of (I) the applicable time period for performance of the same set forth in each of the Guarantees and the Environmental Indemnity, and (II) thirty (30) days after notice from Administrative Agent, which thirty (30) day period may be extended for an additional sixty (60) days if Guarantor is diligently and continuously effectuating a cure of a curable non- monetary default;

(xxx)    reserved;

(xxxi)    reserved;

(xxxii)    reserved;

(xxxiii)    if Borrower and/or Subsidiary Guarantor shall default, as applicable, in the performance or observance of any covenants or obligations in the Pledge Agreement or any of the other Loan Documents to which Borrower and/or Subsidiary Guarantor is a party, and such default shall continue for (A) in the case of any default which can be cured by the payment of a sum of money, the applicable time period for payment of the same set forth in each of the Pledge Agreement or such other Loan Document, or (B) in the case of any other default, the shorter of (I) the applicable time period for performance of the same set forth in each of the Pledge Agreement or such other Loan Document, and (II) thirty (30) days after notice from Administrative Agent, which thirty (30) day period may be extended for an additional sixty (60) days if Borrower or Subsidiary Guarantor, as applicable, is diligently and continuously effectuating a cure of a curable non-monetary default;

(xxxiv)    if Borrower or Subsidiary Guarantor incurs any Indebtedness other than Permitted Indebtedness;

(xxxv)    if Borrower or Subsidiary Guarantor shall fail to comply with any covenant set forth in Article IX or Borrower or Subsidiary Guarantor shall take any action, or fail to take any action, which action or failure to take action constitutes a breach of the definition of “Single Purpose Entity” provided however, that any such breach shall not constitute an Event of Default if (A) such breach was inadvertent, immaterial and non-recurring, (B) such breach does not have a Material Adverse Effect on the use, value or operation of the Properties or any portion thereof (or the business and operations thereon), or the business operations and/or financial condition of such Borrower or Subsidiary Guarantor, (C) the assets and/or liabilities of Borrower or Subsidiary Guarantor, as applicable, have not been consolidated with the assets and/or liabilities of any other Person, (D) such breach is curable and Borrower or Subsidiary Guarantor, as applicable, shall promptly cure such breach within ten (10) Business Days of the earlier of (1) Borrower’s or Subsidiary Guarantor’s, as appliable, obtaining actual knowledge of such breach and (2) Borrower’s or Subsidiary Guarantor’s, as appliable, receipt of written notice of such breach and (E) within ten (10) Business Days of the written request by Administrative Agent, Borrower causes its legal counsel to deliver a non-consolidation opinion reasonably satisfactory in form and substance to Administrative Agent and from counsel reasonably acceptable to Administrative Agent to the effect that such breach shall not impair, negate or amend the opinions rendered in the Insolvency Opinion;

(xxxvi)    reserved;

(xxxvii)    reserved;

(xxxviii)    reserved;

(xxxix)    if Borrower and/or Subsidiary Guarantor shall fail to comply with any covenants set forth in this Agreement or any of the other Loan Documents (not otherwise described in this Section 17.1(a)), and such default shall continue for (A) ten (10) days after Administrative Agent delivers written notice thereof to Borrower and/or Subsidiary Guarantor in the case of any default which can be cured by the payment of a sum of money, or (B) thirty (30) days after notice from Administrative Agent in the case of any other default, which thirty (30) day period may be extended for an additional sixty (60) days if Borrower or Subsidiary Guarantor, as applicable, is diligently and continuously effectuating a cure of such curable non-monetary default and the failure to cure the same could not reasonably be expected to have a Material Adverse Effect;

(xl) if, without Administrative Agent’s prior written consent, any License relating to any Individual Property ceases to be in full force and effect in violation of this Agreement;

(xli) if Borrower and/or Subsidiary Guarantor shall be in default beyond applicable notice and cure periods under any REA, and such default is reasonably likely to have a Material Adverse Effect;

(xlii) if Borrower, Subsidiary Guarantor or any Affiliate of Borrower or Subsidiary Guarantor acquires all or any portion of any interest in any loan made or being made to any direct or indirect owner of Borrower or Subsidiary Guarantor;

(xliii)    if any fraud or willful misconduct by any Borrower Party occurs in connection with the Loan or any Individual Property or the Collateral;

(xliv)    if any Borrower Party or any Person acting on behalf of such Borrower Party intentionally misapplies or misappropriates (A) any Rents or other revenue from any Individual Property (including, without limitation, any security deposit), (B) Proceeds, (C) any proceeds of the Loan, (D) any disbursements from the Reserve Accounts, (E) any disbursements to or from the Borrower Operating Account, or (F) any Net Sales Proceeds, in each case in violation of the terms of the Loan Documents;

(xlv)    reserved; and

(xlvi)    if any of Borrower, any Subsidiary Guarantor, any Guarantor or any Affiliate of any of them causes any Subsidiary Guarantor to amend or otherwise modify its organizational documents in order to amend or repeal the applicable election to be governed by Article 8 of the UCC, or any termination or cancellation of the limited liability company membership certificate evidencing Borrower’s one hundred percent (100%) ownership interest in Subsidiary Guarantor, as delivered to Administrative Agent on the Closing Date in connection with the Loan Documents.

(b)    Upon the occurrence and during the continuance of an Event of Default, Administrative Agent may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Administrative Agent deems advisable to protect and enforce its rights against Borrower, Subsidiary Guarantor and in each Individual Property and the Collateral, including, without limitation, (i) declare the Guidance Amount of each Lender and the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, (ii) declaring immediately due and payable the entire Principal Amount together with interest thereon and all other sums due by Borrower and/or Subsidiary Guarantor under the Loan Documents, (ii) collecting interest on the Principal Amount at the Default Rate whether or not Administrative Agent elects to accelerate the Note and (iii) enforcing or availing itself of any or all rights or remedies set forth in the Loan Documents against Borrower, Subsidiary Guarantor, each Individual Property and the Collateral, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in Sections 17(a)(vi) or Section 17(a)(vii), (x) the Guidance Amount of each Lender and the obligation of each Lender to make Advances shall automatically be terminated, and (y) the Debt hereunder and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and each of Borrower and Subsidiary Guarantor hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding. The foregoing provisions shall not be construed as a waiver by Administrative Agent of its right to pursue any other remedies available to it under this Agreement, any Security Instrument or any other Loan Document. Any payment hereunder may be enforced and recovered in whole or in part at such time by one or more of the remedies provided to Administrative Agent in the Loan Documents.

17.2	Remedies.

(a)    Unless waived in writing by Administrative Agent, upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Administrative Agent against Borrower, Subsidiary Guarantor and/or Guarantor under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower, Subsidiary Guarantor sand/or Guarantor, or at law or in equity may be exercised by Administrative Agent at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Administrative Agent shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to any Individual Property or all or any portion of the Collateral. Any such actions taken by Administrative Agent shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Administrative Agent may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Administrative Agent permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, each of Borrower and Subsidiary Guarantor agrees that if an Event of Default is continuing (i) Administrative Agent shall not be subject to any one action or election of remedies rule, and (ii) all liens and other rights, remedies or privileges provided to Administrative Agent shall remain in full force and effect until (A) Administrative Agent has exhausted all of its remedies against the Properties and the Collateral and each Security Instrument and/or the Pledge Agreement have been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or (B) Full Repayment has occurred with respect to the portion of the Debt constituting the Debt.

(b)    Upon the occurrence and during the continuance of an Event of Default, with respect to the Account Collateral, Administrative Agent may:

(i)    without notice to Borrower or Subsidiary Guarantor, except as required by law, and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Account Collateral against the Obligations or any part thereof;

(ii)    in Administrative Agent’s sole discretion, at any time and from time to time, exercise any and all rights and remedies available to it under this Agreement, and/or as a secured party under the UCC;

(iii)    demand, collect, take possession of or receipt for, settle, compromise, adjust, sue for, foreclose or realize upon the Account Collateral (or any portion thereof) as Administrative Agent may determine in its sole discretion; and

(iv)    take all other actions provided in, or contemplated by, this Agreement.

(c)    With respect to Borrower, Subsidiary Guarantor, the Account Collateral, the Collateral and the Properties, nothing contained herein or in any other Loan Document shall be construed as requiring Administrative Agent to resort to any Individual Property or the Collateral for the satisfaction of any of the Debt, and Administrative Agent may seek satisfaction out of any Individual Property, the Collateral or any part thereof, in its absolute discretion in respect of the Debt. In addition, Administrative Agent shall have the right from time to time to partially foreclose this Agreement and any Security Instrument and/or the Pledge Agreement in any manner and for any amounts secured by this Agreement or the Security Instruments or the Pledge Agreement then due and payable as determined by Administrative Agent in its sole discretion including, without limitation, the following circumstances: (i) if an Event of Default exists, Administrative Agent may foreclose this Agreement and any Security Instrument and/or the Pledge Agreement to recover such delinquent payments, or (ii) in the event Administrative Agent elects to accelerate less than the entire outstanding principal balance of the Loan, Administrative Agent may foreclose this Agreement, any Security Instrument and/or the Pledge Agreement to recover so much of the principal balance of the Loan as Administrative Agent may accelerate and such other sums secured by this Agreement, the Security Instruments or the Pledge Agreement as Administrative Agent may elect. Notwithstanding one or more partial foreclosures, each Individual Property and/or the Collateral shall remain subject to this Agreement, the applicable Security Instrument and the Pledge Agreement to secure payment of sums secured by this Agreement, the Security Instruments and the Pledge Agreement and not previously recovered.

(d)    Each of Borrower and Subsidiary Guarantor hereby acknowledges and agrees that the collateral provided to induce Secured Party to make the Loan includes both a real property mortgage and a UCC pledge of the membership interests in Subsidiary Guarantor, the owner of the Properties. Each of Borrower and Subsidiary Guarantor hereby acknowledges and agrees that, upon the occurrence of an Event of Default, Administrative Agent shall be permitted to determine in its sole discretion whether to foreclose on either the Pledge Agreement or the Security Instruments, or both simultaneously, and that no such determination by Administrative Agent shall constitute any clog on the equity of redemption held by Borrower in connection with either the Security Instruments or the Pledge Agreement. Each of Borrower and Subsidiary Guarantor further acknowledges and agrees that Subsidiary Guarantor possesses a separate and distinct (i) equity of redemption under the UCC with respect to the Pledge Agreement which may be exercised at any time up to and including the conclusion of a UCC foreclosure auction thereof and (ii) equity of redemption under the Security Instruments which may be exercised at any time up to and including the conclusion of a court ordered mortgage foreclosure auction. Each of Borrower and Subsidiary Guarantor hereby waives any right to assert a claim or defense based upon the assertion that a UCC foreclosure of the Pledge Agreement would constitute a clog of the Subsidiary Guarantor’s equity of redemption under the Security Instruments, it being agreed and understood that these are separate security interests that may be exercised separately, or simultaneously, in Administrative Agent’s sole and absolute discretion.

17.3    Remedies Cumulative; Waivers. The rights, powers and remedies of Administrative Agent under this Agreement, the Security Instruments and the Pledge Agreement shall be cumulative and not exclusive of any other right, power or remedy which Administrative Agent may have against Borrower and/or Subsidiary Guarantor pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Administrative Agent’s rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Administrative Agent may determine in Administrative Agent’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower, any Subsidiary Guarantor or any Guarantor shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower, any Subsidiary Guarantor or any Guarantor or to impair any remedy, right or power consequent thereon.

17.4    Costs of Collection. In the event that after an Event of Default: (i) any Note or any of the Loan Documents is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; (ii) an attorney is retained to represent Administrative Agent in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors’ rights and involving a claim under any Note or any of the Loan Documents; or (iii) an attorney is retained to protect or enforce the lien or any of the terms of this Agreement, any Security Instrument or any of the other Loan Documents; then Borrower and Subsidiary Guarantor shall pay to Administrative Agent all outside attorney’s fees, out-of-pocket costs and expenses incurred in connection therewith, including costs of appeal, together with interest on any judgment obtained by Administrative Agent at the Default Rate.

17.5	Reserved.

17.6	Right to Cure Defaults; Protective Advances.

(a)    During the continuance of an Event of Default, Administrative Agent may, but without any obligation to do so and without notice to or demand on Borrower or Subsidiary Guarantor and without releasing Borrower or Subsidiary Guarantor from any obligation hereunder or under the other Loan Documents or being deemed to have cured any Event of Default, make, do or perform any obligation of Borrower and/or Subsidiary Guarantor hereunder or under the other Loan Documents in such manner and to such extent as Administrative Agent may deem necessary. Administrative Agent is authorized to enter upon any Individual Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in any Individual Property for such purposes. All out-of-pocket costs and expenses incurred by Administrative Agent or the Lenders (i) in remedying or attempting to remedy such Event of Default by Borrower and/or Subsidiary Guarantor, (ii) to make, do or perform any obligation of Borrower and/or Subsidiary Guarantor hereunder or under the other Loan Documents, or (iii) in appearing in, defending, or bringing any action or proceeding shall constitute a protective advance and bear interest at the Default Rate from the date such costs and expenses were incurred to the date reimbursement payment is received by Administrative Agent and/or the Lenders, as applicable. All such out-of-pocket costs and expenses incurred by Administrative Agent or the Lenders, together with interest thereon calculated at the Default Rate, shall be deemed to constitute a portion of the Obligations, shall be secured by the liens and security interests provided to Administrative Agent under the Loan Documents and shall be immediately due and payable upon demand by Administrative Agent therefor.

(b)    Notwithstanding anything to the contrary set forth in this Agreement or the other Loan Documents, upon the occurrence of any Event of Default (irrespective of whether or not the same consists of an ongoing condition, a one-time occurrence, or otherwise), the same shall be deemed to continue at all times thereafter; provided, however, that such Event of Default shall cease to continue only if Administrative Agent shall accept payment or performance of the defaulted obligation or shall execute and deliver a written confirmation that such Event of Default has ceased to continue. Administrative Agent shall not be obligated under any circumstances whatsoever to accept such payment or performance or execute and deliver any such writing. Without limitation, this Section 17.6(b) shall govern in any case where reference is made in this Agreement or elsewhere in the Loan Documents to (i) any “cure” (whether by use of such word or otherwise) of any Event of Default, (ii) “during an Event of Default,” “the continuance of an Event of Default” or “after an Event of Default has ceased” (in each case, whether by use of such words or otherwise), or (iii) any condition or event which continues beyond the time when the same becomes an Event of Default.

17.7	Reserved.

XVIII.	EXCULPATION.

18.1    Exculpation. Subject to the qualifications below, Administrative Agent shall not enforce the liability and obligation of Borrower or Subsidiary Guarantor to perform and observe the obligations contained in the Note, this Agreement, the Security Instruments or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Administrative Agent may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Administrative Agent to enforce and realize upon its interest under the Note, this Agreement, the Security Instruments and the other Loan Documents, or in the Properties, the Rents, or any other collateral given to Administrative Agent pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower or Subsidiary Guarantor only to the extent of Borrower’s and Subsidiary Guarantor’s interest in the Properties, in the Rents and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Security Instruments and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower or Subsidiary Guarantor in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Security Instruments or the other Loan Documents. The provisions of this Section shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (ii) impair the right of Lender to name Borrower or any Subsidiary Guarantor as a party defendant in any action or suit for foreclosure and sale under any of the security Instruments; (iii) affect the validity or enforceability of or any guaranty made in connection with the Loan or any of the rights and remedies of Administrative Agent thereunder; (iv) impair the right of Administrative Agent to obtain the appointment of a receiver; (v) impair the enforcement of any assignment of leases contained in the Security Instruments; or (vi) constitute a prohibition against Administrative Agent to seek a deficiency judgment against Borrower and/or Subsidiary Guarantor in order to fully realize the security granted by each of the Security Instruments or to commence any other appropriate action or proceeding in order for Administrative Agent to exercise its remedies against all of the Properties. Notwithstanding the foregoing or any other provisions of the Loan Documents to the contrary, the foregoing limitation shall not in any way limit or affect the right of Administrative Agent and the Lenders to pursue any claim against Borrower and/or Subsidiary Guarantor and to pursue any claim with respect to any of the following and Administrative Agent and the Lenders shall not be deemed to have waived any of the following:

(a)    foreclosure of the lien of this Agreement, any Security Instrument and/or the Pledge Agreement in accordance with the terms and provisions set forth herein and in the Security Instrument (but, except as set forth in clause (f) below) without the right to obtain a deficiency judgment in violation of the provisions of this Section 18.1; provided, however, that this Section 18.1 shall not limit any obligations under the Guarantees, the Environmental Indemnity or any other guaranty or indemnity delivered in connection with the Loan from time to time arising in accordance with the terms of the Loan Documents);

(b)    action against any other security at any time given to secure the payment of the Note and under the other Loan Documents;

(c)    exercise of any other remedy set forth in this Agreement or in any other Loan Document which is not inconsistent with, and in all events subject to, the terms of this Section 18.1;

(d)    any right which Administrative Agent may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt secured by this Agreement, the Security Instrument and the Pledge Agreement or to require that all collateral shall continue to secure all of the Debt owing to Administrative Agent in accordance with the Loan Documents;

(e)    the liability of any given Exculpated Party with respect to any separate written guaranty or agreement given by any such Exculpated Party in connection with the Loan (including, without limitation, the Guarantees and the Environmental Indemnity); or

(f)    the fully recourse personal liability of Borrower, Subsidiary Guarantor and Guarantor (whether by suit deficiency judgment or otherwise) for payment and performance of the Obligations pursuant to this Agreement, the Security Instruments, the Pledge Agreement, the Note or any other Loan Document upon the occurrence of any of the following events:

(i)    Borrower, any Subsidiary Guarantor or Guarantor commencing a voluntary proceeding, action, petition or filing concerning itself under the Bankruptcy Code, or any similar state or federal law now or hereafter in effect relating to bankruptcy, reorganization or insolvency, or the arrangement or adjustment of debts (other than at the written request of Administrative Agent or Lenders or their respective agents or employees);

(ii)    any Borrower Party filing an answer consenting to or otherwise actively soliciting, colluding, joining or otherwise acquiescing in an involuntary proceeding, action, petition or filing filed against Borrower, any Subsidiary Guarantor or Guarantor under the Bankruptcy Code, or any similar state or federal law now or hereafter in effect relating to bankruptcy, reorganization or insolvency, or the arrangement or adjustment of debts with respect to such Borrower Party by any Person other than Administrative Agent, Lenders or their respective Affiliates;

(iii)    any Borrower Party consenting to or otherwise colluding, joining or otherwise acquiescing in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any Subsidiary Guarantor or any portion of any Individual Property or the Collateral (other than at the written request of Administrative Agent or Lenders or their respective agents or employees);

(iv)    Borrower, any Subsidiary Guarantor or Guarantor making an assignment for the benefit of creditors, or admitting in writing, in any legal or administrative proceeding, its insolvency or inability to pay its debts as they become due (other than (1) at the request of Administrative Agent or Lenders or their respective agents or employees or in any information provided to Administrative Agent or Lenders pursuant to the Loan Documents or (2) unless failure to make such admission would be a violation of law) or if Borrower, any Subsidiary Guarantor or any Guarantor shall institute any proceeding for Borrower, such Subsidiary Guarantor’s or such Guarantor’s dissolution or liquidation;

(v)    any Borrower Party seeking substantive consolidation of Borrower or any Subsidiary Guarantor (with or into any entity other than Borrower or any Subsidiary Guarantor, as applicable) in connection with a proceeding under the Bankruptcy Code, or any similar state or federal law now or hereafter in effect relating to bankruptcy, reorganization or insolvency, or the arrangement or adjustment of debts, unless such Borrower Party’s support for substantive consolidation is requested by Administrative Agent in writing;

(vi)    if any Borrower Party in bad faith raises, asserts or seeks a defense, judicial intervention or injunctive or other equitable relief of any kind, or in bad faith asserts in a pleading filed in connection with a judicial proceeding any defense against Administrative Agent or any Lender or any right in connection with any security for the Loan, including, without limitation, the bad faith assertion of any defense with respect to the enforceability of the Pledge Agreement, any Security Instrument or any other Loan Document (or any portion thereof) based on an argument that the mere delivery or enforcement of the Pledge Agreement is deemed to have clogged (or otherwise interfered with) the equity (or Subsidiary Guarantor’s right) of redemption, or otherwise constitutes an equitable defense to the enforceability or enforcement of any of the Loan Documents;

(vii)    (A) any Transfer of fee title to all or any material portion of any Individual Property or title to the Collateral, or (B) any Transfer of any direct and/or indirect, legal and/or beneficial, interest in any Individual Property (or any part thereof), the Collateral (or any part thereof) or Borrower or any Subsidiary Guarantor, in each case, in violation of the terms of the Loan Documents;

(viii)    an act or omission that constitutes a breach of Article IX or the definition of “Single Purpose Entity” (except with respect to Borrower or any Subsidiary Guarantor remaining solvent or maintaining adequate capital) and such act or omission is adopted by the court in any bankruptcy proceeding as one of the factors relied on as the basis for a substantive consolidation of Borrower and/or any Subsidiary Guarantor into the estate of any other person;

(ix)    Borrower, any Subsidiary Guarantor or any Broad Affiliate of Borrower or any Subsidiary Guarantor acquires all or any portion of any interest in any loan made or being made to any direct or indirect owner of Borrower and/or any Subsidiary Guarantor;

(x)    Reserved;

(xi)    Any Material Alteration or demolition of the Improvements is performed in breach of this Agreement or any of the other Loan Documents;

(xii)    Reserved;

(xiii)    Borrower or any Subsidiary Guarantor voluntarily incurs any Indebtedness (other than any Permitted Indebtedness), whether or not secured by a Lien, in violation of the terms of the Loan Document;

(xiv)    Any of Borrower, any Subsidiary Guarantor, any Guarantor or any Broad Affiliate of any of them causes Borrower or any Subsidiary Guarantor to amend or otherwise modify their respective organizational documents in order to amend or repeal the applicable election to be governed by Article 8 of the UCC, or any termination or cancellation of any limited liability company membership certificate evidencing Borrower’s one hundred percent (100%) ownership interest in Subsidiary Guarantor, as delivered to Administrative Agent on the Closing Date in connection with the Loan Documents; and/or

(xv)    Borrower, any Subsidiary Guarantor or any Broad Affiliate of Borrower or any Subsidiary Guarantor acquires all or any portion of any interest in the Loan.

18.2    Carveouts From Non-Recourse Limitations. Notwithstanding the foregoing or anything in this Agreement or any of the Loan Documents to the contrary, there shall at no time be any limitation on Borrower’s, any Subsidiary Guarantor’s or any Guarantor’s liability for the payment, in accordance with the terms of this Agreement, the Note, the Security Instruments and the other Loan Documents, to Administrative Agent and Lenders of (x) any of the obligations of Borrower and/or Subsidiary Guarantor under the Environmental Indemnity or (y) any loss, damage, cost, out-of-pocket expense, liability, claim, suit, obligation or other amount incurred by Administrative Agent and/or any Lender (including reasonable outside attorneys’ fees and costs incurred) (but expressly excluding any consequential, punitive, special or other indirect damages unless any third party makes any claim or demand upon Administrative Agent or Lender for damages on account of consequential, punitive, special or other indirect damages) arising out of or in connection with:

(a)    fraud, intentional misrepresentation, gross negligence or willful misconduct by any Borrower Party in connection with the Loan or any Individual Property or the Collateral;

(b)    intentional material physical waste of any Individual Property to the extent that (A) sufficient cash is available from such Individual Property income (or made available by Administrative Agent out of the Reserve Accounts (to the extent such funds would otherwise be permitted to be disbursed for such purpose hereunder), Loan proceeds or otherwise) to prevent such waste and such cash is not so used by Borrower, any Subsidiary Guarantor or any Borrower Party to prevent such waste, and (B) Administrative Agent is not otherwise required under the Loan Documents to pay any such amount directly out of a Reserve Account then held by Administrative Agent (or Servicer on behalf of Administrative Agent) and available for such purpose;

(c)    removal or disposal of any portion of any Individual Property by any Borrower Party in violation of the Loan Documents after the occurrence and during the continuance of an Event of Default to the extent such furniture, fixtures and equipment and/or other similar items removed are not promptly replaced in the normal course of business with replacements that do not materially reduce the value of such Individual Property and removal of obsolete items no longer required for the operation of such Individual Property;

(d)    the forfeiture by any Borrower Party of the Collateral or any Individual Property or any material portion thereof, caused by or resulting from criminal conduct or activity by Borrower, any Subsidiary Guarantor or any Borrower Party in connection therewith;

(e)    any material misrepresentation or materially misleading or incorrect certification made by any Borrower Party in connection with entering into or pursuant to any of the Loan Documents, or otherwise to induce Administrative Agent and/or Lenders to make the Loan, or to release monies from any account held by (or on behalf of) Administrative Agent and/or any Lender (including, without limitation, any Collateral Account);

(f)    misapplication, misappropriation or conversion by or on behalf of any Borrower Party, of (A) any Rents or other revenue from any Individual Property (including, without limitation, any security deposit), (B) Proceeds, (C) any proceeds of the Loan, (D) any disbursements from the Reserve Accounts, (E) any amounts disbursed to or from the Borrower Operating Account or (F) any Net Sales Proceeds, in each case in violation of the terms of the Loan Documents;

(g)    failure to deliver to Administrative Agent any security deposits, advance deposits or any other deposits collected under Leases upon the conclusion of a foreclosure of any Individual Property or the Collateral or action in lieu thereof (or failure to assign Subsidiary Guarantor’s rights to same to Administrative Agent and/or Lenders), to the extent permitted by applicable law, except to the extent any such security deposits were (i) applied in accordance with the terms and conditions of the applicable Leases and the terms of the Loan Documents prior to such foreclosure or action in lieu thereof, or (ii) returned to the applicable Tenant in accordance with the terms of its Lease;

(h)    failure by Borrower or any Subsidiary Guarantor to obtain and maintain, from time to time, insurance policies in accordance with the terms of the Loan Documents (and make premium payments thereunder when due) and to pay Taxes, Insurance Premiums, or pay any charges for labor or materials or other charges in accordance with this Agreement and the other Loan Documents that can create Liens on any portion of any Individual Property or the Collateral, except to the extent that (x) the revenue from the Properties is insufficient to pay such Taxes, Insurance Premiums or charges for labor or materials or other charges, or (y) sufficient funds have been deposited in reserve with Administrative Agent to make the required payment, Administrative Agent is required to make such payment under the terms of this Agreement and Administrative Agent fails to pay the same;

(i)    Borrower, and Subsidiary Guarantor or any Broad Affiliate of Borrower or any Subsidiary Guarantor enters into a contract of sale for all or any portion of any Individual Property in violation of the terms of the Loan Documents;

(j)    the failure by Borrower to obtain and/or maintain the Interest Rate Cap Agreement, any Replacement Interest Rate Cap Agreement or any Substitute Interest Rate Cap Agreement when required to do so under this Agreement;

(k)    the failure by Borrower or any Subsidiary Guarantor to permit on-site inspections of any Individual Property as and when required under the provisions of this Agreement (including, without limitation, Section 5.1.17) or any other Loan Documents;

(l)    the failure of Borrower or any Subsidiary Guarantor to comply with any provisions set forth in Article XI hereof; provided that no liability shall occur pursuant to this Section 18.2(l) if (i) such failure occurs no more than two (2) times in the aggregate during the term of the Loan, and (ii) if such failure is cured within five (5) Business Days after receipt of notice of such failure from Administrative Agent;

(m)    an act or omission that constitutes a breach of Article IX or the definition of “Single Purpose Entity” (except with respect to Borrower or any Subsidiary Guarantor remaining solvent or maintaining adequate capital);

(n)    any transfer, mortgage, mortgage recording, stamp, intangible or other similar Tax for which Administrative Agent or any Lender becomes obligated, directly or indirectly, in connection with the making of the Loan, the recording of any of the Security Instruments and/or following a foreclosure of any Individual Property or the Collateral or action in lieu thereof;

(o)    Borrower or any Subsidiary Guarantor fails to appoint a new property manager upon the request of Administrative Agent as permitted under this Agreement, as required by, and in accordance with the terms and provisions of this Agreement and the other Loan Documents;

(p)    any distributions made by Borrower Party in violation of the terms of the Loan Documents;

(q)    any liability of the Borrower or any Subsidiary Guarantor to any purchaser of an Individual Property as a result of (i) any intentionally inaccurate or incomplete disclosure in the applicable sales contract and/or related materials or documentation, (ii) reserved or (iii) the failure of Borrower or any Subsidiary Guarantor to comply in all material respects with the provisions of the applicable sales contract, excluding, however, any such liability arising by reason of actions taken following a transfer of title to such Individual Property following a foreclosure of such Individual Property or action in lieu thereof;

(r)    Reserved;

(s)    any loss of priority or validity of the Lien of any Security Instrument as a result of (i) any Annual Operating Budget reallocation or (ii) any amendment, replacement, supplement or other modification of this Agreement requested by Borrower or during or as a result of an Event of Default;

(t)    any Borrower Party causes, permits or suffers any Lien to encumber any Individual Property or the Collateral in violation of the terms of the Loan Documents (including, without limitation, where any Borrower Party consents to, supports, aids or colludes in the creation of a Lien that results in a third party filing a lien or encumbrance to which filing or encumbrance Borrower and Subsidiary Guarantor has not consented);

(u)    reserved;

(v)    any obligation or liability of Borrower and/or any Subsidiary Guarantor arising under Section 19.12 of this Agreement;

(w)    any loss as a result of the occurrence of any of any of the events described in clauses 18.1(f)(i) – (xv);

(x)    (A) any obligation of Borrower or any Subsidiary Guarantor to indemnify any Person that, immediately prior to any acquisition of title to the Collateral pursuant to a UCC foreclosure sale, a UCC strict foreclosure, an assignment in lieu of foreclosure or other enforcement action under the Loan Documents (collectively, an “Equity Collateral Enforcement Action”; and the date on which an Equity Collateral Enforcement Action is consummated, an “Equity Collateral Transfer Date”), was an affiliate of any Subsidiary Guarantor or Borrower, to the extent such obligation continues to be the obligation of the transferee at such Equity Collateral Enforcement Action and (B) any obligation of Borrower or any Subsidiary Guarantor accruing prior to, on or after the Equity Collateral Transfer Date to pay (1) legal fees to counsel engaged by Borrower or any Subsidiary Guarantor prior to the Equity Collateral Transfer Date, (2) amounts due under any contract between Borrower or any Subsidiary Guarantor, on the one hand, and any of Borrower, any Subsidiary Guarantor, any Guarantor or any affiliate of any of them, on the other hand (unless (x) such contract is assumed in writing by the Person acquiring the Collateral on or after the Equity Collateral Transfer Date or (y) with respect to any amounts due on or after the Equity Collateral Transfer Date, such Person expressly requires performance under such contract on or after the Equity Collateral Transfer Date), or (3) amounts due under any contract between any of Borrower, any Subsidiary Guarantor, any Guarantor or any affiliate of any of them, on the one hand, and any Person not affiliated with any of Borrower, any Subsidiary Guarantor, any Guarantor or any affiliate of any of them, on the other hand, that has been entered into without the prior written approval of Administrative Agent to the extent such prior written approval was required under the Loan Documents (unless (x) such contract is assumed in writing by the Person acquiring the Collateral on or after the Equity Collateral Transfer Date or (y) with respect to any amounts due on or after the Equity Collateral Transfer Date, such Person expressly requires performance under such contract on or after the Equity Collateral Transfer Date) and/or following the completion of any Equity Collateral Enforcement Action, any accounts payable of any of Borrower, any Subsidiary Guarantor, any Guarantor or any affiliate of any of them or any income tax or indemnity liability of any of Borrower, any Subsidiary Guarantor, any Guarantor or any Broad Affiliate of any of them to third parties or to any other of Borrower, any Subsidiary Guarantor, any Guarantor or any Broad Affiliate of any of them;

(y)    Any foreclosure on the Collateral under the Pledge Agreement in accordance with the terms and conditions thereof or an assignment-in-lieu thereof, if and to the extent the same would have been recoverable under (i) a First American Title Insurance Company Eagle 9 UCC Insurance Policy for Lenders (Form 5024000 (7-1-14)) in a form reasonably acceptable to Administrative Agent and/or (ii) the Owner’s Title Policy, if a mezzanine endorsement in a form reasonably acceptable to Administrative Agent were issued with respect thereto (collectively, the “Specified Title Insurance Products”) if such Specified Title Insurance Products had been issued in favor of Administrative Agent as of the Closing Date, in each case, providing coverage in the amount of the Maximum Facility Amount on the Closing Date, subject to exclusion for any matters that would otherwise be excluded from coverage pursuant to the “Exclusions from Coverage” set forth in the Specified Title Insurance Product.

18.3    Survival. The obligations and liabilities of Borrower and Subsidiary Guarantor under this Article 18 shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of any Security Instrument or the Pledge Agreement.

XIX.	MISCELLANEOUS.

19.1    Survival. This Agreement and all covenants, indemnifications, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Administrative Agent of the Loan and the execution and delivery to Administrative Agent of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower or Subsidiary Guarantor, shall inure to the benefit of the legal representatives, successors and assigns of Administrative Agent.

19.2    Administrative Agent’s Discretion. Whenever pursuant to this Agreement, Administrative Agent exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Administrative Agent, the decision of Administrative Agent to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Administrative Agent and shall be final and conclusive. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, during the existence of an Event of Default under this Agreement or any of the other Loan Documents, any consent, approval or decision of Administrative Agent or the Lenders that is herein or therein provided to be in the “reasonable” discretion of Administrative Agent or the Lenders (as applicable), or words of similar import, shall instead be deemed to be subject to the sole and absolute discretion of Administrative Agent or the Lenders (as applicable). To the extent that, pursuant to any co-lender agreement, Administrative Agent is required to obtain the consent of any Lender or Lenders prior to granting its consent or approval with respect to any matter under the Loan Documents, and the applicable Lender or Lenders do not grant such consent, then Administrative Agent’s failure to consent or approve any such matter shall be deemed reasonable for all purposes under the Loan Documents.

19.3	GOVERNING LAW.

(a)    THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY SECURED PARTY AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES IRREVOCABLY AND UNCONDITIONALLY AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, EACH AND ALL OF THIS AGREEMENT, THE NOTE, THE OTHER LOAN DOCUMENTS, AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE ATTACHMENT, CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED UNDER THE SECURITY INSTRUMENT IN FAVOR OF ADMINISTRATIVE AGENT AND LENDERS IN RESPECT OF REAL PROPERTY SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH SUCH REAL PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF THIS AGREEMENT, THE NOTE AND THE LOAN AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW EACH OF BORROWER AND SUBSIDIARY GUARANTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND/OR THE LOAN, AND THIS AGREEMENT, THE NOTE AND THE LOAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)    ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST SECURED PARTY, BORROWER OR SUBSIDIARY GUARANTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5- 1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND BORROWER, SUBSIDIARY GUARANTOR AND SECURED PARTY EACH WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER, SUBSIDIARY GUARANTOR AND SECURED PARTY EACH HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH OF BORROWER AND SUBSIDIARY GUARANTOR DOES HEREBY DESIGNATE AND APPOINT:

TUAN OLONA LLP

1325 AVENUE OF THE AMERICAS, 27TH FLOOR

NEW YORK, NEW YORK 10019

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER OR SUBSIDIARY GUARANTOR, AS APPLICABLE, IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER OR SUBSIDIARY GUARANTOR, AS APPLICABLE, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH OF BORROWER AND SUBSIDIARY GUARANTOR (I) SHALL GIVE PROMPT NOTICE TO ADMINISTRATIVE AGENT OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

19.4    Modification, Waiver. Any provision of this Agreement, the Note or other Loan Documents may be amended if, but only if, such amendment is in writing and is signed by Borrower, Subsidiary Guarantor, Administrative Agent and (unless otherwise agreed to by Lenders) Lenders. Any or all requirements of this Agreement may be waived in writing by Administrative Agent in its sole and absolute discretion, in whole or in part, at any time and any such waiver shall not be deemed a modification of this Agreement.

19.5    Delay Not a Waiver. Neither any failure nor any delay on the part of Administrative Agent in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Administrative Agent shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

19.6	Notices.

(a)    All notices, elections, consents, approvals, requests and demands required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if sent by (i) hand delivery against receipt, or (ii) certified or registered United States mail, postage prepaid, return receipt requested or (iii) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 19.6):

If to Administrative Agent	JPMorgan Chase Bank, National Association 383 Madison Avenue, 8th Floor New York, New York 10179 Attention: Simon B. Burce simon.burce@jpmchase.com cmbs_loan_trading@jpmchase.com

with a copy to:	JPMorgan Chase Bank, National Association 383 Madison Avenue, 8th Floor New York, New York 10179-0001 Attention: Gisella Leonardis

and to:	Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 Attention: Bonnie A. Neuman, Esq.

and to:	Trimont Real Estate Advisors, Inc. One Alliance Center 3500 Lenox Road, G1 Atlanta, Georgia 30326 Attention: servicernotice@trimontrea.com

If to any Lender:	at its address set forth on the signature pages hereof

If to Borrower or Subsidiary Guarantor:	300 Crescent Court, Suite 700 Dallas, TX 75201 Attn: Legal Department Email: Legal@NexPoint.com

With a copy to:	Wick Phillips Gould & Martin LLP 3131 McKinney Avenue, Suite 500 Dallas, Texas 75204 Attention: Isaac J. Brown, Esq. Email: isaac.brown@wickphillips.com

All notices, elections, consents, approvals, requests and demands under this Agreement shall be effective and deemed received upon the earliest of (i) the actual receipt of the same by personal delivery, (ii) one (1) Business Day after being deposited with a nationally recognized overnight courier service as required above, or (iii) three (3) Business Days after being deposited in the United States mail as required above. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, election, request, or demand sent.

(b)    Notices and other communications to Administrative Agent or any Lender hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by Administrative Agent. Any of Administrative Agent, Borrower or Subsidiary Guarantor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)    Each of Borrower and Subsidiary Guarantor agrees that Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, StructuredFN, Syndtrak, ClearPar or a substantially similar Electronic System. Any Electronic System used by Administrative Agent is provided “as is” and “as available”. Administrative Agent does not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by Administrative Agent in connection with the Communications or any Electronic System. In no event shall Administrative Agent have any liability to Borrower, Subsidiary Guarantor, any Lender, or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of Borrower’s, Subsidiary Guarantor’s or Administrative Agent’s transmission of communications through an Electronic System. As used herein, “Communications” means, individually and/or collectively, as the context may require, any notice, demand, communication, information, document or other material provided by or on behalf of Borrower and/or Subsidiary Guarantor pursuant to any Loan Document or the transactions contemplated therein which is distributed by Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through an Electronic System.

19.7    TRIAL BY JURY. EACH OF BORROWER, SUBSIDIARY GUARANTOR, LENDERS AND ADMINISTRATIVE AGENT AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER EITHER OF THEM, HEREBY EXPRESSLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT, THE SECURITY INSTRUMENT, THE NOTE OR ANY OTHER LOAN DOCUMENT, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, THE SECURITY INSTRUMENT, THE NOTE OR ANY OTHER LOAN DOCUMENT (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH OF BORROWER, SUBSIDIARY GUARANTOR, LENDERS AND ADMINISTRATIVE AGENT HEREBY AGREES AND CONSENTS THAT AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT HERETO TO THE WAIVER OF ANY RIGHT TO TRIAL BY JURY. EACH PARTY ACKNOWLEDGES THAT IT HAS CONSULTED WITH LEGAL COUNSEL REGARDING THE MEANING OF THIS WAIVER AND ACKNOWLEDGES THAT THIS WAIVER IS AN ESSENTIAL INDUCEMENT FOR THE ENTERING INTO OF THIS AGREEMENT. THIS WAIVER SHALL SURVIVE THE REPAYMENT OF THE LOAN.

19.8    Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

19.9    Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

19.10    Preferences. Each Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower or Subsidiary Guarantor to any portion of the obligations of Borrower and Subsidiary Guarantor hereunder. To the extent Borrower or Subsidiary Guarantor makes a payment or payments to Administrative Agent, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Administrative Agent.

19.11    Waiver of Notice. Neither Borrower nor Subsidiary Guarantor shall be entitled to any notices of any nature whatsoever from Administrative Agent except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Administrative Agent to Borrower or Subsidiary Guarantor and except with respect to matters for which Borrower or Subsidiary Guarantor is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Each of Borrower and Subsidiary Guarantor hereby expressly waives the right to receive any notice from Administrative Agent with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Administrative Agent to Borrower or Subsidiary Guarantor.

19.12	Expenses; Indemnity.

(a)    Each of Borrower and Subsidiary Guarantor covenants and agrees to pay or, if Borrower or Subsidiary Guarantor fails to pay, to reimburse, Administrative Agent and each Lender within ten (10) Business Days of written notice from Administrative Agent for all costs and expenses (including attorneys’ fees and disbursements) incurred by Administrative Agent and each Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower and Subsidiary Guarantor (including without limitation any opinions requested by Administrative Agent pursuant to this Agreement); (ii) Borrower’s and Subsidiary Guarantor’s ongoing performance of and compliance with Borrower’s and Subsidiary Guarantor’s respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Administrative Agent’s and each Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters as required herein or under the other Loan Documents or otherwise requested by Borrower or Subsidiary Guarantor; (v) securing Borrower’s or Subsidiary Guarantor’s compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, mortgage recording taxes, costs of environmental reports, appraisals and other reports, title insurance and reasonable out-of-pocket fees and expenses of counsel for providing to Administrative Agent and each Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Lien in favor of Administrative Agent and each Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower or Subsidiary Guarantor, this Agreement, the other Loan Documents, any Individual Property, the Collateral or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower or Subsidiary Guarantor under this Agreement, the other Loan Documents or with respect to any Individual Property or the Collateral or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a work out or of any insolvency or bankruptcy proceedings; provided, however, that neither Borrower nor Subsidiary Guarantor shall be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Administrative Agent or the Lenders, other than Borrower’s or Subsidiary Guarantor’s internal administrative costs. Any cost and expenses due and payable to Administrative Agent may be paid from any amounts in the Reserve Accounts.

(b)    Each of Borrower and Subsidiary Guarantor will protect, indemnify and save harmless Administrative Agent and each Lender, and all officers, directors, stockholders, members, partners, employees, agents, successors and assigns of Administrative Agent and each Lender (collectively, the “Indemnified Parties”) from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, out-of- pocket expenses, judgments, awards, amounts paid in settlement, punitive damages, foreseeable and unforeseeable consequential damages, of whatever kind or nature (including all attorneys’ fees and expenses actually incurred) (collectively, the “Losses”) that may be imposed upon or incurred by or asserted against the Indemnified Parties or any Individual Property or any part of its interest therein (but expressly excluding any consequential, punitive, special or other indirect damages unless any third party makes any claim or demand upon Administrative Agent or Lender for damages on account of consequential, punitive, special or other indirect damages) or the Collateral or any part of its interest therein, by reason of the occurrence or existence of any of the following prior to (i) the acceptance by Administrative Agent or its designee of a deed-in-lieu of foreclosure with respect to any Individual Property or an assignment-in-lieu of foreclosure with respect to the Collateral, or (ii) an Indemnified Party or its designee taking possession or control of any Individual Property or (iii) the foreclosure of any Security Instrument or the Pledge Agreement, except to the extent caused by the actual willful misconduct, gross negligence, illegal acts or fraud of the Indemnified Parties (other than such willful misconduct or gross negligence imputed to the Indemnified Parties because of their interest in the Properties): (1) ownership of Subsidiary Guarantor’s interest in the Properties, or any interest therein, or receipt of any Rents or other sum therefrom, (2) any amendment to, or restructuring of, the Debt, the Note, this Agreement, any Security Instrument, or any other Loan Documents, (3) any and all lawful action that may be taken by Secured Party in connection with the enforcement of the provisions of any Security Instrument or this Agreement or any of the other Loan Documents, whether or not suit is filed in connection with same, or in connection with Borrower, Subsidiary Guarantor, any guarantor or indemnitor and/or any partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding, (4) any accident, injury to or death of any persons or loss of or damage to property occurring on or about any Individual Property or any appurtenances thereto, (5) any design, construction, operation, repair, maintenance, use, non-use or condition of any Individual Property or appurtenances thereto, including claims or penalties arising from violation of any Legal Requirement or Insurance Requirement, as well as any claim based on any patent or latent defect, whether or not discoverable by Administrative Agent, any claim the insurance as to which is inadequate, (6) any Default under this Agreement or any of the other Loan Documents or any failure on the part of Borrower or Subsidiary Guarantor to perform or comply with any of the terms of any Lease within the applicable notice or grace periods, (7) any performance of any labor or services or the furnishing of any materials or other property in respect of any Individual Property or any part thereof, (8) any negligence or tortious act or omission on the part of Borrower, Subsidiary Guarantor or any of their respective agents, contractors, servants, employees, sublessees, licensees or invitees, (9) any contest referred to in Section 7.3 hereof, (10) any failure of any Individual Property to be in compliance with any Legal Requirements, (11) the enforcement by any Indemnified Party of the provisions of this Section 19.12, (12) the payment of any commission, charge or brokerage fee to anyone claiming through Borrower or Subsidiary Guarantor which may be payable in connection with the funding of the Loan, (13) any lien or claim arising on or against any Individual Property or the Collateral or any part thereof under any Legal Requirement or any liability asserted against any of the Indemnified Parties with respect thereto, (14) the claims of any lessee or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease or (15) any obligation or undertaking relating to the performance or discharge of any of the terms, covenants and conditions of the landlord contained in the Leases. Any amounts the Indemnified Parties are legally entitled to receive under this Section which are not paid within ten (10) Business Days after written demand therefor by the Indemnified Parties or Administrative Agent, setting forth in reasonable detail the amount of such demand and the basis therefor, shall bear interest from and after the date incurred at the Default Rate until paid in full, and shall, together with such interest, be part of the Debt and secured by the Security Instrument. In case any action, suit or proceeding is brought against the Indemnified Parties by reason of any such occurrence, Borrower and Subsidiary Guarantor shall at Borrower’s and Subsidiary Guarantor’s expense resist and defend such action, suit or proceeding or will cause the same to be resisted and defended by counsel at Borrower’s and Subsidiary Guarantor expense for the insurer of the liability or by counsel designated by Borrower and Subsidiary Guarantor (unless disapproved by Administrative Agent in its reasonable discretion within a reasonable time after Administrative Agent has been notified of such counsel); provided, however, that nothing herein shall compromise the right of Administrative Agent (or any Indemnified Party) to appoint its own counsel at Borrower’s and Subsidiary Guarantor’s expense for its defense with respect to any action which in its opinion presents a conflict or potential conflict between Administrative Agent and Borrower that would make such separate representation advisable; provided, further, that if Administrative Agent shall have appointed separate counsel pursuant to the foregoing, neither Borrower nor Subsidiary Guarantor shall be responsible for the expense of additional separate counsel of any Indemnified Party unless in the opinion of Administrative Agent a conflict or potential conflict exists between such Indemnified Party and Administrative Agent. So long as Borrower and Subsidiary Guarantor are resisting and defending such action, suit or proceeding as provided above in a prudent and commercially reasonable manner, Administrative Agent and the Indemnified Parties shall not be entitled to settle such action, suit or proceeding and Administrative Agent agrees that it will not settle any such action, suit or proceeding without the reasonable consent of Borrower and Subsidiary Guarantor; provided, however, that if Borrower and Subsidiary Guarantor are not diligently defending such action, suit or proceeding in a prudent and commercially reasonable manner as provided above, and Administrative Agent has provided Borrower and Subsidiary Guarantor with thirty (30) days’ prior written notice, or shorter period if mandated by the requirements of applicable law, and opportunity to correct such determination, Administrative Agent may settle such action, suit or proceeding and claim the benefit of this Section 19.12 with respect to settlement of such action, suit or proceeding. Any Indemnified Party will give Borrower and Subsidiary Guarantor prompt notice after such Indemnified Party obtains actual knowledge of any potential claim by such Indemnified Party for indemnification hereunder. The Indemnified Parties shall not settle or compromise any action, proceeding or claim which it is entitled to settle or compromise hereunder without notice to Borrower and Subsidiary Guarantor. The obligations and liabilities of Borrower and Subsidiary Guarantor under this Section 19.12 shall fully survive indefinitely notwithstanding any repayment of the Debt, the occurrence of Full Repayment or any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a conveyance in lieu of foreclosure of any Security Instrument or the Pledge Agreement.

(c)    If, at the time that Full Repayment occurs, there exists any pending (or threatened in writing) Lien or litigation previously disclosed in writing to Borrower and Subsidiary Guarantor that is (or would be, absent such purported release or termination) reasonably likely to result in a claim by any of the Indemnified Parties for reimbursement and/or indemnification pursuant to the provisions of the Loan Documents in respect of any action or threatened (in writing) action against Administrative Agent or any Lender by a third-party (any such claims relating to such known matter, the “Known Indemnification Claims”), then, notwithstanding the occurrence of Full Repayment and the release of all collateral provided to Secured Party under the Loan Documents (and, for the avoidance of doubt, nothing in this Section 19.12(c) shall be deemed to limit or supersede any other provision of this Agreement related to the obligations of Administrative Agent and Lenders upon Full Repayment), upon written request to Borrower and Subsidiary Guarantor detailing such Known Indemnification Claims, Borrower and Subsidiary Guarantor shall cause an Acceptable Indemnification Person (as defined below), either before or after such release of all such collateral, to enter into an indemnification agreement (the “Known Claims Indemnification Agreement”) with respect to such Known Indemnification Claims, which Known Claims Indemnification Agreement shall be in a form that is reasonably acceptable to Administrative Agent and the indemnitor thereunder but shall (i) provide for no greater liability or obligations nor provide greater rights to Administrative Agent or any Lender then are set forth in the Loan Documents and (ii) in no way affect the release of the Collateral nor be in any way secured by the Collateral. The Known Claims Indemnification Agreement shall terminate immediately upon the satisfaction of the Known Indemnification Claims. For the avoidance of doubt, upon satisfaction of the aforesaid conditions with respect to the Known Indemnification Claims (e.g. the delivery of the Known Claims Indemnification Agreement and the payment of all Known Indemnification Claims that have been incurred as of the date of delivery of such Known Claims Indemnification Agreement) and the occurrence of Full Repayment, Administrative Agent shall release and return all such collateral to Borrower and Subsidiary Guarantor. For purposes of this Section 19.12(c), an “Acceptable Indemnification Person” shall mean (i) Subsidiary Guarantor so long as Subsidiary Guarantor then owns the applicable Individual Property and neither Subsidiary Guarantor nor any Borrower Party is party to a written contract to sell the applicable Individual Property, (ii) Guarantor, or (iii) such other Person that is reasonably acceptable to Administrative Agent as a creditworthy counterparty (in light of the scope, reasonably likely longevity and reasonably anticipated amounts of such Known Indemnification Claims).

19.13    Remedies of Borrower and Subsidiary Guarantor. In the event that a claim or adjudication is made (except any claim or adjudication arising out of any exercise of remedies by Administrative Agent) that Administrative Agent, any Lender, or any of their respective agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Administrative Agent, such Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, each of Borrower and Subsidiary Guarantor agrees that neither Administrative Agent, any Lender nor any of their respective agents shall be liable for any monetary damages, and Borrower’s and Subsidiary Guarantor’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Administrative Agent or any Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

19.14    Incorporation. The Exhibits and Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

19.15    Offsets, Counterclaims and Defenses. Any assignee of Administrative Agent’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower or Subsidiary Guarantor may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower or Subsidiary Guarantor or in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower and Subsidiary Guarantor.

19.16    Liability of Assignees of Administrative Agent. No assignee of Administrative Agent shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any other Loan Document or any amendment or amendments hereto made at any time or times, heretofore or hereafter, any different than the liability of Administrative Agent hereunder. In addition, no assignee shall have at any time or times hereafter any personal liability, directly or indirectly, under or in connection with or secured by any agreement, lease, instrument, encumbrance, claim or right affecting or relating to any Individual Property or to which any Individual Property is now or hereafter subject any different than the liability of Administrative Agent hereunder. The limitation of liability provided in this Section 19.16 is (i) in addition to, and not in limitation of, any limitation of liability applicable to the assignee provided by law or by any other contract, agreement or instrument, and (ii) shall not apply to any assignee’s gross negligence or willful misconduct.

19.17	No Joint Venture or Partnership; No Third Party Beneficiaries.

(a)    Borrower, Subsidiary Guarantor and Administrative Agent intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and Administrative Agent. Nothing herein or therein is intended to create a joint venture, partnership, tenancy in common, or joint tenancy relationship between Borrower, Subsidiary Guarantor and Administrative Agent nor to grant Administrative Agent any interest in any Individual Property other than that of mortgagee, beneficiary or Administrative Agent.

(b)    This Agreement is solely for the benefit of Borrower, Subsidiary Guarantor and Secured Party and nothing contained herein or in any other Loan Document be deemed to confer on anyone other than Borrower, Subsidiary Guarantor and Secured Party the right to insist upon, enforce or waive the performance or observance of any of the terms and conditions hereof or thereof. All conditions to the obligations of Secured Party to make the Loan hereunder are imposed solely and exclusively for the benefit of Secured Party and no other Person, including, without limitation, any Person providing title insurance with respect to any Individual Property or any Security Instrument, shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Secured Party will refuse to make the Loan in the absence of strict compliance with any or all thereof. This Agreement shall not be construed to make or render Secured Party liable to any materialmen, contractors, subcontractors, laborers or others for goods and materials supplied or work and labor furnished in connection with the construction or renovation of the Improvements or for debts or claims accruing to any such Persons against Borrower or Subsidiary Guarantor. Notwithstanding anything contained in the Loan Documents, or any conduct or course of conduct by the parties hereto, before or after signing the Loan Documents, this Agreement shall not be construed as creating any rights, claims or causes of action against Lender, or any of its officers, directors, agents or employees, in favor of any Person providing title insurance with respect to any Individual Property or any Security Instrument, materialmen, contractor, subcontractor, laborer, or any other Person other than Borrower and Subsidiary Guarantor.

19.18    Publicity. All news releases, publicity or advertising by Borrower, Subsidiary Guarantor or their Affiliates or Administrative Agent or the Lenders or any of their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents shall be subject to the prior written approval of Administrative Agent. All news releases, publicity or advertising by Administrative Agent or any Lender through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents shall be subject to the prior written approval of Borrower, provided that this shall not apply to a “tombstone” or any news release, publicity or advertising that uses publicly available information. Notwithstanding the foregoing, disclosures required by applicable Legal Requirements, as reasonably determined by Administrative Agent, Subsidiary Guarantor and/or Borrower, shall not be subject to the prior written approval of any Person. Following the execution of this Agreement, Borrower and Subsidiary Guarantor shall place a sign, approved in form and substance by Administrative Agent but at Borrower’s and Subsidiary Guarantor’s cost and expense, on the Properties at a location satisfactory to Administrative Agent indicating, among other things, that Lenders are providing the financing for the acquisition of the Properties.

19.19    Waiver of Marshaling of Assets. To the fullest extent permitted by law, Borrower and Subsidiary Guarantor, each for itself and its successors and assigns, waives all rights to a marshaling of the assets of Borrower, Subsidiary Guarantor, Borrower’s and Subsidiary Guarantor’s members and others with interests in Borrower, Subsidiary Guarantor and of the Properties and of the Collateral, and agrees not to assert any right under any laws pertaining to the marshaling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Administrative Agent under the Loan Documents to a sale of the Properties or the Collateral for the collection of the Debt without any prior or different resort for collection or of the right of Administrative Agent to the payment of the Debt out of the net proceeds of the Properties or the Collateral in preference to every other claimant whatsoever.

19.20    Waiver of Counterclaim and other Actions. Each of Borrower and Subsidiary Guarantor hereby expressly and unconditionally waives, in connection with any suit, action or proceeding brought by Administrative Agent on this Agreement, the Note, any Security Instrument, the Pledge Agreement or any Loan Document, any and every right it may have to (i) interpose any counterclaim therein (other than a counterclaim which can only be asserted in the suit, action or proceeding brought by Administrative Agent on this Agreement, the Note, any Security Instrument, the Pledge Agreement or any Loan Document and cannot be maintained in a separate action) and (ii) have any such suit, action or proceeding consolidated with any other or separate suit, action or proceeding.

19.21    Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Each of Borrower and Subsidiary Guarantor acknowledges that, with respect to the Loan, Borrower and Subsidiary Guarantor shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Administrative Agent or any parent, subsidiary or Affiliate of Administrative Agent. Administrative Agent shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Administrative Agent of any equity interest any of them may acquire in Borrower or Subsidiary Guarantor, and each of Borrower and Subsidiary Guarantor hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Administrative Agent’s exercise of any such rights or remedies. Each of Borrower and Subsidiary Guarantor acknowledges that Administrative Agent engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower, Subsidiary Guarantor or their Affiliates.

19.22    Brokers and Financial Advisors. Each of Borrower and Subsidiary Guarantor hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Each of Borrower and Subsidiary Guarantor hereby agrees to indemnify, defend and hold Administrative Agent and Lenders harmless from and against any and all claims, liabilities, costs and expenses of any kind (including attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower, Subsidiary Guarantor, Administrative Agent or Lenders in connection with the transactions contemplated herein. The provisions of this Section 19.22 shall survive the expiration and termination of this Agreement and the occurrence of Full Repayment.

19.23    Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents and unless specifically set forth in a writing contemporaneous herewith the terms, conditions and provisions of any and all such prior agreements do not survive execution of this Agreement.

19.24    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

19.25    Limitation of Liability. No claim may be made by Borrower, Subsidiary Guarantor or any other Person against Administrative Agent or any Lender or the affiliates, directors, officers, employees, attorneys or Administrative Agent of any of them for any special, consequential, treble or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or by the other Loan Documents, or any act, omission or event occurring in connection therewith; and each of Borrower and Subsidiary Guarantor hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

19.26    Retention of Servicer; Custodian. Administrative Agent reserves the right, at its option, to retain (a) the Servicer to act on its behalf in connection with the Loan and/or (b) a custodian to take custody of all or a portion of the Loan Documents and any files, documents, records, data bases, computer tapes, copies of computer tapes, data files, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of the Loan. Borrower and Subsidiary Guarantor shall be responsible for set up fees, acceptance fees and other regularly scheduled servicing fees and custodial fees, and any other out-of-pocket costs and expenses of the Servicer and/or such custodian in connection with the Loan, including (without limitation) any out-of- pocket fees and expenses of the Servicer in connection with any requests of Borrower and/or Subsidiary Guarantor, any prepayment, amendment or modification of the Loan, any special servicing or work-out of the Loan or enforcement of the Loan Documents.

19.27    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Each of Borrower and Subsidiary Guarantor represents that none of Borrower, Subsidiary Guarantor or any other Borrower Party is an Affected Financial Institution.

19.28    Joint and Several Liability. If Borrower consists of more than one (1) Person the obligations and liabilities of each Person shall be joint and several. If Subsidiary Guarantor consists of more than one (1) Person the obligations and liabilities of each Person shall be joint and several.

19.29    Replacement Documents. Upon receipt of an affidavit of an officer of Administrative Agent as to the loss, theft, destruction or mutilation of any Note or any other Loan Document that is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note, membership certificate or other Loan Document, Borrower will issue, in lieu thereof, an identical Note or an identical replacement of such other Loan Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

19.30    Co-Agents; Lead Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “co-agent,” “book manager,” or “lead manager,” “arranger,” “lead arranger” or “co- arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified as a “syndication agent,” “documentation agent,” “co-agent” or “lead manager” shall have or be deemed to have any fiduciary relationship with any Lenders. Each Lender acknowledges that it has not relied, and will not rely, on any of Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

19.31	Reserved.

19.32    Erroneous Payments. Each of Borrower and Subsidiary Guarantor hereby agrees that (x) in the event Administrative Agent has determined in its sole but good faith discretion that any funds received by Lender or any Person who has received funds on behalf of a Lender (any such Lender or other Person, a “Payment Recipient”) from Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”), an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, Administrative Agent shall be contractually subrogated (irrespective of whether Administrative Agent may be equitably subrogated) to all the rights of such Lender under the Loan Documents with respect to such amount, (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by Borrower, any Subsidiary Guarantor or any other Borrower Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by Administrative Agent or a Lender from Borrower, any Subsidiary Guarantor or any other Borrower Party for the purpose of making such Erroneous Payment, and (z) to the extent that an Erroneous Payment was in any way or at any time credited as a payment or satisfaction of any of the Obligations, the Obligations or part thereof that were so credited, and all rights of the applicable Lender or Administrative Agent, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received; provided, however, the amount of such Erroneous Payment that is comprised of funds received by Administrative Agent from Borrower, any Subsidiary Guarantor or any other Borrower Party for the purpose of making such Erroneous Payment shall be credited as a payment or satisfaction of the Obligations and the Obligations or part thereof that were so credited shall not be reinstated.

19.33	Intentionally Omitted.

19.34    Cross Default; Cross Collateralization; Waiver of Marshalling of Assets. (a) Each of Borrower and Subsidiary Guarantor acknowledges that Lender has made the Loan to Borrower upon the security of its and Subsidiary Guarantor’s collective interest in the Properties and in reliance upon the aggregate of the Properties taken together being of greater value as collateral security than the sum of each Individual Property taken separately. Each of Borrower and Subsidiary Guarantor agrees that the Security Instruments are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under any of the Security Instruments shall constitute an Event of Default under each of the other Security Instruments which secure the Note; (ii) an Event of Default under the Note or this Agreement shall constitute an Event of Default under each Security Instrument; (iii) each Security Instrument shall constitute security for the Note as if a single blanket lien were placed on all of the Properties as security for the Note; and (iv) such cross-collateralization shall in no event be deemed to constitute a fraudulent conveyance.

(b) To the fullest extent permitted by law, Each of Borrower and Subsidiary Guarantor, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Subsidiary Guarantor, their partners and others with interests in Borrower and/or Subsidiary Guarantor, and of the Properties, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the Security Instruments, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Administrative Agent and Lender under the Loan Documents to a sale of the Properties for the collection of the Debt without any prior or different resort for collection or of the right of Administrative Agent and Lender to the payment of the Debt out of the net proceeds of the Properties in preference to every other claimant whatsoever. In addition, each of Borrower and Subsidiary Guarantor, each for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Security Instruments, any equitable right otherwise available to Borrower or Subsidiary Guarantor which would require the separate sale of the Properties or require Administrative Agent or Lender to exhaust its remedies against any Individual Property or any combination of the Properties before proceeding against any other Individual Property or combination of Properties; and further in the event of such foreclosure each of Borrower and Subsidiary Guarantor does hereby expressly consents to and authorizes, at the option of Administrative Agent and Lender, the foreclosure and sale either separately or together of any combination of the Properties.

19.35    Certain Additional Rights of Administrative Agent. Notwithstanding anything to the contrary contained in this Agreement, Administrative Agent shall have:

(a)    the right to routinely consult with and advise Borrower’s and Subsidiary Guarantor’s management regarding the significant business activities and business and financial developments of Borrower and/or Guarantor; provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of hazardous substances. Consultation meetings should occur on a regular basis (no less frequently than quarterly) with Administrative Agent having the right to call special meetings at any reasonable times and upon reasonable advance notice, together with a description of the purpose for such special meeting;

(b)    the right, in accordance with the terms of this Agreement, to examine the books and records of Borrower and/or Subsidiary Guarantor at any reasonable times upon reasonable notice;

(c)    Reserved; and

 the right, without restricting any other rights of Administrative Agent under this Agreement (including any similar right), to approve any acquisition by Borrower or any Subsidiary Guarantor of any other significant property (other than personal property required for the day to day operation of the Properties).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

VB TWELVE, LLC, a Delaware limited liability company

By:	/s/ Paul Richards
Name: Paul Richards
Title: Authorized Representative

SUBSIDIARY GUARANTOR:

VB WH, LLC, a Delaware limited liability company

By:	/s/ Paul Richards
Name: Paul Richards
Title: Authorized Representative

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:	/s/ Jessica Wong
Name: Jessica Wong
Title: Authorized Signatory

LENDERS:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:	/s/ Jessica Wong
Name: Jessica Wong
Title: Authorized Signatory

EXHIBIT A

Approved Lease Form

(Intentionally omitted.)

Exhibit A – P. 1

EXHIBIT B

Rent Roll

(Intentionally omitted.)

Exhibit B – P. 1

EXHIBIT C

Form of Joinder Agreement

(Intentionally omitted.)

Exhibit C – P. 1

EXHIBIT D

Initial Annual Operating Budget

(Intentionally omitted.)

Exhibit D – P. 1

EXHIBIT E

Form of Subsidiary Guaranty

(Attached)

Exhibit E – P. 1

SIDLEY DRAFT 6/22/25

[FORM OF] SUBSIDIARY GUARANTY AGREEMENT

This SUBSIDIARY GUARANTY AGREEMENT, is executed as of [        ] [    ], 202[_] (as the same may be amended, supplemented or otherwise modified from time to time, this “Guaranty”), made by [THE ENTITIES SET FORTH ON SCHEDULE I ATTACHED HERETO, each]1 a Delaware limited liability company ([individually and/or collectively, as the context may require,] “Guarantor”), in favor of JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association chartered under the laws of the United States of America, having an address at 383 Madison Avenue, New York, New York 10179, in its capacity as administrative agent (together with its successors and assigns, “Administrative Agent”), and Lenders. Lenders together with Administrative Agent, are collectively referred to herein as “Secured Party”.

RECITALS:

WHEREAS, VB TWELVE, LLC, a Delaware limited liability company (“Borrower”), requested that Lenders make a loan to Borrower in the maximum aggregate principal amount of up to $[500,000,000.00] on June [_], 2025, which consisted of a loan (the “Loan”) made pursuant to a Loan and Security Agreement, dated as of June [_], 2025, among Borrower, Guarantor and certain other subsidiary guarantors from time to time party to the Loan and Security Agreement (as the same may be amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) which Loan is evidenced by the Note (as defined in the Loan Agreement, the “Note”);

WHEREAS, the Note is secured by, inter alia, (i) this Guaranty, and (ii) the Security Instruments (as defined in the Loan Agreement, the “Security Instruments”), each of which encumbers the applicable Individual Property. The Note, the Loan Agreement, the Security Instruments, this Guaranty and any of the other documents evidencing or securing the Loan are collectively referred to as the “Loan Documents;

WHEREAS, as a condition to Lenders’ making the Add On Advance under the Loan and Administrative Agent to continue to administer the Loan, Secured Party is requiring that Guarantor execute and deliver to Secured Party this Guaranty;

WHEREAS, Borrower is the legal and beneficial owner of one hundred percent (100%) of the membership interests in Guarantor, and Guarantor will benefit from Lender’s making of the Add On Advance under the Loan to Borrower and Administrative Agent’s administering of the Loan; and

WHEREAS, capitalized terms used but not otherwise defined herein shall have the respective meanings given thereto in the Loan Agreement, unless otherwise expressly provided herein, and all references to sections shall be deemed to be references to sections of this Guaranty, unless otherwise indicated.

1 To be updated and Schedule I deleted if only one subsidiary guarantor/add on property.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and as a material inducement for and in consideration of the agreement of Lenders to make the Add On Advance pursuant to the Loan Agreement, Guarantor hereby guarantees, agrees, covenants, represents and warrants to Secured Party as follows:

ARTICLE I

NATURE AND SCOPE OF GUARANTY

1.1	Guaranty of Obligations.

(a)    Guarantor hereby irrevocably, absolutely and unconditionally, as a primary obligor and not merely as surety, jointly and severally guarantees to Secured Party, without duplication of any amounts actually paid pursuant to any other Subsidiary Guaranty, the punctual and complete payment, fulfillment and performance of the Guaranteed Obligations, as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. As used herein, the term “Guaranteed Obligations” means the due and punctual (i) payment in full (and not merely the collectability) of the outstanding principal balance of the Note, and all interest accruing thereon, including default interest, late charges and prepayment premiums or fees, and any other sum or charge due by Borrower to Administrative Agent or any Lender, if any, in each case, when due and payable under the Note or any of the other Loan Documents, and (ii) performance of all of Borrower’s other obligations under the Note and the other Loan Documents.

(b)    Guarantor hereby agrees that, notwithstanding any provisions to the contrary in the Loan Documents limiting the recourse of Secured Party to property encumbered by the Security Instruments and other Loan Documents, or limiting the rights of Secured Party to obtain a deficiency judgment against Borrower, Guarantor shall be fully and personally liable as a primary obligor with respect to the Guaranteed Obligations.

(c)    Nothing herein contained is intended to limit any obligations of Guarantor under the Environmental Indemnity or any other Guaranty.

1.2	Continuing Guaranty.

(a)    This is an irrevocable, absolute, continuing guaranty of payment and performance, and is not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to the Guaranteed Obligations arising or created after any attempted revocation by Guarantor and after (if Guarantor is a natural person) Guarantor’s death (in which event this Guaranty shall be binding upon Guarantor’s estate and Guarantor’s legal representatives and heirs). It is the intent of Guarantor and Secured Party that the obligations and liabilities of Guarantor hereunder are absolute and unconditional under any and all circumstances and that until the Guaranteed Obligations are fully and finally satisfied, such obligations and liabilities of Guarantor shall not be discharged or released in whole or in part, by any act or occurrence which might, but for the provisions of this Guaranty, be deemed a legal or equitable discharge or release of Guarantor. The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of Guarantor to Secured Party with respect to the Guaranteed Obligations. This Guaranty may be enforced by Secured Party and any subsequent holder of the Note and shall not be discharged by the assignment, sale, pledge, transfer, participation or negotiation of all or part of the Note.

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(b)    Subject to Section 1.2(c) of this Guaranty, this Guaranty shall survive the exercise of remedies following an Event of Default, including but not limited to a foreclosure of the Security Instruments by Secured Party or Administrative Agent and shall remain in full force and effect until (i) the occurrence of Full Repayment and the performance of all Obligations and (ii) the full performance and satisfaction by Guarantor of the Guaranteed Obligations.

(c)    This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment or any part thereof of the Loan is rescinded, held to constitute a preference under applicable bankruptcy laws or must otherwise be restored, refunded or returned by Administrative Agent upon the insolvency, bankruptcy, dissolution, liquidation or the reorganization of Borrower or upon or as a result of the appointment of a receiver, liquidator, intervenor, custodian or conservator of, or trustee or similar officer for, Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

(d)    The Guaranteed Obligations and the liabilities and obligations of Guarantor to Secured Party hereunder shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower or any other Person against Secured Party or against payment of the Guaranteed Obligations (other than actual payment or performance of the Guaranteed Obligations), whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

1.3    Waiver. Guarantor hereby assents to all terms and agreements heretofore or hereafter made by Borrower with Secured Party, and, except as such waiver may be expressly prohibited by law, waives:

(a)    Notice of any loans or disbursements made by Secured Party to Borrower under the Loan Documents;

(b)    Notice of the present existence or future incurring of any indebtedness pursuant to the Loan Documents or any future modifications thereof or any terms or amounts thereof or any Guaranteed Obligations or any terms or amounts thereof;

(c)    Notice of the obtaining or release of any guaranty or surety agreement (in addition to this Guaranty), pledge, assignment, or other security for any of the Loan or the Guaranteed Obligations;

(d)    Notice of protest, notice of default, notice of advance, notice of extension of the Maturity Date, notice of intent to accelerate and notice of acceleration in relation to any instrument relating to the Loan or the Guaranteed Obligations;

(e)    Protest, promptness, diligence, notice of acceptance, demand for payment and notice of default or non-payment in respect of the Note, the Loan Agreement, this Guaranty and the other Loan Documents;

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(f)    Any requirement that Secured Party protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against Borrower, against Guarantor or any other Person or any security for the Loan;

(g)    The benefit of any statute of limitations which may affect Guarantor’s liability hereunder or the enforcement hereof and any payment by Borrower or other circumstance that operates to toll any statute of limitations as to Borrower shall operate to toll the statute of limitations as to Guarantor;

(h)    Any right or claim of right to cause a marshalling of Borrower’s assets or to cause Secured Party to proceed against any of the security for the Loan before proceeding against Guarantor;

(i)    Notice of the occurrence of any breach by Borrower or an Event of Default;

(j)    Notice of Secured Party’s transfer or disposition of the Guaranteed Obligations, or any part thereof;

(k)    Notice of sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Obligations;

(l)    All suretyship defenses Guarantor has or would have under the laws of the jurisdiction in which the Improvements are located or any other jurisdiction;

(m)    Any right to assert a claim or defense based upon the assertion that a UCC foreclosure of the Pledge Agreement would constitute a clog of Guarantor’s equity of redemption under any Security Instrument, it being agreed and understood that these are separate security interests that may be exercised separately, or simultaneously, in Administrative Agent’s sole and absolute discretion;

(n)    Any and all other defenses Guarantor has or may have under applicable law (other than defense of payment of the Guaranteed Obligations), including (without limitation) any defense based on an assertion that the representations contained in Section 3.1(g) are untrue; and

(o)    Any other action at any time taken or omitted by Secured Party and, generally, all demands and notices of every kind in connection with this Guaranty, the other Loan Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and/or the obligations hereby guaranteed.

1.4	Payment by Guarantor.

(a)    Any payment required to be made by Guarantor pursuant to this Guaranty shall be made without presentment, protest or notice of protest, and Guarantor shall pay in lawful money of the United States of America, the amount due thereon to Administrative Agent within ten (10) Business Days after notice from Administrative Agent, at its address set forth in Section 6.2 hereof, or as otherwise designated by Administrative Agent. Any demand made by Administrative Agent may be made at any time coincident with or after the time for payment or performance of all or part of the Guaranteed Obligations. Such demand shall be deemed made and given in accordance with Section 6.2. Except as may be required by applicable law, it shall not be necessary for Secured Party (and Guarantor hereby waives any rights which Guarantor may have to require Secured Party), in order to enforce such payment or performance by Guarantor, first to institute suit or exhaust Secured Party’s remedies against Borrower, any other guarantor, or others liable to pay or perform such Guaranteed Obligations, or to enforce their rights against any security which shall ever have been given to secure the Guaranteed Obligations. Except to the extent required by applicable law, Secured Party shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Loan or the Guaranteed Obligations. No set-off, counterclaim (other than compulsory counterclaims), reduction, or diminution of any obligations which Guarantor has or may hereafter have against Borrower or Secured Party shall be available hereunder to Guarantor. Further, no defense of any kind or nature which Guarantor has or may hereafter have against Borrower shall be available hereunder to Guarantor as against Secured Party. Further, no defense of any kind or nature which Guarantor has or may hereafter have against Secured Party shall be available hereunder to Guarantor, other than the defense of actual payment and/or performance.

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(b)    All payments made by Guarantor hereunder, whether of principal, interest, fees, expenses, premiums or otherwise (including, for the avoidance of any doubt, any amounts Borrower would have been required to pay pursuant to Section 2.17 and Section 2.19 of the Loan Agreement), shall be paid to the applicable Secured Party in the same amount that Borrower would have paid had Borrower been making such payments. Whenever any Tax is payable pursuant to applicable law by Guarantor, as promptly as possible thereafter, Guarantor shall send to Secured Party an original official receipt, if available, or certified copy thereof showing payment of such Tax. Guarantor hereby indemnifies Secured Party for any Taxes, interest or penalties that may become payable by Secured Party on account of any payment hereunder being made by Guarantor rather than Borrower or of any failure by Guarantor to remit to Secured Party the required receipts or other required documentary evidence.

1.5      Indebtedness or Other Obligations of Guarantor. If Guarantor is or becomes liable for any indebtedness owed by Borrower to Secured Party by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected by this Guaranty, and the rights of Secured Party hereunder shall be cumulative of any and all other rights that Secured Party may ever have against Guarantor. The exercise by Secured Party of any right or remedy hereunder or under any other instrument or at law or in equity shall not preclude the concurrent or subsequent exercise of any other remedy at law or in equity and shall not preclude the concurrent or subsequent exercise of any other right or remedy. Further, without in any way diminishing or limiting the generality of the foregoing, it is specifically understood and agreed that this Guaranty is given by Guarantor as an additional guaranty to any and all previous, concurrent and future guarantees executed and delivered by Guarantor in favor of Secured Party relating to the indebtedness and obligations of Borrower to Secured Party, and nothing herein shall ever be deemed to replace or be in lieu of any other of such previous, concurrent or future guarantees.

1.6      Application of Payments. If, at any time, there is any indebtedness or obligations (or any portion thereof) of Borrower to Secured Party which is not guaranteed by Guarantor, Secured Party, without in any manner impairing Secured Party’s rights hereunder, may, at Secured Party’s option, apply all amounts realized by Secured Party from collateral or security held by Secured Party first to the payment of such unguaranteed indebtedness or obligations, with the remaining amounts, if any, to then be applied to the payment of the Guaranteed Obligations.

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1.7      Suits, Releases of Settlements with Others. Guarantor agrees that Secured Party, in Secured Party’s sole discretion, may bring suit against any other guarantor simultaneously, separately, or in any order as Secured Party may elect, without impairing the rights of Secured Party or the respective successors and assigns of Secured Party against Guarantor or any other guarantor, of the Guaranteed Obligations; and Secured Party may settle or compromise with such other guarantor for such sum or sums as Secured Party may see fit and release such other guarantor from all further liability to Secured Party, all without impairing their rights against Guarantor or any other guarantor of the Guaranteed Obligations.

ARTICLE II

EVENTS AND CIRCUMSTANCES NOT REDUCING OR DISCHARGING GUARANTOR’S OBLIGATIONS

2.1    No Limitation of Liability. To the extent permitted by applicable law, Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor’s obligations under this Guaranty shall not be released, limited, diminished, impaired, reduced, discharged or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including, without limitation, rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

(a)    The release of all or any portion of any Individual Property from the Lien of any Security Instrument;

(b)    Any renewal, extension, amendment, modification or supplement of or to the provisions of the Guaranteed Obligations, the Loan Agreement, the Note, the Security Instruments, any other Loan Document or any other instrument made to or with Secured Party by either Borrower or, with respect to documents other than this Guaranty, Guarantor;

(c)    Any change in the time, manner or place of payment, of all or any of the Obligations or any extensions of time for payment, whether in whole or in part, of the terms of any or all of the Loan Documents;

(d)    Any and all extensions, modifications, waivers, adjustments, indulgences, forbearances or compromises that might be granted or given by Secured Party to Borrower or, with respect to documents other than this Guaranty, Guarantor;

(e)    Any assertion or enforcement or failure or refusal to assert or enforce, or any consent or indulgence granted by Secured Party with respect to a departure from, any term of any of the Loan Documents, including the waiver by Secured Party of any default of Borrower, or the making of any other arrangement with, or the accepting of any compensation or settlement from, Borrower;

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(f)    Any and all notice of the creation, renewal or extension of the Obligations and notice of or proof of reliance by Secured Party upon this Guaranty or acceptance of this Guaranty;

(g)    Any sale, assignment or transfer of the Note or any Security Instrument, or any sale or transfer of all or part of any Individual Property, or any foreclosure, acceptance of a deed-in-lieu or other similar transfer of all or any portion of the and Individual Property or any other exercise of remedies by Secured Party under any of the Loan Documents, or any failure of Secured Party to notify Guarantor of such action;

(h)    Any exculpatory provision in any Loan Document limiting Secured Party’s recourse to property encumbered by the Security Instruments, or to other security or collateral for the Loan (including Article XVIII of the Loan Agreement), or limiting Secured Party’s rights to a deficiency judgment against Borrower;

(i)    The accuracy or inaccuracy of the representations and warranties made by Borrower under the Loan Documents;

(j)    The insolvency, bankruptcy, rearrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower or any other Person at any time liable for the payment of all or part of the Loan, the Obligations or any Guaranteed Obligations; or any reorganization, dissolution, consolidation or merger of Borrower or Guarantor, or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor, or any changes in the ownership, members or partners of Borrower or Guarantor;

(k)    The invalidity, irregularity, illegality or unenforceability of all or any part of the Loan, the Obligations or the Guaranteed Obligations, or any documents or agreements executed in connection with the Loan, the Obligations or the Guaranteed Obligations (including the Loan Documents), for any reason whatsoever, including, without limitation, the fact that the Loan, the Obligations or the Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, the act of creating the Loan or the act giving rise to the Guaranteed Obligations, or any part thereof, is ultra vires, the officers or representatives executing the Note or other Loan Documents or otherwise creating the Loan, the Obligations or the Guaranteed Obligations acted in excess of their authority, the Loan, the Obligations or the Guaranteed Obligations violate applicable usury laws, the creation, performance or repayment of the Loan, the Obligations or the Guaranteed Obligations is illegal, uncollectible, legally impossible or unenforceable, any of the Loan Documents pertaining to the Loan, the Obligations or the Guaranteed Obligations are irregular or not genuine or authentic, or Borrower has valid defenses, claims or offsets (whether at law, in equity or otherwise) which render the Loan, the Obligations or the Guaranteed Obligations wholly or partially uncollectible from Borrower, other than the defense of actual payment or actual performance;

(l)    The taking or accepting of any other security, collateral or guaranty, or other assurance of the payment, for all or any part of the Loan, the Obligations or the Guaranteed Obligations;

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(m)    Any release, substitution, surrender, exchange, subordination, deterioration, waste, loss or impairment by Secured Party of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Loan, the Obligations or the Guaranteed Obligations;

(n)    Any full or partial release of the liability of Borrower, Guarantor or any other Person from performance or observance of any of the agreements, covenants, terms or conditions contained in any Loan Document by operation of law, Secured Party’s voluntary act, or otherwise, it being recognized and acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support from any other Person, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other Persons (including Borrower) will be liable to pay or perform the Guaranteed Obligations, or that Secured Party will look to other Persons (including Borrower) to pay or perform the Guaranteed Obligations;

(o)    The failure of Secured Party, or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security, including, without limitation, any neglect, delay, omission, failure or refusal of Secured Party (i) to take or prosecute any action for the collection of any of the Guaranteed Obligations, or (ii) foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations;

(p)    The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Loan, the Obligations or the Guaranteed Obligations shall not be properly perfected or created, or shall prove to be unenforceable, or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Loan or the Guaranteed Obligations;

(q)    Any payment by Borrower to Secured Party is held to constitute a preference under bankruptcy laws, or for any reason Secured Party is required to refund such payment or pay such amounts to Borrower or any other Person;

(r)    The failure of Secured Party to exercise or to exhaust any right or remedy or take any action against Borrower or any collateral or other security available to it;

(s)    Any dealings or transactions between Secured Party and Borrower, whether or not Guarantor shall be a party to or cognizant of the same;

(t)    Any existing or future offset, claim or defense of Borrower or any other Person against Secured Party or against payment or performance of the Obligations or the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Obligations, the Guaranteed Obligations, the transactions creating the Obligations or the Guaranteed Obligations or otherwise, other than the defense of actual payment or actual performance;

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(u)    Secured Party’s consent to any assignment or successive assignments of the Loan Documents by Borrower;

(v)    Any change, restructuring or termination of the legal structure or existence of Borrower; or

(w)    Any other action taken or omitted to be taken by Borrower with respect to the Loan Agreement, the Loan Documents, the Loan or the Guaranteed Obligations, the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay or perform the Guaranteed Obligations.

It is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay and perform the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the occurrence of Full Repayment, the full and final payment and satisfaction of the Obligations and the full payment of all Guaranteed Obligations. Guarantor shall be liable for the payment of any and all loss, damage, cost, expense, liability, claim, suit, obligation or other amount incurred by Administrative Agent or any Lender (including attorneys’ fees) arising out of or in connection with Guarantor’s failure to pay any amounts required to be paid by Guarantor under this Guaranty.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1     Representations and Warranties. To induce Secured Party to enter into the Loan Documents and extend credit to Borrower, Guarantor represents and warrants to Secured Party as follows, which representations and warranties shall survive the execution hereof:

(a)    Guarantor has full power, authority and legal right to (x) carry on the business now being conducted and proposed to be conducted by Guarantor and to own the assets now owned or proposed to be owned by Guarantor, (y) execute, deliver and perform fully and completely all of Guarantor’s obligations under the Loan Documents to which Guarantor is a party (including, without limitation, this Guaranty) and (z) engage in the transactions contemplated by the Loan Documents to which Guarantor is a party (including, without limitation, this Guaranty);

(b)    Guarantor has received, or will receive, direct or indirect benefit from the making of this Guaranty and the making of the Loan to Borrower by Lenders;

(c)    Guarantor is familiar with, and has independently reviewed the books and records regarding the financial condition of Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Loan, the Obligations and the Guaranteed Obligations; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty;

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(d)    Neither Secured Party nor any agent, representative or employee of any Secured Party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty;

(e)    After giving effect to this Guaranty and the contingent obligations evidenced hereby, Guarantor is, and will be, solvent, and has and will have assets which, fairly valued, exceed Guarantor’s obligations, liabilities and debts, and has and will have property and assets sufficient to satisfy and repay its obligations and liabilities as they become due;

(f)    Neither the execution and delivery of this Guaranty nor the consummation of the transactions herein contemplated, nor compliance with the terms and provisions hereof, will contravene any provision of applicable law, statute, rule or regulation or any judgment, decree, franchise, order or permit applicable to Guarantor or will conflict or be inconsistent with, or will result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, the terms of any indenture, mortgage, deed of trust, agreement or other instruments to which Guarantor is a party or by which Guarantor or any of Guarantor’s property may be bound;

(g)    Guarantor has taken all necessary action to authorize the execution, delivery and performance of this Guaranty and this Guaranty has been duly executed and delivered by, or on behalf of, Guarantor and constitutes legal, valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with its terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

(h)    There are no outstanding or unpaid judgments against Guarantor and no actions, suits or proceedings are pending which have not been previously disclosed in writing to Administrative Agent, or, to the best of Guarantor’s knowledge, threatened in writing against or affecting Guarantor before any court or before any governmental or administrative body or agency which in any of the foregoing cases is reasonably likely to result in any materially adverse change in the operations, business, property or assets or in the condition (financial or otherwise) of Guarantor, or in any material impairment of the right or ability of Guarantor to carry on its business substantially as now conducted, or which would be reasonably likely to materially impair the ability of Guarantor to perform under the terms of this Guaranty;

(i)    Guarantor is not contemplating either the filing of a petition under any state or federal or foreign state bankruptcy or insolvency laws or the liquidation of any portion of Guarantor’s assets or property or any assignment of assets for the benefit of creditors, and no Guarantor has any knowledge of any Person threatening in writing the filing of any such petition against any Guarantor;

(j)    The financial statements of Guarantor, including any related financial data and schedules delivered to Administrative Agent, are all true and correct in all material respects and present fairly (i) the financial position of Guarantor as of the date of said financial statements and (ii) the assets of Guarantor. Guarantor has no material liabilities (contingent or otherwise) which are required by the Approved Accounting Method to be disclosed by or reserved against in the financial statement referred to above or in the notes thereto and which are not so disclosed or reserved. There have been no materially adverse changes in the properties or assets of, or in the financial condition of, Guarantor as set forth in said financial statements; with respect to any Guarantor which is an individual, such Guarantor holds their assets as separate property and not community property under the laws of the state in which they maintain their private residence;

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(k)    Guarantor has not created nor is the beneficiary of any Liens encumbering any Individual Property or any interest therein; and

(l)    On or prior to the date hereof, Guarantor has delivered to Administrative Agent true, correct and complete copies of the organizational charts depicting the organizational structure of Borrower and Guarantor as of the date hereof.

ARTICLE IV

SUBORDINATION AND SUBROGATION

4.1	Subordination.

(a)    If, for any reason, Borrower is now or hereafter becomes indebted to Guarantor or whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor (such indebtedness and all interest thereon being referred to as the “Affiliated Debt”), in accordance with, and subject to, the terms and provisions of the Loan Agreement, such Affiliated Debt shall, at all times be subordinate in all respects to the full payment and performance of the Obligations, and Guarantor shall not be entitled to enforce or receive payment thereof until the occurrence of Full Repayment and the performance of all of the Obligations. Guarantor agrees that any liens, mortgages, deeds of trust, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing the payment of the Affiliated Debt shall be and remain subordinate and inferior to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing the payment of the Obligations and/or the Guaranteed Obligations, regardless of whether such encumbrances in favor of Guarantor or Secured Party presently exist or are hereafter created or attach. Until such time as Full Repayment and the performance of all of the Obligations has occurred and the Guaranteed Obligations have been paid in full, without the prior written consent of Administrative Agent, Guarantor shall not (i) create any Liens encumbering (x) any Individual Property or (y) any interest therein (except as expressly permitted in the Loan Agreement), (ii) exercise or enforce any creditor’s rights Guarantor may have against Borrower, or (iii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including, without limitation, the commencement of, or the joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of Borrower held by Guarantor. The foregoing shall in no manner vitiate or amend, nor be deemed to vitiate or amend, any prohibition in the Loan Documents against Borrower granting Liens in any of Borrower’s assets to any Person other than Secured Party or Guarantor transferring any of Guarantor’s assets to any Person other than Secured Party.

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(b)    In the event of any receivership, bankruptcy, liquidation, reorganization, rearrangement, debtor’s relief or other insolvency proceedings involving Borrower as a debtor (including, without limitation, any winding up, liquidation, administration, dissolution, or the appointment of a liquidator, receiver, controller, inspector, manager, supervisor, administrative receiver, administrator, trustee or similar officer or official of Borrower or of any or all of Borrower’s assets), Secured Party shall have the right and authority, either in its own name or as attorney-in-fact for Guarantor (and Guarantor hereby appoints Administrative Agent as Guarantor’s attorney-in-fact, such appointment being irrevocable and coupled with an interest), to file such proof of debt, claim, petition or other documents and to take such other steps as are necessary to prove Secured Party’s rights hereunder and receive directly from the receiver, trustee, liquidator or other court custodian dividends and payments which would otherwise be payable upon Affiliated Debt, and Guarantor hereby assigns such dividends and payments to Secured Party.

(c)    The power of attorney granted or otherwise made pursuant to this Guaranty is given by Guarantor by way of further security and in order to more fully secure the performance of Guarantor’s obligations under this Guaranty and in consideration of the mutual covenants in this Guaranty and for other good and valuable consideration received by the Guarantor from Secured Party (the receipt and sufficiency of which is hereby acknowledged).

4.2    Subrogation. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of Secured Party), to, until such time as Full Repayment and the satisfaction in full of the Obligations have occurred and the Guaranteed Obligations have been paid in full, assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower or any other Person liable for payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty or otherwise until the occurrence of Full Repayment and the performance of all of the Obligations. Should Secured Party receive, for application against the Guaranteed Obligations, any dividend or payment which is otherwise payable to Guarantor and which, as between Borrower and Guarantor, shall constitute a credit against any Affiliated Debt, then, upon payment to Secured Party in full of the Guaranteed Obligations, Guarantor shall become subrogated to the rights of Secured Party to the extent that such payments to Secured Party on the Affiliated Debt have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Secured Party had not received dividends or payments upon the Affiliated Debt.

4.3    Payments Held in Trust. In the event that, notwithstanding anything to the contrary in this Guaranty, Guarantor should receive any funds, payment, claim or distribution which is prohibited by this Guaranty, Guarantor agrees to hold in trust for Secured Party an amount equal to the amount of all funds, payments, claims and/or distributions so received, and agrees that Guarantor shall have absolutely no dominion over the amount of such funds, payments, claims and/or distributions so received except to pay them promptly to Secured Party, and Guarantor covenants promptly to pay the same to Secured Party.

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ARTICLE V

RESERVED

ARTICLE VI

MISCELLANEOUS

6.1    Waiver. No failure to exercise, and no delay in exercising, on the part of Secured Party, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Secured Party hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

6.2    Notices. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted or desired to be given hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or by reputable overnight courier, addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 6.2. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (c) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

If to any Secured Party:	JPMorgan Chase Bank, National Association 383 Madison Avenue, 8th Floor New York, New York 10179 Attention: Simon B. Burce

with a copy to:	JPMorgan Chase Bank, National Association SPG Middle Office/CIB 383 Madison Avenue, 8th Floor New York, New York 10179-0001 Attention: Gisella Leonardis

and to:	Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 Attention: Bonnie Neuman, Esq. Email: bonnie.neuman@sidley.com

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If to Guarantor:	VB WH, LLC c/o Legal Department, SFR 300 Crescent Court, Suite 700 Dallas, Texas 75201 Attn: Legal Department Email: legal@nexpoint.com

with a copy to:	Wick Phillips Gould & Martin LLP 3131 McKinney Avenue, Suite 500 Dallas, Texas 75204 Attention: Isaac J. Brown, Esq. Email: isaac.brown@wickphillips.com

Any party may change the address to which any such Notice is to be delivered by furnishing ten (10) days’ written notice of such change to the other parties in accordance with the provisions of this Section 6.2. Notices shall be deemed to have been given on the date set forth above, even if there is an inability to actually deliver any Notice because of a changed address of which no Notice was given or there is a rejection or refusal to accept any Notice offered for delivery. Notice from Secured Party may be given by Servicer.

6.3    Payment of Expenses. In the event that Guarantor should breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, within ten (10) Business Days’ following demand by Administrative Agent, pay Secured Party all reasonable out-of-pocket costs and expenses (including court costs and attorneys’ fees) incurred by Secured Party in the enforcement hereof or the preservation of Secured Party’s rights hereunder, together with interest thereon at the Default Rate from and after the expiration of such ten (10) Business Day period until the date of payment to Secured Party. The covenant contained in this Section 6.3 shall survive the payment and performance of the Guaranteed Obligations.

6.4    Right of Set-Off. Upon the occurrence of any Event of Default and during the continuance thereof, Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final, excepting only tenant security deposits and similar escrow deposits) at any time held and other indebtedness at any time held or owing by such Secured Party to or for the credit or the account of Guarantor against any and all of the obligations of Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not Secured Party shall have made any demand under this Guaranty and although such obligations may be contingent and unmatured. The rights of Secured Party under this Section 6.4 are in addition to other rights and remedies (including other rights of set-off) which Secured Party may have under the Loan Documents, at law or in equity.

6.5    Recourse. Guarantor’s liability hereunder shall not be subject to, limited by or affected in any way by any non-recourse provisions contained in the Loan Agreement, the Note, the Security Instruments or any other Loan Document. Guarantor agrees that this Guaranty is separate from, independent of and in addition to Guarantor’s undertakings under the other Loan Documents. Guarantor agrees that, at Secured Party’s election, a separate action may be brought to enforce the provisions of this Guaranty which shall in no way be deemed to be an action on the Note, the Security Instruments or on any of the other Loan Documents.

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6.6    Time of Essence. Time is of the essence with respect to Guarantor’s obligations under this Guaranty.

6.7    Governing Law; Submission to Jurisdiction. This Guaranty shall be governed by and construed in accordance with the laws of the State of New York and the applicable laws of the United States of America pursuant to Section 5-1401 of the New York General Obligations Law. Any claim or controversy arising out of or relating to this Guaranty shall be governed by the laws of the State of New York and the applicable laws of the United States of America. Any legal suit, action or proceeding against Secured Party or Guarantor arising out of or relating to this Guaranty may at Secured Party’s option (if Secured Party is proceeding against Guarantor) or at Guarantor’s option (if Guarantor is proceeding against Secured Party) be instituted in any Federal or State court in the City of New York, County of New York, pursuant to Section 5-1402 of the New York General Obligations Law and Guarantor and Secured Party each waives any objections which it may now or hereafter have based on venue and/or forum non conveniens of any such suit, action or proceeding, and Guarantor and Secured Party each hereby irrevocably submits to the exclusive jurisdiction of any such court in any suit, action or proceeding. Guarantor does hereby designate and appoint:

TUAN OLONA LLP

1325 AVENUE OF THE AMERICAS, 27TH FLOOR

NEW YORK, NEW YORK 10019

as Guarantor’s authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any Federal or State court in New York, New York, and agrees that service of process upon said agent at said address and written notice of said service mailed or delivered to Guarantor in the manner provided herein shall be deemed in every respect effective service of process upon Guarantor in any such suit, action or proceeding in the State of New York. Guarantor shall give prompt notice to Administrative Agent of any changed address of Guarantor’s authorized agent hereunder and shall promptly designate such a substitute if Guarantor’s authorized agent ceases to have an office in New York, New York.

6.8    Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by such provision’s severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

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6.9    Amendments. This Guaranty may be amended only by an instrument in writing executed by the party or an authorized representative of the party against whom such amendment is sought to be enforced.

6.10    Parties Bound; Assignment. This Guaranty shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs and legal representatives. Secured Party shall have the right to assign or transfer its rights under this Guaranty in connection with any permitted assignment of the Loan and the Loan Documents. Any permitted assignee or transferee of Secured Party shall be entitled to all the benefits afforded to Secured Party under this Guaranty. No Guarantor shall have the right to assign or transfer its rights or obligations under this Guaranty without the prior written consent of Secured Party, and any attempted assignment without such consent shall be null and void.

6.11    Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

6.12    Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

6.13    Counterparts. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all Persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

6.14    Entirety. This Guaranty embodies the final, entire agreement of Guarantor and Secured Party with respect to Guarantor’s guaranty of the Guaranteed Obligations and supersedes any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof. This Guaranty is intended by Guarantor and Secured Party as a final and complete expression of the terms of the Guaranty, and no evidence of prior, contemporaneous or subsequent oral agreements or discussions or other extrinsic evidence of any nature shall be used to contradict, vary, supplement or modify any term of this Guaranty. There are no oral agreements between Guarantor and Secured Party.

6.15    Waiver of Right To Trial By Jury. GUARANTOR AND, BY ITS ACCEPTANCE HEREOF, SECURED PARTY HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE NOTE, THE SECURITY INSTRUMENTS, THE LOAN AGREEMENT, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR AND SECURED PARTY, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF GUARANTOR AND SECURED PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTY, AS APPLICABLE. EACH OF GUARANTOR AND, BY ITS ACCEPTANCE HEREOF, SECURED PARTY EACH KNOWINGLY AND IRREVOCABLY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY ACTION TO RESOLVE ANY DISPUTE RELATING TO OR ARISING OUT OF THIS GUARANTY OR ANY PART HEREOF; AND IN CONNECTION WITH THIS GUARANTY, EACH OF GUARANTOR AND SECURED PARTY REPRESENTS THAT IT HAS DISCUSSED SUCH WAIVER WITH ITS OWN INDEPENDENT COUNSEL AND HAS RELIED ON ADVICE OF ITS COUNSEL AND MAKES SUCH WAIVER KNOWINGLY AND VOLUNTARILY.

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6.16    Cooperation. Guarantor acknowledges that Secured Party and its successors and assigns may (a)(i) sell this Guaranty, the Note and the other Loan Documents to one or more investors as a whole loan, (ii) sell, participate, assign or syndicate a portion of the Loan secured by this Guaranty to one or more investors, (iii) deposit this Guaranty, the Note and the other Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (iv) otherwise sell the Loan or one or more interests therein to investors, (b) require Borrower to execute and deliver new component notes (including senior and junior notes) to replace the original Note or modify the original Note to reflect multiple components of the Loan, (c) create one or more subordinate notes and/or loans, including mezzanine loans, or (d) divide the Loan into multiple parts, in each case, pursuant to and in accordance with the terms of the Loan Agreement (the transactions referred to in clauses (a) through (d) are hereinafter each referred to as a “Secondary Market Transaction”). Subject to the terms, conditions and limitations set forth in the Loan Agreement, Guarantor shall cooperate with Secured Party in effecting any such Secondary Market Transaction and Guarantor shall provide (or cause Borrower to provide) such information, indemnities and materials as may be required or necessary pursuant to Article XIV or Article XV, as applicable, of the Loan Agreement. Secured Party shall be permitted to disclose all such information to any potential purchasers, participants or assignees of an interest in the Loan and the investment banking firms, accounting firms, law firms and other third-party advisory firms advising such Persons. It is understood that the information provided by Guarantor to Administrative Agent, including any and all financial statements provided to Administrative Agent hereunder or in accordance with any other Loan Document, may ultimately be incorporated into the offering documents for the Secondary Market Transaction and thus various investors and potential investors may also see some or all of the information. Secured Party and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Guarantor in the form as provided by Guarantor. Subject to the provisions of Section 19.18 of the Loan Agreement, Secured Party may publicize the existence of the Loan in connection with its marketing for a Secondary Market Transaction or otherwise as part of its business development. Notwithstanding the foregoing, provided no Event of Default has occurred and is continuing, in no event shall Administrative Agent or any Lender disclose Guarantor’s financial statements to any Excluded Lender in connection with any sale, securitization or other disposition of the Loan, in each case, without Guarantor’s prior written consent, which consent may be withheld in Guarantor’s sole but good faith discretion.

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6.17    Disclosure Indemnification. Guarantor agrees to provide, in connection with any sale or participation of any direct or indirect interest in the Loan, an indemnification agreement (A) certifying that (i) Borrower and Guarantor have carefully examined all written materials provided to Borrower or Guarantor by Administrative Agent (to the extent such information relates to, or is based on, or includes any information regarding any Individual Property, Borrower, Guarantor, Manager and/or the Loan) and (ii) such written materials do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) jointly and severally with Borrower indemnifying Administrative Agent and each Lender, and each of their respective officers, directors, partners, employees, representatives, agents and Affiliates and each Person or entity who Controls any such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Indemnified Persons”), for any losses, claims, damages, liabilities, costs or expenses (including without limitation legal fees and expenses for enforcement of these obligations (collectively, the “Liabilities”) to which any such Indemnified Person may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the written materials provided to Borrower or Guarantor by Administrative Agent or arise out of or are based upon the omission or alleged omission to state in such written materials a material fact required to be stated therein or necessary in order to make the statements in such written materials, in light of the circumstances under which they were made, not misleading and (C) agreeing to reimburse each Indemnified Person for any legal or other expenses incurred by such Indemnified Person, as they are incurred, in connection with investigating or defending the Liabilities. This indemnity agreement will be in addition to any liability which Guarantor may otherwise have. Moreover, the indemnification and reimbursement obligations provided for in clauses (B) and (C) above shall be effective, valid and binding obligations of the indemnifying Persons, whether or not an indemnification agreement described in clause (A) above is provided.

6.18    Erroneous Payments. Guarantor hereby agrees that (x) in the event Administrative Agent has determined in its sole discretion that any funds received by Lender or any Person who has received funds on behalf of a Lender (any such Lender or other Person, a “Payment Recipient”) from Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”), an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, Administrative Agent shall be contractually subrogated (irrespective of whether Administrative Agent may be equitably subrogated) to all the rights of such Lender under the Loan Documents with respect to such amount, (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by Guarantor or any other Borrower Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by Administrative Agent from Guarantor or any other Borrower Party for the purpose of making such Erroneous Payment, and (z) to the extent that an Erroneous Payment was in any way or at any time credited as a payment or satisfaction of any of the Obligations, the Obligations or part thereof that were so credited, and all rights of the applicable Lender or Administrative Agent, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received; provided, however, the amount of such Erroneous Payment that is comprised of funds received by Administrative Agent from Guarantor or any other Borrower Party for the purpose of making such Erroneous Payment shall be credited as a payment or satisfaction of the Obligations and the Obligations or part thereof that were so credited shall not be reinstated.

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6.19    Gender; Number; General Definitions. Unless the context clearly indicates a contrary intent, or unless otherwise specifically provided herein, (a) words used in this Guaranty may be used interchangeably in the singular or plural form, (b) any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, (c) the word “Borrower” shall mean Borrower and any subsequent sole member of any Guarantor, (d) the word “Lender” shall mean Lender and any subsequent holder of the Note, (e) the word “Note” shall mean the Note and any other evidence of indebtedness secured by the Loan Agreement, (f) the word “Individual Property” shall include any portion of any Individual Property and any direct or indirect interest therein, and (h) the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all reasonable out-of-pocket outside attorney, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels, incurred or paid by Secured Party in protecting its interest in any Individual Property, the Leases and/or the Rents and/or in enforcing its rights hereunder.

6.20    Joint and Several. The representations, warranties, covenants, obligations and liabilities of each Guarantor are joint and several.

[NO FURTHER TEXT ON THIS PAGE]

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IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty as of the day and year first above written.

GUARANTOR: [ ], a Delaware limited liability company

By:
Name: Title:

[Signature Page to Subsidiary Guaranty Agreement]

SCHEDULE I2

GUARANTOR

1.	[ ;

2.	;

3.	;

4.	;

5.	;

6.	;

7.	;

8.	; and

9.	.]

2 List to be updated for each add on advance subsequent to the first add on advance.

[Signature Page to Subsidiary Guaranty Agreement]

EXHIBIT F-1

Tax Compliance Certificate (Foreign Lenders That Are Not Partnerships)

(Intentionally omitted.)

Exhibit F-1 – P.

EXHIBIT F-2

Tax Compliance Certificate (Foreign Participants That Are Not Partnerships)

(Intentionally omitted.)

Exhibit F-2 – P. 1

EXHIBIT F-3

Tax Compliance Certificate (Foreign Participants That Are Partnerships)

(Intentionally omitted.)

Exhibit F-3 – P. 1

EXHIBIT F-4

Tax Compliance Certificate (Foreign Lenders That Are Partnerships)

(Intentionally omitted.)

Exhibit F-4 – P. 1

EXHIBIT G

Form of Pledge Agreement

(Attached)

Exhibit G – P. 1

SIDLEY DRAFT 6/22/25

[FORM OF] PLEDGE AND SECURITY AGREEMENT

PLEDGE AND SECURITY AGREEMENT, dated as of [               ] [     ], 20[ ] (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), made by VB TWELVE, LLC, a Delaware limited liability company, having an address at c/o 300 Crescent Court, Suite 700, Dallas, TX 75201 (“Pledgor”), in favor of JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association chartered under the laws of the United States of America, having an address at 383 Madison Avenue, New York, New York 10179 (“JPM”), in its capacity as administrative agent (together with its successors and assigns, the “Administrative Agent”) for the benefit of itself and the other lenders from time to time party to the Loan Agreement (as defined below) (together with their respective successors and assigns, collectively, “Lenders”; and, together with Administrative Agent, collectively, “Secured Party”).

W I T N E S S E T H:

WHEREAS, Lenders made a loan in the aggregate principal amount of up to $[500,000,000.00] (the “Loan”) pursuant to that certain Loan and Security Agreement, dated as of June [_], 2025, among VB WH, LLC, a Delaware limited liability company (“Issuer”), each Subsidiary Guarantor (as defined in the Loan Agreement) from time to time party to the Loan Agreement, Pledgor and Secured Party (as the same may be amended, supplemented, replaced or otherwise modified from time to time, the “Loan Agreement”), which Loan is evidenced by the Note (as defined in the Loan Agreement, the “Note”).

WHEREAS, the Note is secured by, inter alia, (i) this Agreement, and (ii) the Security Instruments (as defined in the Loan Agreement, the “Security Instruments”), each of which encumbers an Individual Property. The Note, the Loan Agreement, this Agreement, the Security Instruments and any of the other documents evidencing or securing the Loan are collectively referred to as the “Loan Documents”.

WHEREAS, Pledgor is the legal and beneficial owner of 100% of the issued and outstanding limited liability company interests in Issuer and will directly benefit from Lenders making the Add On Advance under the Loan to Issuer and Administrative Agent continuing to administer the Loan; and

WHEREAS, it is a condition precedent to the obligation of Lenders to make an Add On Advance under the Loan and Administrative Agent to continue to administer the Loan to Pledgor, as borrower under the Loan Agreement, that Pledgor shall have executed and delivered this Agreement to Secured Party.

NOW, THEREFORE, in consideration of the premises and to induce Lenders to make the Add On Advance under the Loan Agreement, Pledgor hereby represents, warrants, covenants and agrees with Secured Party as follows:

Section 1. Defined Terms. As used in this Agreement, the following terms have the meanings set forth in or incorporated by reference below:

“Administrative Agent” has the meaning set forth in the introductory paragraph hereto.

“Agreement” has the meaning set forth in the introductory paragraph hereto.

“Article 8 Matter” has the meaning set forth in Section 17(j).

“Code” or “UCC” means the Uniform Commercial Code from time to time in effect in the State of New York; provided that if, by reason of mandatory provisions of law, the validity or perfection of Secured Party’s security interest in the Collateral or any part thereof is governed by the Uniform Commercial Code or other similar law as in effect in a jurisdiction other than New York, the term “Code” shall mean the Uniform Commercial Code or such similar law as in effect in such other jurisdiction for purposes of the provisions hereof relating to such validity or perfection.

“Collateral” has the meaning set forth in Section 2.

“Issuer” has the meaning ascribed to such term in Schedule II hereof.

“Lender” has the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

“Loan” has the meaning set forth in the Recitals.

“Loan Agreement” has the meaning set forth in the Recitals.

“Loan Documents” means the Note, the Loan Agreement, this Agreement, the UCC-1 Financing Statements and the other documents and instruments entered into in connection with the Loan.

“Note” has the meaning set forth in the Recitals.

“Pledged Company Interests” or “Pledged Securities” means the limited liability company interests owned by Pledgor in [each] [the] Issuer listed on Schedule 1 hereto, together with all limited liability company certificates, options or rights of any nature whatsoever which may be issued or granted by Issuer to Pledgor.

“Pledgor” has the meaning set forth in the introductory paragraph hereto, together with its successors and permitted assigns.

“Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the Code on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions with respect thereto.

“Replacement Certificate” has the meaning set forth in Section 5.

“Secured Party” has the meaning set forth in the Recitals.

“Security Instruments” has the meaning set forth in the Recitals.

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Terms used herein but not otherwise defined herein shall have the respective meanings ascribed to them in the Loan Agreement. All references to sections, subsections, schedules and exhibits are to sections, subsections, schedules and exhibits in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

Section 2. Pledge; Grant of Security Interest. Pledgor hereby pledges and grants to Secured Party, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Debt, a first priority security interest in all of Pledgor’s right, title and interest in, to and under the following (collectively, the “Collateral”):

(a)    all Pledged Securities;

(b)    all securities, moneys or property representing dividends or interest on any of the Pledged Securities, or representing a distribution in respect of the Pledged Securities, or resulting from a split-up, revision, reclassification or other like change of the Pledged Securities or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Securities;

(c)    all right, title and interest of Pledgor in, to and under any policy of insurance payable by reason of loss or damage to the Pledged Securities and any other Collateral;

(d)    all “accounts”, “documents”, “general intangibles”, “instruments” and “investment property” (in each case as defined in the Code) constituting or relating to the foregoing;

(e)    all rights, privileges, authority and power arising from Pledgor’s interest in Issuer (provided, however, that, so long as no Event of Default exists, Pledgor may exercise such rights, privileges, authority and power vested in Pledgor);

(f)    the capital of Pledgor in Issuer and any and all profits, losses, distributions and allocations attributable thereto as well as the proceeds of any distribution thereof, whether arising under the terms of any of the following documents, as applicable (each an “Organizational Document” and collectively, the “Organizational Documents”): articles of incorporation, certificate of formation, certificate of limited partnership, certificate of organization, by-laws, limited partnership agreement, limited liability company agreement, stock certificates, certificates of limited partnership interests or general partnership interests (if any), certificates of limited liability company membership interests (if any), and all amendments or modifications of any of the foregoing, and all other agreements, instruments and/or other organizational or governing documents of or relating to Issuer (provided, however, that, so long as no Event of Default exists, Pledgor shall retain all rights with respect to all such profits, losses, distributions, allocations and proceeds);

(g)    all other payments, if any, due or to become due to Pledgor in respect of any of the items listed in this Section 2, under or arising out of any Organizational Document of Issuer or otherwise, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;

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(h)    all of Pledgor’s claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of the ownership of the Pledged Securities;

(i)    all present and future claims, if any, of Pledgor against Issuer for monies loaned or advanced, for services rendered or otherwise;

(j)    all of Pledgor’s rights pursuant to any Organizational Document of Issuer or at law or in equity, to exercise and enforce every right, power, remedy, authority, option and privilege of Pledgor relating to the Pledged Securities, including, but not limited to, the right to execute any instruments and to take any and all other action on behalf of and in the name of Pledgor in respect of the Pledged Securities and/or Issuer, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce or collect any of the foregoing or any property of Issuer, to enforce or execute any checks, or other instruments or orders and to file any claims and to take any action in connection with any of the foregoing;

(k)    all Investment Property (as such term is defined in the Code) issued by, or relating to, Issuer;

(l)    all equity interests or other property now owned or hereafter acquired by Pledgor as a result of exchange offers, recapitalizations of any type, contributions to capital, options or other rights relating to the Pledged Securities;

(m)     intentionally omitted; and

(n)    all Proceeds of any of the foregoing property (including, without limitation, any proceeds of insurance thereon).

Section 3. Certificates and Powers. Concurrently with the execution and delivery of this Agreement, Pledgor shall deliver to Administrative Agent the original certificate evidencing the Pledged Securities (which certificates shall constitute the “security certificates” (as defined in the Code)), together with an undated limited liability company interest transfer power covering each such certificate, duly executed in blank, in form and substance acceptable to Administrative Agent.

Section 4. Representations and Warranties. Pledgor represents and warrants to Secured Party as of the date hereof that:

(a)    No authorization, consent of or notice to any other Person (including, without limitation, any member, partner or creditor of Pledgor or Issuer) that has not been obtained, is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement including, without limitation, the assignment and transfer by Pledgor of any of the Collateral to Secured Party or the subsequent transfer thereof by Secured Party pursuant to the terms hereof.

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(b)    All of the Pledged Securities have been duly and validly issued and are fully paid and nonassessable.

(c)    The Pledged Company Interests listed on Schedule 1 hereto constitute all the issued and outstanding limited liability company interests in Issuer.

(d)    Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Company Interests listed on Schedule 1 hereto free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Agreement, and the Pledged Securities have not previously been assigned, sold, transferred, pledged or encumbered (except pursuant to this Agreement).

(e)    Upon delivery to Administrative Agent of the limited liability company certificates evidencing the Pledged Securities, the Lien granted pursuant to this Agreement will constitute a valid, perfected first priority Lien on the Pledged Securities, enforceable as such against all creditors of Pledgor and any Persons purporting to purchase any Pledged Securities from Pledgor.

(f)    Upon the filing of the Form UCC-1 financing statements referred to in Section 12 with the Delaware Secretary of State, the Lien granted pursuant to this Agreement will constitute a valid, perfected first priority Lien on the Collateral other than the Pledged Securities (including all related Proceeds) in such jurisdictions, enforceable as such against all creditors of Pledgor and any Persons purporting to purchase any such Collateral (or related Proceeds) from Pledgor.

(g)    The principal place of business and chief executive office of Pledgor is, and has been since its formation, located at 300 Crescent Court, Suite 700, Dallas Texas, 75201.

(h)    The exact name of Pledgor is, and at all times has been, as set forth in the introductory paragraph of this Agreement.

(i)    Pledgor was duly formed and is validly existing under the laws of the State of Delaware.

(j)    There exist no certificates, instruments or writings representing the Pledged Company Interests other than the certificates issued and delivered to Administrative Agent on the date hereof.

(k)    All of the Pledged Securities have been “certificated”, are “securities” governed by Article 8 of the Code and, during the term of this Agreement, the Pledged Securities are and will be deemed securities under Article 8 and Article 9 of the Code, including, without limitation, Section 8-103(c) of the Code.

(l)    The Pledged Securities (i) are not “financial assets” (within the meaning of Section 8-102(a)(9) of the Code) and (ii) are not credited to a “securities account” (within the meaning of Section 8-501(a) of the Code). The operating agreement of Issuer and the certificate evidencing the Pledged Securities each shall at all times state that the Pledged Securities are “securities” as such term is defined in Article 8 of the UCC as in effect in the State of Delaware.

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(m)    Each of Pledgor and Issuer is an entity disregarded as a separate entity or treated as a partnership for U.S. federal income tax purposes and has not made any election under Section 301.7701-3(a) of the Treasury Regulations to be treated as an association taxable as a corporation for U.S. federal income tax purposes.

Section 5. Covenants. Pledgor covenants and agrees with Secured Party that, from and after the date of this Agreement until the occurrence of Full Repayment (exclusive of any indemnification or other obligations which are expressly stated in any of the Loan Documents to survive Full Repayment):

(a)    Acknowledgements of Parties. If Pledgor shall, as a result of its ownership of the Pledged Securities, become entitled to receive or shall receive any stock certificate or partnership or limited liability company certificate, as applicable (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Securities, or otherwise in respect thereof, Pledgor shall accept the same as Secured Party’s agent, hold the same in trust for Secured Party and deliver the same forthwith to Administrative Agent in the exact form received, duly endorsed by Pledgor to Secured Party, if required, together with an undated limited liability company transfer power covering such certificate duly executed in blank and with, if Administrative Agent so requests, signature guaranteed, to be held by Administrative Agent hereunder as additional security for the Debt. Any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of Issuer shall be paid over to Administrative Agent to be held by it hereunder as additional security for the Debt, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to Administrative Agent to be held by it, subject to the terms hereof and the Loan Agreement, as additional security for the Debt. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by Pledgor, Pledgor shall, until such money or property is paid or delivered to Administrative Agent, hold such money or property in trust for Secured Party, segregated from other funds of Pledgor, as additional security for the Debt.

(b)    Actions of Issuer. Except to the extent otherwise expressly permitted by the Loan Agreement, without the prior written consent of Administrative Agent, Pledgor shall not, directly or indirectly (i) vote to enable, or take any other action to permit, Issuer to issue any stock, partnership or limited liability company interests, or to issue any other securities convertible into or granting the right to purchase or exchange for any stock, partnership or limited liability company interests, in Issuer, or (ii) except as expressly permitted by the Loan Agreement, sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral, or (iii) create, incur, authorize or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Agreement. Pledgor shall defend the right, title and interest of Secured Party in and to the Collateral against the claims and demands of all Persons whomsoever.

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(c)    Additional Assurances. At any time and from time to time, upon the written request of Administrative Agent, and at the sole expense of Pledgor, Pledgor shall promptly and duly give, execute, deliver file and/or record such further instruments and documents and take such further actions as Administrative Agent may reasonably request for the purposes of obtaining, creating, perfecting, validating or preserving the full benefits of this Agreement and of the rights and powers herein granted (including, without limitation, filing UCC financing or continuation statements and amendment to same), provided that the amount of the Debt shall not be increased thereby. Pledgor hereby authorizes Administrative Agent to file any such financing statement or continuation statement without the signature of Pledgor to the extent permitted by law, including, without limitation, financing statements (and amendments of financing statements and continuation statements) that name Pledgor as debtor and Administrative Agent, on behalf of Lenders, as secured party and that cover all personal property or all assets of Pledgor now existing or hereafter acquired or words of similar meaning. Pledgor hereby ratifies the filing of any such financing statements (or amendments of financing statements or continuation statements) that were filed prior to the execution hereof). If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be promptly delivered to Administrative Agent, duly endorsed in a manner satisfactory to Administrative Agent, to be held as Collateral pursuant to this Agreement. Administrative Agent is hereby appointed, during the continuance of an Event of Default, as Pledgor’s attorney-in-fact, which appointment as attorney-in-fact is irrevocable and coupled with an interest, the attorney- in-fact of Pledgor for the sole purpose of perfecting and maintaining its first priority security interest in the Collateral.

(d)    Limitation on Liens. Pledgor will not create, incur or permit to exist, will defend the Collateral against, and will take all such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Liens created hereby, and will defend the right, title and interest of Secured Party in, to and under the Collateral against the claims and demands of all Persons whomsoever.

(e)    Further Identification of Pledged Securities. Pledgor will furnish to Administrative Agent from time to time statements and schedules further identifying and describing the Pledged Securities and such other reports in connection with the Pledged Securities as Administrative Agent may reasonably request, all in reasonable detail.

(f)    Changes in Location, Name, Etc. Pledgor will not, unless (i) it shall have given thirty (30) days’ prior written notice to such effect to Administrative Agent and (ii) all action necessary or advisable, in Administrative Agent’s opinion, to protect and perfect the Liens and security interests intended to be created hereunder with respect to the Pledged Securities shall have been taken, (A) change the location of its chief executive office or principal place of business from that specified in Section 4(f), or (B) change its name, identity or structure, or (C) reorganize or reincorporate under the laws of another jurisdiction.

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(g)    Hold Harmless; Taxes. Pledgor shall pay, and save Secured Party harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all transfer, stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement (including, without limitation, the enforcement of any of Secured Party’s rights or remedies under this Agreement or any of the Loan Documents).

(h)    Uncertificated Interests. If at any time any limited liability company membership interest in Issuer is evidenced by an uncertificated security, Pledgor shall promptly notify Administrative Agent thereof and shall promptly take all actions required to perfect the security interest of Administrative Agent, on behalf of Lenders, therein under applicable law. Pledgor further agrees to take such actions as Administrative Agent deems reasonably necessary or desirable to effect the foregoing and to permit Administrative Agent to exercise any of its rights and remedies hereunder, and agrees to provide an opinion of counsel satisfactory to Administrative Agent with respect to any such pledge of uncertificated partnership interest promptly upon request of Administrative Agent.

(i)    Lost Certificates. If any of the limited liability company certificates evidencing the Pledged Securities are lost, stolen, damaged or destroyed, Pledgor shall cause Issuer to issue and deliver to Administrative Agent a new certificate reasonably acceptable to Administrative Agent (the “Replacement Certificate”) representing the Pledged Securities. In connection with Issuer’s issuance of the Replacement Certificate, Administrative Agent shall provide an affidavit representing that such previously issued limited liability certificate has been lost, stolen damaged or destroyed, as applicable.

(j)    Loan Agreement Covenants. The representations, warranties and covenants applicable to Issuer set forth in the Loan Agreement that relate to Pledgor, including, but not limited to Article IV and Article IX, are hereby incorporated by reference and are true and correct with respect to Pledgor.

Section 6.         Certain Understandings of Parties; Control of Pledged Collateral, Etc.

(a)    The Pledged Company Interests are securities governed by Article 8 of the Code, but the Pledged Company Interests are not, and will not be, investment company securities within the meaning of Section 8-103 of the Code. The Pledged Securities (i) will not become “financial assets” (within the meaning of Section 8-102(a)(9) of the UCC) related to a “security entitlement” (within the meaning of Sections 8-102(a)(17) and 8-501(a) of the UCC), (ii) will not be credited to a “securities account” (within the meaning of Section 8-501(a) of the UCC) and (iii) will not be dealt in or traded on a securities exchange or in a securities market.

(b)    On or before the Closing Date, Pledgor shall (i) cause Issuer to “opt-in” to treatment of the Pledged Securities as securities within the meaning of Section 8-103(c) of the Code, (ii) deliver to Administrative Agent certificated securities representing all of the Pledged Securities, duly indorsed or subscribed in blank, or accompanied by appropriate stock or limited liability company powers or other instruments of transfer, pledge or assignment, and enter into such other arrangements as may be necessary to give control of any Investment Property to Administrative Agent within the meaning of Section 8-106 of the Code, (iii) send written instructions in the form of Exhibit B attached hereto to Issuer, and shall cause Issuer to, and Issuer shall, deliver to Administrative Agent the Confirmation Statement and Instruction Agreement in the form of Exhibit C attached hereto pursuant to which Issuer will confirm that it has registered the pledge effected by this Agreement on its books and agrees to comply with the instructions of Administrative Agent in respect of the Collateral without further consent of Pledgor or any other Person, and (iv) promptly take all other actions required to perfect the security interest of Secured Party in the Collateral under applicable law. It is the intention of Pledgor and Administrative Agent that at all times while the Loan remains outstanding, the Pledged Securities shall constitute Investment Property, and, to that end, Pledgor shall take, and shall cause Issuer to take, all necessary action to obtain such classification pursuant to the Code.

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Section 7. Distributions; Voting Rights. Subject to the provisions of the Loan Agreement and the limitations on distributions set forth therein, and unless an Event of Default shall occur and be continuing, Pledgor shall be permitted to receive all partnership and/or limited liability company interest distributions or cash dividends paid in the normal course of business of Issuer and to exercise all voting and partnership and/or limited liability company or corporate rights with respect to the Pledged Securities, provided that no vote shall be cast or right exercised or other action taken which, in Secured Party’s good faith judgment, would impair Secured Party’s Lien on the Collateral or which would be inconsistent with or result in any violation of any provision of the Loan Agreement, the Note, this Agreement or any other Loan Documents.

Section 8.         Rights of Secured Party.

(a)    If an Event of Default shall occur and be continuing, Secured Party shall have the right to receive any and all income, cash dividends, distributions, proceeds or other property received or paid in respect of the Pledged Securities and make application thereof to the Debt, in such order as Secured Party, in its sole discretion, may elect, in accordance with the Loan Documents. If an Event of Default shall occur and be continuing, then all such Pledged Securities at Secured Party’s option, shall be registered in the name of Secured Party or its nominee (if not already so registered), and Secured Party or its nominee may thereafter exercise (i) all voting, and all corporate, limited liability company or partnership, as applicable, and other rights pertaining to the Pledged Securities and (ii) any and all rights of conversion, exchange, and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of Issuer, or upon the exercise by Pledgor or Secured Party of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but Secured Party shall have no duty to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b)    The rights of Secured Party under this Agreement shall not be conditioned or contingent upon the pursuit by Secured Party of any right or remedy against Issuer or against any other Person which may be or become liable in respect of all or any part of the Debt or against any other security therefor, guarantee thereof or right of offset with respect thereto. Secured Party shall not be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall it be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

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(c)    Upon satisfaction in full of the Debt and payment of all amounts owed on the Note, Secured Party’s rights under this Agreement shall terminate and, upon Pledgor’s request and at Pledgor’s reasonable expense, Administrative Agent (i) shall execute and deliver to Pledgor UCC-3 termination statements or similar documents to release Secured Party’s Lien on the Collateral granted under this Agreement and (ii) return to Pledgor any and all certificates representing Pledged Securities that were delivered to Secured Party.

(d)    During the continuance of an Event of Default, Pledgor authorizes Secured Party, at any time and from time to time, to execute, in connection with the sale provided for in Section 9 or Section 10, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

(e)    The powers conferred on Secured Party hereunder are solely to protect Secured Party’s interest in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Pledgor for any act or failure to act hereunder, except for its or their gross negligence or willful misconduct.

(f)    If Pledgor fails to perform or comply with any of its agreements contained herein and Secured Party, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of Secured Party incurred in connection with such performance or compliance, together with interest at the Default Rate if such expenses are not paid on demand, shall be payable by Pledgor to Secured Party within five (5) Business Days of written demand thereof and shall constitute obligations secured hereby.

Section 9. Remedies. (a) If an Event of Default shall occur and be continuing, Secured Party may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Debt:

(i)    all rights and remedies of a secured party under the Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if Secured Party were the sole and absolute owner thereof (and Pledgor agrees to take all such action as may be appropriate to give effect to such right);

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(ii)    Secured Party may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

(iii)    Secured Party in its discretion may, in its name or in the name of Pledgor or otherwise, demand, sue for, collect, direct payment of or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so.

(b)    Without limiting the generality of the foregoing, Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below or otherwise required hereby) to or upon Pledgor, Issuer, or any other Person (all and each of which demands, presentments, protests, advertisements and notices, or other defenses, are hereby waived to the extent permitted under applicable law), may in such circumstances upon which an Event of Default shall occur and be continuing forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker’s board or office of Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best in its sole discretion, for cash or on credit or for future delivery without assumption of any credit risk. Secured Party shall have the right, without notice or publication, to adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for such sale, and any such sale may be made at any time or place to which the same may be adjourned without further notice. Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of Pledgor, which right or equity of redemption is hereby waived or released. Secured Party shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Secured Party hereunder, including, without limitation, reasonable outside attorneys’ fees and disbursements, to the payment in whole or in part of the Debt, in such order as Secured Party may elect, and only after such application and after the payment by Secured Party of any other amount required by any provision of law, including, without limitation, Sections 9-610 and 9-615 of the Code, need Secured Party account for the surplus, if any, to Pledgor. To the extent permitted by applicable law, Pledgor waives all claims, damages and demands it may acquire against Secured Party arising out of the exercise by Secured Party of any of its rights hereunder, except for any claims, damages and demands it may have against Secured Party arising from the willful misconduct or gross negligence of Secured Party or its affiliates, or any agents or employees of the foregoing. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

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(c)    The rights, powers, privileges and remedies of Secured Party under this Agreement are cumulative and shall be in addition to all rights, powers, privileges and remedies available to Secured Party at law or in equity. All such rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the rights of Secured Party hereunder.

Section 10. Private Sales. (a) Pledgor recognizes that Secured Party may be unable to effect a public sale of any or all of the Pledged Securities, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to Secured Party than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of being a private sale. Secured Party shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit Issuer or Pledgor to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if Issuer or Pledgor would agree to do so.

(b)    Pledgor further shall use commercially reasonable efforts to do or cause to be done all such other acts as may be reasonably necessary to make any sale or sales of all or any portion of the Pledged Securities pursuant to this Section 10 valid and binding and in compliance with any and all other requirements of applicable law. Pledgor further agrees that a breach of any of the covenants contained in this Section 10 will cause irreparable injury to Secured Party, that Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 10 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Loan Agreement.

(c)    Secured Party shall not incur any liability as a result of the sale of any Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner, it being agreed that some or all of the Collateral is or may be of one or more types that threaten to decline speedily in value and that are not customarily sold in a recognized market. Pledgor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any of the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Debt, even if Secured Party accepts the first offer received and does not offer any Collateral to more than one offeree, provided that Secured Party has acted in a commercially reasonable manner in conducting such private sale.

12

(d)    The Code states that Secured Party is able to purchase the Pledged Securities only if they are sold at a public sale. Secured Party has advised Pledgor that SEC staff personnel have issued various No-Action Letters describing procedures which, in the view of the SEC staff, permit a foreclosure sale of securities to occur in a manner that is public for purposes of Article 9 of the Code, yet not public for purposes of Section 4(2) of the Securities Act of 1933. The Code permits Pledgor to agree on the standards for determining whether Secured Party has complied with its obligations under Article 9 of the Code. Pursuant to the Code, Pledgor specifically agrees (x) that it shall not raise any objection to Secured Party’s purchase of the Pledged Securities (through bidding on the obligations or otherwise) and (y) that a foreclosure sale conducted in conformity with the principles set forth in the No-Action Letters (i) shall be considered to be a “public” sale for purposes of the Code; (ii) will be considered commercially reasonable notwithstanding that the Secured Party, has not registered or sought to register the Pledged Securities under the Securities Laws, even if Pledgor or Issuer agrees to pay all costs of the registration process; and (iii) shall be considered to be commercially reasonable notwithstanding that Secured Party purchases the Pledged Securities at such a sale.

(e)    Pledgor agrees that Secured Party shall not have any general duty or obligation to make any effort to obtain or pay any particular price for any Pledged Securities sold by Secured Party pursuant to this Agreement. Secured Party, may, in its sole discretion, among other things, accept the first offer received, or decide to approach or not to approach any potential purchasers. Without in any way limiting Secured Party’s right to conduct a foreclosure sale in any manner which is considered commercially reasonable, Pledgor hereby agrees that any foreclosure sale conducted in accordance with the following provisions shall be considered a commercially reasonable sale and hereby irrevocably waives any right to contest any such sale:

(i)    Administrative Agent conducts the foreclosure sale in the State of New York (provided that any auction conducted electronically through telephonic or video means shall satisfy the conditions of this clause (i));

(ii)    The foreclosure sale is conducted in accordance with the laws of the State of New York (provided that any auction conducted electronically through telephonic or video means shall satisfy the conditions of this clause (ii));

(iii)    Not more than thirty (30) days before, and not less than ten (10) days in advance of the foreclosure sale, Administrative Agent notifies Pledgor at the address set forth herein of the time and place of such foreclosure sale and/or with respect to any rescheduled foreclosure sale date in the event of a postponement, not less than one (1) Business Day prior notice;

(iv)    The foreclosure sale is conducted by an auctioneer licensed in the State of New York on any Business Day between the hours of 9 a.m. and 5 p.m. (Eastern Time);

(v)    The notice of the date, time and location of the foreclosure sale is published two (2) or more times in two (2) or more of the following publications: The Commercial Mortgage Alert; The New York Times; The Wall Street Journal; or such other newspaper widely circulated in New York, New York; provided that in the event a sale is adjourned or rescheduled to a date that is less than fifteen (15) days from the originally scheduled date, no republication of the notice of sale is required, so long as notice of the rescheduled sale, date, time and location is provided to any potential bidder who had received information with respect to the originally scheduled sale directly from Administrative Agent; and

13

(vi)    Administrative Agent sends notification of the foreclosure sale to all secured parties identified as a result of a search of the UCC financing statements in the filing offices located in the State of Delaware conducted not later than ten (10) days and not earlier than thirty (30) days before such scheduled date of the foreclosure sale.

Section 11. Limitation on Duties Regarding Collateral. Secured Party’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as Secured Party deals with similar securities and property for its own account. Neither Secured Party nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or otherwise.

Section 12. Financing Statements; Other Documents. Pledgor hereby authorizes Administrative Agent to file UCC-1 financing statements with respect to the Collateral. Pledgor agrees to deliver any other document or instrument which Administrative Agent may reasonably request with respect to the Collateral for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

Section 13. Attorney-in-Fact. During the continuance of an Event of Default, without limiting any rights or powers granted by this Agreement to Secured Party, Administrative Agent is hereby appointed, which appointment as attorney-in-fact is irrevocable and coupled with an interest, the attorney-in-fact of each Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which Administrative Agent may deem necessary or advisable to accomplish the purposes hereof including, without limitation:

(a)    to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b)    to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above;

(c)    to file any claims or take any action or institute any proceedings that Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party, with respect to any of the Collateral; and

(d)    to execute, in connection with the sale provided for in Section 9 or Section 10, any endorsement, assignments, or other instruments of conveyance or transfer with respect to the Collateral.

If so requested by Secured Party in writing, Pledgor shall ratify and confirm any such sale or transfer by executing and delivering to Secured Party at Pledgor’s expense all proper deeds, bills of sale, instruments of assignment, conveyance of transfer and releases as may be designated in any such request.

14

Section 14. Additional Covenants of Pledgor. Pledgor covenants and agrees with Secured Party that, from and after the date of this Agreement until the occurrence of Full Repayment (exclusive of any indemnification or other obligations which are expressly stated in any of the Loan Documents to survive Full Repayment), Pledgor shall take and shall cause [each] [the] Issuer to take, (a) any and all actions either necessary or reasonably requested by Administrative Agent to ensure complete compliance with the Loan Documents, (b) such actions as are required by or to comply with the terms of the Loan Documents, in each case, applicable to it, and shall not take any actions that violate any such documents and (c) such actions that are necessary to ensure that [each] [the] Issuer shall not apply amounts disbursed to [each] [the] Issuer pursuant to the requirements of the Loan in a manner contrary to the requirements of the Loan Documents.

Section 15. Exculpation. The provisions of Section 18.1 of the Loan Agreement are hereby incorporated by reference into this Agreement as to the liability of Pledgor hereunder to the same extent and with the same force as if fully set forth herein.

Section 16. Expenses; Indemnity. The terms and provisions of Section 19.12 of the Loan Agreement are hereby incorporated by reference into this Agreement to the same extent and with the same force as if fully set forth herein.

Section 17.         Miscellaneous.

(a)    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(b)    Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

(c)    No Waiver; Cumulative Remedies. Secured Party shall not by any act (except by a written instrument pursuant to Section 17(d)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Secured Party would otherwise have on any future occasion. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights, remedies, powers or privileges provided by law.

15

(d)    Waivers and Amendments. None of the terms or provisions of this Agreement may be waived, amended, or otherwise modified except by a written instrument executed by the party against which enforcement of such waiver, amendment, or modification is sought.

(e)    No Transfer. Except as otherwise permitted under the Loan Documents, Pledgor will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, nor will it create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any Collateral, or any interest therein, or any proceeds thereof, except for the security interest provided for by this Agreement.

(f)    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Pledgor and the respective successors and assigns of Pledgor and shall inure to the benefit of Secured Party and its successors and assigns; provided Pledgor shall not have any right to assign its rights hereunder. The rights of Secured Party under this Agreement shall automatically be transferred to any permitted transferee to which Secured Party transfers the Note and Loan Agreement.

(g)    Notices. Notices by Secured Party to Pledgor or Issuer to be effective shall be in writing (including by facsimile transmission), addressed or transmitted to Pledgor or Issuer at the address of Pledgor set forth in the Loan Agreement, and shall be deemed to have been duly given or made in accordance with the terms and provisions of Section 19.6 of the Loan Agreement.

(h)   Governing Law; Submission To Jurisdiction. The terms and provisions of Section 19.3 of the Loan Agreement are hereby incorporated by reference into this Agreement to the same extent and with the same force as if fully set forth herein.

(i)   Agents. Secured Party may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for their actions except for the gross negligence or willful misconduct of any such agents or attorneys-in-fact.

(j)    Irrevocable Proxy. With respect to Article 8 Matters (as defined below), Pledgor hereby irrevocably grants and appoints Administrative Agent, on behalf of Lenders, from the date of this Agreement until the termination of this Agreement in accordance with its terms, as Pledgor’s true and lawful proxy, for and in Pledgor’s name, place and stead to vote the Pledged Company Interests, whether directly or indirectly, beneficially or of record, now owned or hereafter acquired, with respect to such Article 8 Matters. The proxy granted and appointed in this Section 17(j) shall include the right to sign Pledgor’s name (as a partner or member of Issuer) to any consent, certificate or other document relating to an Article 8 Matter and the Pledged Company Interests that applicable law may permit or require, to cause the Pledged Company Interests to be voted in accordance with the preceding sentence. Pledgor hereby represents and warrants that there are no other proxies and powers of attorney with respect to an Article 8 Matter that Pledgor may have granted or appointed. Pledgor will not give a subsequent proxy or power of attorney or enter into any other voting agreement with respect to the Pledged Company Interests with respect to any Article 8 Matter and any attempt to do so with respect to an Article 8 Matter shall be void and of no effect. The proxies and powers granted by Pledgor pursuant to this Agreement are coupled with an interest and are given to secure the performance of Pledgor’s obligations. As used herein, “Article 8 Matter” means any action, decision, determination or election by Issuer or its member(s) that its membership interests or other equity interests, or any of them, be, or cease to be, a “security” as defined in and governed by Article 8 of the UCC in effect in the State of Delaware and any other applicable jurisdiction, and all other matters related to any such action, decision, determination or election.

16

(k)    Irrevocable Authorization and Instruction to Issuer. Pledgor hereby authorizes and instructs Issuer and any servicer of the Loan to comply with any instruction received by it from Administrative Agent in writing that (i) states that an Event of Default has occurred and is continuing and (ii) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from Pledgor, and Pledgor agrees that Issuer and any servicer shall be fully protected in so complying.

(l)    Counterparts. This Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

(m)    WAIVER OF JURY TRIAL, DAMAGES, JURISDICTION. PLEDGOR AND SECURED PARTY EACH HEREBY AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL ON ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OR ANY DEALINGS BETWEEN PLEDGOR AND SECURED PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. PLEDGOR AND SECURED PARTY EACH ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO SECURED PARTY TO ENTER INTO A BUSINESS RELATIONSHIP WITH PLEDGOR. PLEDGOR REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH WAIVER IS KNOWINGLY AND VOLUNTARILY GIVEN FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED, EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, REPLACEMENTS, REAFFIRMATIONS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, OR ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

17

WITH RESPECT TO ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, PLEDGOR SHALL AND HEREBY DOES SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK (AND ANY APPELLATE COURTS TAKING APPEALS THEREFROM). PLEDGOR HEREBY WAIVES AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (A) THAT IT IS NOT SUBJECT TO SUCH JURISDICTION OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN THOSE COURTS OR THAT THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY NOT BE ENFORCED IN OR BY THOSE COURTS OR THAT IT IS EXEMPT OR IMMUNE FROM EXECUTION, (B) THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR (C) THAT THE VENUE OF THE ACTION, SUIT OR PROCEEDING IS IMPROPER. IN THE EVENT ANY SUCH ACTION, SUIT, PROCEEDING OR LITIGATION IS COMMENCED, PLEDGOR AGREES THAT SERVICE OF PROCESS MAY BE MADE, AND PERSONAL JURISDICTION OVER PLEDGOR OBTAINED, BY SERVICE OF A COPY OF THE SUMMONS, COMPLAINT AND OTHER PLEADINGS REQUIRED TO COMMENCE SUCH LITIGATION UPON PLEDGOR AT THE ADDRESS OF PLEDGOR AND TO THE ATTENTION OF SUCH PERSON AS SET FORTH IN THIS SECTION 17.

(n)    Limitation of Liability. The provisions of Section 19.25 of the Loan Agreement are hereby incorporated by reference into this Agreement to the same extent and with the same force as if fully set forth herein.

(o)    Joint and Several Liability. If Pledgor consists of more than one person or party, the obligations and liabilities of each such person or party hereunder shall be joint and several.

(p)    Acknowledgment and Consent. Pledgor shall cause Issuer to execute and deliver to Secured Party an Acknowledgment and Consent with respect to this Agreement in the form of Exhibit A attached hereto, in connection with the execution and delivery of this Agreement.

[NO FURTHER TEXT ON THIS PAGE]

18

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date set forth above.

PLEDGOR: VB TWELVE, LLC, a Delaware limited liability company

By:
Name: Title:

[SIGNATURE CONTINUE ON FOLLOWING PAGE]

ADMINISTRATIVE AGENT: JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a banking association chartered under the laws of the United States of America, as Administrative Agent

By:
Name: Title:

SCHEDULE 1

To Pledge Agreement

DESCRIPTION OF PLEDGED LIMITED LIABILITY COMPANY INTERESTS

Issuer	Owner	Class of Interest	Percentage of Limited Liability Company Interests
[ ]	Pledgor	Limited Liability Company	100%

Schedule IV – Page

SCHEDULE II

ISSUER

1.	[ ] (“Issuer”).

2

SCHEDULE III

SUBSIDIARY GUARANTOR1

1.	VB WH, LLC; and

2.	[ ]

1 To be updated to reflect any add on subsidiary guarantors added under the loan subsequent to the first add on advance.

EXHIBIT A

[Form of Acknowledgement and Consent]

[            ], a Delaware limited liability company (“Issuer”), hereby acknowledges receipt of a copy of the Pledge Agreement and agrees that Pledgor is bound thereby. Issuer agrees to notify Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5(a) of the Pledge Agreement.

Dated: as of [            ], 20[     ]

[ ], a Delaware limited liability company

By:
Name: Title:

EXHIBIT B

[Form of Instruction to Register Pledge]

[                                       ], 20[     ]

To:	[ ]

In accordance with the requirements of that certain Pledge and Security Agreement, dated as of [          ], 20[ ] (as amended, supplemented or otherwise modified from time to time, the “Pledge Agreement”), between JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association chartered under the laws of the United States of America, having an address at 383 Madison Avenue, New York, New York 10179, in its capacity as administrative agent (together with its successors and assigns, “Administrative Agent”) for the benefit of itself and the other lenders from time to time party to the Loan Agreement (as defined in the Pledge Agreement) (together with their respective successors and assigns, collectively, “Lenders”; and together with Administrative Agent, collectively, “Secured Party”) and VB Twelve, LLC, a Delaware limited liability company (the “Pledgor”) (defined terms used herein as therein defined), you are hereby instructed, notwithstanding your and our understanding that the membership interest described below is a security under the UCC, as a precaution in the event that such interest was nevertheless held not to be a security, to register the pledge of the following interests as follows:

The 100% membership interest of the undersigned in [          ] ([individually and/or collectively, as the context may require,] “Issuer”) as listed on Schedule 1 to the Pledge Agreement including without limitation all of the following property now owned or at any time hereafter acquired by Pledgor or in which Pledgor now has or at any time in the future may acquire any right, title or interest:

(a)    all additional membership interests of, or other equity interests in, the Issuer and options, warrants, and other rights hereafter acquired by Pledgor in respect of such membership interests or other equity interests (whether in connection with any capital increase, recapitalization, reclassification, or reorganization of the Issuer or otherwise) (all such membership interests and other equity interests, including those described on Schedule 1 to the Pledge Agreement, and all such options, warrants and other rights being hereinafter collectively referred to as the “Pledged Interests”);

(b)    all certificates, instruments, or other writings representing or evidencing the Pledged Interests, and all accounts and general intangibles arising out of, or in connection with, the Pledged Interests;

(c)    any and all moneys or property due and to become due to Pledgor nor or in the future in respect of the Pledged Interests, or to which Pledgor may now or in the future be entitled to in its capacity as a member of the Issuer, whether by way of a dividend, distribution, return of capital, or otherwise;

Exhibit B

(d)    all other claims which Pledgor now has or may in the future acquire in its capacity as a shareholder of the Issuer against the Issuer and its property;

(e)    all rights of Pledgor under the [Limited Liability Company Agreement] of Issuer (and all other agreements, if any, to which Pledgor is a party from time to time which relate to its ownership of the Pledged Interests), including, without limitation, all voting and consent rights of Pledgor arising thereunder or otherwise in connection with Pledgor’s ownership of the Pledged Interests; and

(f)    to the extent not otherwise included, all Proceeds of any or all of the foregoing.

You are hereby further authorized and instructed to execute and deliver to Administrative Agent a Confirmation Statement and Instruction Agreement, substantially in the form of Exhibit C to the Pledge Agreement and, to the extent provided more fully therein, to comply with the instructions of Administrative Agent in respect of the Collateral without further consent of, or notice to, the undersigned. Notwithstanding anything in this paragraph, this instruction shall not be construed as expanding the rights of Administrative Agent to give instructions with respect to the Collateral beyond such rights set forth in the Pledge Agreement.

Very truly yours,

Pledgor: VB TWELVE, LLC		Administrative Agent: JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association

By:		By:
	Name: Title:	Name: Title:

B - 2

EXHIBIT C

[Form of Confirmation Statement and Instruction Agreement]

[          ], 20[ ]

To:	[ ]

Pursuant to the requirements of that certain Pledge and Security Agreement, dated as of [          ], 20[ ] (as amended, supplements or otherwise modified from time to time, the “Pledge Agreement”), between JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association chartered under the laws of the United States of America, having an address at 383 Madison Avenue, New York, New York 10179, in its capacity as administrative agent (together with its successors and assigns, “Administrative Agent”) for the benefit of itself and the other lenders from time to time party to the Loan Agreement (as defined in the Pledge Agreement) (together with their respective successors and assigns, collectively, “Lenders”; and together with Administrative Agent, collectively, “Secured Party”) and VB Twelve, LLC, a Delaware limited liability company (the “Pledgor”) (defined terms used herein as therein defined), this Confirmation Statement and Instruction Agreement relates to those membership interests (the “Pledged Interests”), as further described on Schedule 1 to the Pledge Agreement, issued by [          ], a Delaware limited liability company. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Pledge Agreement.

The Pledged Interests are not dealt in or traded on securities exchanges or in securities markets. The Pledged Interests provide that it is a “security” (within the meaning of Sections 8- 102(a)(15) and 8-103 of the Uniform Commercial Code (the “Code”)).

Nevertheless, in the event that the Pledged Interests should be determined not to be “securities” (within the meaning of Sections 8-102(a)(15) and 8-103 of the Code), for purposes of perfecting the security interest of Secured Party therein, [each] [the] Issuer agrees as follows:

On the date hereof, the registered owner of 100% of [          ] is:

VB Twelve, LLC

Taxpayer I.D. Number: 83-1218060

The registered pledgee of the Pledged Interests is:

JPMorgan Chase Bank, National Association, a national banking association chartered under the laws of the United States of America

There are no liens of the Issuer on the Pledged Interests or any adverse claims thereto for which the Issuer has a duty under Section 8-403 of the Code. The Issuer has by book-entry registered the Pledged Interests in the name of the registered pledgee on or before [          ], 20[ ]. No other pledge is currently registered on the books and records of the Issuer with respect to the Pledged Interests.

Until the occurrence of Full Repayment (exclusive of any indemnification or other obligations which are expressly stated in any of the Loan Documents to survive Full Repayment), the Issuer agrees to: (i) comply with the instructions of Administrative Agent, without any further consent from Pledgor or any other Person, in respect of the Pledged Interests; and (ii) disregard any request made by Pledgor or any other person which contravenes the instructions of Administrative Agent with respect to the Pledged Interests. Notwithstanding anything in this paragraph, this Confirmation Statement and Instruction Agreement shall not be construed as expanding the rights of Administrative Agent to give instructions with respect to the Collateral beyond such rights set forth in the Pledge Agreement.

Dated: [          ], 20[ ]

Very truly yours, [ ]

By:
Name: Title:

ACKNOWLEDGED AND AGREED:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

a banking association chartered under the laws of the United States of America, as Administrative Agent

By:

Name:

Title:

\

B - 2

SCHEDULE I

Reserved

Sch. I – P. 1

SCHEDULE II

Guidance Amount

(Intentionally omitted.)

Sch. II – P. 1

SCHEDULE III

Reserved

Sch. III – P. 1

SCHEDULE IV

Allocated Loan Amounts

(Intentionally omitted.)

Sch. IV – P. 1

SCHEDULE V

List of Property Documents

(Intentionally omitted.)

Sch. V – P. 1

SCHEDULE VI

Reserved

Sch. VI – P. 1

SCHEDULE VII

Required Repairs

(Intentionally omitted.)

Sch. VII – P. 1

SCHEDULE VIII

Taxpayer Identification Numbers of Subsidiary Guarantors

(Intentionally omitted.)

Sch. VIII – P. 1

SCHEDULE IX

Reserved

Sch. IX – P. 1

SCHEDULE X

Borrower Operating Account

(Intentionally omitted.)

Sch. X – P. 1

SCHEDULE XI

Reserved

Sch. XI – P. 1

SCHEDULE XII

Purchase Agreements

(Intentionally omitted.)

Sch. XII – P. 1

SCHEDULE XIII

Organizational Chart

(Intentionally omitted.)

Sch. XIII – P. 1

SCHEDULE XIV

Reserved

Sch. XIV – P. 1

SCHEDULE XV

Reserved

Sch. XV – P. 1

SCHDULE XVI

Excluded Lenders

(Intentionally omitted.)

Sch. XVI – P. 1